Exhibit 10.18
FINANCING AGREEMENT
Dated as of March 13, 2009
by and among
IMPERIAL LIFE FINANCING II, LLC,
as Borrower,
THE LENDERS FROM TIME TO TIME PARTY HERETO,
as Lenders,
CTL HOLDINGS II LLC,
as Collateral Agent and Administrative Agent

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SCHEDULE AND EXHIBITS

Schedule 1.01(A)	Lenders and Lenders’ Commitments
Schedule 1.01(B)	Applicable Non-Licensed States
Schedule 1.01(C)	Applicable Licensed States
Schedule 1.01(D)	Loan Schedule
Schedule 5.02(e)	Delivery of Documents
Schedule 6.01(e)	Capitalization
Schedule 6.01(q)	Insurance
Schedule 6.01(t)	Bank Accounts
Schedule 6.01(u)	Intellectual Property
Schedule 6.01(v)	Material Contracts
Schedule 6.01(aa)	Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN
Schedule 6.01(bb)	Collateral Locations
Schedule 8.01	Cash Management Bank and Collection Account

Exhibit A	Form of Security Agreement
Exhibit B	Form of Notice of Borrowing
Exhibit C	Form of Assignment and Acceptance
Exhibit D	Form of Individual Guaranty
Exhibit E	Form of Guarantor Security Agreement
Exhibit F	Loan Document Package
Exhibit G	Form of Borrowing Base Certificate
Exhibit H	Form of Local Counsel Opinion
Exhibit I	Form of Insurance Premium Loan Sale and Assignment Agreement
Exhibit J	Form of Master Participation Agreement

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FINANCING AGREEMENT
     Financing Agreement, dated as of March 13, 2009 by and among Imperial Life Financing II, LLC, a Georgia limited liability company (the “Borrower”), the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”), CTL Holdings II LLC, a Georgia limited liability company (“CTL”), as collateral agent for the Lenders (in such capacity, the “Collateral Agent”), and CTL Holdings II, LLC, a Georgia limited liability company, as administrative agent for the Lenders (in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).
RECITALS
     The Borrower has asked the Lenders to extend credit to the Borrower consisting of a multi-draw term loan in the aggregate principal amount not to exceed $15,000,000. The proceeds of the term loan shall be used to purchase participations in Eligible Insurance Premium Loans (as defined herein) pursuant to the Master Participation Agreement (as defined herein), purchase Eligible Insurance Premium Loans pursuant to each Insurance Premium Loan Sale and Assignment Agreement (as defined herein) and to pay fees and expenses related to this Agreement. The Lenders are severally, and not jointly, willing to extend such credit to the Borrower subject to the terms and conditions hereinafter set forth.
     In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS; CERTAIN TERMS
          Section 1.01 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:
          “Action” has the meaning specified therefor in Section 12.12.
          “Additional Amount” has the meaning specified therefor in Section 2.08(a).
          “Administrative Agent” has the meaning specified therefor in the preamble hereto.
          “Administrative Agent’s Account” means an account at a bank designated by the Administrative Agent from time to time as the account into which the Borrower shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents.
          “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the Equity Interests having ordinary voting power for the election of members of the Board of Directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an “Affiliate” of any Credit Party.
          “Agent” has the meaning specified therefor in the preamble hereto.
          “Agreement” means this Financing Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.
          “Aggregate Interest Amount” means the maximum amount of interest payable with respect to a Covered Loan in accordance with the Collateral Value Policy.
          “Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced).
          “Applicable Licensed State” means each State within the United States wherein the Originator is duly licensed and authorized by all applicable law to originate life insurance premium finance loans and otherwise conduct the business and activities related thereto and as contemplated by the Loan Documents and the Transaction Documents, as evidenced by a Local Counsel Opinion delivered to the Collateral Agent. Each Applicable Licensed State on the Effective Date is listed on Schedule 1.01(C) attached hereto.
          “Applicable Non-Licensed State” means each State within the United States wherein the Originator is not required to be duly licensed and authorized by all applicable law to originate life insurance premium finance loans and otherwise conduct the business and activities related thereto and as contemplated by the Loan Documents and the Transaction Documents, as evidenced by a Local Counsel Opinion delivered to the Collateral Agent. Each Applicable Non-Licensed State on the Effective Date is listed on Schedule 1.01(B) attached hereto.
          “Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Lender and an assignee in accordance with Section 12.07 hereof and substantially in the form of Exhibit C hereto.
          “Authorized Officer” means, with respect to any Person, the chief executive officer, chief financial officer, or president of such Person.
          “Back-Up Servicer” means an institutional servicer or financial institution acceptable to the Agents.
          “Back-Up Servicing Agreement” means the Back-Up Servicing Agreement, by and among the Back-Up Servicer and the Borrower, in form and substance satisfactory to the Agents, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

          “Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101, et seq.), as amended, and any successor statute.
          “Blocked Person” has the meaning assigned to such term in Section 6.01(dd).
          “Board” means the Board of Governors of the Federal Reserve System of the United States.
          “Board of Directors” means, (i) with respect to any corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (iii) with respect to a partnership, the board of directors of the general partner of the partnership, (iii) with respect to a limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member thereof, and (iv) with respect to any other Person, the board or committee of such Person serving a similar function.
          “Borrower” has the meaning specified therefor in the preamble hereto.
          “Borrowing Base” means, at any time of determination, an amount equal to one hundred percent (100%) of the present value of the aggregate of: (i) the aggregate outstanding principal balance of all Eligible Insurance Premium Loans financed hereunder at such time, plus (ii) the sum of all financed Origination Fees with respect to such Insurance Premium Loans, plus (iii) the aggregate of the Collateral Value Policy and Contingent Collateral Value Policy premium reimbursement amounts payable, directly or indirectly, by the Premium Finance Borrowers to the Originator or the Borrower in respect of such Insurance Premium Loans, to the extent financed hereunder, plus (iv) the amount of interest that is reasonably expected to be due on the scheduled maturity dates of the Eligible Insurance Premium Loans financed hereunder at such time; provided that, the Borrowing Base shall not at anytime exceed 100% of the present value of the sum of (A) the aggregate of the Covered Loan Amount of all Eligible Insurance Premium Loans owned (actually, beneficially or through a participation) by the Borrower and pledged as Collateral for the Loans hereunder and the Loan Documents and in which the Collateral Agent has for the benefit of the Agents and the Lenders a perfected first priority lien and (B) the Aggregate Interest Amount of each Insurance Premium Loan at the maturity date of each such Insurance Premium Loan. For purposes of determining present value, a discount rate of twenty-two and 25/1000 percent (22.025%) shall be used and the amounts shall be present valued back to (i) in the case of the Eligible Insurance Premium Loans to be financed by Loans hereunder on such date, January 30, 2009 and (ii) in all other cases, the date of the determination.
          “Borrowing Base Certificate” means a certificate signed by an Authorized Officer of the Borrower and setting forth the calculation of the Borrowing Base in compliance with Section 7.01(a)(vi), substantially in the form of Exhibit G.
          “Borrowing Base Deficit” means, at any time of determination, the extent to which (a) the aggregate outstanding principal balance of all Loans hereunder at such time (including the PIK Interest Amount), exceeds (b) an amount equal to the sum of the Borrowing Base, plus amounts then on deposit in the Collection Account and available for application to the payment of principal in respect of the Loans outstanding at such time.

          “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.
          “Capital Expenditures” means, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in “property, plant and equipment” or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period, and (ii) to the extent not covered by clause (i) above, the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the Equity Interests of, any other Person.
          “Capitalized Lease” means, with respect to any Person, any lease of real or personal property by such Person as lessee which is (i) required under GAAP to be capitalized on the balance sheet of such Person or (ii) a transaction of a type commonly known as a “synthetic lease” (i.e. a lease transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes).
          “Capitalized Lease Obligations” means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.
          “Cash Management Agreement” means a deposit account control agreement, in form and substance reasonably satisfactory to the Agents, each of which is among the Collateral Agent and the Cash Management Bank.
          “Cash Management Bank” has the meaning specified therefor in Section 8.01(a).
          “Change in Law” has the meaning specified therefor in Section 4.04(a).
          “Change of Control” means each occurrence of any of the following:
               (a) Imperial or Affiliates of Imperial cease beneficially and of record to own, directly or indirectly, 100% of the aggregate outstanding voting power of the Equity Interests of the Originator and Borrower free and clear of any Lien;
               (b) any sale, exchange, lease or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Borrower or the Originator;
               (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of at least a majority the directors of the Borrower then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower;

               (d) (i) any of the Borrower or the Originator consolidates or amalgamates with or merges into another entity, or (ii) any entity consolidates or amalgamates with or merges into any of the Borrower or the Originator in a transaction pursuant to which the outstanding voting Equity Interests of such Person is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction described in this clause (ii) in which either (A) in the case of any such transaction involving the Originator, no person or group (within the meaning of Section 13(d)(3) of the Exchange Act) other than the Person holding a majority of the aggregate outstanding voting Equity Interests of the Originator prior to such transaction has, directly or indirectly, acquired beneficial ownership of more than a majority of the aggregate outstanding voting Equity Interests of such Person or (B) in the case of any such transaction involving the Borrower, Imperial has, or Affiliates of Imperial have, beneficial ownership of 100% of the aggregate voting power of all Equity Interests of the resulting, surviving or transferee entity; or
               (e) either Jonathan Neuman or Antony Mitchell shall cease to be involved in the day to day operations and management of the business of the Originator and/or the Borrower, and a successor reasonably acceptable to the Collateral Agent and the Lenders is not appointed on terms reasonably acceptable to the Collateral Agent and the Lenders within 30 days of such cessation of involvement.
          “Collateral” means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.
          “Collateral Agent” has the meaning specified therefor in the preamble hereto.
          “Collateral Agent Advances” has the meaning specified therefor in Section 10.08(a).
          “Collateral Agency Agreement” means the Collateral Agency Agreement, dated as of the date hereof, among the Originator, the Borrower, the Insurance Collateral Agent and the Collateral Agent, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.
          “Collateral Value Insurer” means (i) Lexington Insurance Company and (ii) any other insurance company organized and licensed in the United States or any State, whose claims paying ability is rated at least A- by Standard & Poor’s and at least A- by Fitch, Inc. and that is acceptable to the Agents and the Required Lenders.
          “Collateral Value Policy” means that certain Lender Protection Insurance Policy 7113486, dated March 13, 2009, issued by the Collateral Value Insurer with respect to the Insurance Premium Loans, in form and substance satisfactory to the Agents, as the same may be amended or supplemented, from time to time in accordance with the terms thereof and this Agreement, and all Coverage Certificates and other documents executed in connection therewith and related thereto.
          “Collection Account” means that certain bank account, referred to as the “Imperial Life Financing II, LLC Collection Account” and pledged pursuant to the Security Agreement,

maintained at the Cash Management Bank, for the purpose of receiving Collections and which is subject to a Cash Management Agreement, or with respect to which a security interest has otherwise been created and perfected in a manner acceptable to the Collateral Agent.
          “Collections” means, with respect to any Insurance Premium Loan, all funds (a) that are received by the Servicer, the Originator, the Borrower and the Insurance Collateral Agent or any other Person on their behalf, from or on behalf of the related Premium Finance Borrowers in payment or repayment of any amounts owed to the Borrower (including, without limitation, principal, finance charges, interest, prepayment fees, termination fees, prepayments by any Premium Finance Borrower and all other amounts and charges) in respect of such Insurance Premium Loan or the related Life Insurance Policy, (b) applied to such amounts owed by such Premium Finance Borrowers (including, without limitation, as a result of the sale or other disposition of, or receipt of death benefits in connection with, the related Life Insurance Policy securing such Insurance Premium Loan or other collateral or property of the Premium Finance Borrower or any other party directly or indirectly liable for payment of such Insurance Premium Loan and available to be applied thereon), (c) that are received by Servicer, the Originator, the Borrower, the Insurance Collateral Agent, any of their Affiliates or any other Person on their behalf, from or on behalf of the related Premium Finance Borrowers in payment of amounts refunded by the Insurance Provider in respect of premiums, (d) received by the Borrower from the Collateral Value Insurer under the Collateral Value Policy or from the Contingent Collateral Value Insurer under the Contingent Collateral Value Policy, and (e) any and all other collections or proceeds received on or in respect of the sale, disposition, repayment, prepayment, or otherwise in connection with any such Insurance Premium Loan and/or the related Life Insurance Policy (including, without limitation, all principal or interest payments, sale or purchase price payments, and all broker, agent and other fees received by or payable to the Servicer, the Originator, the Borrower, the Insurance Collateral Agent or any of their Affiliates, in connection with such sale, disposition or otherwise, together with all amounts, if any, payable in respect thereof and maintained in or distributed from any escrow or similar account).
          “Commitment Increase” has the meaning specified therefor in Section 2.09.
          “Commitments” means, with respect to each Lender, such Lender’s Term Loan Commitment.
          “Contingent Collateral Value Insurer” means (i) National Fire & Marine Insurance Company and (ii) any other insurance company organized and licensed in the United States or any State, whose claims paying ability is rated at least AA+ by Standard & Poor’s and at least AA+ by Fitch, Inc. and that is acceptable to the Agents and the Required Lenders.
          “Contingent Collateral Value Policy” means that certain Contingent Lender Protection Insurance Policy No. 92 SRD 102507, dated March 13, 2009, issued by the Contingent Collateral Value Insurer with respect to the Insurance Premium Loans, in form and substance satisfactory to the Agents, as the same may be amended or supplemented, from time to time in accordance with the terms thereof and this Agreement.

          “Contingent Obligation” means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.
          “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
          “Coverage Certificate” means, with respect to any Covered Loan, the certificate issued by the Collateral Value Insurer with respect thereto certifying coverage for such Covered Loan under the terms of the Collateral Value Policy.
          “Covered Loan” means each Insurance Premium Loan which is specified by the Collateral Value Insurer as being covered under the Collateral Value Policy as evidenced by a Coverage Certificate.
          “Credit Event” has the meaning assigned thereto in the Collateral Value Policy.
          “Credit Party” means the Borrower, any Individual Guarantor and the Equity Guarantor.
          “Covered Loan Amount” means with respect to each Covered Loan, the amount set forth as such on the related Coverage Certificate; provided that the Covered Loan Amount for any Covered Loan shall not include any portion of the proceeds of the related Insurance Premium Loan used to pay the insurance premium on the related Life Insurance Policy for any period after the sixtieth (60th) day after the related Insurance Premium Loan Maturity Date.

          “Covered Portion of an Insurance Premium Loan” means that portion of an Eligible Insurance Premium Loan that is a Covered Loan under the Collateral Value Policy.
          “Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
          “Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person.
          “Dollar,” “Dollars” and the symbol “$” each means lawful money of the United States of America.
          “Effective Date” means the date, on or before March 31, 2009, on which all of the conditions precedent set forth in Section 5.01 are satisfied or waived or the initial Loans are made.
          “Eligible Insurance Premium Loan” means an Insurance Premium Loan:
               (a) that (i) accrues interest at a per annum rate of not less than 11%, (ii) that has an Origination Fee of (x) not less than 0% and (y) not greater than 10% (in either case, multiplied by the maximum principal balance of the Insurance Premium Finance Loan), (iii) permits the pass-through, directly or indirectly, of the premiums payable to the Collateral Value Insurer and the Contingent Collateral Value Insurer in respect of such Insurance Premium Loan (for avoidance of doubt, an indirect pass-through which includes adding the premiums to the amount of the Origination Fee is permissible) and (iv) if repaid or prepaid prior to the applicable maturity thereof and not as a result of the death of the Underlying Life, requires, to the extent permitted by applicable law, the payment of a yield maintenance fee designed to capture the yield spread between the interest rate payable under the Insurance Premium Finance Loan (absent repayment or prepayment) and the interest rate receivable on U.S. government obligations having maturities closely matching the original maturity date of the related Insurance Premium Finance Loan; provided, that such yield maintenance fee does not result in the Premium Finance Borrower paying more than it would have paid in full satisfaction of such Insurance Premium Loan at the original maturity date of such Insurance Premium Finance Loan;
               (b) for which the Underlying Life is a United States resident or has a United States social security number and is not an Affiliate or employee of the Originator, the Borrower or any of their Affiliates;
               (c) the assignment of which (or any interest therein) to the Borrower or the Lenders does not contravene or conflict with any law, rule or regulation or any contractual or other restriction, limitation or encumbrance, and the sale or assignment of which to the Borrower or the Lenders does not require the consent of the Premium Finance Borrower thereof;
               (d) that is denominated and payable only in Dollars;

               (e) that is in full force and effect and constitutes the legal, valid and binding obligation of the Premium Finance Borrower of such Insurance Premium Loan enforceable against such Premium Finance Borrower in accordance with its terms and is not subject to any dispute, offset, counterclaim or defense whatsoever;
               (f) that does not, and the origination thereof did not, contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which, no party thereto is in violation of any such law, rule or regulation if such violation would impair the collectability of such Insurance Premium Loan or any related security (including the applicable Life Insurance Policy);
               (g) as to which the Insurance Collateral Agent’s and/or the Collateral Agent’s (in each case, for the benefit of the Agents and the Lenders) first priority security interest in such Insurance Premium Loan and all the Originator’s and the Borrower’s rights in the related security, has been perfected under the applicable UCC and other applicable laws;
               (h) as to which, the Insurance Collateral Agent shall be in possession of the original of such Insurance Premium Loan and all other items in the Loan Documentation Package with respect thereto;
               (i) for which the principal balance thereof plus anticipated finance charges through maturity, including origination fees discounted at 22.025% from January 30, 2009 to the scheduled maturity date, totals at least $50,000, but is not in excess of $1,000,000;
               (j) that has a term to maturity of no greater than 48 calendar months from the date of origination thereof; provided, however, that no Insurance Premium Loan or portion thereof financed or to be financed hereunder shall have a maturity date later than the earlier of (i) 26 months from the date such Insurance Premium Loan first becomes an Eligible Insurance Premium Loan and (ii) the Final Maturity Date; provided that no Insurance Premium Loan or portion thereof shall be an Eligible Insurance Premium Loan for purposes hereof unless it is a Covered Loan or a Covered Portion of an Insurance Premium Loan, as the case may be, at all times until its maturity date;
               (k) as to which the issuing insurance company of the related Life Insurance Policy is organized in the United States or any State and licensed by the United States or any State and whose claims paying ability is rated at least A+ by Standard & Poor’s, at least A3 by Moody’s, at least A by AM Best or at least A+ by Fitch; provided, that such issuing insurance company’s claims paying ability must satisfy the applicable ratings set forth in this clause (k) of at least two of the rating agencies set forth herein;
               (l) as to which the Maturity Principal Balance of all Insurance Premium Loans secured by Life Insurance Policies issued by any single issuing insurance company does not exceed 20% of the Maturity Principal Balance of all Eligible Insurance Premium Loans; provided, that such percentage shall be increased to 30% of the Maturity Principal Balance of all Eligible Insurance Premium Loans if such issuing insurance company’s claims paying ability is rated at least one level higher than the applicable ratings set forth in clause (k) above by at least two of the rating agencies set forth therein; provided further, that this clause (l) shall be inapplicable until the principal amount of Loans outstanding under the Financing Agreement equals or exceeds $5,000,000;
               (m) as to which all documents within the related Loan Document Package are, by their terms, governed by the laws of one or more Applicable Licensed States or Applicable Non-Licensed States and the related Premium Finance Borrower and irrevocable life insurance trust are, in each case, duly organized and existing under the laws of one or more Applicable Licensed States or Applicable Non-Licensed States;
               (n) which is evidenced by a Note and Security Agreement, collateral assignment and other documents in the related Loan Document Package substantially in the form of Exhibit F, or in such other form consented to in writing by the Agents;
               (o) for which the related Premium Finance Borrower (or if the borrower is a trust, then the grantor, settlor, or beneficiary thereof), or the life covered by the insurance, or the spouse or beneficiary of such life, must be (i) a Code Section 501(c)(3) corporation or similar business trust or partnership with assets in excess of $5 million and that is organized in an Applicable Licensed State or Applicable Non-Licensed State, (ii) a natural person or spouses whose net worth exceeds $1,000,000, or (iii) (a) a natural person whose net income exceeded $200,000 in the last two years or (b) spouses with joint income exceeding $300,000 in the last two years, in either case, with a reasonable expectation of reaching that level in the current year;
               (p) as to which the aggregate face amounts of Life Insurance Policies securing such loan shall be denominated and payable in Dollars and not be less than $500,000 and shall not exceed $50 million;
               (q) for which the Insurance Collateral Agent shall have received either (1) a collateral assignment of the related Life Insurance Policy (which assignment shall be made as contemplated by the Loan Document Package and shall be free and clear of all adverse claims) or (2) a pledge of the beneficial interests in the Premium Finance Borrower, and the related Premium Finance Borrower and/or Insurance Provider shall have been instructed, and shall have agreed, to make payments with respect thereto to the Collection Account;
               (r) as to which the applicable insured, on the date of the issuance of the Life Insurance Policy with respect to such Insurance Premium Loan, has a minimum net worth of at least $1,000,000 and must be at least 60 years old on the maturity date of the related Insurance Premium Loan;
               (s) as to which the related Life Insurance Policy with respect to such Insurance Premium Loan is any form or blend of coverage, provided that a term policy has a term conversion privilege;
               (t) as to which pursuant to the express terms of the related contract for life insurance there is at least a 30-day grace period from the date any premiums are due and the date such Life Insurance Policy (and right to the related death benefit) expires, during which such Life Insurance Policy will remain in full force and effect;

               (u) that is, and at all times continues to be, a Covered Loan or the Covered Portion of an Insurance Premium Loan under the Collateral Value Policy and the Contingent Collateral Value Policy, the Coverage Certificate with respect to the Collateral Value Policy has been delivered to the Collateral Agent and the applicable Free Look Period (as defined in the Collateral Value Policy) has expired;
               (v) as to which the owner of the related Life Insurance Policy with respect to such Insurance Premium Loan and the related Borrower had an insurable interest in the life of the applicable insured at the time such Life Insurance Policy was issued and delivered by the issuing insurance company and became effective and on the date such Insurance Premium Loan was made;
               (w) for which that the Borrower, the Originator or any of their Affiliates have not previously (i) provided an insurance premium loan or similar product to the Premium Finance Borrower or (ii) financed a Life Insurance Policy on the same Underlying Life, except pursuant to a series of related transactions on the same Underlying Life, but excluding any Insurance Premium Loan that refinances another Insurance Premium Loan; provided, that an Insurance Premium Loan that refinances another Insurance Premium Loan to the Premium Finance Borrower shall be permitted under this clause (w) so long as (A) such Insurance Premium Loan being refinanced was never a Covered Loan and (B) the Insurance Premium Loan Maturity Date of such new Insurance Premium Loan is not later than the minimum maturity date required by the Collateral Value Insurer for such Insurance Premium Loan to qualify as a Covered Loan;
               (x) that has been made to the Insurance Premium Borrower prior to the date of the applicable Tranche of Term Loan to be made under this Agreement, the proceeds of which will be used to purchase by participation or assignment such Insurance Premium Loan;
               (y) for which the related Premium Finance Borrower must be a trust that has an institutional trustee or financial institution acceptable to the Agents as trustee or co-trustee under the related Trust Agreement and such Trust Agreement has not been amended, supplemented or otherwise modified after the making of the related Insurance Premium Loan without the consent of the Agents;
               (z) financed hereunder the payment obligations with respect to which, for any reason, have been not disputed or are otherwise enforceable and for which insurance coverage is provided by the Collateral Value Insurer and the Contingent Collateral Value Insurer;
               (aa) for which the premium with respect to the related Life Insurance Policy shall have either (i) been paid to the applicable Insurance Provider or (ii) placed into escrow under the Trust Agreement pursuant to escrow arrangements satisfactory to the Agents, in each case, in an amount sufficient to result in such Life Insurance Policy remaining continuously in effect through the sixtieth (60th) day after the Insurance Premium Loan Maturity Date; provided, however, that this condition shall be deemed to be satisfied if the aggregate amount of premium paid to the applicable Insurance Provider with respect to the related Life

Insurance Policy prior to the lapse of such Life Insurance Policy equals the “Total Life Insurance Premium” set forth in the applicable Coverage Certificate;
               (bb) that satisfies all terms and conditions set forth in the Master Participation Agreement and/or an Insurance Premium Loan Sale and Assignment Agreement; and
               (cc) for which the Agents shall have received a duly executed certificate from the related Premium Finance Borrower certifying that such Premium Finance Borrower has (i) no knowledge of the commission of a Prohibited Act (as defined in the Collateral Value Policy) in connection with such Insurance Premium Loan and (ii) not participated in any Prohibited Act in connection with such Insurance Premium Loan.
          “Eligibility Certification” means the written certification of the Originator and the Borrower stating that a specific Insurance Premium Loan satisfies the elements of the definition of “Eligible Insurance Premium Loan” set forth herein.
          “Employee Plan” means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or that was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of the Borrower.
          “Equity Guarantor” means Imperial Premium Finance, LLC, a Florida limited liability company, which owns 100% of the Equity Interests of the Borrower.
          “Equity Interest” means (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (b) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.
          “Equity Issuance” means either (a) the sale or issuance by the Borrower of any shares of its Equity Interests or (b) the receipt by the Borrower of any cash capital contributions.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.
          “Escrow Agreement” means an Escrow Agreement, by and among a financial institution reasonably acceptable to the Agents, a Premium Finance Borrower and the Originator, in form and substance satisfactory to the Agents, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with this Agreement.
          “Event of Default” means any of the events set forth in Section 9.01.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Executive Order No. 13224” means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
          “Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
          “Final Maturity Date” means the earliest of (i) September 30, 2011, (ii) the date on which all Loans shall become due and payable in accordance with the terms of this Agreement, and (iii) the payment in full of all Obligations and the termination of all Commitments.
          “Financial Statements” means (i) the audited consolidated balance sheet of Imperial and its Subsidiaries for the Fiscal Year ended December 31, 2007, and the related consolidated statement of operations, shareholders’ equity and cash flows for the Fiscal Year then ended, (ii) the unaudited consolidated balance sheet of Imperial and its Subsidiaries for the Fiscal Year ended December 31, 2008, and the related consolidated statement of operations, shareholders’ equity and cash flows for the Fiscal Year then ended, and (iii) the unaudited consolidated balance sheet of the Imperial and its Subsidiaries for the one month ended January 31, 2009, and the related consolidated statement of operations, shareholder’s equity and cash flows for the month then ended.
          “Fiscal Year” means the fiscal year of the Borrower ending on December 31st of each year.
          “GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis.
          “Governing Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U. S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture agreement, declaration or other applicable agreement or documentation evidencing or otherwise relating to its formation or organization; and (d) with respect to any of the entities described above, any other agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.
          “Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
          “Guarantor Security Agreement” means a pledge and security agreement made by the Equity Guarantor in favor of the Collateral Agent for the benefit of the Agents and the Lenders, substantially in the form of Exhibit E.
          “Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.
          “Highest Lawful Rate” means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.
          “Holdout Lender” has the meaning specified therefor in Section 12.02(b).
          “Imperial” means Imperial Holdings, LLC, a Florida limited liability company.
          “Increase Effective Date” has the meaning specified therefor in Section 2.09.
          “Indebtedness” means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person’s business and not outstanding for more than 90 days after the date such payable was created); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iv) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all obligations and liabilities, calculated on a basis satisfactory to the Collateral Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (viii) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (ix) all Contingent Obligations; and (x) all obligations referred to in clauses (i) through (ix) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.
          “Indemnified Matters” has the meaning specified therefor in Section 12.15.
          “Indemnitees” has the meaning specified therefor in Section 12.15.
          “Independent Manager” has the meaning specified therefor in Section 7.02(x).
          “Initial Servicer” means Portfolio Financial Servicing Company, a Delaware corporation.
          “Initial Servicing Agreement” means the Servicing Agreement, dated as of the date hereof, by and among the Initial Servicer and the Borrower, in form and substance satisfactory to the Agents, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with this Agreement.
          “Individual Guarantor” means each of Jonathan Neuman and Antony Mitchell.
          “Individual Guaranty” means each guaranty, substantially in the form of Exhibit D, made by an Individual Guarantor in favor of the Collateral Agent for the benefit of the Agents and the Lenders.
          “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.
          “Insurance Collateral Agent” means Portfolio Financial Servicing Company, a Delaware corporation, in its capacity as collateral agent under the Collateral Agency Agreement, together with its successors and permitted assigns in such capacity.
          “Insurance Premium Loan Sale and Assignment Agreement” means each sale and assignment agreement, dated as of the date of a drawing of the Term Loan, by and among the Originator and the Borrower, in form and substance satisfactory to the Agents, pursuant to which the Borrower purchases Eligible Insurance Premium Loans originated by the Originator in the Applicable Non-Licensed States, substantially in the form of Exhibit I.
          “Insurance Premium Loan” means each loan made by the Originator in connection with the transactions contemplated by the Transaction Documents, evidenced by a Note and Security Agreement and the other documents in the Loan Document Package (or other documentation in form and substance satisfactory to the Agent) and secured by one or more Life Insurance Policies or all of the beneficial interests in an entity which owns the Life Insurance Policies.

          “Insurance Premium Loan Maturity Date” means, with respect to an Insurance Premium Loan, the date specified in the related Note and Security Agreement as the date on which all outstanding interest and principal thereon is due and payable from the Premium Finance Borrower to the Originator and/or the Borrower (or its assigns).
          “Insurance Provider” means, with respect to a Life Insurance Policy, the insurance company providing such policy.
          “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.
          “Lease” means any lease of real property to which the Borrower is a party as lessor or lessee.
          “Lender” has the meaning specified therefor in the preamble hereto.
          “Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.
          “Life Insurance Policy” means with respect to any Insurance Premium Loan, the life insurance policy or policies financed by the related Premium Finance Borrower under the related Note and Security Agreement.
          “Loan” means the Term Loans made by an Agent or a Lender to the Borrower pursuant to Article II hereof.
          “Loan Account” means an account maintained hereunder by the Administrative Agent on its books of account at the Payment Office, and with respect to the Borrower, in which the Borrower will be charged with all Loans made to, and all other Obligations incurred by, the Borrower.
          “Loan Document” means this Agreement, any Individual Guaranty, any Guarantor Security Agreement, any Security Agreement, any UCC Filing Authorization Letter, the Collateral Agency Agreement, the Collateral Value Policy, the Contingent Collateral Value Policy, any Cash Management Agreement, any Servicing Agreement, any Coverage Certificate and any other agreement, instrument, and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan or any other Obligation.
          “Loan Documentation Package” means with respect to each Insurance Premium Loan, each document, in form and substance substantially similar to the forms attached hereto as Exhibit F, or otherwise acceptable to the Agents.
          “Loan Management Fee” has the meaning specified therefor in Section 2.06.

          “Loan Schedule” means the schedule, maintained by the Servicer and attached hereto as Schedule 1.01(D) (as such schedule will be updated from time to time as new Insurance Premium Loans are financed by the Borrower in accordance with the Loan Documents), of Insurance Premium Loans as to which participations and/or assignments are purchased by the Borrower from time to time and pledged to the Collateral Agent for the benefit of the Agents and the Lenders; provided that the entry of each Insurance Premium Loan on Schedule 1.01(D) shall, among other things, identify all Insurance Premium Loans by the name of the Premium Finance Borrower thereof, and as to each Insurance Premium Loan, set forth the amount financed, the related loan number, the applicable interest rate and the applicable Insurance Premium Maturity Date.
          “Local Counsel Opinion” means a legal opinion or memorandum from outside local counsel to the Originator or any Affiliate of the Originator qualified to practice in each jurisdiction in which the Originator intends to make Eligible Insurance Premium Loans addressed to the Originator or such Affiliate and dated, with the respect to a Local Counsel Opinion related to the first Eligible Insurance Premium Loan to be issued in a particular jurisdiction, no earlier than sixty days prior to the date on which the Originator first makes an Eligible Insurance Premium Loan, and which shall be updated not less than once each year, addressing each of the questions set forth on Exhibit H hereto pursuant to the laws, rules and regulations of such jurisdiction as in effect as of the date of such Local Counsel Opinion.
          “Master Participation Agreement” means the Master Participation Agreement, dated as of the date hereof, by and among the Originator and the Borrower, pursuant to which the Borrower purchases participations in the Eligible Insurance Premium Loans originated in the Applicable Licensed States as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with this Agreement, substantially in the form of Exhibit J.
          “Material Adverse Effect” means a material adverse effect on any of (i) the operations, business, assets, properties, condition (financial or otherwise) or prospects of the Servicer, the Originator or the Borrower, (ii) the ability of the Originator or the Borrower to perform any of its obligations under any Loan Document or any Transaction Document to which it is a party, (iii) the legality, validity or enforceability of this Agreement, any other Loan Document or any Transaction Document (excluding any Transaction Documents evidencing Insurance Premium Loans not exceeding more than 2% of the aggregate Maturity Principal Balance of all Eligible Insurance Premium Loans of the Borrower), (iv) the rights and remedies of any Agent or any Lender under any Loan Document or any Transaction Document of which the Originator or the Borrower or any of their Affiliates is a party (excluding any Transaction Documents evidencing Insurance Premium Loans not exceeding more than 2% of the aggregate Maturity Principal Balance of all Eligible Insurance Premium Loans of the Borrower), (v) the validity, perfection or priority of (A) a Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on any of the Collateral or (B) the Borrower’s ownership interest in the Insurance Premium Loans or (vi) the validity, enforceability or collectability of the Insurance Premium Loans and related Collateral (including the applicable Life Insurance Policies) (excluding any Transaction Documents evidencing Insurance Premium Loans not exceeding more than 2% of the aggregate Maturity Principal Balance of all Eligible Insurance Premium Loans of the Borrower).

          “Material Contract” means, with respect to any Person, (a) the Transaction Documents and (b) all other contracts or agreements material to the business, operations, condition (financial or otherwise), performance, prospects or properties of such Person or such Subsidiary.
          “Maturity Principal Balance” means with respect to any Insurance Premium Loan, at any time of determination, the projected final principal balance of such Insurance Premium Loan on the related maturity date therefore, plus all accrued interest and fees thereon.
          “Maximum Tranche Amount” means, with respect to each Tranche of the Term Loan in connection with an Insurance Premium Loan on any date of delivery of a Notice of Borrowing, an amount not to exceed an amount equal to one hundred percent (100%) of present value of the sum of: (i) the outstanding principal balance of the Insurance Premium Loan to be financed hereunder by such requested Term Loan, plus (ii) the Origination Fee with respect to such Insurance Premium Loan, plus (iii) the Collateral Value Policy and the Contingent Collateral Value Policy premium reimbursement amounts payable, directly or indirectly, by the Premium Finance Borrower to the Originator in respect of such Insurance Premium Loan, to the extent financed by such requested Term Loan, plus (iv) the amount of interest that is reasonably expected to be due on the scheduled maturity date of the Insurance Premium Loan to be financed hereunder by such requested Term Loan; provided, however, that the Maximum Tranche Amount with respect to any Insurance Premium Loan shall at no time exceed one hundred percent (100%) of the present value of the sum of (A) Covered Loan Amount with respect to the Insurance Premium Loan to be financed hereunder by such Term Loan and (B) the Aggregate Interest Amount at the maturity of such Insurance Premium Loan. For purposes of determining present value, a discount rate of twenty-two and 25/1000 percent (22.025%) shall be used and the amounts shall be present valued back to January 30, 2009.
          “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
          “Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower has contributed to, or has been obligated to contribute, at any time during the preceding six (6) years.
          “New Lending Office” has the meaning specified therefor in Section 2.08(d).
          “Non-U. S. Lender” has the meaning specified therefor in Section 2.08(d).
          “Notice of Borrowing” has the meaning specified therefor in Section 2.02(a).
          “Note and Security Agreement” means, with respect to each Insurance Premium Loan, a note and security agreement or similar agreement (however defined) between the Originator and the Premium Finance Borrower evidencing the indebtedness of the Premium Finance Borrower to the Originator.
          “Obligations” means all present and future indebtedness, obligations, and liabilities of the Borrower to the Agents and the Lenders arising under or in connection with this Agreement or any other Loan Document, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.01. Without limiting the generality of the foregoing, the Obligations of the Borrower under the Loan Documents include (a) the obligation (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal, interest (including the PIK Interest Amount), charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person.
          “Origination Fees” means those amounts payable by the Premium Finance Borrower to the Originator (and netted out of the related Insurance Premium Loan) in respect of origination, upfront or similar fees.
          “Originator” means Imperial Premium Finance, LLC, a Florida limited liability company, as an originator and seller under the Master Participation Agreement and/or the Insurance Premium Loan Sale and Assignment Agreements.
          “Other Taxes” has the meaning specified therefor in Section 2.08(b).
          “Participant Register” has the meaning specified therefor in Section 12.07(g).
          “Payment Office” means the Administrative Agent’s office located at 6615 West Boynton Beach Blvd, #394, Boynton Beach, FL 33437, or at such other office or offices of the Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the Collateral Agent and the Borrower.
          “Permitted Indebtedness” means:
          (a) any Indebtedness owing to any Agent or any Lender under this Agreement and the other Loan Documents; and
          (b) Subordinated Indebtedness.
          “Permitted Investments” means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (ii) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody’s or A-1 by Standard & Poor’s; (iii) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof, (v) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; and

(vi) marketable tax exempt securities rated A or higher by Moody’s or A+ or higher by Standard & Poor’s, in each case, maturing within six months from the date of acquisition thereof.
          “Permitted Liens” means:
          (a) Liens securing the Obligations; and
          (b) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 7.01(c).
          “Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.
          “PIK Interest Amount” means, as of any date of determination, the amount of all interest accrued with respect to the Loan that has been paid in kind by being added to the balance thereof in accordance with Section 2.04(a).
          “Plan” means any Employee Plan or Multiemployer Plan.
          “Premium Finance Borrower” means an insurance trust, with either an institutional trustee or financial institution acceptable to the Agents, as a trustee or co-trustee, obligated to make payments with respect to an Insurance Premium Loan.
          “Pro Rata Share” means:
          (a) with respect to a Lender’s obligation to make the Term Loan, the percentage obtained by dividing (i) the sum of such Lender’s Term Loan Commitment, by (ii) the sum of the Total Term Loan Commitment,
          (b) with respect to a Lender’s right to receive payments of interest, fees, and principal with respect to the Term Loans, the percentage obtained by dividing (i) the unpaid principal amount of such Lender’s portion of the Term Loan, by (ii) the aggregate unpaid principal amount of the Term Loan, and
          (c) with respect to all other matters (including, without limitation, the indemnification obligations arising under Section 10.05), the percentage obtained by dividing (i) the sum of such Lender’s Term Loan Commitment and the unpaid principal amount of such Lender’s portion of the Term Loan, by (ii) the sum of the Total Term Loan Commitment and the aggregate unpaid principal amount of the Term Loan, provided that if the Total Term Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender’s portion of the Term Loan and the denominator shall be the aggregate unpaid principal amount of the Term Loan.
          “Rating Agencies” has the meaning specified therefor in Section 2.07.
          “Register” has the meaning specified therefor in Section 12.07(d).

          “Registered Loans” has the meaning specified therefor in Section 12.07(d).
          “Regulation T”, “Regulation U” and “Regulation X” mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.
          “Related Fund” means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.
          “Replacement Lender” has the meaning specified therefor in Section 12.02(b).
          “Required Lenders” means (i) prior to the Term Loan Commitment Termination Date, Lenders whose Pro Rata Shares (calculated in accordance with clause (c) of the definition thereof) aggregate 100% and (ii) after the Term Loan Commitment Termination Date, Lenders whose Pro Rata Shares (calculated in accordance with clause (c) of the definition thereof) aggregate at least 50.1%.
          “Required Funded Lenders” means Lenders whose Pro Rata Shares (calculated in accordance with clause (b) of the definition thereof) aggregate 100%, provided that, for purposes of this definition, only Specified Term Loans shall be used to determine Pro Rata Shares.
          “Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
          “Salvage Collections” means, with respect to any Insurance Premium Loan, and solely to the extent that the Collateral Value Insurer or Contingent Collateral Value Insurer has paid a claim to the Borrower with respect to such Insurance Premium Loan pursuant to the Collateral Value Policy or Contingent Collateral Value Policy, all Collections received from any Person with respect to such Insurance Premium Loan (or the related collateral) after the Collateral Value Insurer’s or Contingent Collateral Value Insurer’s payment in an amount equal to the lesser of (a) such Collections with respect to such Insurance Premium Loan and (b) the amount paid by the Collateral Value Insurer or Contingent Collateral Value Insurer to the Borrower in respect thereof under the Collateral Value Policy or Contingent Collateral Value Policy, plus the Collateral Value Insurer’s or Contingent Collateral Value Insurer’s ratable share (based on the amount of such expenses) of enforcement and subrogation-related expenses (to the extent such amounts may be recovered under the applicable law) incurred by the Collateral Value Insurer or Contingent Collateral Value Insurer and interest on such payments and expenses at the Loan Rate (as defined in the Collateral Value Policy) determined in accordance with the terms for calculating such rate specified in the Collateral Value Policy from and including the date of the Collateral Value Insurer’s or Contingent Collateral Value Insurer’s

payment to but excluding the date on which such amounts are paid to the Collateral Value Insurer or Contingent Collateral Value Insurer.
          “SEC” means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.
          “Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.
          “Securitization” has the meaning specified therefor in Section 2.07.
          “Security Agreement” means a Pledge and Security Agreement made by the Borrower in favor of the Collateral Agent for the benefit of the Agents and the Lenders, substantially in the form of Exhibit A, securing the Obligations and delivered to the Collateral Agent.
          “Servicer” means (i) prior to the termination of the Initial Servicing Agreement, the Initial Servicer and (ii) anytime thereafter, the Back-Up Servicer or any other servicer approved in writing by the Agents.
          “Servicer Termination Event” means the occurrence of any of the following events: (i) any report which the Servicer delivers under the terms of any Transaction Document shall be incorrect in any material respect, (ii) the Servicer assigns to any other Person any of its duties or obligations other than as otherwise permitted by the Servicing Agreement, (iii) the occurrence of an Event of Default, or (iv) the occurrence of any event which, in the reasonable business judgment of the Agents, could reasonably be expected to be adverse to the interests of the Originator, the Borrower, the Agents and/or the Lenders.
          “Servicing Agreement” means (i) prior to the termination of the Initial Servicing Agreement, the Initial Servicing Agreement and (ii) anytime thereafter, the Back-Up Servicing Agreement or any other servicing agreement in form and substance satisfactory to the Agents.
          “Solvent” means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.
          “Specified Term Loan” means a Term Loan that is used to finance an Insurance Premium Loan that is an Eligible Insurance Premium Loan on the date such Term Loan was made.

          “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.
          “Subordinated Indebtedness” means Indebtedness of the Borrower the terms of which are satisfactory to the Collateral Agent and the Required Lenders and which has been expressly subordinated in right of payment to all Indebtedness of the Borrower under the Loan Documents (i) by the execution and delivery of a subordination agreement, in form and substance satisfactory to the Collateral Agent and the Required Lenders, or (ii) otherwise on terms and conditions (including, without limitation, subordination provisions, payment terms, interest rates, covenants, remedies, defaults and other material terms) satisfactory to the Collateral Agent and the Required Lenders.
          “Subsidiary” means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (i) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Equity Interests having (in the absence of contingencies) ordinary voting power to elect a majority of the Board of Directors of such Person, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.
          “Tax Distributions” has the meaning specified therefor in Section 7.02(h).
          “Taxes” has the meaning specified therefor in Section 2.08(a).
          “Term Loan” means, collectively, the loans made by the Lenders to the Borrower pursuant to Section 2.01(a).
          “Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make the Term Loan to the Borrower in the amount set forth in Schedule 1.01(A) hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.
          “Term Loan Commitment Termination Date” means the earliest to occur of (i) the date the Term Loan Commitments are permanently reduced to zero pursuant to Section 2.01(b), (ii) the date of the termination of the Term Loan Commitments pursuant to Section 9.01, (iii) April 27, 2009 and (iv) the date of any change in law that makes it illegal or imposes adverse conditions on Premium Finance Loans as contemplated by the Transaction Documents.
          “Total Term Loan Commitment” means the sum of the amounts of the Lenders’ Term Loan Commitments.
          “Tranche” means, without duplication, all or any portion of any Loan used to finance one or more specific Insurance Premium Loans in respect of this Agreement.

          “Transaction Documents” means the Master Participation Agreement, each Insurance Premium Loan Sale and Assignment Agreement, any Servicing Agreement, any Escrow Agreement, the Trust Agreements and such other instruments, certificates, agreements, reports and documents to be executed and delivered under and or in connection with the Insurance Premium Loans (including each applicable Loan Document Package), as any of the foregoing may be amended, amended and restate, supplemented or otherwise modified from time to time in accordance with this Agreement.
          “Transferee” has the meaning specified therefor in Section 2.08.
          “Trust Agreement” means an irrevocable life insurance trust agreement entered into by the Underlying Life and the Premium Finance Borrower, in form and substance satisfactory to the Agents, pursuant to which an institutional trustee or financial institution acceptable to the Agents acts as the trustee or a co-trustee thereunder.
          “UCC Filing Authorization Letter” means a letter duly executed by each Credit Party authorizing the Collateral Agent to file appropriate financing statements on Form UCC-1 without the signature of such Credit Party in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Agreement and each Guarantor Security Agreement.
          “Uncovered Portion of an Insurance Premium Loan” means that portion of an Eligible Insurance Premium Loan that is not a Covered Loan under the Collateral Value Policy.
          “Underlying Life” with respect to any Life Insurance Policy means the Person or Persons whose life or lives are insured by such Life Insurance Policy.
          “Uniform Commercial Code” has the meaning specified therefor in Section 1.03.
          “USA PATRIOT Act” has the meaning specified therefor in Section 12.21.
          “WARN” has the meaning specified therefor in Section 6.01(z).
          Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. References in this Agreement to “determination” by any Agent include good faith estimates by such Agent (in the case of quantitative determinations) and good faith beliefs by such Agent (in the case of qualitative determinations).
          Section 1.03 Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements. All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Uniform Commercial Code”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as any Agent may otherwise determine. Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided, however, that with respect to a computation of fees or interest payable to any Agent or any Lender, such period shall in any event consist of at least one full day.
ARTICLE II
THE LOANS
          Section 2.01 Commitments.
               (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender severally agrees to make one or more Term Loans to the Borrower (i) on the Effective Date and (ii) prior to the Term Loan Commitment Termination Date, not more than one time each week thereafter (unless an additional weekly borrowing date is consented to by the Agent and the Required Lenders), in the case of all Term Loans, in an aggregate principal amount not to exceed the amount of such Lender’s initial Term Loan Commitment.
               (b) Notwithstanding the foregoing, (i) the aggregate principal amount of the Term Loan made on the Effective Date and on any borrowing date shall not exceed the lesser of (x) the undrawn Total Term Loan Commitment at such time and (y) the Maximum Tranche Amount with respect to any applicable Insurance Premium Loans being acquired by the Borrower with the proceeds of such Term Loan, (ii) the aggregate principal amount of all Term Loans made at any time pursuant to this Agreement shall not exceed the lesser of (x) the initial Total Term Loan Commitment on the Effective Date and (y) an amount which will not result in any Borrowing Base Deficit existing at such time, provided, that, for purposes of this Section 2.01(b)(ii)(y), the PIK Interest Amount shall be included in the principal amount of the Term Loans. Any amounts paid directly or indirectly by the Agents and the Lenders to the Collateral

Value Insurer or the Contingent Collateral Value Insurer for coverage under the Collateral Value Policy or the Contingent Collateral Value Policy, as applicable, shall be deemed to be, and shall for all purposes of this Agreement be treated as, Term Loans made to the Borrower hereunder. Any principal amount of the Term Loan which is repaid or prepaid may not be reborrowed. The Total Term Loan Commitment shall be permanently reduced immediately and without further action on the date of funding of each Term Loan in an amount equal to such funded Term Loan. Each Lender’s Term Loan Commitment shall be permanently reduced immediately and without further action on the date of funding of each Term Loan in an amount equal to such Lender’s Pro Rata Share of such funded Term Loan. Each Lender’s Term Loan Commitment shall terminate immediately and without further action on the Term Loan Commitment Termination Date after giving effect to the funding of such Lender’s Term Loan Commitment, if any, on such date.
          Section 2.02 Making the Loans.
               (a) The Borrower shall give the Administrative Agent prior telephonic notice (immediately confirmed in writing, in substantially the form of Exhibit B hereto (a “Notice of Borrowing”)), not later than 12:00 noon (New York City time) on the date which is three (3) Business Days prior to the date of the proposed Loan (or such shorter period as the Administrative Agent is willing to accommodate from time to time, but in no event later than 12:00 noon (New York City time) on the borrowing date of the proposed Loan). Such Notice of Borrowing shall (i) be irrevocable, (ii) specify (A) the principal amount of the proposed Loan, (B) the use of the proceeds of such proposed Loan, and (C) the proposed borrowing date, which must be a Business Day and shall not occur more than one time each week unless an additional weekly borrowing date is consented to by the Agent and the Required Lenders and (iii) be delivered to the Administrative Agent together with the documents required by Section 5.02(e). The Administrative Agent and the Lenders may act without liability upon the basis of written, telecopied or telephonic notice believed by the Administrative Agent in good faith to be from the Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Borrower to the Administrative Agent). The Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of any such telephonic Notice of Borrowing. The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer’s authority to request a Loan on behalf of the Borrower until the Administrative Agent receives written notice to the contrary. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.
               (b) Each Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and the Borrower shall be bound to make a borrowing in accordance therewith.
               (c) Except as otherwise provided in this subsection 2.02(c), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Term Loan Commitment, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender’s obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

          Section 2.03 Repayment of Loans; Evidence of Debt. The outstanding principal of the Term Loans (including the PIK Interest Amount) shall be due and payable on the Final Maturity Date.
               (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
               (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
               (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
               (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Collateral Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.07) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
          Section 2.04 Interest.
               (a) The Term Loan shall bear interest on the principal amount thereof from time to time outstanding, from January 1, 2009 until such principal amount becomes due, at a rate per annum equal to 20.00%; provided, however, that, subject to paragraph (c) of this Section 2.04, all of such interest (the “PIK Interest Amount”) shall be paid-in-kind by being added to the outstanding principal balance of such Term Loan. Any interest to be capitalized shall be capitalized on the first day of each month, commencing on the first day of the month following the Effective Date and added to the then outstanding principal amount of the Term Loans and, thereafter, shall bear interest as provided hereunder as if it had originally been part of the outstanding principal of the Term Loans.
               (b) Default Interest. To the extent permitted by law and notwithstanding anything to the contrary in this Section, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Loans, fees, indemnities or any other Obligations of the Borrower under this Agreement and the other Loan

Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to 23.00%.
               (c) Interest Payment. Notwithstanding paragraph (a) of this Section 2.04, interest on each Loan shall be payable, without duplication:
                    (i) on each date Collections are received if sufficient Collections or other funds are available hereunder for the payment of interest pursuant to Section 2.05(d); and
                    (ii) on the Final Maturity Date;
     provided, that interest payable pursuant to paragraph (b) of this Section 2.04 shall be payable on demand. The Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to Section 4.01 with the amount of any interest payment due hereunder.
               (d) General. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.
          Section 2.05 Reduction of Commitment; Prepayment of Loans.
               (a) Reduction of Commitments. The Total Term Loan Commitment shall terminate at 5:00 p.m. (New York City time) on the Term Loan Commitment Termination Date. In addition, the Total Term Loan Commitment and the Term Loan Commitment of each Lender shall be reduced in accordance with Section 2.01(b).
               (b) Optional Prepayment.
                    (i) Term Loan. The Borrower may, upon at least sixty (60) Business Days’ prior written notice to the Administrative Agent, prepay the principal of the Term Loan, in whole or in part. Each prepayment made pursuant to this clause 2.05(b)(i) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid.
                    (ii) Prepayment In Full. The Borrower may, upon at least sixty (60) days prior written notice to the Administrative Agent, terminate this Agreement by paying to the Administrative Agent, in cash, the Obligations, in full. If the Borrower has sent a notice of termination pursuant to this clause (ii), then the Lenders’ obligations to extend credit hereunder shall terminate and the Borrower shall be obligated to repay the Obligations, in full, on the date set forth as the date of termination of this Agreement in such notice.
               (c) Mandatory Prepayment. (i) On each date on which Collections are received by the Borrower or the Servicer with respect to any Insurance Premium Loan, Borrower shall repay the principal amount of the related Tranche of the Term Loan, to the extent of Collections available therefor in accordance with Section 2.05(d) hereof.

                    (ii) If on any day a Borrowing Base Deficit exists, on such date Borrower shall make a prepayment of the principal amount of the Loans in an amount equal to such Borrowing Base Deficit.
Notwithstanding anything to the contrary in this Section 2.05(c), during the period from the Effective Date to the Term Loan Commitment Termination Date payments received by any Agent shall held by such Agent and delivered to the Lender entitled to receive such payment only upon the consent of the Required Funded Lenders.
               (d) Application of Payments. On each day that Collections (other than Salvage Collections, but including all payments made by the Collateral Value Insurer or Contingent Collateral Value Insurer to the Borrower under the Collateral Value Policy or Contingent Collateral Value Policy) are received by the Servicer, the Originator, the Borrower, or the Insurance Collateral Agent or any other Person on their behalf in respect of any Insurance Premium Loan (or related Life Insurance Policy) financed hereunder or the Collateral Value Policy or Contingent Collateral Value Policy, the Borrower shall (or shall cause such other Person to) on the Business Day of such receipt, transfer such amounts to the Collection Account for distribution in accordance with this Section 2.05(d). On each such date, as long as no Default or Event of Default has occurred and is continuing, the Borrower shall distribute (from such amounts so deposited in the Collection Account with respect thereto) such Collections with respect to the Covered Portion of an Insurance Premium Loan (other than Salvage Collections) in the following order of priority:
                    (i) first, to pay the Servicer an amount equal to the accrued and unpaid Servicing Fees then due and payable in accordance with the Transaction Documents until paid in full;
                    (ii) second, to pay interest then due and payable in respect of the Loans until paid in full, including all previously accrued and capitalized interest thereon (including, without limitation, the PIK Interest Amount),
                    (iii) third, to pay the Insurance Collateral Agent an amount equal to any fees, expense reimbursements, indemnities and other amounts then due and payable to the Insurance Collateral Agent in accordance with the Transaction Documents until paid in full;
                    (iv) fourth, to pay principal of the Loans until paid in full, and
                    (v) fifth, any remaining Collections with respect to the Covered Portion of an Insurance Premium Loan on such date shall be paid to the Borrower, for its own account.
     On each such date, after giving effect to the application of Collections with respect to the Covered Portion of an Insurance Premium Loan set forth above, as long as no Default or Event of Default has occurred and is continuing, the Borrower shall retain (from such amounts so deposited in the Collection Account with respect thereto) such Collections with respect to the Uncovered Portion of an Insurance Premium Loan (other than Salvage Collections).

     At any time a Default or Event of Default has occurred and is continuing, all Collections shall be distributed and applied pursuant to Section 4.03(b).
     Notwithstanding anything to the contrary in this Section 2.05(d), (A) during the period from the Effective Date to the Term Loan Commitment Termination Date payments received by any Agent shall held by such Agent and delivered to the applicable Lender entitled to receive such payment only upon the consent of the Required Funded Lenders and (B) (x) Collections with respect to an Insurance Premium Loan that is financed by a Specified Term Loan shall be applied first, to Obligations with respect to Specified Term Loans and second, to Obligations with respect to all other Terms Loans and (y) Collections with respect to an Insurance Premium Loan that is financed by a Term Loan that is not a Specified Term Loan shall be applied first, to Obligations with respect to Term Loans that are not Specified Term Loans and second, to Obligations with respect to Specified Terms Loans.
               (e) Salvage Collections. Notwithstanding the provisions of Section 2.05(d), Section 4.03(b) or any other provision of this Agreement, on each date which Collections are received with respect to any Insurance Premium Loan for which there are Salvage Collections, the Borrower, the Lenders or the Agents shall, to the extent received by them, distribute such Salvage Collections on such date to the Collateral Value Insurer or the Contingent Collateral Value Insurer that paid the claim to the Borrower.
               (f) Interest and Fees. Any prepayment made pursuant to this Section 2.05 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment and if such prepayment would reduce the amount of the outstanding Loans to zero, such prepayment shall be accompanied by the payment of all fees accrued to such date pursuant to Section 2.06.
               (g) Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.
          Section 2.06 Fees. From and after the Effective Date and until the later of (i) the Final Maturity Date and (ii) the date on which all Obligations are paid in full, the Borrower shall pay to the Administrative Agent for the account of the Agents a non-refundable loan management fee (the “Loan Management Fee”) equal to (x) $15,000 each calendar year if at any time during or prior to the start of such calendar year the aggregate amount of the Loans provided under this Agreement is greater than or equal to $15,000,000 but less than $20,000,000 and (y) $20,000 each calendar year if at any time during or prior to the start of such calendar year the aggregate amount of the Loans provided under this Agreement is greater than or equal to $20,000,000.
          Section 2.07 Securitization. The Borrower hereby acknowledges that the Lenders and their Affiliates may sell or securitize the Loans (a “Securitization”) through the pledge of the Loans as collateral security for loans to the Lenders or their Affiliates or through the sale of the Loans or the issuance of direct or indirect interests in the Loans, which loans to the Lenders or their Affiliates or direct or indirect interests will be rated by Moody’s, Standard & Poor’s or one or more other rating agencies (the “Rating Agencies”). The Borrower shall cooperate with the Lenders and their Affiliates to effect the Securitization including, without limitation, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by the Lenders in connection with the Securitization, provided that (i) any such amendment or additional documentation does not impose material additional costs on the Borrower and (ii) any such amendment or additional documentation does not materially adversely affect the rights, or materially increase the obligations, of the Borrower under the Loan Documents or change or affect in a manner adverse to the Borrower the financial terms of the Loans and (b) providing such information as may be reasonably requested by the Lenders in connection with the rating of the Loans or the Securitization.
          Section 2.08 Taxes.
               (a) Any and all payments by the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Agent, any Lender (or any transferee or assignee thereof, including a participation holder (any such entity, a “Transferee”)) by the jurisdiction in which such Person is organized or has its principal lending office (all such nonexcluded taxes, levies, imposts, deductions, charges withholdings and liabilities, collectively or individually, “Taxes”). If the Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Agent, any Lender (or any Transferee), (i) the sum payable shall be increased by the amount (an “Additional Amount”) necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08) such Agent, such Lender (or such Transferee) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
               (b) In addition, the Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (“Other Taxes”). The Borrower shall deliver to each Agent and each Lender official receipts in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.
               (c) The Borrower hereby indemnifies and agrees to hold each Agent and each Lender harmless from and against Taxes and Other Taxes (including, without limitation, Taxes and Other Taxes imposed on any amounts payable under this Section 2.08) paid by such Person, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Taxes or Other Taxes.
               (d) Each Lender (or Transferee) that is organized under the laws of a jurisdiction outside the United States (a “Non-U. S. Lender”) agrees that it shall, no later than the

Effective Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 12.07 hereof after the Effective Date, promptly after the date upon which such Lender becomes a party hereto) deliver to the Agents one properly completed and duly executed copy of either U.S. Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY or any subsequent versions thereof or successors thereto, in each case claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax and payments of interest hereunder. In addition, in the case of a Non-U. S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code, such Non-U. S. Lender hereby represents to the Agents and the Borrower that such Non-U. S. Lender is not a bank for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code), and such Non-U. S. Lender agrees that it shall promptly notify the Agents in the event any such representation is no longer accurate. Such forms shall be delivered by each Non-U. S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U. S. Lender changes its applicable lending office by designating a different lending office (a “New Lending Office”). In addition, such Non-U. S. Lender shall deliver such forms within 20 days after receipt of a written request therefor from any Agent, the assigning Lender or the Lender granting a participation, as applicable. Notwithstanding any other provision of this Section 2.08, a Non-U. S. Lender shall not be required to deliver any form pursuant to this Section 2.08(d) that such Non-U. S. Lender is not legally able to deliver.
               (e) The Borrower shall not be required to indemnify any Non-U. S. Lender, or pay any Additional Amounts to any Non-U. S. Lender, in respect of United States Federal withholding tax pursuant to this Section 2.08 to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U .S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U. S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to the extent the indemnity payment or Additional Amounts any Transferee, or Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or Additional Amounts that the Person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation, or (ii) the obligation to pay such Additional Amounts would not have arisen but for a failure by such Non-U. S. Lender to comply with the provisions of clause (d) above.
               (f) Any Agent or any Lender (or Transferee) claiming any indemnity payment or additional payment amounts payable pursuant to this Section 2.08 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amount that may thereafter accrue, would not require such Agent or such Lender (or Transferee) to disclose any information such Agent or such Lender (or Transferee) deems confidential and would not, in the sole determination of such Agent or such Lender (or Transferee), be otherwise disadvantageous to such Agent or such Lender (or Transferee).
               (g) The obligations of the Borrower under this Section 2.08 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
          Section 2.09 Increase in Term Loan Commitments.
               (a) Request for Increase. Provided no Default or Event of Default then exists or would arise therefrom, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may, prior to September 13, 2009, request an increase in the Term Loan Commitments by an amount not exceeding $45,000,000 in the aggregate (the “Commitment Increase”); provided that any such request for a Commitment Increase shall be in a minimum amount of $5,000,000. Following the delivery by the Borrower of the request, the Administrative Agent and the Lenders shall, by notice to the Borrower given not more than 30 Business Days after the date of receipt of the Offer Notice, either accept the Offer or reject the Offer, provided that, the Lenders hall have no obligation to accept any request.
               (b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Term Loan Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested Commitment Increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Term Loan Commitment.
               (c) Effective Date and Allocations. If the Term Loan Commitments are increased in accordance with this Section 2.09, the Administrative Agent shall determine the effective date (the “Increase Effective Date”) and the final allocation of such Commitment Increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such Commitment Increase and the Increase Effective Date and, on the Increase Effective Date, (i) the Term Loan Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increase, and (ii) Schedule 1.01(A) shall be deemed modified, without further action, to reflect the revised Term Loan Commitments of the Lenders.
               (d) Conditions to Effectiveness of Commitment Increase. As a condition precedent to such Commitment Increase: (i) the Borrower shall have delivered to the Administrative Agent a certificate of each Credit Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by an Authorized Officer of such Credit Party (A) certifying and attaching the resolutions adopted by such Credit Party approving or consenting to such Commitment Increase, and (B) in the case of the Borrower, certifying that, before and after giving effect to such Commitment Increase, the representations and warranties contained in Article VI and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.09, the representations and warranties contained in subsections (g)(i) and (g)(ii) of Section 6.01 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a)(i) and (a)(ii), respectively, of Section 7.01; (ii) the Borrower shall have paid such fees and other compensation to the Agents and Lenders as they require; (iii) the Borrower shall have delivered to the Administrative Agent and the Lenders an opinion or opinions substantially similar to the opinions delivered on the Effective Date from counsel to the Credit Parties reasonably satisfactory to the Administrative Agent and dated such date; (iv) the Borrower shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested including, without limitation, an amendment to this Agreement and the other Loan Documents, if required by the Administrative Agent; and (v) no Default or Event of Default shall have occurred and be continuing.
ARTICLE III
INTENTIONALLY OMITTED
ARTICLE IV
FEES, PAYMENTS AND OTHER COMPENSATION
          Section 4.01 Payments; Computations and Statements. The Borrower will make each payment under this Agreement not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent’s Account. All payments received by the Administrative Agent after 12:00 noon (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by the Borrower without set-off, counterclaim, deduction or other defense to the Agents and the Lenders. Except as provided in Section 2.02, after receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement, provided that the Administrative Agent will cause to be distributed all interest and fees received from or for the account of the Borrower not less than once each month and in any event promptly after receipt thereof. The Lenders and the Borrower hereby authorize the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account of the Borrower with any amount due and payable by the Borrower under any Loan Document. Each of the Lenders and the Borrower agrees that the Administrative Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 have been satisfied. Any amount charged to the Loan Account of the Borrower shall be deemed an Obligation hereunder, which shall bear interest at the rate applicable to Term Loans. The Lenders and the Borrower confirm that any charges which the Administrative Agent may so make to the Loan Account of the Borrower as herein provided will be made as an accommodation to the Borrower and solely at the Administrative Agent’s discretion, provided that the Administrative Agent shall from time to time upon the request of the Collateral Agent, charge the Loan Account of the Borrower with any amount due and payable under any Loan Document. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error. The Administrative Agent shall provide the Borrower, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Administrative Agent) of the opening and closing daily balances in the Loan Account of the Borrower during such month, the amounts and dates of all Loans made to the Borrower during such month, the amounts and dates of all payments on account of the Loans to the Borrower during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans to the Borrower during such month, and the amount and nature of any charges to the Loan Account made during such month on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall be presumed to be correct and, thirty (30) days after the same is sent, shall be final and conclusive absent manifest error.
          Section 4.02 Sharing of Payments, Etc. Except as provided in Section 2.02 hereof, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered). The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.02 may, to the fullest extent permitted by law, exercise all of its rights (including the Lender’s right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.
          Section 4.03 Apportionment of Payments. Subject to Section 2.02 hereof:all payments of principal and interest in respect of outstanding Loans, all payments of fees and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans, as designated by the Person making payment when the payment is made.
               (b) After the occurrence and during the continuance of a Default or an Event of Default, the Administrative Agent may, and upon the direction of the Required Lenders shall, apply all proceeds of the Collateral (including all Collections other than Salvage Collections), subject to the provisions of this Agreement, (i) first, to pay the Servicer an amount equal to the accrued and unpaid Servicing Fees then due and payable in accordance with the Transaction Documents until paid in full; (ii) second, to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Agents until paid in full; (iii) third, to pay the Insurance Collateral Agent an amount equal to any fees, expense reimbursements, indemnities and other amounts then due and payable to the Insurance Collateral Agent in accordance with the Transaction Documents until paid in full; (iv) fourth, to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Lenders until paid in full; (v) fifth, to pay interest then due and payable in respect of the Collateral Agent Advances until paid in full; (vi) sixth, to pay principal of the Collateral Agent Advances until paid in full, (vii) seventh, to pay interest then due and payable in respect of the Loans until paid in full, (viii) eighth, to pay principal of the Loans until paid in full, (ix) ninth, to the payment of all other Obligations then due and payable, and (x) tenth, any remaining Collections on such date shall be paid to the Borrower, for its own account.
               (c) In each instance, so long as no Event of Default has occurred and is continuing, Section 4.03(b) shall not be deemed to apply to any payment by the Borrower specified by the Borrower to the Administrative Agent to be for the payment of the Obligations then due and payable under any provision of this Agreement or the prepayment of all or part of the principal of the Term Loan in accordance with the terms and conditions of Section 2.05.
               (d) For purposes of Section 4.03(b), “paid in full” means payment in cash of all amounts owing under the Loan Documents and the Transaction Documents according to the terms thereof, including loan fees, servicing fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.
               (e) In the event of a direct conflict between the priority provisions of this Section 4.03 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 4.03 shall control and govern.
          Section 4.04 Increased Costs and Reduced Return. (a) If any Lender or any Agent shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in, the interpretation or administration thereof by, any court, central bank or other administrative or Governmental Authority, or compliance by any Lender or any Agent or any Person controlling any such Agent or any such Lender with any directive of, or guideline from, any central bank or other Governmental Authority or the introduction of, or change in, any accounting principles applicable to any Lender or any Agent or any Person controlling any such Agent or any such Lender (in each case, whether or not having the force of law) (each a “Change in Law”), shall (i) subject such Agent or such Lender, or any Person controlling such Agent or such Lender to any tax, duty or other charge with respect to this Agreement or any Loan made by such Agent or such Lender, or change the basis of taxation of payments to such Agent or such Lender or any Person controlling such Agent or such Lender of any amounts payable hereunder (except for taxes on the overall net income of such Agent or such Lender or any Person controlling such Agent or such Lender), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan or against assets of or held by, or deposits with or for the account of, or credit extended by, such Agent or such Lender or any Person controlling such Agent or such Lender or (iii) impose on such Agent or such Lender or any Person controlling such Agent or such Lender any other condition regarding this Agreement or any Loan, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to such Agent or such Lender of making any Loan or agreeing to make any Loan or to reduce any amount received or receivable by such Agent or such Lender hereunder, then, upon demand by such Agent or such Lender, the Borrower shall pay to such Agent or such Lender such additional amounts as will compensate such Agent or such Lender for such increased costs or reductions in amount.
               (b) If any Agent or any Lender shall have determined that any Change in Law either (i) affects or would affect the amount of capital required or expected to be maintained by such Agent or such Lender or any Person controlling such Agent or such Lender, and such Agent or such Lender determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, such Agent’s or such Lender’s or such other controlling Person’s other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on such Agent’s or such Lender’s such other controlling Person’s capital to a level below that which such Agent or such Lender or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained or any agreement to make Loans or such Agent’s or such Lender’s or such other controlling Person’s other obligations hereunder (in each case, taking into consideration, such Agent’s or such Lender’s or such other controlling Person’s policies with respect to capital adequacy), then, upon demand by such Agent or such Lender, the Borrower shall pay to such Agent or such Lender from time to time such additional amounts as will compensate such Agent or such Lender for such cost of maintaining such increased capital or such reduction in the rate of return on such Agent’s or such Lender’s or such other controlling Person’s capital.
               (c) All amounts payable under this Section 4.04 shall bear interest from the date that is ten (10) days after the date of demand by any Agent or any Lender until payment in full to such Agent or such Lender at the interest rate per annum equal to 20%. A certificate of such Agent or such Lender claiming compensation under this Section 4.04, specifying the event herein above described and the nature of such event shall be submitted by such Agent or such Lender to the Administrative Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Agent’s or such Lender’s reasons for invoking the provisions of this Section 4.04, and shall be final and conclusive absent manifest error.

ARTICLE V
CONDITIONS TO LOANS
          Section 5.01 Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day (the “Effective Date”) when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Agents:
               (a) Payment of Fees, Etc. The Borrower shall have paid on or before the date of this Agreement all fees, costs, expenses and taxes then payable pursuant to Section 12.04.
               (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant hereto or thereto on or prior to the Effective Date are true and correct on and as of the Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.
               (c) Legality. The making of the initial Loans or the issuance of any Letters of Credit shall not contravene any law, rule or regulation applicable to any Agent or any Lender.
               (d) Delivery of Documents. The Collateral Agent shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Effective Date:
                    (i) a Security Agreement, duly executed by the Borrower;
                    (ii) the Guarantor Security Agreement, duly executed by the Equity Guarantor, together with the original stock certificates representing all of the common stock of the Borrower owned by the Equity Guarantor, accompanied by undated transfer powers executed in blank and other proper instruments of transfer;
                    (iii) each Individual Guaranty, duly executed by the applicable Individual Guarantor;
                    (iv) a UCC Filing Authorization Letter, duly executed by the Borrower and the Equity Guarantor, together with (A) appropriate financing statements on Form UCC-1 duly filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by created by the Security Agreement and the Guarantor Security Agreement and (B) evidence satisfactory to the Collateral Agent of the filing of such UCC-1 financing statements;

                    (v) certified copies of request for copies of information on Form UCC-11, listing all effective financing statements which name as debtor any Credit Party and the Originator and which are filed in the offices referred to in paragraph (iv) above, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Collateral Agent, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Collateral Agent, shall not show any such Liens;
                    (vi) the Master Participation Agreement, duly executed by the Originator and the Borrower;
                    (vii) the Collateral Value Policy, duly executed by the Collateral Value Insurer and in full force and effect;
                    (viii) the Contingent Collateral Value Policy, duly executed by the Contingent Collateral Value Insurer and in full force and effect;
                    (ix) a copy of the resolutions of the Equity Guarantor, the Borrower and the Originator, certified as of the Effective Date by an Authorized Officer thereof, authorizing (A) the borrowings hereunder and the transactions contemplated by the Loan Documents and the Transaction Documents to which such Person is or will be a party, and (B) the execution, delivery and performance by such Person of each Loan Document and Transaction Document to which such Person is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith;
                    (x) a certificate of an Authorized Officer of the Equity Guarantor, the Borrower and the Originator, certifying the names and true signatures of the representatives of the Equity Guarantor, the Borrower and the Originator authorized to sign each Loan Document and Transaction Document to which such Person is or will be a party and the other documents to be executed and delivered by such Person in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;
                    (xi) a certificate of the appropriate official(s) of the jurisdiction of organization and each jurisdiction of foreign qualification of the Equity Guarantor, the Borrower and the Originator certifying as of a recent date not more than 30 days prior to the Effective Date as to the subsistence in good standing of the Equity Guarantor, the Borrower and the Originator in such jurisdictions;
                    (xii) a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of the Equity Guarantor, the Borrower and the Originator certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the jurisdiction of organization of the Equity Guarantor, the Borrower and the Originator which shall set forth the same complete name of such Person as is set forth herein and the organizational number of such Person, if an organizational number is issued in such jurisdiction;
                    (xiii) a copy of the Governing Documents of the Equity Guarantor, the Borrower and the Originator, together with all amendments thereto, certified as of the Effective Date by an Authorized Officer of the Equity Guarantor, the Borrower and the Originator;
                    (xiv) opinions of Foley & Lardner, LLP and Locke Lord Bissell & Liddell LLP counsel to the Credit Parties and the Originator, in form and substance satisfactory to the Agents, and as to such other matters as the Collateral Agent may reasonably request, including, without limitation, non-consolidation, true sale and true participation opinions;
                    (xv) a certificate of an Authorized Officer of the Equity Guarantor, the Borrower and the Originator, certifying as to the matters set forth in subsection (b) of this Section 5.01;
                    (xvi) a copy of (A) the Financial Statements and (B) the financial projections described in Section 6.01(g)(ii) hereof, certified as of the Effective Date as complying with the representations and warranties set forth in Section 6.01(g)(ii) by an Authorized Officer of Imperial;
                    (xvii) a certificate of the chief financial officer of the Borrower and the Originator, certifying as to the solvency of the Borrower and the Originator, which certificate shall be satisfactory in form and substance to the Collateral Agent;
                    (xviii) evidence of the insurance coverage required by Section 7.01 and the terms of each Security Agreement and such other insurance coverage with respect to the business and operations of the Borrower as the Collateral Agent may reasonably request, in each case, where requested by the Collateral Agent, with such endorsements as to the named insureds or loss payees thereunder as the Collateral Agent may request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days’ prior written notice to the Collateral Agent and each such named insured or loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Collateral Agent may request;
                    (xix) a certificate of an Authorized Officer of the Equity Guarantor, the Borrower and the Originator, certifying the names and true signatures of the persons that are authorized to provide Notices of Borrowing and all other notices under this Agreement, the other Loan Documents and the Transaction Documents;
                    (xx) the Collateral Agency Agreement, duly executed by the Originator, the Borrower, the Insurance Collateral Agent and the Collateral Agent;
                    (xxi) the Initial Servicing Agreement, duly executed by the Borrower and the Initial Servicer;
                    (xxii) copies of the Transaction Documents and the other Material Contracts as in effect on the Effective Date, certified as true and correct copies thereof by an Authorized Officer of the Borrower, together with a certificate of an Authorized Officer of the Borrower stating that such agreements remain in full force and effect and that the Borrower has not breached or defaulted in any of its obligations under such agreements;

                    (xxiii) such depository account, blocked account, lockbox account and similar agreements and other documents, each in form and substance satisfactory to the Agents, as the Agents may request with respect to the Borrower’s cash management system; and such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Collateral Agent in form and substance, as the Collateral Agent may reasonably request.
               (e) Material Adverse Effect. The Collateral Agent shall have determined, in its sole judgment, that no event or development shall have occurred since December 31, 2008 which could reasonably be expected to have a Material Adverse Effect.
               (f) Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Loans, the execution and performance of the Transaction Documents or the conduct of the Borrower’s business shall have been obtained and shall be in full force and effect.
               (g) Proceedings; Receipt of Documents. All proceedings in connection with the making of the initial Loans and the other transactions contemplated by this Agreement, the other Loan Documents and the Transaction Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Collateral Agent and its counsel, and the Collateral Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Collateral Agent or such counsel may reasonably request.
               (h) Management Reference Checks. The Collateral Agent shall have received satisfactory reference checks for, and shall have had an opportunity to meet with, key management of Imperial, the Borrower and the Originator.
               (i) Due Diligence. The Agents shall have completed their business, legal and collateral due diligence with respect to the Imperial, the Originator and the Borrower, including, without limitation, (A) a review of Imperial’s and its Subsidiaries’ books and records, (B) a review of Imperial’s and its Subsidiaries’ licenses to engage in making insurance premium finance loans, (C) a review of Fiscal Year 2007, Fiscal Year 2008 and monthly 2009 financials of Imperial and its Subsidiaries by the Lenders, (D) review of all legislative issues effecting and regulating the premium finance industry and (E) review of third party loan servicing companies by the Lenders, in each case, the results thereof shall be acceptable to the Agents and the Lenders, in their sole and absolute discretion.
          Section 5.02 Conditions Precedent to All Loans. The obligation of any Agent or any Lender to make any Loan on or after the Effective Date is subject to the fulfillment, in a manner satisfactory to the Administrative Agent, of each of the following conditions precedent:
               (a) Payment of Fees, Etc. The Borrower shall have paid all fees, costs, expenses and taxes then payable by the Borrower pursuant to this Agreement and the other Loan Documents, including, without limitation, Section 12.04 hereof.

               (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct in all material respects (except such materiality qualifier shall not be applicable with respect to matters involving (i) the Collateral, (ii) the ability of the Agents and the Lenders to realize upon the Collateral, or (iii) the ability of the Agents and the Lenders to receive Collections from the Collateral), and the submission by the Borrower to the Administrative Agent of a Notice of Borrowing with respect to each such Loan, and the Borrower’s acceptance of the proceeds of such Loan, shall each be deemed to be a representation and warranty by the Borrower on the date of such Loan that: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant hereto or thereto on or prior to the date of such Loan are true and correct in all material respects on and as of such date as though made on and as of such date (except such materiality qualifier shall not be applicable with respect to matters involving (i) the Collateral, (ii) the ability of the Agents and the Lenders to realize upon the Collateral, or (iii) the ability of the Agents and the Lenders to receive Collections from the Collateral), except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), (ii) at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made, on such date and (iii) the conditions set forth in this Section 5.02 have been satisfied as of the date of such request.
               (c) Legality. The making of such Loan shall not contravene any law, rule or regulation applicable to any Agent or any Lender.
               (d) Notices. The Administrative Agent shall have received a Notice of Borrowing pursuant to Section 2.02 hereof.
               (e) Delivery of Documents. The Administrative Agent shall have received the following items, as more fully set forth on Schedule 5.02(e) attached hereto, three (3) Business Days prior to any borrowing date: (i) (A) a true and correct copy of an updated Loan Schedule identifying the Insurance Premium Loans to be financed with the proceeds of such Loan, (B) the related Life Insurance Policy and evidence of receipt by the insurance carrier of the related premium, (C) the Eligibility Certification for the Insurance Premium Loan to be purchased, (D) the executed Trust Agreement for each Insurance Premium Loan to be financed with the proceeds of such Loan, which shall evidence that an institutional trustee or financial institution acceptable to the Agents is the trustee or co-trustee under such Trust Agreement and that the premium with respect to the related Life Insurance Policy shall have either (x) been paid to the applicable Insurance Provider or (y) placed into escrow under the Trust Agreement pursuant to escrow arrangements satisfactory to the Agents, in each case, in an amount sufficient to result in such Life Insurance Policy remaining continuously in effect through the sixtieth (60th) day after the Insurance Premium Loan Maturity Date; provided, however, that this condition shall be deemed to be satisfied if the aggregate amount of premium paid to the applicable Insurance Provider with respect to the related Life Insurance Policy prior to the lapse of such Life Insurance Policy equals the “Total Life Insurance Premium” set forth in the applicable Coverage Certificate, (E) a true and correct copy of the Borrower’s completed internal compliance checklist for each Insurance Premium Loan to be financed with the proceeds of such Loan and (F) all other documents comprising the Loan Documentation Package for such

Insurance Premium Loan, (ii) the related Coverage Certificate from the Collateral Value Insurer for the Insurance Premium Loan being financed with the proceeds of a Loan, (iii) if an Insurance Premium Loan is financed in an Applicable Non-Licensed State, a fully executed Insurance Premium Loan Sale and Assignment Agreement, (iv) if an Insurance Premium Loan or portion thereof is financed in an Applicable Licensed State, a fully executed participation certificate entered into pursuant to the Master Participation Agreement, (v) evidence satisfactory to the Administrative Agent that Borrower shall have paid all premiums under the Collateral Value Policy and the Contingent Collateral Value Policy covering each Insurance Premium Loan to be financed with the proceeds of such Loan, which shall in any event include copies of wire transfers, fed reference numbers and emails from the Collateral Value Insurer and the Contingent Collateral Value Insurer confirming receipt of such payments, and (vi) the Agents shall have received such other agreements, instruments, approvals, opinions and other documents, each in form and substance satisfactory to the Agents, as any Agent may reasonably request.
               (f) Proceedings; Receipt of Documents. All proceedings in connection with the making of such Loan and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Agents and their counsel, and the Agents and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance satisfactory to the Agents, as the Agents or such counsel may reasonably request.
               (g) Performance by the Collateral Value Insurer. The Collateral Value Insurer, or following the occurrence of a Credit Event, the Contingent Collateral Value Insurer, shall not have failed to pay any claim properly submitted under the Collateral Value Policy or Contingent Collateral Value Policy, as applicable, within the applicable time period, or pursuant to the procedures for paying claims, in either case, as set forth therein (regardless of whether or not there are any defenses to any such payment). The claims paying ability of the Collateral Value Insurer shall be rated at least A- by Standard & Poor’s and at least A- by Fitch, Inc. The claims paying ability of the Contingent Collateral Value Insurer shall be rated at least AA+ by Standard & Poor’s and at least AA+ by Fitch, Inc.
               (h) Prohibited Acts. An Agent or a Lender shall not have actual knowledge that either (a) any Prohibited Act (as defined in the Collateral Value Policy) has been committed by any Person or (b) any Covered Loan has failed at any time to comply in any material respect with any applicable laws, statutes, rules or regulations.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
          Section 6.01 Representations and Warranties. The Borrower hereby represents and warrants to the Agents and the Lenders as follows:
               (a) Organization, Good Standing, Etc. The Borrower (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.
               (b) Authorization, Etc. The execution, delivery and performance by the Borrower of each Loan Document and each Transaction Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene any of its Governing Documents or any applicable Requirement of Law or any Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.
               (c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by the Borrower of any Loan Document to which it is or will be a party.
               (d) Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which the Borrower is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.
               (e) Capitalization; Subsidiaries. On the Effective Date, after giving effect to the transactions contemplated hereby to occur on the Effective Date, the authorized Equity Interests of the Borrower and the issued and outstanding Equity Interests of the Borrower are as set forth on Schedule 6.01(e). All of the issued and outstanding shares of Equity Interests of the Borrower have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as described on Schedule 6.01(e), as of the Effective Date, there are no outstanding debt or equity securities of the Borrower and no outstanding obligations of the Borrower convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Borrower, or other obligations of the Borrower to issue, directly or indirectly, any shares of Equity Interests of the Borrower. The Borrower has no Subsidiaries.
               (f) Litigation; Commercial Tort Claims. There is no pending or, to the best knowledge of the Borrower, threatened action, suit or proceeding affecting the Borrower or any of its properties before any court or other Governmental Authority or any arbitrator that (A) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (B) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby and (ii) as of the Effective Date, the Borrower does not hold any commercial tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant.

               (g) Financial Condition.
                    (i) The Financial Statements, copies of which have been delivered to each Agent and each Lender, fairly present the consolidated financial condition of Imperial and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of Imperial and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP, and since December 31, 2008 no event or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect.
                    (ii) The Borrower has heretofore furnished to each Agent and each Lender (A) projected monthly balance sheets, income statements and statements of cash flows of the Borrower for the period from January 31, 2009, through December 31, 2009, and (B) projected annual balance sheets, income statements and statements of cash flows of the Borrower for the Fiscal Years ending in 2010 through 2011, which projected financial statements shall be updated from time to time pursuant to Section 7.01(a)(vii). Such projections, as so updated, shall be believed by the Borrower at the time furnished to be reasonable, shall have been prepared on a reasonable basis and in good faith by the Borrower, and shall have been based on assumptions believed by the Borrower to be reasonable at the time made and upon the best information then reasonably available to the Borrower, and the Borrower shall not be aware of any facts or information that would lead it to believe that such projections, as so updated, are incorrect or misleading in any material respect.
                    (h) Compliance with Law, Etc. The Borrower is not in violation of (i) any of its Governing Documents, (ii) any domestic or foreign Requirement of Law, including, without limitation, any statute, legislation or treaty, any guideline, directive, rule, standard, requirement, policy, order, judgment, injunction, award or decree of any Governmental Authority, in each case, applicable to it or any of its property or assets (including any insurance premium financing laws), or (iii) any material term of any Contractual Obligation (including, without limitation, any Material Contract) binding on or otherwise affecting it or any of its properties, and no Default or Event of Default has occurred and is continuing.
                    (i) ERISA. The Borrower does not contribute to, sponsors, maintains or has an obligation to contribute to or maintain any Multiemployer Plan or any defined benefit plan and has not at any time prior to the date hereof established, sponsored or maintained, been a party to and has not at any time prior to the date hereof contributed or been obligated to contribute to or maintain any Multiemployer Plan or any defined benefit plan.
                    (j) Taxes, Etc. All Federal, state and local tax returns and other reports required by applicable Requirements of Law to be filed by the Borrower have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon the Borrower or any property of the Borrower and which have become due and payable on or prior to the date hereof have been paid.
                    (k) Regulations T, U and X. The Borrower is not or will not be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.
               (l) Nature of Business. The Borrower is not engaged in any business other than the purchase or other acquisition of Insurance Premium Loans from the Originator.
               (m) Adverse Agreements, Etc. The Borrower is not a party to any Contractual Obligation or subject to any restriction or limitation in any Governing Document or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which (either individually or in the aggregate) has, or in the future could reasonably be expected (either individually or in the aggregate) to have, a Material Adverse Effect.
               (n) Permits, Etc. Each of the Originator and the Borrower has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person (including, without limitation, all insurance premium financing permits and licenses required in the Applicable Licensed States). No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect.
               (o) Properties. The Borrower has good and marketable title to, or valid participation interests, in all of its property and assets, free and clear of all Liens, except Permitted Liens.
               (p) Full Disclosure. The Borrower has disclosed to the Agents all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Agents in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time prepared. There is no contingent liability or fact that could reasonably be expected to have a Material Adverse Effect which has not been set forth in a footnote included in the Financial Statements or a Schedule hereto.
               (q) Insurance. The Borrower keeps its property adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen’s compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law or as may be reasonably required by the Collateral Agent

(including, without limitation, against larceny, embezzlement or other criminal misappropriation). Schedule 6.01(q) sets forth a list of all insurance maintained by the Borrower on the Effective Date.
               (r) Use of Proceeds. The proceeds of the Loans shall be used to (a) to purchase or otherwise acquire Eligible Insurance Premium Loans from the Originator in accordance with and as contemplated this Agreement, the Master Participation Agreement, the Insurance Premium Loan Sale and Assignment Agreements and the other Loan Documents and (b) pay fees and expenses in connection with the transactions contemplated hereby.
               (s) Solvency. After giving effect to the transactions contemplated by this Agreement and before and after giving effect to each Loan, the Borrower is Solvent.
               (t) Location of Bank Accounts. Schedule 6.01(t) sets forth a complete and accurate list as of the Effective Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by the Borrower, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).
               (u) Intellectual Property. Set forth on Schedule 6.01(u) is a complete and accurate list as of the Effective Date of all material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other intellectual property rights of the Borrower.
               (v) Material Contracts. Set forth on Schedule 6.01(v) is a complete and accurate list as of the Effective Date of all Material Contracts of the Borrower, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against the Borrower that is a party thereto and, to the best knowledge of the Borrower, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified, and (iii) is not in default due to the action of the Borrower or, to the best knowledge of the Borrower, any other party thereto.
               (w) Investment Company Act. The Borrower is not (i) an “investment company” or an “affiliated person” or “promoter” of, or “principal underwriter” of or for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended, or (ii) subject to regulation under any Requirement of Law that limits in any respect its ability to incur Indebtedness or which may otherwise render all or a portion of the Obligations unenforceable.
               (x) Bulk Sales Act. No transaction contemplated by this Agreement or any of the other Transaction Documents requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.
               (y) No Bankruptcy Filing. The Borrower is not contemplating either an Insolvency Proceeding or the liquidation of all or a major portion of the Borrower’s assets or property, and the Borrower has no knowledge of any Person contemplating an Insolvency Proceeding against it.
               (z) Separate Existence.
                    (i) All customary formalities regarding the corporate existence of the Borrower has been at all times since its formation and will continue to be observed.
                    (ii) The Borrower has at all times since its formation accurately maintained, and will continue to accurately maintain, its financial statements, accounting records and other organizational documents separate from those of any Affiliate of the Borrower and any other Person. The Borrower has not at any time since its formation commingled, and will not commingle, its assets with those of any of its Affiliates or any other Person. The Borrower has at all times since its formation accurately maintained, and will continue to accurately maintain its own bank accounts and separate books of account.
                    (iii) The Borrower has at all times since its formation paid, and will continue to pay, its own liabilities from its own separate assets.
                    (iv) The Borrower has at all times since its formation identified itself, and will continue to identify itself, in all dealings with the public, under its own name and as a separate and distinct Person. The Borrower has not at any time since its formation identified itself, or will identify itself, as being a division or a part of any other Person.
               (aa) Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN. Schedule 6.01(aa) sets forth a complete and accurate list as of the date hereof of (i) the exact legal name of the Borrower, (ii) the jurisdiction of organization of the Borrower, (iii) the organizational identification number of the Borrower (or indicates that the Borrower has no organizational identification number), (iv) each place of business of the Borrower, (v) the chief executive office of the Borrower and (vi) the federal employer identification number of the Borrower.
               (bb) Locations of Collateral. There is no location at which the Borrower has any Collateral other than those locations listed on Schedule 6.01(bb).
               (cc) Security Interests. Each Security Agreement and Guarantor Security Agreement creates in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral secured thereby. Upon the filing of the UCC-1 financing statements described in Section 5.01(d)(iv), such security interests in and Liens on the Collateral granted thereby shall be perfected, first priority security interests, and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements in accordance with applicable law.
               (dd) Anti-Terrorism Laws.
                    (i) General. Neither the Borrower nor or any Affiliate of the Borrower, is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
                    (ii) Executive Order No. 13224. Neither the Borrower, nor or any Affiliate of the Borrower, or their respective agents acting or benefiting in any capacity in connection with the Loans or other transactions hereunder, is any of the following (each, a “Blocked Person”):
                         (A) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;
                         (B) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;
                         (C) a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
                         (D) a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224;
                         (E) a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or
                         (F) a Person or entity who is affiliated or associated with a person or entity listed above.
                    (iii) Neither the Borrower or to the knowledge of the Borrower, any of its agents acting in any capacity in connection with the Loans or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.
               (ee) Loan Origination. All Insurance Premium Loans are originated in accordance with the requirements of this Agreement, the Collateral Value Policy, the Contingent Collateral Value Policy, the Loan Documents, the Transactions Documents, all Requirements of Law and the investment procedures and criteria of the Originator and the Borrower consistent with past practices.
               (ff) Schedules. All of the information which is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, is correct and accurate and does not omit to state any information material thereto.
               (gg) Representations and Warranties in Documents; No Default. All representations and warranties set forth in this Agreement and the other Loan Documents are true and correct in all material respects at the time as of which such representations were made and on the Effective Date (except such materiality qualifier shall not be applicable with respect to matters involving (i) the Collateral, (ii) the ability of the Agents and the Lenders to realize upon the Collateral, or (iii) the ability of the Agents and the Lenders to receive Collections from the Collateral). No Event of Default has occurred and is continuing and no condition exists which constitutes a Default or an Event of Default.
ARTICLE VII
COVENANTS OF THE BORROWER
          Section 7.01 Affirmative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Required Lenders shall otherwise consent in writing:
               (a) Reporting Requirements. Furnish to each Agent and each Lender:
                    (i) as soon as available and in any event within 45 days after the end of each fiscal quarter of Imperial and its Subsidiaries and the Borrower commencing with the first fiscal quarter of Imperial and its Subsidiaries and the Borrower ending after the Effective Date, (A) consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows of Imperial and its Subsidiaries as at the end of such quarter and (B) balance sheets, statements of operations and retained earnings and cash flows of the Borrower as at the end of such quarter, for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (x) the financial statements for the immediately preceding Fiscal Year and (y) the projections delivered pursuant to clause (vii) of this Section 7.01(a), all in reasonable detail and certified by an Authorized Officer of Imperial and the Borrower, as applicable, as fairly presenting, in all material respects, the financial position of Imperial and its Subsidiaries and the Borrower, as applicable, as of the end of such quarter and the results of operations and cash flows of Imperial and its Subsidiaries for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of Imperial and its Subsidiaries and the Borrower, as applicable, furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments;
                    (ii) (x) as soon as available, and in any event within 120 days after the end of each other Fiscal Year of the Borrower, balance sheets, statements of operations and retained earnings and cash flows of the Borrower at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date or period set forth in the financial statements for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Borrower and satisfactory to the Agents (which opinion shall be without (A) a “going concern” or like qualification or exception,

(B) any qualification or exception as to the scope of such audit, or (C) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item), together with a written statement of such accountants (1) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default and (2) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof, and (y) as soon as available, and in any event within 180 days after the end of each Fiscal Year of Imperial and its Subsidiaries, consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows of Imperial and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date or period set forth in the financial statements for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by Imperial and satisfactory to the Agents (which opinion shall be without (A) a “going concern” or like qualification or exception, (B) any qualification or exception as to the scope of such audit, or (C) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item), together with a written statement of such accountants (1) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default and (2) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof;
                    (iii) as soon as available, and in any event within 30 days after the end of each fiscal month of Imperial and its Subsidiaries and the Borrower commencing with the first fiscal month of Imperial and its Subsidiaries and the Borrower ending after the Effective Date, (A) internally prepared consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows of Imperial and its Subsidiaries as at the end of such fiscal month and (B) internally prepared consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows of the Borrower as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, all in reasonable detail and certified by an Authorized Officer of Imperial and the Borrower, as applicable, as fairly presenting, in all material respects, the financial position of Imperial and its Subsidiaries and the Borrower as at the end of such fiscal month and the results of operations, retained earnings and cash flows of the Imperial and its Subsidiaries and the Borrower for such fiscal month, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments;
                    (iv) simultaneously with the delivery of the financial statements of Imperial and its Subsidiaries and the Borrower required by clauses (i), (ii) and (iii) of this Section 7.01(a), a certificate of an Authorized Officer of Imperial and the Borrower, as applicable, stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of Imperial and its Subsidiaries and the Borrower during the period covered by such financial statements with a view to determining whether Imperial and its Subsidiaries and the Borrower were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which Imperial and its Subsidiaries and the Borrower propose to take or have taken with respect thereto;
                    (v) as soon as available and in any event within 10 days after the end of each fiscal month of the Borrower commencing with the first fiscal month of the Borrower ending after the Effective Date, a report in form and detail satisfactory to the Agents and certified by an Authorized Officer of the Borrower as being accurate and complete (A) listing all Insurance Premium Loans owned by the Borrower and identifying whether such Insurance Premium Loan is owned pursuant to the Master Participation Agreement or an Insurance Premium Loan Sale and Assignment Agreement and (B) attaching the most recently updated Loan Schedule, which shall include, without limitation, the Insurance Premium Maturity Date and each insurance premium payment date, in each case, for the applicable Insurance Premium Loan;
                    (vi) as soon as available and in any event within 3 Business Days after the end of each week commencing with the first week ending after the Effective Date, a Borrowing Base Certificate, current as of the close of business on the Friday of the immediately preceding week, supported by schedules showing the derivation thereof and containing such detail and other information as any Agent may request from time to time, provided that (A) the Borrowing Base set forth in the Borrowing Base Certificate shall be effective from and including the date such Borrowing Base Certificate is duly received by the Agents but not including the date on which a subsequent Borrowing Base Certificate is received by the Agents, unless any Agent disputes the eligibility of any property included in the calculation of the Borrowing Base or the valuation thereof by notice of such dispute to the Borrower and (B) in the event of any dispute about the eligibility of any property included in the calculation of the Borrowing Base or the valuation thereof, such Agent’s good faith judgment shall control;
                    (vii) (A) as soon as available and in any event not later than 60 days prior to the end of each Fiscal Year, financial projections for the Borrower, supplementing and superseding the financial projections referred to in Section 6.01(g)(ii)(A), prepared on a monthly basis and otherwise in form and substance satisfactory to the Agents, for the immediately succeeding Fiscal Year for the Borrower and (B) as soon as available and in any event not later than 30 days prior to the end of each fiscal quarter, financial projections for the Borrower, supplementing and superseding the financial projections referred to in Section 6.01(g)(ii)(B), prepared on a monthly basis and otherwise in form and substance satisfactory to the Agents, for each remaining quarterly period in such Fiscal Year, all such financial projections to be reasonable, to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by the Borrower to be reasonable at the time made and from the best information then available to the Borrower;
                    (viii) promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of the Borrower or the Originator other than routine inquiries by such Governmental Authority;
                    (ix) as soon as possible, and in any event within 3 days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect, the written statement of an Authorized Officer of the Borrower setting forth the details of such Event of Default or Default or other event or development having a Material Adverse Effect and the action which the Borrower proposes to take with respect thereto;
                    (x) (A) promptly after the commencement thereof but in any event not later than 5 days after service of process with respect thereto on, or the obtaining of knowledge thereof by, the Borrower, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could reasonably be expected have a Material Adverse Effect and (B) as soon as possible and in any event within three Business Days of Borrower’s knowledge thereof, notice of (x) material litigation, investigation or proceeding related to the Borrower or any Affiliate of the Borrower, and in connection with its insurance premium or life settlement business, the Insurance Premium Finance Loans or any of the Transaction Documents and in each case, not previously disclosed to the Lender, and (y) any material adverse development in previously disclosed litigation, investigation or proceeding relating to the Borrower or any of its Affiliates and in connection with its insurance premium or life settlement business, the Insurance Premium Finance Loans or any of the Transaction Documents;
                    (xi) as soon as possible and in any event within 5 days after execution, receipt or delivery thereof, copies of any material notices that the Borrower executes or receives in connection with any Material Contract;
                    (xii) as soon as possible and in any event within 5 days after the delivery thereof to the Borrower’s Board of Directors, copies of the monthly board reports so delivered;
                    (xiii) promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to the Borrower by its auditors in connection with any annual or interim audit of the books thereof;
                    (xiv) promptly upon receipt thereof, copies of all notices, reports and other information received from the Originator pursuant to the Master Participation Agreement;
                    (xv) promptly upon receipt thereof, copies of all notices, reports and other information from the trustee under each Trust Agreement, of any such other event or circumstance to which such Person has actual knowledge or notice that could reasonably be expected to materially and adversely affect the validity, collectability or enforceability of any Life Insurance Policy, including, without limitation, any notices from an Insurance Provider with respect to terminations, exclusions, default notices and cancellations of such Life Insurance Policy;
                    (xvi) promptly upon receipt thereof, copies of all notices, reports and other information from the Collateral Value Insurer or the Contingent Collateral Value Insurer, of any such other event or circumstance to which such Person has actual knowledge or notice that could reasonably be expected to materially and adversely affect the validity, collectability or enforceability of the Collateral Value Policy or the Contingent Collateral Value Policy, including, without limitation, any notices from the Collateral Value Insurer or the Contingent Collateral Value Insurer with respect to terminations, exclusions, default notices and cancellations of such Collateral Value Policy or the Contingent Collateral Value Policy or the commission of any Prohibited Act (as defined in the Collateral Value Policy);
                    (xvii) promptly upon receipt thereof, copies of all notices, reports and other information from the Servicer of any such other event or circumstance to which such Person has actual knowledge or notice that could reasonably be expected to materially and adversely affect the financing, collectability or enforceability of any Insurance Premium Loan, including without limitation, by any fraudulent activity or Prohibited Acts (as defined in the Collateral Value Policy) on the part of any insurance agent or broker related to the origination of the related Insurance Premium Loan;
                    (xviii) promptly after becoming aware thereof, notice of any other event or circumstance relating to the Borrower, the Originator or any their Affiliates, and in connection with its insurance premium or life settlement business, the Insurance Premium Finance Loans, any of the Transaction Documents, the Collateral Value Policy (including the occurrence of a Credit Event) or the Contingent Collateral Value Policy that could reasonably be expected to have a Material Adverse Effect (including any change in law with respect to the origination, financing, acquisition of insurance premium loans and/or life insurance policies in any Applicable Licensed State or Applicable Non-Licensed State otherwise);
                    (xix) promptly upon receipt thereof, copies of all notices, reports and other information received by the Originator from the escrow agent under each Escrow Agreement;
                    (xx) as soon as available and in any event within 3 Business Days after the end of each week commencing with the first week ending after the Effective Date, a report setting forth the details of each Eligible Insurance Premium Loan for which the related Premium Finance Borrower is a trust that does not have an institutional trustee or financial institution acceptable to the Agents as trustee or co-trustee under the related Trust Agreement, including, without limitation, the issuance date, maturity date and outstanding principal amount of each such Eligible Insurance Premium Loan;
                    (xxi) promptly upon receipt thereof, and in any event within 5 days of the anniversary thereof, a copy of each updated Local Counsel Opinion prepared by outside local counsel to the Originator or any Affiliate of the Originator qualified to practice in each jurisdiction in which the Originator intends to make Eligible Insurance Premium Loans; and
                    (xxii) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of the Borrower as any Agent may from time to time may reasonably request.
               (b) Intentionally Omitted.
               (c) Compliance with Laws, Etc. Comply with all Requirements of Law (including, without limitation, all those which relate to the origination, financing, acquisition and/or transfer of Insurance Premium Loans), judgments and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing), such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (ii) paying all lawful claims which if unpaid might become a Lien or charge upon any of its properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.
               (d) Preservation of Existence, Etc. Maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.
               (e) Keeping of Records and Books of Account. Keep adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP. Cause the Servicer to maintain and implement administrative and operating procedures (including, without limitation, an ability to re-create records evidencing the Insurance Premium Loans in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Insurance Premium Loans and related security (including the applicable Life Insurance Policies).
               (f) Inspection Rights. Permit the agents and representatives of any Agent at any time and from time to time during normal business hours, at the expense of the Borrower, to examine and make copies of and abstracts from its records and books of account (including, without limitation, to review and obtain copies of or make abstracts of the items comprising the Loan Documentation Packages, and discuss matters relating to the Insurance Premium Loans and Life Insurance Policies and the performance by such Person of its duties hereunder and under the Transaction Documents to which it is a party), to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. In furtherance of the foregoing, the Borrower hereby authorizes its independent accountants to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of any Agent in accordance with this Section 7.01(f).
               (g) Maintenance of Properties, Etc. Maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.
               (h) Maintenance of Insurance. Maintain insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Collateral Agent. All policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Agents and the Lenders, as its interests may appear, in case of loss, under a standard non-contributory “lender” or “secured party” clause and are to contain such other provisions as the Collateral Agent may require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Collateral Agent and such other Persons as the Collateral Agent may designate from time to time, and shall provide for not less than 30 days’ prior written notice to the Collateral Agent of the exercise of any right of cancellation. If the Borrower fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrower’s expense and without any responsibility on the Collateral Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Lenders, the Borrower, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.
               (i) Obtaining of Permits, Etc. Obtain, maintain and preserve and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary or useful in the proper conduct of its business.
               (j) Trust Agreement. Cause the Originator to require that the Premium Finance Borrower shall have either (i) paid to the applicable Insurance Provider or (ii) placed into escrow under the Trust Agreement pursuant to escrow arrangements satisfactory to the Agents, in each case, insurance premium payments in an amount sufficient to result in the applicable Life Insurance Policy remaining continuously in effect through the sixtieth (60th) day after the Insurance Premium Loan Maturity Date; provided, however, that this covenant shall be deemed to be satisfied if the aggregate amount of premium paid to the applicable Insurance

Provider with respect to the related Life Insurance Policy prior to the lapse of such Life Insurance Policy equals the “Total Life Insurance Premium” set forth in the applicable Coverage Certificate.
               (k) Further Assurances. Take such action and execute, acknowledge and deliver to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral or any other property of the Borrower, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Agent and each Lender the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, the Borrower (i) authorizes each Agent to execute any such agreements, instruments or other documents in the Borrower’s name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of the Borrower, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of the Borrower prior to the date hereof.
               (l) Change in Collateral; Collateral Records. (i) Give the Collateral Agent not less than 30 days’ prior written notice of any change in the location of any Collateral, other than to locations set forth on Schedule 6.01(bb) and with respect to which the Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon, (ii) advise the Collateral Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon and (iii) execute and deliver to the Collateral Agent for the benefit of the Agents and the Lenders from time to time, solely for the Collateral Agent’s convenience in maintaining a record of Collateral, such written statements and schedules as the Collateral Agent may reasonably require, designating, identifying or describing the Collateral.
               (m) Subordination. Cause all Indebtedness and other obligations now or hereafter owed by it to any of its Affiliates other than the Obligations, to be subordinated in right of payment and security to the Indebtedness and other Obligations owing to the Agents and the Lenders in accordance with a subordination agreement in form and substance satisfactory to the Agents.
               (n) Fiscal Year. Cause the Fiscal Year of the Borrower to end on December 31st of each calendar year unless the Agents consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).
               (o) Collections.

                    (i) On the Business Day of such receipt, remit (or cause to be remitted) to the Collection Account all Collections with respect to Insurance Premium Loans owned by the Borrower and the Collateral Value Policy and the Contingent Collateral Value Policy, if any, received directly by the Borrower, the Originator or the Servicer; and
                    (ii) cause the Servicer to include in the Loan Documentation Package an instruction that all Premium Finance Borrowers and Insurance Providers will cause all payments and Collections in respect of the Insurance Premium Loans to be deposited directly to the Collection Account.
               (p) Servicer. Cause all Servicing Fees owing to the Servicer under the Servicing Agreement to be timely paid when due and payable under the Servicing Agreement. Maintain the Servicing Agreement in full force and effect.
               (q) Insurance Collateral Agent. Cause all fees owing to the Insurance Collateral Agent under the Collateral Agency Agreement to be timely paid when due and payable under the Collateral Agency Agreement. Maintain the Collateral Agency Agreement in full force and effect.
               (r) Use of Proceeds / Purchase of Loans. Use the proceeds of the Term Loans made hereunder (including Loans made by the Lender and deposited into an account of the Borrower pending use by the Borrower subject to the terms hereof) solely to purchase or otherwise acquire Insurance Premium Loans from the Originator in accordance with and as contemplated by the terms of the Master Participation Agreement, the Insurance Premium Loan Sale and Assignment Agreements and the other Loan Documents and, subject to Section 5.02; provided, however, that the Borrower may not and shall not use the proceeds of any Term Loan herein to acquire any Insurance Premium Loans unless such Insurance Premium Loan is an Eligible Insurance Premium Loan and is a Covered Loan or the Covered Portion of an Insurance Premium Loan as evidenced by a Coverage Certificate in an amount equal to the full amount of the Term Loan requested with respect thereto.
               (s) Separateness. The Borrower shall (i) have the Servicer act as agent of the Borrower solely through the Servicing Agreement or express agencies created by arm’s-length agreement, as the case may be; provided that the Servicer fully discloses to any third party the agency relationship with the Borrower; provided further that it receives fair compensation or compensation consistent with regulatory requirements, as appropriate, from the Borrower for the services provided;
                    (ii) allocate all overhead on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;
                    (iii) ensure that all of its actions are duly authorized by its authorized personnel, as appropriate and in accordance with its Governing Documents;
                    (iv) maintain the Borrower’s books and records separately from those of any other Person, use separate stationery bearing the name “Imperial Life Financing II, LLC” in all correspondence and use separate invoices and checks, as applicable;

                    (v) prepare financial statements for itself, and for itself on a consolidated basis, in each case separate from the financial statements of any other Person;
                    (vi) at all times, act solely in its own name and through its duly authorized officers or agents, in order to maintain an arm’s-length relationship with all other Persons and shall not enter into any contract, agreement or arrangement with any other Person except (A) as contemplated by or provided for under the terms of any of the Loan Documents, or (B) on terms and conditions at least as favorable to the Borrower as would be obtainable by the Borrower at the relevant time in a comparable arm’s-length transaction or series of transactions with a Person other than an Affiliate thereof, as determined by the Borrower;
                    (vii) conduct its business solely in its own name so as to not mislead third parties as to the identity of the entity with which such third parties are conducting business, and shall use all reasonable efforts to avoid the appearance that it is conducting business on behalf of any other Person or that the assets of the Borrower are directly available to pay the creditors of any other Person;
                    (viii) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets;
                    (ix) correct any misunderstanding known to it regarding its separate identity from any other Person;
                    (x) as of the Effective Date and the date of delivery of any Notice of Borrowing, have adequate capital in light of its then contemplated business operations and for the normal obligations reasonably foreseeable in a business of its then size and character; and
                    (xi) observe strictly all organizational and procedural formalities required by this Agreement, its Governing Documents, and any Requirement of Law, as the case may be.
               (t) Collateral Value Policy Payments. Cause all payments made by the Collateral Value Insurer or Contingent Collateral Value Insurer under the Collateral Value Policy or Contingent Collateral Value Policy, as applicable, to be directly deposited in the Collection Account and be applied pursuant to Section 2.05(d) or Section 4.03(b), as applicable.
               (u) Collateral Value Policy and Contingent Collateral Value Policy. Take all actions necessary or required by the Agents to maintain the Collateral Value Policy and Contingent Collateral Value Policy in full force and effect and receive timely payment from the Collateral Value Insurer or Contingent Collateral Value Insurer pursuant to the Collateral Value Policy or Contingent Collateral Value Policy, including, without limitation, (i) filing each Proof of Loss (as defined in the Collateral Value Policy) at the times and in the proper form required by the Collateral Value Policy or Contingent Collateral Value Policy, (ii) maintaining the related Life Insurance Policy with respect to the applicable Insurance Premium Loan in full force and effect at all times required by the Collateral Value Policy and the Contingent Collateral Value Policy, (iii) notifying and instructing the Remarketing Agent (as defined in the Collateral Value Policy) to sell or otherwise dispose of the related Life Insurance Policy with respect to the applicable Insurance Premium Loan at the times required by the Collateral Value Policy and the Contingent Collateral Value Policy; and (iv) delivering to the Collateral Value Insurer and Contingent Collateral Value Insurer all notices required pursuant to the Collateral Value Policy and Contingent Collateral Value Policy, each at the times required thereunder, including without limitation, pursuant to Section VI of the Collateral Value Policy.
               (v) Back-Up Servicing Agreement. Not later than thirty (30) days after the Effective Date, the Borrower shall have entered into the Back-Up Servicing Agreement with the Back-Up Servicer.
               (w) Landlord Waiver. Not later than thirty (30) days after the Effective Date, the Borrower shall have delivered to the Collateral Agent a landlord waiver, in form and substance satisfactory to the Collateral Agent and which may be included as a provision contained in the relevant Lease executed by each landlord with respect to the Originator’s corporate headquarters located at 701 Park of Commerce Blvd., Suite 301, Boca Raton, Florida 33487.
               Section 7.02 Negative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall not, unless the Required Lenders shall otherwise consent in writing:
               (a) Liens, Etc. Create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any Requirement of Law of any jurisdiction, a financing statement (or the equivalent thereof) that names it as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof); sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to it or assign or otherwise transfer any account or other right to receive income; other than, as to all of the above, Permitted Liens.
               (b) Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to any Indebtedness other than Permitted Indebtedness.
               (c) Fundamental Changes; Dispositions. Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing); provided, however, that the Borrower may re-market and dispose of any Life Insurance Policy pursuant to the Transaction Documents so long as (i) such disposition occurs within 60 days after the date of foreclosure of such Life Insurance Policy and (ii) the proceeds from such disposition are paid to the Administrative Agent for the benefit of the Agents and the Lenders pursuant to Section 2.05(c).

               (d) Change in Nature of Business. Make any change in the nature of its business as described in Section 6.01(l).
               (e) Loans, Advances, Investments, Etc. Make or commit or agree to make any loan (other than an Eligible Insurance Premium Loan), advance guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Equity Interests, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person (other than the acquisition of any Insurance Premium Loans pursuant to the Transaction Documents), or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract.
               (f) Lease Obligations. Create, incur or suffer to exist any obligations as lessee (i) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction, or (ii) for the payment of rent for any real or personal property under leases or agreements to lease.
               (g) Capital Expenditures. Make or commit or agree to make any Capital Expenditure (by purchase or Capitalized Lease).
               (h) Restricted Payments. (i) Declare or pay any dividend or other distribution, direct or indirect, on account of any Equity Interests of the Borrower, now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Borrower or any direct or indirect parent of the Borrower, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of the Borrower, now or hereafter outstanding, (iv) return any Equity Interests to any shareholders or other equity holders of the Borrower, or make any other distribution of property, assets, shares of Equity Interests, warrants, rights, options, obligations or securities thereto as such or (v) pay any management fees or any other fees or expenses (including the reimbursement thereof by the Borrower) pursuant to any management, consulting or other services agreement to any of the shareholders or other equityholders of the Borrower or other Affiliates or Affiliates of the Borrower; provided, however, (A) the Borrower may make tax distributions (“Tax Distributions”) with respect to each Fiscal Year, in an aggregate amount equal to the amount of income tax liability the Borrower would have had for such Fiscal Year if the Borrower were an individual subject to Federal or state (in which its chief executive office or principal place of business is located) income tax at the highest applicable marginal tax rates in effect in each jurisdiction for such year and taking into account the deductibility of the state income taxes for Federal purposes and the characterization of the income of the Borrower as ordinary income or capital gains, as appropriate, provided that the Tax Distribution with respect to a Fiscal Year of the Borrower is paid by the Borrower within 20 days of (x) the estimated tax payment date, in the amount of the estimated tax due on such date calculated in accordance with this proviso, (y) the date the tax return with respect to such taxes is due, or (z) the date the tax return with respect to such tax issue is due taking into account valid extensions, in the amount of such taxes less all prior Tax Distributions applicable to such Fiscal Year, provided, further, that at the election of the Collateral Agent, which the Collateral Agent may and, upon the direction of the Required Lenders, shall make by notice to the Borrower, no such payment shall be made if an Event of Default shall have occurred and be continuing or would result from the making of any such payment and (B) after giving effect to the application of Collections with respect to the Covered Portion of Insurance Premium Loans in accordance with Section 2.05(d), so long as no Default or Event of Default has occurred and is continuing or would result from the making of any such payment, the Borrower may declare and pay dividends or distributions on account of any Equity Interests of the Borrower with any Collections with respect to the Uncovered Portion of an Insurance Premium Loan (other than Salvage Collections).
               (i) Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.
               (j) Transactions with Affiliates. Enter into, renew, extend or be a party to any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof, (ii) the transactions contemplated by this Agreement and the Loan Documents, (iii) the Insurance Premium Loan Sale and Assignment Agreements and (iv) the transactions contemplated by the Master Participation Agreement.
               (k) Limitation on Issuance of Equity Interests. Issue or sell or enter into any agreement or arrangement for the issuance and sale of any shares of its Equity Interests, any securities convertible into or exchangeable for its Equity Interests or any warrants.
               (l) Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc. (i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its Indebtedness or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the Lenders or the issuer of such Indebtedness in any respect,
                    (ii) except for the Obligations, make any voluntary or optional payment (including, without limitation, any payment of interest in cash that, at the option of the issuer, may be paid in cash or in kind), prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (except to the extent such

Indebtedness is otherwise expressly permitted by the definition of “Permitted Indebtedness”), make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Subordinated Indebtedness in violation of the subordination provisions thereof or any subordination agreement with respect thereto, or make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing.
                    (iii) amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number or FEIN;
                    (iv) amend, modify or otherwise change any of its Governing Documents, including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Equity Interests (including any shareholders’ agreement), or enter into any new agreement with respect to any of its Equity Interests; or
                    (v) amend, modify or otherwise change any Transaction Document.
               (m) Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action, that would cause it to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an “investment company” or a company “controlled” by an “investment company” not entitled to an exemption within the meaning of such Act.
               (n) Certain Agreements. Agree to any material amendment or other material change to or material waiver of any of its rights under any Material Contract.
               (o) Anti-Terrorism Laws. Neither shall the Borrower or any of their Affiliates or agents:
                    (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person,
                    (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224 or
                    (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA PATRIOT Act or any other Anti-Terrorism Law.
                    (iv) The Borrower shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its sole discretion, confirming the Borrower’s compliance with this Section 7.02(o).

               (p) Amendments or Consents to Loan Document Package. (i) Amend, supplement, amend and restate, or otherwise modify, (ii) agree to any waiver of any provision contained in or (iii) to the extent provided for or required therein, consent to or otherwise authorize or acknowledge, any action or otherwise in respect of, in any such case described in clauses (i) through (iii), above, any Loan Document Package with respect to any Insurance Premium Loan, except with the prior written consent of the Agents and the Required Lenders.
               (q) Method of Finance. Finance with funds (other than the proceeds of any Term Loan hereunder and equity proceeds) any Insurance Premium Loan (or interest therein).
               (r) Separateness. The Borrower shall not:
                    (i) have any employees except for a single part time employee in the Borrower’s Georgia office; provided, that, the Borrower may enter into the Servicing Agreement with the Servicer to the effect that the employees of such entity shall act on behalf of the Borrower; provided that such employees shall at all times hold themselves out to third parties as representatives of the Borrower while performing duties under such service agreement (including, without limitation, by means of providing such persons with business or identification cards identifying such employees as agents of the Borrower);
                    (ii) act as an agent for any other Person;
                    (iii) commingle its funds or other assets with those of any other Person and shall not maintain bank accounts or other depository accounts to which any other Person is an account party, into which any other Person makes deposits or from which any other Person has the power to make withdrawals;
                    (iv) permit any other Person to pay any of the Borrower’s operating expenses unless such operating expenses are paid by such Person pursuant to an agreement between the Borrower and such other Person providing for the allocation of such expenses and such expenses are reimbursed by the Borrower out of the Borrower’s own funds;
                    (v) consent to be liable for, or hold itself out to be responsible for any money borrowed by, or any Indebtedness incurred by, any other Person;
                    (vi) assume, guarantee, become obligated for, pay, or hold itself out to be responsible for, the debts or obligations of any other Person;
                    (vii) acquire obligations or securities of its Affiliates other than its acquisition of participations in loans, as contemplated by this Agreement;
                    (viii) hold out its credit to any Person as available to satisfy the obligation of any other Person;
                    (ix) pledge its assets for the benefit of any other entity or make any loans or advances to any Person or entity except as provided in this Agreement and the other Loan Documents;

                    (x) buy or hold evidence of Indebtedness issued by any of its Affiliates;
                    (xi) permit less than one member of the Borrower’s Board of Directors (the “Independent Manager”) to be an individual who has not been, (a) a direct or indirect legal or beneficial owner in the Borrower or any of its Affiliates, (b) a creditor, supplier, employee, officer, director, family member, manager or contractor of the Borrower or its Affiliates, (b) a creditor, supplier, employee, officer, director, family member, manager or contractor of the Borrower or its Affiliates (other than as an independent manager for such entity), or (c) a Person who control (whether directly, indirectly, or otherwise) the Borrower or its Affiliates (other than as an independent manager for such entity);
                    (xii) permit the Independent Manager at any time to serve as a trustee in bankruptcy for the Borrower, the Service, the Originator or any Affiliate thereof;
                    (xiii) identify itself as a division of any other Person; or
                    (xiv) except for the Loan Documents, enter into agreements with its Affiliates or agreements with third parties that in the aggregate would be material, if such agreements do not contain the provision that such Affiliates or third parties, in their respective capacities as counterparties under such agreements, will not seek to initiate bankruptcy or insolvency proceedings in respect of the Borrower. The Borrower shall include the provision described in the preceding sentence (or a substantially similar provision) in all agreements with third parties, to the extent practicable without interfering with the conduct of the business affairs of the Borrower, and take into consideration the willingness of third parties to enter into agreements containing such provision.
               (s) Deposits to the Collection Account. Deposit or otherwise credit, or cause or permit to be so deposited or credited by any Person, to the Collection Account cash or cash proceeds other than Collections or proceeds of the Collateral.
               (t) Change in Business Policy. Make, or permit the Originator to make, any change in the character of its business or credit and collection policy which would impair in any material respect the collectibility of any Insurance Premium Loan or related security (including any applicable Life Insurance Policy).
               (u) Change in Payment Instructions to the Collateral Value Insurer; Contingent Collateral Value Insurer and/or the Premium Finance Borrowers. Make any change in its instructions to the Collateral Value Insurer, Contingent Collateral Value Insurer and/or the Premium Finance Borrowers regarding Collections or payments to be made to the Collection Account, unless (i) the Agents and the Servicer shall have received notice of such change and (ii) the Agents previously shall have consented in writing to such change.
               (v) Amendments or Consents to Collateral Value Policy or Contingent Collateral Value Policy. (i) Amend, supplement, amend and restate, or otherwise modify, (ii) agree to any waiver of any provision contained in or (iii) to the extent provided for or required therein, consent to or otherwise authorize or acknowledge, any action or otherwise in respect of, in any such case described in clauses (i) through (iii), above, the Collateral Value Policy or

Contingent Collateral Value Policy, except with the prior written consent of the Agents and the Required Lenders.
ARTICLE VIII
MANAGEMENT, COLLECTION AND STATUS OF COLLATERAL
          Section 8.01 Collections; Management of Collateral. (a) The Borrower shall (i) establish and maintain cash management services of a type and on terms reasonably satisfactory to the Agents at the bank set forth on Schedule 8.01, the “Cash Management Bank”, and shall take such reasonable steps to enforce, collect and receive all amounts owing on the Insurance Premium Loans of the Borrower, and (ii) deposit or cause to be deposited promptly, and in any event no later than the next Business Day after the date of receipt thereof, all proceeds in respect of any Collateral and all Collections (of a nature susceptible to a deposit in a bank account) and other amounts received by the Borrower (including payments made by any Premium Finance Borrower directly to the Borrower) into the Collection Account.
               (b) On or prior to the Effective Date, the Borrower shall, with respect to the Collection Account, deliver to the Collateral Agent a Cash Management Agreement with respect to the Collection Account.
               (c) All amounts received in the Collection Account shall at the Administrative Agent’s direction be wired each Business Day into the Administrative Agent’s Account to be applied pursuant to Section 2.05(d) or Section 4.03(b), as applicable.
               (d) So long as no Default or Event of Default has occurred and is continuing, the Borrowers may amend Schedule 8.01 to add or replace the Cash Management Bank or the Collection Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to the Collateral Agent and the Collateral Agent shall have consented in writing in advance to the opening of such Collection Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Collection Account, the Borrower and such prospective Cash Management Bank shall have executed and delivered to the Collateral Agent a Cash Management Agreement. The Borrower shall close its Collection Account (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from the Collateral Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in the Collateral Agent’s reasonable judgment, or that the operating performance, funds transfer, or availability procedures or performance of such Cash Management Bank with respect to the Collection Account or the Collateral Agent’s liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in the Collateral Agent’s reasonable judgment.
               (e) The Collection Account shall be a cash collateral account, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which the Borrower is hereby deemed to have granted a Lien to Collateral Agent for the benefit of the Agents and the Lenders. All checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received directly by the Borrower from any of the Premium Finance Borrowers or any other Person, as proceeds from the Insurance Premium Loans or as proceeds of any other Collateral shall be held by the Borrower in trust for the Agents and the Lenders and if of a nature susceptible to a deposit in a bank account, upon receipt be deposited by the Borrower in original form and no later than the next Business Day after receipt thereof into the Collection Account; provided, however, all Collections received directly by the Borrower shall be held by the Borrower in trust for the Agents and the Lenders and upon receipt be deposited by the Borrower in original form and no later than the next Business Day after receipt thereof into the Administrative Agent’s Account. The Borrower shall not commingle such collections with the proceeds of any assets not included in the Collateral. No checks, drafts or other instrument received by the Administrative Agent shall constitute final payment to the Administrative Agent unless and until such instruments have actually been collected.
               (f) After the occurrence and during the continuance of an Event of Default, the Collateral Agent may send a notice of assignment and/or notice of the Lenders’ security interest to any and all Insurance Premium Borrowers, the Collateral Value Insurer, the Contingent Collateral Value Insurer or third parties holding or otherwise concerned with any of the Collateral, and thereafter the Collateral Agent or its designee shall have the sole right to collect the Insurance Premium Loans and/or take possession of the Collateral and the books and records relating thereto. The Borrower shall not, without prior written consent of the Collateral Agent, grant any extension of time of payment of any Insurance Premium Loan or payments under the Collateral Value Policy or Contingent Collateral Value Policy, compromise or settle any Insurance Premium Loan for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon.
               (g) The Borrower hereby appoints each Agent or its designee on behalf of such Agent as the Borrower’s attorney-in-fact with power exercisable during the continuance of an Event of Default to endorse the Borrower’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Insurance Premium Loans and the Collateral Value Policy and the Contingent Collateral Value Policy, to sign the Borrower’s name on any invoice or bill of lading relating to any of the Insurance Premium Loans, the Collateral Value Policy and the Contingent Collateral Value Policy, drafts against Insurance Premium Borrowers with respect to Insurance Premium Loans and the Collateral Value Policy and the Contingent Collateral Value Policy, assignments and verifications of the Insurance Premium Loans, the Collateral Value Policy and the Contingent Collateral Value Policy and notices to Insurance Premium Borrowers with respect to Insurance Premium Loans and the Collateral Value Insurer or Contingent Collateral Value Insurer with respect to the Collateral Value Policy or the Contingent Collateral Value Policy, as applicable, to send verification of Insurance Premium Loans, the Collateral Value Policy and the Contingent Collateral Value Policy, and to notify the Postal Service authorities to change the address for delivery of mail addressed to the Borrower to such address as such Agent or its designee may designate and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction), or for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until all of the Loans and other Obligations under the Loan Documents are paid in full and all of the Loan Documents are terminated.

               (h) Nothing herein contained shall be construed to constitute any Agent as agent of the Borrower for any purpose whatsoever, and the Agents shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Insurance Premium Loans or any instrument received in payment thereof or for any damage resulting therefrom (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents, by anything herein or in any assignment or otherwise, do not assume any of the obligations under any contract or agreement assigned to any Agent and shall not be responsible in any way for the performance by the Borrower of any of the terms and conditions thereof.
               (i) If any Insurance Premium Loan includes a charge for any tax payable to any Governmental Authority, each Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the Borrower’s account and to charge the Borrower therefor. The Borrower shall notify the Agents if any Insurance Premium Loan includes any taxes due to any such Governmental Authority and, in the absence of such notice, the Agents shall have the right to retain the full proceeds of such Insurance Premium Loan and shall not be liable for any taxes that may be due by reason of the sale and delivery creating such Insurance Premium Loan.
               (j) Notwithstanding any other terms set forth in the Loan Documents, the rights and remedies of the Agents and the Lenders herein provided, and the obligations of the Borrower set forth herein, are cumulative of, may be exercised singly or concurrently with, and are not exclusive of, any other rights, remedies or obligations set forth in any other Loan Document or as provided by law.
          Section 8.02 Collateral Custodian. Upon the occurrence and during the continuance of any Default or Event of Default, the Collateral Agent or its designee may at any time and from time to time employ and maintain on the premises of the Borrower a custodian selected by the Collateral Agent or its designee who shall have full authority to do all acts necessary to protect the Agents’ and the Lenders’ interests. The Borrower hereby agrees to cooperate with any such custodian and to do whatever the Collateral Agent or its designee may reasonably request to preserve the Collateral. All costs and expenses incurred by the Collateral Agent or its designee by reason of the employment of the custodian shall be the responsibility of the Borrower and charged to the Loan Account.

ARTICLE IX
EVENTS OF DEFAULT
          Section 9.01 Events of Default. If any of the following Events of Default shall occur and be continuing:
               (a) the Borrower shall fail to pay any principal of or interest on any Loan, any Collateral Agent Advance or any fee, indemnity or other amount payable under this Agreement or any other Loan Document when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);
               (b) any representation or warranty made or deemed made by or on behalf of any Credit Party, the Originator or the Servicer or by any officer of the foregoing under or in connection with any Loan Document or Transaction Document or under or in connection with any report, certificate or other document delivered to any Agent or any Lender pursuant to any Loan Document or Transaction Document, which representation or warranty is subject to a materiality or a Material Adverse Effect qualification, shall have been incorrect in any respect when made or deemed made; or any representation or warranty made or deemed made by or on behalf of any Credit Party, the Originator or the Servicer or by any officer of the foregoing under or in connection with any Loan Document or Transaction Document or under or in connection with any report, certificate or other document delivered to any Agent or any Lender pursuant to any Loan Document or Transaction Document, which representation or warranty is not subject to a materiality or a Material Adverse Effect qualification, shall have been incorrect in any material respect when made or deemed made;
               (c) any Credit Party shall fail to perform or comply with any covenant or agreement contained in paragraphs (a), (c), (d), (f), (g), (h), (j), (o), (p), (q), (r), (s), (t), (u), (v) or (w) of Section 7.01, Section 7.02 or Article VIII, or any Credit Party shall fail to perform or comply with any covenant or agreement contained in any Security Agreement to which it is a party or any Guarantor Security Agreement to which it is a party;
               (d) any Credit Party shall fail to perform or comply with any term, covenant or agreement contained in Section 7.01 of this Agreement (to the extent not otherwise provided in paragraph (c) of this Section 9.01) and such failure, if capable of being remedied, shall remain unremedied for a period of 10 days after the earlier of the date a senior officer of any Credit Party becomes aware of such failure and the date written notice of such default shall have been given by any Agent to such Credit Party;
               (e) any Credit Party, the Originator or the Servicer shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document or Transaction Document to be performed or observed by it and, except as set forth in subsections (a), (b), (b) and (d) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for 15 days after the earlier of the date a senior officer of any Credit Party, the Originator or the Servicer becomes aware of such failure and the date written notice of such default shall have been given by any Agent to such Credit Party, the Originator or the Servicer; provided that, notwithstanding the foregoing, the failure of the Servicer to perform or comply with any term, covenant or agreement contained in any Transaction Document or any Loan Document shall not constitute an Event of Default under this Section 9.01(e) so long as within thirty (30) days of the occurrence of any such failure, the Servicer is replaced by a replacement servicer acceptable to the Agents; provided, that the Borrower shall use best efforts to replace the Servicer as soon as possible after the occurrence of any such failure;
               (f) the Borrower or the Originator shall fail to pay any of its Indebtedness (excluding Indebtedness evidenced by this Agreement) in excess of $1,000,000, or any payment of principal, interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;
               (g) any Credit Party, the Originator, the Servicer or Imperial (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (g);
               (h) any proceeding shall be instituted against any Credit Party, the Originator, the Servicer or Imperial seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;
               (i) any provision of any Loan Document or Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Credit Party, the Originator or the Servicer intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto (excluding any Transaction Documents evidencing Insurance Premium Loans not exceeding more than 2% of the aggregate Maturity Principal Balance of all Eligible Insurance Premium

Loans of the Borrower), or a proceeding shall be commenced by any Credit Party, the Originator or the Servicer or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Credit Party, the Originator or the Servicer shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;
               (j) any Security Agreement, any Guarantor Security Agreement or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on any Collateral purported to be covered thereby;
               (k) any Cash Management Bank at which the Collection Account of the Borrower is maintained shall fail to comply with any of the terms of any Cash Management Agreement to which such bank is a party or any securities intermediary, commodity intermediary or other financial institution at any time in custody, control or possession of any investment property of the Borrower shall fail to comply with any of the terms of any investment property control agreement to which such Person is a party;
               (l) one or more judgments, orders or awards (or any settlement of any claim that, if breached, could result in a judgment, order or award) for the payment of money exceeding $1,000,000 in the aggregate shall be rendered against the Borrower or the Originator and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement, (ii) there shall be a period of 10 consecutive days after entry thereof during which a stay of enforcement of any such judgment, order, award or settlement, by reason of a pending appeal or otherwise, shall not be in effect, or (iii) at any time during which a stay of enforcement of any such judgment, order, award or settlement, by reason of a pending appeal or otherwise, is in effect, such judgment, order, award or settlement is not bonded in the full amount of such judgment, order, award or settlement; provided, however, that any such judgment, order, award or settlement shall not give rise to an Event of Default under this subsection (l) if and for so long as (A) the amount of such judgment, order, award or settlement is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment, order, award or settlement;
               (m) the Borrower, the Originator or the Servicer is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of its business for more than fifteen (15) days;
               (n) any material loss or theft of any Collateral, whether or not insured, or any act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities of the Borrower or the Originator, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect;

               (o) any cessation of a substantial part of the business of the Borrower or the Originator for a period which materially and adversely affects the ability of such Person to continue its business on a profitable basis;
               (p) the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower, the Originator or the Servicer, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;
               (q) the indictment, or the threatened indictment of any Credit Party or the Originator under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against any Credit Party or the Originator pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person;
               (r) a Change of Control shall have occurred;
               (s) the Collateral Value Policy or the Contingent Collateral Value Policy shall cease to be effective with respect to any portion of the Insurance Premium Loans (or interests therein) acquired by the Borrower with the proceeds of any Term Loan hereunder or cease to be the legally valid, binding and enforceable obligation of the Collateral Value Insurer or the Contingent Collateral Value Insurer, or the Collateral Value Insurer or Contingent Collateral Value Insurer shall contest, defend against or otherwise dispute, in any manner, such effectiveness, validity, binding nature or enforceability, or otherwise assert any defense to a claim made thereunder (including without limitation any defense, exception or exclusion to payment permitted by the terms of such Collateral Value Policy or Contingent Collateral Value Policy);
               (t) any event or circumstance shall have occurred that may reasonably be expected to cause the Borrower, the Originator or the Servicer to suffer materially adverse regulatory consequences (including as may be applicable to its insurance premium finance, life settlement or related business);
               (u) any event or circumstance under Section V.A or Section V.B of the Collateral Value Policy shall have occurred or the Borrower, the Originator or any of their Affiliates commits a Prohibited Act (as defined in the Collateral Value Policy); or
               (v) an event or development occurs which could reasonably be expected to have a Material Adverse Effect (including, without limitation, any change or proposed change in any relevant law, rule or regulation, in any Applicable Non-Licensed State or Applicable Licensed State or otherwise, which (i) makes the financing, origination or transfer of any Insurance Premium Loan or life insurance policy in accordance with the transactions contemplated by the Loan Documents and/or the Transaction Documents unlawful or economically or procedurally disadvantageous or (ii) limits, alters or otherwise compromises, or could be reasonably expected to compromise, the insurable interest in the related Life Insurance Policy, as contemplated by the Loan Documents, the Transaction Documents and the Loan Document Package);

          then, and in any such event, the Collateral Agent may, and shall at the request of the Required Lenders, by notice to the Borrower, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced, (ii) declare all or any portion of the Loans then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of all Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (g) or (h) of this Section 9.01 with respect to the Borrower, without any notice to the Borrower or any other Person or any act by any Agent or any Lender, all Commitments shall automatically terminate and all Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Borrower.
ARTICLE X
AGENTS
          Section 10.01 Appointment. Each Lender (and each subsequent maker of any Loan by its making thereof) hereby irrevocably appoints and authorizes the Administrative Agent and the Collateral Agent to perform the duties of each such Agent as set forth in this Agreement including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agents shall not have any liability to the Lenders for any Agent’s inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans and Collateral Agent Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Borrower, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; and (viii) subject to Section 10.03 of this Agreement, to take such action as such Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loans), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions of the Required Lenders shall be binding upon all Lenders and all makers of Loans.
          Section 10.02 Nature of Duties. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agents shall be mechanical and administrative in nature. The Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Borrower and the value of the Collateral, and the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Borrower pursuant to the terms of this Agreement or any other Loan Document. If any Agent seeks the consent or approval of the Required Lenders to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that the Required Lenders have instructed such Agent to act or refrain from acting pursuant hereto.
          Section 10.03 Rights, Exculpation, Etc. The Agents and their directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agents (i) may treat the payee of any Loan as the owner thereof until the Collateral Agent receives written notice of the assignment or transfer thereof, pursuant to Section 12.07 hereof, signed by such payee and in form satisfactory to the Collateral Agent; (ii) may consult with legal counsel (including, without limitation, counsel to any Agent or counsel to the Borrower), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by the Borrower in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agents shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 4.03, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agents are permitted or required to take or to grant, and if such instructions are promptly requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders.
          Section 10.04 Reliance. Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.
          Section 10.05 Indemnification. To the extent that any Agent is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify such Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender’s Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 10.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such liability resulted from such Agent’s gross negligence or willful misconduct. The obligations of the Lenders under this Section 10.05 shall survive the payment in full of the Loans and the termination of this Agreement.

          Section 10.06 Agents Individually. With respect to its Pro Rata Share of the Total Commitment hereunder and the Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms “Lenders” or “Required Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Lenders. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders.
          Section 10.07 Successor Agent. (a) (i) Each Agent may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving at least ten (10) Business Days’ prior written notice to the Borrower and each Lender, and (ii) on or after the Term Loan Commitment Termination Date, the Required Funded Lenders may remove each Agent without cause at any time by giving at least five (5) Business Days’ prior written notice to such Agent, the Borrower and each other Lender. Such resignation or removal shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.
               (b) Upon any such notice of resignation or removal, the Required Lenders (or the Required Funded Lenders in the case of a removal under clause (ii) of paragraph (a) of this Section 10.07) shall appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent’s resignation or removal hereunder as an Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.
               (c) If a successor Agent shall not have been so appointed within said ten (10) Business Day period, the retiring Agent, with the consent of the other Agent shall then appoint a successor Agent who shall serve as an Agent until such time, if any, as the Required Lenders, with the consent of the other Agent, appoint a successor Agent as provided above.
          Section 10.08 Collateral Matters.
               (a) The Collateral Agent may from time to time on or after the Term Loan Commitment Termination Date make such disbursements and advances (“Collateral Agent Advances”) which the Collateral Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrower of the Loans and other Obligations or to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 12.04. Without limiting the foregoing, the Collateral Agent shall be permitted at anytime to make Collateral Agent Advances to pay insurance premiums due under the Life Insurance Policies. The Collateral Agent Advances shall be repayable on demand and be secured by the Collateral. The Collateral Agent Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 4.01. The Collateral Agent shall notify each Lender and the Borrower in writing of each such Collateral Agent Advance, which notice shall include a description of the purpose of such Collateral Agent Advance. Without limitation to its obligations pursuant to Section 10.05, each Lender agrees that it shall make available to the Collateral Agent, upon the Collateral Agent’s demand, in Dollars in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Collateral Agent Advance. If such funds are not made available to the Collateral Agent by such Lender, the Collateral Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Collateral Agent, at the Federal Funds Rate for three Business Days and thereafter at the interest rate per annum equal to 20%.
               (b) The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon termination of the Total Commitment and payment and satisfaction of all Loans, Reimbursement Obligations, Letter of Credit Obligations, and all other Obligations in accordance with the terms hereof; or constituting property being sold or disposed of in the ordinary course of the Borrower’s business or otherwise in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Borrower owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 10.08(b).
               (c) Without in any manner limiting the Collateral Agent’s authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 10.08(b). Upon receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by the Borrower, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Agents and the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of the Borrower in respect of) all interests in the Collateral retained by the Borrower.
               (d) The Collateral Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Borrower or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.
          Section 10.09 Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and the Lenders as secured party. Should the Administrative Agent or any Lender obtain possession or control of any such Collateral, the Administrative Agent or such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent’s instructions. In addition, the Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. The Borrower by its execution and delivery of this Agreement hereby consents to the foregoing.
          Section 10.10 No Reliance on any Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on any Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with the Borrower, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or such other laws. Each Lender, Affiliate, participant or assignee subject to Section 326 of the USA PATRIOT Act will perform the measures necessary to satisfy its own responsibilities under the CIP Regulations.
ARTICLE XI
SERVICER TERMINATION EVENTS
          Section 11.01 Servicer Termination Event. If a Servicer Termination Event has occurred and is continuing, the Agents, by notice in writing to the Servicer and the Borrower, may terminate the Servicing Agreement pursuant to the terms forth in the Servicing Agreement. On and after the effective time of any notice of termination, a replacement servicer approved in writing by the Agents shall be the successor Servicer, as more fully set forth in a replacement servicing agreement in form and substance satisfactory to the Agents.
ARTICLE XII
MISCELLANEOUS
          Section 12.01 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (certified mail, postage prepaid and return receipt requested), telecopied or delivered by hand, Federal Express or other reputable overnight courier, if to the Borrower, at the following address:
          Imperial Life Financing II, LLC
          191 Peachtree Street NE
          Suite 3300
          Atlanta, Georgia 30303
          Attention: Chief Financial Officer
          Telephone: 404.736.3630
          Telecopier: 404.736.3620
          with a copy to:
          Foley & Lardner LLP
          One Independent Drive, Suite 1300
          Jacksonville, FL 32202
          Attention: Robert S. Bernstein, Esq..
          Telephone: 904.359.2000
          Telecopier: 904.359.8700
          if to the Administrative Agent, to it at the following address:
          CTL Holdings II LLC
          6615 West Boynton Beach Blvd, #394
          Boynton Beach, FL 33437
          Attention: President
          Telephone: 561.373.2475
          Telecopier: 561.892.6313
          if to the Collateral Agent, to it at the following address:
          CTL Holdings II LLC
          6615 West Boynton Beach Blvd, #394
          Boynton Beach, FL 33437
          Attention: President
          Telephone: 561.373.2475
          Telecopier: 561.892.6313

          or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01. All such notices and other communications shall be effective, (i) if mailed (certified mail, postage prepaid and return receipt requested), when received or 3 days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered by hand, Federal Express or other reputable overnight courier, upon delivery, except that notices to any Agent pursuant to Article II shall not be effective until received by such Agent.
          Section 12.02 Amendments, Etc (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders or by the Collateral Agent with the consent of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall (i) increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any scheduled date fixed for any payment of principal of, or interest or fees on, the Loans payable to any Lender, in each case without the written consent of any Lender affected thereby, (ii) increase the Total Commitment without the written consent of each Lender, (iii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender, (iv) amend the definition of “Required Lenders” or “Pro Rata Share” without the written consent of each Lender, (v) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Agents and the Lenders, or release the Borrower or any Guarantor without the written consent of each Lender, (vi) amend, modify or waive Section 4.03 or this Section 12.02 of this Agreement without the written consent of each Lender, or (vii) amend the definition of “Borrowing Base”, “Borrowing Base Deficit”, “Collateral Value Policy”, “Collateral Value Insurer”, “Collections”, “Contingent Collateral Value Policy”, “Contingent Collateral Value Insurer”, “Coverage Certificate”, “Covered Loan Amount” or “Eligible Insurance Premium Loan”, in each case, without the written consent of each Lender. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents. Notwithstanding the foregoing, the parties hereto hereby agree that any amendment, modification or waiver of, or consent with respect to the definitions of “Collateral Value Insurer”, “Collateral Value Policy”, “Collections”, “Coverage Certificate”, “Person” and “Salvage Collections” in Section 1.01, Section 2.05(e), Section 12.19 and the last three sentences in this Section 12.02(a) shall require the written consent of the Collateral Value Insurer (prior to the occurrence of a Credit Event) or the Contingent Collateral Value Insurer (after the occurrence of a Credit Event) to be effective. In all events, copies of any amendments to this Agreement, any other Loan Document or any Transaction Document shall be promptly provided by the Borrower to the Collateral Value Insurer following execution thereof. Each of the parties hereto agrees that the Collateral Value Insurer (prior to the occurrence of a Credit Event) or the Contingent Collateral Value Insurer (after the occurrence of a Credit Event) is a third party beneficiary solely with respect to Section 2.05(e), Section 12.19 and the last three sentences in Section 12.02(a) of this Agreement
          (b) If any action to be taken by the Lenders hereunder requires the unanimous consent, authorization, or agreement of all of the Lenders, and a Lender other than the Collateral Agent and the Administrative Agent (the “Holdout Lender”) fails to give its consent, authorization, or agreement, then the Collateral Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a “Replacement Lender”), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 12.07(b). Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make its Pro Rata Share of Loans.
          Section 12.03 No Waiver; Remedies, Etc. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.
          Section 12.04 Expenses; Taxes; Attorneys’ Fees. The Borrower will pay on demand, all costs and expenses incurred by or on behalf of each Agent (and, in the case of clauses (b) through (m) below, each Lender), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for each Agent (and, in the case of clauses (b) through (m) below, each Lender), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral and title searches, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 7.01(b) or the review of any of the agreements, instruments and documents referred to in Section 7.01(f)), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of the Agents’ or any of the Lenders’ rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents’ or the Lenders’ claims against the Borrower, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from the Borrower, or (i) the receipt by any Agent or any Lender of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by any Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees to save each Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) the Borrower agrees to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents, and (z) if the Borrower fails to perform any covenant or agreement contained herein or in any other Loan Document, any Agent may itself perform or cause performance of such covenant or agreement, and the expenses of such Agent incurred in connection therewith shall be reimbursed on demand by the Borrower.
          Section 12.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Agent or such Lender to or for the credit or the account of the Borrower against any and all obligations of the Borrower either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. Each Agent and each Lender agrees to notify the Borrower promptly after any such set-off and application made by such Agent or such Lender provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents and the Lenders under this Section 12.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agents and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.
          Section 12.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 12.07 Assignments and Participations.
               (a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the Borrower and each Agent and each Lender and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights hereunder or under the other Loan Documents without the prior written consent of each Lender and any such assignment without the Lenders’ prior written consent shall be null and void.
               (b) Each Lender may with the written consent of the Collateral Agent, assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Term Loan Commitment and any Term Loan made by it and; provided, however, that (i) such assignment is in an amount which is at least $1,000,000 (or the remainder of such Lender’s Commitment), (ii) that the parties to each such assignment shall execute and deliver to the Collateral Agent an Assignment and Acceptance, together with any promissory note subject to such assignment. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance and recordation on the Register, (A) the assignee thereunder shall become a “Lender” hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).
               (c) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.
               (d) The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans (and stated interest thereon) (the “Registered Loans”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.
               (e) Upon receipt by the Administrative Agent of a completed Assignment and Acceptance, the Administrative Agent shall accept such assignment and record the information contained therein in the Register.
               (f) A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Agents shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered on the Register as the owner thereof for the purpose of receiving all payments thereon, notwithstanding notice to the contrary.
               (g) In the event that any Lender sells participations in a Registered Loan, such Lender shall, acting for this purpose as a non-fiduciary agent on behalf of the Borrower, maintain, or cause to be maintained, a register on which it enters the name of all participants in the Registered Loans held by it and the principal amount (and stated interest thereon) of the portion of the Registered Loan that is the subject of the participation (the “Participant Register”). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

               (h) Any Non-U. S. Lender who purchases or is assigned or participates in any portion of such Registered Loan shall comply with Section 2.08(d).
               (i) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments, the Loans made by it); provided, that (i) such Lender’s obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or the Borrower (except as set forth in Section 10.08 of this Agreement or any other Loan Document). The Borrower agrees that each participant shall be entitled to the benefits of Section 2.08 and Section 4.04 of this Agreement with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender.
          Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.
          Section 12.09 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.
          Section 12.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY

AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 12.01 AND TO THE SECRETARY OF STATE OF THE STATE OF NEW YORK, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
          Section 12.11 WAIVER OF JURY TRIAL, ETC. THE BORROWER, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE BORROWER CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. THE BORROWER HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.

          Section 12.12 Consent by the Agents and Lenders. Except as otherwise expressly set forth herein to the contrary or in any other Loan Document, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an “Action”) of any Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which the Borrower is a party and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.
          Section 12.13 No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.
          Section 12.14 Reinstatement; Certain Payments. If any claim is ever made upon any Agent or any Lender for repayment or recovery of any amount or amounts received by such Agent or such Lender in payment or on account of any of the Obligations, such Agent or such Lender shall give prompt notice of such claim to each other Agent and Lender and the Borrower, and if such Agent or such Lender repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Agent or such Lender or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Agent or such Lender with any such claimant, then and in such event the Borrower agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Agent or such Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Agent or such Lender.
          Section 12.15 Indemnification.
               (a) General Indemnity. In addition to the Borrower’s other Obligations under this Agreement, the Borrower agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Agent, each Lender and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the “Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) any Agent’s or any Lender’s furnishing of funds to the Borrower for the account of the Borrower under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans, (iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto

(collectively, the “Indemnified Matters”); provided, however, that Borrower shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.
               (b) The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.15 may be unenforceable because it is violative of any law or public policy, the Borrower shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The indemnities set forth in this Section 12.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.
          Section 12.16 Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error.
          Section 12.17 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, each Agent and each Lender and when the conditions precedent set forth in Section 5.01 hereof have been satisfied or waived in writing by the Agents, and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender, and their respective successors and assigns, except that the Borrower shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Agent and each Lender, and any assignment by any Lender shall be governed by Section 12.07 hereof.
          Section 12.18 Interest. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrower); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrower). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 12.18 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 12.18.
          For purposes of this Section 12.18, the term “applicable law” shall mean that law in effect from time to time and applicable to the loan transaction between the Borrower, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.
          The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.
          Section 12.19 Confidentiality. Each Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Borrower pursuant to this Agreement or the other Loan Documents which is identified in writing by the Borrower as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by any Requirement of Law or judicial process or as otherwise requested by any Governmental Authority, (ii) to counsel for any Agent or any Lender, (iii) to examiners, auditors, accountants or Securitization parties; provided, that the

Agents and the Lenders shall not be entitled to disclose the identity of the Collateral Value Insurer to the Rating Agencies or, except as provided below, provide a copy of the Collateral Value Policy to the Rating Agencies, in each case, without the prior written consent of the Collateral Value Insurer; provided, further, that the Agents and the Lenders shall be permitted to disclose a copy of the Collateral Value Policy to the Rating Agencies so long as the identity of the Collateral Value Insurer is redacted, (iv) in connection with any litigation to which any Agent or any Lender is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 12.19.
          Section 12.20 Public Disclosure. The Borrower agrees that neither it nor any of its Affiliates will now or in the future issue any press release or other public disclosure using the name of an Agent, any Lender or any of their respective Affiliates or referring to this Agreement or any other Loan Document without the prior written consent of such Agent or such Lender, except to the extent that the Borrower or such Affiliate is required to do so under applicable law (in which event, the Borrower or such Affiliate will consult with such Agent or such Lender before issuing such press release or other public disclosure). The Borrower hereby authorizes each Agent and each Lender, after consultation with the Borrower, to advertise the closing of the transactions contemplated by this Agreement, and to make appropriate announcements of the financial arrangements entered into among the parties hereto, as such Agent or such Lender shall deem appropriate, including, without limitation, announcements commonly known as tombstones, in such trade publications, business journals, newspapers of general circulation and to such selected parties as such Agent or such Lender shall deem appropriate.
          Section 12.21 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.
          Section 12.22 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, the “USA PATRIOT Act”) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the entities composing the Borrower, which information includes the name and address of each such entity and other information that will allow such Lender to identify the entities composing the Borrower in accordance with the USA PATRIOT Act. The Borrower agrees to take such action and execute, acknowledge and deliver at its sole cost and expense, such instruments and documents as any Lender may reasonably require from time to time in order to enable such Lender to comply with the USA PATRIOT Act.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER: IMPERIAL LIFE FINANCING II, LLC
By:	/s/ Jonathan Neuman
	Name:	Jonathan Neuman
	Title:	President

COLLATERAL AGENT, ADMINISTRATIVE AGENT AND LENDER: CTL HOLDINGS II LLC
By:	/s/ Antony Mitchell
	Name:	Antony Mitchell
	Title:	President

Schedule 1.01(A)
Lenders and Lenders’ Commitments

Lender	Commitment
CTL Holdings II, LLC	$15,000,000
Total	$15,000,000

Schedule 1.01(B)
Applicable Non-Licensed States
1. Utah

Schedule 1.01(C)
Applicable Licensed States
None

Schedule 1.01(D)
Loan Schedule
None

Schedule 5.02(e)
Delivery of Documents
1.	Loan Schedule
2.	Life Insurance Policy and evidence of receipt by insurance carrier of the related premium
3.	Eligibility Certification
4.	Trust Agreement
5.	Escrow Agreement
6.	Completed compliance checklist for Insurance Premium Loan
7.	Loan Documentation Package for Insurance Premium Loan
8.	Coverage Certificate
9.	Insurance Premium Loan Assignment Agreement or Participation Certificate from Master Participation Agreement
10.	All other deliveries required by the Agents, including all documents and certificates required for an Insurance Premium Loan to be an Eligible Insurance Premium Loan

Schedule 6.01(e)
Capitalization
100% of the issued and outstanding Equity Interests are owned by Imperial Premium Finance, LLC

Schedule 6.01(q)
Insurance

Insurance
Company	Type	Policy Period	Limit of Liability	Policy #
American Intl. Specialty Lines Ins. Co.	Professional Liability E&O	12/19/08 — 12/19/09	10,000,000.00	013777922

Navigators Insurance Company	Director and Officer Liability	8/20/08 — 8/20/09	5,000,000	NY08DOL601410IV

Schedule 6.01(t)
Bank Accounts

Bank	SunTrust Bank
Account Name	Imperial Life Financing II, LLC
Type of Account	Collection

Bank	SunTrust Bank
Account Name	Imperial Life Financing II, LLC
Type of Account	Checking

Schedule 6.01(u)
Intellectual Property
None

Schedule 6.01(v)
Material Contracts
Transaction Documents.

Schedule 6.01(aa)
Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of
Business; Chief Executive Office; FEIN

Name	Imperial Life Financing II, LLC
Jurisdiction of Organization	Georgia
Organizational Identification Number	09008743
Chief Place of Business	701 Park of Commerce Blvd., Suite 301 Boca Raton, FL 33487
Chief Executive Office	191 Peachtree Street NE, Suite 3300 Atlanta, Georgia 30303

Schedule 6.01(bb)
Collateral Locations
701 Park of Commerce Blvd., Suite 301, Boca Raton FL 33487

Schedule 8.01
Cash Management Bank and Collection Account

Bank	SunTrust Bank
Account Name	Imperial Life Financing II, LLC
Type of Account	Collection

EXHIBIT A
FORM OF SECURITY AGREEMENT
          PLEDGE AND SECURITY AGREEMENT, dated as of February ___, 2009 made by the Grantor referred to below, in favor of CTL Holdings II, LLC, a Georgia limited liability company, in its capacity as collateral agent for the Secured Parties referred to below (in such capacity, together with its successors and assigns in such capacity, if any, the “Collateral Agent”).
W I T N E S S E T H:
          WHEREAS, Imperial Life Financing II, LLC, a Georgia limited liability company (the “Borrower” and the “Grantor”, the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), the Collateral Agent and CTL Holdings II, LLC, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”) are parties to a Financing Agreement, dated as of February ___, 2009 (such agreement, as amended, restated, supplemented, modified or otherwise changed from time to time, including any replacement agreement therefor, being hereinafter referred to as the “Financing Agreement”);
          WHEREAS, pursuant to the Financing Agreement, the Lenders have agreed to make term loans (each a “Loan” and collectively, the “Loans”), to the Borrower in an aggregate principal amount at any one time outstanding not to exceed the Total Term Loan Commitment (as defined in the Financing Agreement);
          WHEREAS, it is a condition precedent to the Lenders making any Loan to the Borrower pursuant to the Financing Agreement that the Grantor shall have executed and delivered to the Collateral Agent a pledge to the Collateral Agent, for the benefit of the Secured Parties, and the grant to the Collateral Agent, for the benefit of the Secured Parties, of (a) a security interest in and Lien on the outstanding shares of Equity Interests (as defined in the Financing Agreement) and indebtedness from time to time owned by the Grantor of each Person now or hereafter existing and in which the Grantor has any interest at any time, and (b) a security interest in all other personal property and fixtures of the Grantor; and
          WHEREAS, Grantor has determined that the execution, delivery and performance of this Agreement directly benefit, and are in the best interest of, the Grantor;
          NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Collateral Agent and the Lenders to make and maintain the Loans to the Borrower pursuant to the Financing Agreement, the Grantor agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:
          SECTION 1. Definitions.
               (a) Reference is hereby made to the Financing Agreement for a statement of the terms thereof. All capitalized terms used in this Agreement and the recitals hereto which are defined in the Financing Agreement or in Article 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Code”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Collateral Agent may otherwise determine.
               (b) The following terms shall have the respective meanings provided for in the Code: “Accounts”, “Account Debtor”, “Cash Proceeds”, “Certificate of Title”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contracts”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Noncash Proceeds”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Record”, “Security Account”, “Software”, “Supporting Obligations” and “Tangible Chattel Paper”.
               (c) As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:
          “Additional Collateral” has the meaning specified therefor in Section 4(a)(i) hereof.
          “Certificated Entities” has the meaning specified therefor in Section 5(m) hereof.
          “Existing Issuer” has the meaning specified therefor in the definition of the term “Pledged Shares”.
          “Intellectual Property” means all U.S and non-U.S. (i) published and unpublished works of authorship (including, without limitation, computer software), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof, including, without limitation, all copyright registrations and applications listed in Schedule II hereto (collectively, “Copyrights”); (ii) inventions, discoveries, ideas and all patents, registrations, and applications therefor, including, without limitation, divisions, continuations, continuations-in-part and renewal applications, and all renewals, extensions and reissues, including, without limitation, all patents and patent applications listed in Schedule II hereto (collectively, “Patents”); (iii) trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for all of the foregoing, and all goodwill associated therewith and symbolized thereby, and all extensions, modifications and renewals of same, including, without limitation, all trademark registrations and applications listed in Schedule II hereto (collectively, “Trademarks”); (iv) confidential and proprietary information, trade secrets and know-how, including, without limitation, processes, schematics, databases, formulae, drawings, prototypes, models, designs and customer lists (collectively, “Trade Secrets”); and (v) all other intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including, without limitation, rights to recover for past, present and future violations thereof (collectively, “Other Proprietary Rights”).
          “Pledged Debt” means the indebtedness described in Schedule VII hereto and all indebtedness from time to time owned or acquired by the Grantor, the promissory notes and other Instruments evidencing any or all of such indebtedness, and all interest, cash, Instruments, Investment Property, financial assets, securities, Equity Interests, other equity interests, stock options and commodity contracts, notes, debentures, bonds, promissory notes or other evidences of indebtedness and all other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.
          “Pledged Interests” means, collectively, (a) the Pledged Debt, (b) the Pledged Shares and (c) all security entitlements in any and all of the foregoing.
          “Pledged Issuer” has the meaning specified therefor in the definition of the term “Pledged Shares”.
          “Pledged Shares” means (a) the shares of Equity Interests described in Schedule VIII hereto, whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, issued by the Persons described in such Schedule VIII (the “Existing Issuers”), (b) the shares of Equity Interests at any time and from time to time acquired by the Grantor of any and all Persons now or hereafter existing (such Persons, together with the Existing Issuers, being hereinafter referred to collectively as the “Pledged Issuers” and each individually as a “Pledged Issuer”), whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, and (c) the certificates representing such shares of Equity Interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, Instruments, Investment Property, financial assets, securities, Equity Interests, other equity interests, stock options and commodity contracts, notes, debentures, bonds, promissory notes or other evidences of indebtedness and all other property (including, without limitation, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests.
          “Secured Parties” means, collectively, the Agents and the Lenders.
          “Secured Obligations” has the meaning specified therefor in Section 3 hereof.
          SECTION 2. Grant of Security Interest. As collateral security for the payment, performance and observance of all of the Secured Obligations, the Grantor hereby pledges and assigns to the Collateral Agent (and its agents and designees), and grants to the Collateral Agent (and its agents and designees), for the benefit of the Secured Parties, a continuing security interest in, all personal property and Fixtures of the Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including, without limitation, the following (all being collectively referred to herein as the “Collateral”):

               (a) all Accounts;
               (b) all Chattel Paper (whether tangible or electronic);
               (c) the Commercial Tort Claims specified on Schedule VI hereto;
               (d) all Deposit Accounts, all cash, and all other property from time to time deposited therein or otherwise credited thereto and the monies and property in the possession or under the control of any Agent or any Lender or any affiliate, representative, agent or correspondent of any Agent or any Lender;
               (e) all Documents;
               (f) all General Intangibles (including, without limitation, all Payment Intangibles and Intellectual Property);
               (g) all Goods, including, without limitation, all Equipment, Fixtures and Inventory;
               (h) all Instruments (including, without limitation, Promissory Notes);
               (i) all Investment Property;
               (j) all Letter-of-Credit Rights;
               (k) all Pledged Interests;
               (l) all Supporting Obligations;
               (m) all Insurance Premium Loans;
               (n) all other tangible and intangible personal property of the Grantor (whether or not subject to the Code), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of the Grantor described in the preceding clauses of this Section 2 hereof (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by the Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, Software, data and computer programs in the possession or under the control of the Grantor or any other Person from time to time acting for the Grantor that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2 hereof or are otherwise necessary or helpful in the collection or realization thereof; and
               (o) all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;in each case howsoever the Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).
Notwithstanding anything herein to the contrary, the term “Collateral” shall not include, and the Grantor is not pledging, nor granting a security interest hereunder in, any of the Grantor’s right, title or interest in any license, contract or agreement to which the Grantor is a party as of the date hereof or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the express terms of such license, contract or agreement on the date hereof result in a breach of the terms of, or constitute a default under, such license, contract or agreement (other than to the extent that any such term (i) has been waived or (ii) would be rendered ineffective pursuant to Sections 9-406, 9-408, 9-409 of the Code or other applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that (x) immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and the Grantor shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect and (y) the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Collateral Agent’s unconditional continuing security interest in and liens upon any rights or interests of the Grantor in or to the proceeds of, or any monies due or to become due under, any such license, contract or agreement.
          SECTION 3. Security for Secured Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the “Secured Obligations”):
               (a) the prompt payment by the Grantor, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Financing Agreement and/or the other Loan Documents, including, without limitation, (i) all Obligations and (ii) all interest, fees, commissions, charges, expense reimbursements, indemnifications and all other amounts due or to become due under any Loan Document (including, without limitation, all interest, fees, commissions, charges, expense reimbursements, indemnifications and other amounts that accrue after the commencement of any Insolvency Proceeding of any Credit Party, whether or not the payment of such interest, fees, commissions, charges, expense reimbursements, indemnifications and other amounts are unenforceable or are not allowable, in whole or in part, due to the existence of such Insolvency Proceeding); and
               (b) the due performance and observance by the Grantor of all of its other obligations from time to time existing in respect of the Loan Documents.
          SECTION 4. Delivery of the Pledged Interests.
               (a) (i) All promissory notes currently evidencing the Pledged Debt and all certificates currently representing the Pledged Shares shall be delivered to the Collateral Agent on or prior to the execution and delivery of this Agreement. All other promissory notes, certificates and Instruments constituting Pledged Interests from time to time required to be pledged to the Collateral Agent pursuant to the terms of this Agreement or the Financing Agreement (the “Additional Collateral”) shall be delivered to the Agent promptly upon, but in any event within five (5) days of, receipt thereof by or on behalf of the Grantor. All such promissory notes, certificates and Instruments shall be held by or on behalf of the Collateral Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent. If any Pledged Interests consists of uncertificated securities, unless the immediately following sentence is applicable thereto, the Grantor shall cause the Collateral Agent (or its designated custodian or nominee) to become the registered holder thereof, or cause each issuer of such securities to agree that it will comply with instructions originated by the Collateral Agent with respect to such securities without further consent by the Grantor. If any Pledged Interests consists of security entitlements, the Grantor shall transfer such security entitlements to the Collateral Agent (or its custodian, nominee or other designee), or cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Collateral Agent without further consent by the Grantor.
                    (i) Within five (5) days of the receipt by the Grantor of any Additional Collateral, a Pledge Amendment, duly executed by the Grantor, in substantially the form of Exhibit A hereto (a “Pledge Amendment”), shall be delivered to the Collateral Agent, in respect of the Additional Collateral that must be pledged pursuant to this Agreement and the Financing Agreement. The Pledge Amendment shall from and after delivery thereof constitute part of Schedules VII and VIII hereto. The Grantor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all promissory notes, certificates or Instruments listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder constitute Pledged Interests and the Grantor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 5 hereof with respect to such Additional Collateral.
               (b) If the Grantor shall receive, by virtue of the Grantor’s being or having been an owner of any Pledged Interests, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other Instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Interests, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by the Grantor pursuant to Section 7 hereof) or in securities or other property or (iv) dividends, distributions, cash, Instruments, Investment Property and other property in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, the Grantor shall receive such stock certificate, promissory note, Instrument, option, right, payment or distribution in trust for the benefit of the Collateral Agent, shall segregate it from the Grantor’s other property and shall deliver it forthwith to the Collateral Agent, in the exact form received, with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Interests and as further collateral security for the Secured Obligations.

          SECTION 5. Representations and Warranties. The Grantor represents and warrants as follows:
               (a) Schedule I hereto sets forth (i) the exact legal name of the Grantor, (ii) the state or jurisdiction of organization of the Grantor, (iii) the type of organization of the Grantor and (iv) the organizational identification number of the Grantor or states that no such organizational identification number exists.
               (b) This Agreement is, and each other Loan Document to which the Grantor is or will be a party, when executed and delivered, will be, a legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and principles of equity.
               (c) There is no pending or, to the knowledge of the Grantor, threatened action, suit, proceeding or claim before any court or other Governmental Authority or any arbitrator, or any order, judgment or award by any court or other Governmental Authority or any arbitrator, that, if adversely determined, may adversely affect the grant by the Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by the Collateral Agent of any of its rights or remedies hereunder.
               (d) All Collateral now existing are, and all Collateral hereafter existing will be, located at the addresses specified therefor in Schedule III hereto. The Grantor’s chief place of business and chief executive office, the place where the Grantor keeps its Records concerning Accounts, Insurance Premium Loans and all originals of all Chattel Paper are located at the addresses specified therefor in Schedule III hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof). None of the Accounts is evidenced by Promissory Notes or other Instruments. Set forth in Schedule IV hereto is a complete and accurate list, as of the date of this Agreement, of each Deposit Account, Securities Account and Commodities Account of the Grantor, together with the name and address of each institution at which each such Account is maintained, the account number for each such Account and a description of the purpose of each such Account. Set forth in Schedule II hereto is (i) a complete and correct list of each trade name used by the Grantor and (ii) the name of, and each trade name used by, each Person from which the Grantor has acquired any substantial part of the Collateral within five years of the date hereof.
               (e) (i) The Grantor owns and controls, or otherwise possesses adequate rights to use, all Intellectual Property necessary to conduct their business in substantially the same manner as conducted as of the date hereof. Schedule II hereto sets forth a true and complete list of all issued, registered, renewed, applied-for or otherwise material Intellectual Property owned or used by the Grantor as of the date hereof. All such Intellectual Property is valid, subsisting and enforceable, and none of such Intellectual Property has been abandoned in whole or in part and is not subject to any outstanding order, judgment or decree restricting its use in any material respect or adversely affecting the Grantor’s rights thereto in any material respect. Except as set forth in Schedule II hereto, no such Intellectual Property is the subject of any licensing or franchising agreement.

                    (ii) Grantor is not violating and Grantor has not received a written notice that it has violated any Intellectual Property rights. There are no suits, actions, reissues, reexaminations, public protests, interferences, arbitrations, mediations, oppositions, cancellations, Internet domain name dispute resolutions or other proceedings (collectively, “Suits”) pending, decided, to Grantor’s knowledge, threatened or asserted concerning any claim or position that the Grantor or any of its indemnitees have violated any Intellectual Property rights. There are no Suits or claims pending, decided, threatened or asserted concerning the Intellectual Property owned or controlled by the Grantor, and, to the Grantor’s knowledge, no valid basis for any such Suits or claims exists.
               (f) The Existing Issuers set forth in Schedule VIII identified as a Subsidiary of the Grantor are the Grantor’s only Subsidiaries existing on the date hereof. The Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as noted in Schedule VIII hereto, the Pledged Shares constitute 100% of the issued shares of Equity Interests of the Pledged Issuers as of the date hereof. All other shares of Equity Interests constituting Pledged Interests will be duly authorized and validly issued, fully paid and nonassessable.
               (g) The promissory notes currently evidencing the Pledged Debt have been, and all other promissory notes from time to time evidencing Pledged Debt, when executed and delivered, will have been, duly authorized, executed and delivered by the respective makers thereof, and all such promissory notes are or will be, as the case may be, legal, valid and binding obligations of such makers, enforceable against such makers in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and principles of equity.
               (h) The Grantor is and will be at all times the sole and exclusive owners of, or otherwise have and will have adequate rights in, the Collateral free and clear of any Lien except for the Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except such as may have been filed to perfect or protect any Permitted Lien.
               (i) The exercise by the Collateral Agent of any of its rights and remedies hereunder will not contravene any Requirement of Law or any contractual restriction binding on or otherwise affecting the Grantor or any of its properties and will not result in, or require the creation of, any Lien upon or with respect to any of its properties.
               (j) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body, or any other Person, is required for (i) the due execution, delivery and performance by the Grantor of this Agreement, (ii) the grant by the Grantor of the security interest purported to be created hereby in the Collateral or (iii) the exercise by the Collateral Agent of any of its rights and remedies hereunder, except, in the case of this clause (iii), as may be required in connection with any sale of any Pledged Interests by laws affecting the offering and sale of securities generally. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person, is required for the perfection of the security interest purported to be created hereby in the Collateral, except (A) for the filing under the Uniform Commercial Code as in effect in the applicable jurisdiction of the financing statements described in Schedule V hereto, all of which financing statements have been duly filed and are in full force and effect, , (B) with respect to any action that may be necessary to obtain control of Collateral constituting Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights, the taking of such actions, and (C the Collateral Agent’s having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral (subclauses (A), (B) and (C), each a “Perfection Requirement” and collectively, the “Perfection Requirements”).
               (k) This Agreement creates a legal, valid and enforceable security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral, as security for the Secured Obligations. The Perfection Requirements result in the perfection of such security interests. Such security interests are, or in the case of Collateral in which the Grantor obtains rights after the date hereof, will be, perfected, first priority security interests, subject in priority only to the Permitted Liens that, pursuant to the definition of the term “Permitted Liens”, are not prohibited from being prior to the Liens in favor of the Collateral Agent, for the benefit of the Secured Parties, and the recording of such instruments of assignment described above. Such Perfection Requirements and all other action necessary or desirable to perfect and protect such security interest have been duly made or taken, except for (i) the Collateral Agent’s having possession of all Instruments, Documents, Chattel Paper and cash constituting Collateral after the date hereof, (ii) the Collateral Agent’s having control of all Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights constituting Collateral after the date hereof, and (iii) the other filings and recordations and actions described in Section 5(j) hereof.
               (l) As of the date hereof, the Grantor does not hold any Commercial Tort Claims or is not aware of any such pending claims, except for such claims described in Schedule VI.
               (m) The Grantor has irrevocably opted into Article 8 of the Uniform Commercial Code (collectively, the “Certificated Entities”). Such interests are securities for purposes of Article 8 of any relevant Uniform Commercial Code.
          SECTION 6. Covenants as to the Collateral. So long as any of the Secured Obligations (whether or not due) shall remain unpaid or any Lender shall have any Commitment under the Financing Agreement, unless the Collateral Agent shall otherwise consent in writing:
          (a) Further Assurances. The Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or reasonably desirable or that the Collateral Agent may request in order (i) to perfect and protect, or maintain the perfection of, the security interest and Lien purported to be created hereby; (ii) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise to effect the purposes of this Agreement, including, without limitation: (A) marking conspicuously all Chattel Paper and Instruments and, at the request of the Collateral Agent, all of its Records pertaining to the Collateral with a legend, in form and substance reasonably satisfactory to the Collateral Agent, indicating that such Chattel Paper, Instrument or Collateral is subject to the security interest created hereby, (B) if any Account shall be evidenced by a Promissory Note or other Instrument or Chattel Paper, delivering and pledging to the Collateral Agent such Promissory Note, other Instrument or Chattel Paper, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent, (C) executing and filing (to the extent, if any, that the Grantor’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, (D) with respect to Intellectual Property hereafter existing and not covered by an appropriate security interest grant, the executing and recording in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, appropriate instruments granting a security interest, as may be necessary or desirable or that the Collateral Agent may request in order to perfect and preserve the security interest purported to be created hereby, (E) delivering to the Collateral Agent irrevocable proxies in respect of the Pledged Interests, (F) furnishing to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail, (G) if any Collateral shall be in the possession of a third party, notifying such Person of the Collateral Agent’s security interest created hereby and obtaining a written agreement, in form and substance reasonably satisfactory to the Collateral Agent, providing access to such Collateral in order to remove such Collateral from such premises during an Event of Default and acknowledging that such Person holds possession of the Collateral for the benefit of the Collateral Agent, (H) if at any time after the date hereof, the Grantor acquires or holds any Commercial Tort Claim, immediately notifying the Collateral Agent in a writing signed by the Grantor setting forth a brief description of such Commercial Tort Claim and granting to the Collateral Agent a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance reasonably satisfactory to the Collateral Agent, and (I) taking all actions required by law in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction. No Grantor shall take or fail to take any action which would in any manner impair the validity or enforceability of the Collateral Agent’s security interest in and Lien on any Collateral.
               (b) Taxes, Etc. The Grantor agrees to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent otherwise provided in the Financing Agreement.
               (c) Insurance. The Grantor will, at its own expense, maintain insurance with respect to the Collateral in accordance with the terms of the Financing Agreement. The Grantor will, if so requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate insurance policies and, as often as the Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. The Grantor will also, at the request of the Collateral Agent, execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.
               (d) Provisions Concerning the Insurance Premium Loans. The Grantor will, except as otherwise provided in this subsection (d), continue to collect, at its own expense, all amounts due or to become due under the Insurance Premium Loans. In connection with such collections, the Grantor may (and, at the Collateral Agent’s direction, will) take such action as the Grantor (or, if applicable, the Collateral Agent) may reasonably deem necessary or advisable to enforce collection or performance of the Insurance Premium Loans; provided, however, that the Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify the Premium Finance Borrower or obligors under any Insurance Premium Loans of the assignment of such Insurance Premium Loans to the Collateral Agent and to direct such Premium Finance Borrower or obligors to make payment of all amounts due or to become due to the Grantor thereunder directly to the Collateral Agent or its designated agent and, upon such notification and at the expense of the Grantor and to the extent permitted by law, to enforce collection of any such Insurance Premium Loans and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done. After receipt by the Grantor of a notice from the Collateral Agent that the Collateral Agent has notified, intends to notify, or has enforced or intends to enforce the Grantor’s rights against the Premium Finance Borrower or obligors under any Premium Finance Borrower as referred to in the proviso to the immediately preceding sentence, (A) all amounts and proceeds (including Instruments) received by the Grantor in respect of the Premium Finance Loans shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Collateral Agent or its designated agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (x) credited to the Loan Account so long as no Event of Default shall have occurred and be continuing or (y) if any Event of Default shall have occurred and be continuing, applied as specified in Section 9(d) hereof, and (B) the Grantor will not adjust, settle or compromise the amount or payment of any Insurance Premium Loan or release wholly or partly any Premium Finance Borrower or obligor thereof or allow any credit or discount thereon. The Collateral Agent may (in its sole and absolute discretion) direct any or all of the banks and financial institutions with which the Grantor either maintains a Deposit Account or a lockbox or deposits the proceeds of any Insurance Premium Loan to send immediately to the Collateral Agent or its designated agent by wire transfer (to such account as the Collateral Agent shall specify, or in such other manner as the Collateral Agent shall direct) all or a portion of such securities, cash, investments and other items held by such institution. Any such securities, cash, investments and other items so received by the Collateral Agent or its designated agent shall (in the sole and absolute discretion of the Collateral Agent) be held as additional Collateral for the Secured Obligations or distributed in accordance with Section 9 hereof.
               (e) Provisions Concerning the Pledged Interests. The Grantor will
                    (i) at the Grantor’s expense, promptly deliver to the Collateral Agent a copy of each notice or other communication received by it in respect of the Pledged Interests;
                    (ii) at the Grantor’s expense, defend the Collateral Agent’s right, title and security interest in and to the Pledged Interests against the claims of any Person;
                    (iii) not make or consent to any amendment or other modification or waiver with respect to any Pledged Interests or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests other than pursuant to the

Loan Documents; and
                    (iv) not permit the issuance of (A) any additional shares of any class of Equity Interests of any Pledged Issuer, (B) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of Equity Interests or (C) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of Equity Interests.
               (f) Transfers and Other Liens.
                    (i) Except to the extent expressly permitted by Section 7.02(c) of the Financing Agreement, the Grantor will not sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Collateral.
                    (ii) Except to the extent expressly permitted by Section 7.02(a) of the Financing Agreement, the Grantor will not create, suffer to exist or grant any Lien upon or with respect to any Collateral.
               (g) Intellectual Property.
                    (i) The Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark used in the conduct of the Grantor’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of U.S. or non-U.S. registration to the extent necessary to establish and preserve its rights under applicable law, and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.
                    (ii) The Grantor shall notify the Collateral Agent promptly if it knows or has reason to know that any Intellectual Property material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any final materially adverse determination (including the institution of, or any such determination in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding the Grantor’s ownership of any Intellectual Property, its right to register the same, or its right to keep and maintain the same.
                    (iii) In the event that the Grantor (i) files an application or registration for any Intellectual Property with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, either itself or through any agent, employee, licensee or designee or (ii) obtains rights to or develop any new Intellectual Property or any reissue, division, continuation, renewal, extension or continuation-in-part of any existing Intellectual Property, whether pursuant to any license or otherwise; the provisions of Section 2 hereof shall automatically apply thereto and the Grantor shall give to the Collateral Agent prompt notice thereof, and, upon request of the Collateral Agent, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Intellectual Property, and

Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.
                    (iv) The Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each application relating to the Intellectual Property of the Grantor (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is used in the conduct of the Grantor’s business as conducted or proposed to be conducted, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.
                    (v) In the event that the Grantor has reason to believe that any Collateral consisting of Intellectual Property used in the conduct of the Grantor’s business has been infringed, misappropriated or diluted by a third party, the Grantor shall if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral and promptly shall notify the Collateral Agent of the initiation of such suit.
                    (vi) Upon and during the continuance of an Event of Default, (i) the Grantor shall not abandon or otherwise permit any Intellectual Property to become invalid and (ii) the Grantor shall use commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each License that constitutes Collateral owned by the Grantor to effect the assignment of all the Grantor’s right, title and interest thereunder to the Collateral Agent or its designee.
                    (vii) The Grantor shall execute, authenticate and deliver any and all assignments, agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest hereunder in such Intellectual Property and the General Intangibles of the Grantor relating thereto or represented thereby, the Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.
               (h) Deposit, Commodities and Securities Accounts. On or prior to the date hereof, the Grantor shall cause each bank and other financial institution with an account referred to in Schedule IV hereto to execute and deliver to the Collateral Agent (or its designee) a control agreement, in form and substance satisfactory to the Collateral Agent, duly executed by the Grantor and such bank or financial institution, or enter into other arrangements in form and substance satisfactory to the Collateral Agent, pursuant to which such institution shall irrevocably agree, among other things, that (i) it will comply at any time with the instructions originated by the Collateral Agent (or its designee) to such bank or financial institution directing the disposition of cash, Commodity Contracts, securities, Investment Property and other items from time to time credited to such account, without further consent of the Grantor, (ii) all cash, Commodity Contracts, securities, Investment Property and other items of the Grantor deposited with such institution shall be subject to a perfected, first priority security interest in favor of the Collateral Agent (or its designee), (iii) any right of set off, banker’s Lien or other similar Lien, security interest or encumbrance shall be fully waived as against the Collateral Agent (or its designee) and (iv) upon receipt of written notice from the Collateral Agent during the continuance of an Event of Default, such bank or financial institution shall immediately send to the Collateral Agent (or its designee) by wire transfer (to such account as the Collateral Agent (or its designee) shall specify, or in such other manner as the Collateral Agent shall direct) all such cash, the value of any Commodity Contracts, securities, Investment Property and other items held by it. Without the prior written consent of the Collateral Agent, the Grantor shall not make or maintain any Deposit Account, Commodity Account or Securities Account except for the accounts set forth in Schedule IV hereto. The provisions of this Section 6(h) shall not apply to Deposit Accounts for which the Collateral Agent is the depositary.
               (i) Control. The Grantor hereby agrees to take any or all action that may be necessary or desirable or that the Collateral Agent may request in order for the Collateral Agent to obtain control in accordance with Sections 9-104, 9-105, 9-106, and 9-107 of the Code with respect to the following Collateral: (i) Deposit Accounts, (ii) Electronic Chattel Paper and (iii) Investment Property. The Grantor hereby acknowledges and agrees that any agent or designee of the Collateral Agent shall be deemed to be a “secured party” with respect to the Collateral under the control of such agent or designee for all purposes.
               (j) Records; Inspection and Reporting.
                    (i) The Grantor shall keep reasonably adequate records concerning the Accounts, Insurance Premium Loans, Chattel Paper and Pledged Interests. The Grantor shall permit any Agent or any agents or representatives thereof or such professionals or other Persons as any Agent may designate (A) unless an Event of Default has occurred and is continuing, upon reasonable prior notice and during normal business hours, to examine and make copies of and abstracts from the Grantor’s books and records, (B) unless an Event of Default has occurred and is continuing, upon reasonable prior notice and during normal business hours, to visit and inspect its properties, (C) to verify materials, leases, notes, Accounts, Insurance Premium Loans and other assets of the Grantor from time to time, (D) to conduct audits, physical counts, appraisals and/or valuations or examinations at the locations of the Grantor and (E) to discuss the Grantor’s affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives, in each case as provided in the Financing Agreement.
                    (ii) Except as otherwise expressly permitted by Section 7.02(m) of the Financing Agreement, the Grantor shall not, without the prior written consent of the Collateral Agent, change (A) its name, identity or organizational structure, (B) its jurisdiction of incorporation or organization as set forth in Schedule I hereto or (C) its chief executive office as set forth in Schedule III hereto. The Grantor shall immediately notify the Collateral Agent upon obtaining an organizational identification number, if on the date hereof the Grantor did not have such identification number.

               (k) Partnership and Limited Liability Company Interest. Each interest in any limited liability company or partnership controlled by the Grantor and pledged hereunder shall be (i) represented by a certificate, (ii) deemed a “security” within the meaning of Article 8 of the UCC and (iii) shall be governed by Article 8 of the UCC.
          SECTION 7. Voting Rights, Dividends, Etc. in Respect of the Pledged Interests.
               (a) So long as no Event of Default shall have occurred and be continuing:
                    (i) the Grantor may exercise any and all voting and other consensual rights pertaining to any Pledged Interests for any purpose not inconsistent with the terms of this Agreement, the Financing Agreement or the other Loan Documents; provided, however, that (A) the Grantor will give the Collateral Agent at least five (5) Business Days’ written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right that could reasonably be expected to adversely affect in any material respect the value, liquidity or marketability of any Collateral or the creation, perfection and priority of the Collateral Agent’s Lien; and (B) the Grantor will not exercise or refrain from exercising any such right, as the case may be, if the Collateral Agent gives the Grantor written notice that, in the Collateral Agent’s reasonable business judgment, such action (or inaction) could reasonably be expected to adversely affect in any material respect the value, liquidity or marketability of any Collateral or the creation, perfection and priority of the Collateral Agent’s Lien; and
                    (ii) the Grantor may receive and retain any and all dividends, interest or other distributions paid in respect of the Pledged Interests to the extent permitted by the Financing Agreement; provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and Instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Interests, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Interests, together with any dividend, interest or other distribution or payment which at the time of such payment was not permitted by the Financing Agreement, shall be, and shall forthwith be delivered to the Collateral Agent, to hold as, Pledged Interests and shall, if received by the Grantor, be received in trust for the benefit of the Collateral Agent, shall be segregated from the other property or funds of the Grantor, and shall be forthwith delivered to the Collateral Agent in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Interests and as further collateral security for the Secured Obligations; and
                    (iii) the Collateral Agent will execute and deliver (or cause to be executed and delivered) to the Grantor all such proxies and other instruments as the Grantor may reasonably request for the purpose of enabling the Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7(a)(i) hereof and to receive the dividends, interest and/or other distributions which it is authorized to receive and retain pursuant to Section 7(a)(ii) hereof.

               (b) Upon the occurrence and during the continuance of an Event of Default:
                    (i) all rights of the Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) hereof, and to receive the dividends, distributions, interest and other payments that it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) hereof, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Interests such dividends, distributions and interest payments;
                    (ii) the Collateral Agent is authorized to notify each debtor with respect to the Pledged Debt to make payment directly to the Collateral Agent (or its designee) and may collect any and all moneys due or to become due to the Grantor in respect of the Pledged Debt, and the Grantor hereby authorizes each such debtor to make such payment directly to the Collateral Agent (or its designee) without any duty of inquiry;
                    (iii) without limiting the generality of the foregoing, the Collateral Agent may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Interests as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Pledged Issuer, or upon the exercise by any Pledged Issuer of any right, privilege or option pertaining to any Pledged Interests, and, in connection therewith, to deposit and deliver any and all of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may reasonably determine; and
                    (iv) all dividends, distributions, interest and other payments that are received by the Grantor contrary to the provisions of Section 7(b)(i) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Grantor, and shall be forthwith paid over to the Collateral Agent as Pledged Interests in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Interests and as further collateral security for the Secured Obligations.
          SECTION 8. Additional Provisions Concerning the Collateral.
               (a) To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, the Grantor hereby (i) authorizes the Collateral Agent to execute any such agreements, instruments or other documents in the Grantor’s name and to file such agreements, instruments or other documents in the Grantor’s name and in any appropriate filing office, (ii) authorizes the Collateral Agent at any time and from time to time to file, one or more financing or continuation statements and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe the Collateral as “all assets” or “all personal property” (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as the Collateral Agent may determine, regardless of whether any particular asset of the Grantor falls within the scope of Article 9 of the Uniform Commercial Code or whether any particular asset of the Grantor constitutes part of the Collateral, and (B) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether the Grantor is an organization, the type of organization and any organizational identification number issued to the Grantor) and (iii) ratifies such authorization to the extent that the Collateral Agent has filed any such financing statements, continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.
               (b) The Grantor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact and proxy, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Collateral Agent’s discretion after the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Grantor under Section 6 hereof and Section 7(a) hereof), including, without limitation, (i) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to the Financing Agreement, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper in connection with clause (i) or (ii) above, (iv) to receive, indorse and collect all Instruments made payable to the Grantor representing any dividend, interest payment or other distribution in respect of any Pledged Interests and to give full discharge for the same, (v) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Collateral Agent and the Lenders with respect to any Collateral, (vi) to execute assignments, licenses and other documents to enforce the rights of the Collateral Agent and the Lenders with respect to any Collateral, (vii) to pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, and such payments made by the Collateral Agent to become Obligations of the Grantor to the Collateral Agent, due and payable immediately without demand, and (viii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts, Chattel Paper and other documents relating to the Collateral. This power is coupled with an interest and is irrevocable until the date on which all of the Secured Obligations have been indefeasibly paid in full in cash after the termination of each Lender’s Commitment and each of the Loan Documents.
               (c) For the purpose of enabling the Collateral Agent to exercise rights and remedies hereunder, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Grantor hereby (i) grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, assign, license or sublicense any Intellectual Property now or hereafter owned by the Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof; and (ii) assigns to the Collateral Agent, to the extent assignable, all of its rights to any Intellectual Property now or hereafter licensed or used by the Grantor. Notwithstanding anything contained herein to the contrary, but subject to the provisions of the Financing Agreement that limit the right of the Grantor to dispose of its property and Section 6(g) hereof, so long as no Event of Default shall have occurred and be continuing, the Grantor may exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of its business. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the request of the Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, which the Grantor shall have certified are appropriate (in the Grantor’s judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to this clause (c) as to any Intellectual Property). Further, upon the date on which all of the Secured Obligations have been indefeasibly paid in full in cash after the termination of each Lender’s Commitment and each of the Loan Documents, the Collateral Agent (subject to Section 13(e) hereof) shall release and reassign to the Grantor all of the Collateral Agent’s right, title and interest in and to the Intellectual Property, all without recourse, representation or warranty whatsoever and at the Grantor’s sole expense. The exercise of rights and remedies hereunder by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Grantor in accordance with the second sentence of this clause (c). The Grantor hereby releases the Collateral Agent from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Collateral Agent under the powers of attorney granted herein other than actions taken or omitted to be taken through the Collateral Agent’s gross negligence or willful misconduct, as determined by a final determination of a court of competent jurisdiction.
               (d) If the Grantor fails to perform any agreement or obligation contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement or obligation, in the name of the Grantor or the Collateral Agent, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Grantor pursuant to Section 10 hereof and shall be secured by the Collateral.
               (e) The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Other than the exercise of reasonable care to assure the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral and shall be relieved of all responsibility for any Collateral in its possession upon surrendering it or tendering surrender of it to the Grantor (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct). The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters. The Collateral Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Collateral Agent in good faith.
               (f) The Collateral Agent may at any time in its discretion (i) without notice to the Grantor, transfer or register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Interests, subject only to the revocable rights of the Grantor under Section 7(a) hereof, and (ii) exchange certificates or Instruments constituting Pledged Interests for certificates or Instruments of smaller or larger denominations.
          SECTION 9. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:
               (a) The Collateral Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Collateral Agent’s name or into the name of its nominee or nominees (to the extent the Collateral Agent has not theretofore done so) and thereafter receive, for the benefit of the Collateral Agent and the Lenders, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place or places to be designated by the Collateral Agent that is reasonably convenient to both parties, and the Collateral Agent may enter into and occupy any premises owned or leased by the Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Collateral Agent’s rights and remedies hereunder or under law, without obligation to the Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices, at any exchange or broker’s board or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable and/or (B) lease, license or otherwise dispose of the Collateral or any part thereof upon such terms as the Collateral Agent may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale or any other disposition of the Collateral shall be required by law, at least five (5) Business Days’ prior written notice to the Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale or other disposition of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantor hereby waives any claims against the Collateral Agent and the Lenders arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree, and waives all rights that the Grantor may have to require that all or any part of the Collateral be marshaled upon any sale (public or private) thereof. The Grantor hereby acknowledges that (i) any such sale of the Collateral by the Collateral Agent shall be made without warranty, (ii) the Collateral Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, (iii) the Collateral Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness), if permitted by law, for the purchase, lease, license or other disposition of the Collateral or any portion thereof for the account of the Collateral Agent (on behalf of itself and the Lenders) and (iv) such actions set forth in clauses (i), (ii) and (iii) above shall not adversely affect the commercial reasonableness of any such sale of the Collateral. In addition to the foregoing, (i) upon written notice to the Grantor from the Collateral Agent, the Grantor shall cease any use of the Intellectual Property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (ii) the Collateral Agent may, at any time and from time to time, upon five (5) Business Days’ prior written notice to the Grantor, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (iii) the Collateral Agent may, at any time, pursuant to the authority granted in Section 8 hereof (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of the Grantor, one or more instruments of assignment of the Intellectual Property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.
               (b) In the event that the Collateral Agent determines to exercise its right to sell all or any part of the Pledged Interests pursuant to Section 9(a) hereof, the Grantor will, at the Grantor’s expense and upon request by the Collateral Agent: (i) execute and deliver, and cause each issuer of such Pledged Interests and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the reasonable opinion of the Collateral Agent, advisable to register such Pledged Interests under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the reasonable opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto, (ii) cause each issuer of such Pledged Interests to qualify such Pledged Interests under the state securities or “Blue Sky” laws of each jurisdiction, and to obtain all necessary governmental approvals for the sale of the Pledged Interests, as requested by the Collateral Agent, (iii) cause each Pledged Issuer to make available to its securityholders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act, and (iv) do or cause to be done all such other acts and things as may be necessary to make such sale of such Pledged Interests valid and binding and in compliance with applicable law. The Grantor acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Collateral Agent by reason of the failure by the Grantor to perform any of the covenants contained in this Section 9(b) and, consequently, agrees that, if the Grantor fails to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Pledged Interests on the date the Collateral Agent demands compliance with this Section 9(b); provided, however, that the payment of such amount shall not release the Grantor from any of its obligations under any of the other Loan Documents.
               (c) Notwithstanding the provisions of Section 9(b) hereof, the Grantor recognizes that the Collateral Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any other securities constituting Pledged Interests and that the Collateral Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act. The Grantor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610(c) of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that the Collateral Agent may, in such event, bid for the purchase of such securities.
               (d) Any cash held by the Collateral Agent (or its agent or designee) as Collateral and all Cash Proceeds received by the Collateral Agent (or its agent or designee) in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent (or its agent or designee) as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 10 hereof) in whole or in part by the Collateral Agent against, all or any part of the Secured Obligations in such order as the Collateral Agent shall elect, consistent with the provisions of the Financing Agreement. Any surplus of such cash or Cash Proceeds held by the Collateral Agent (or its agent or designee) and remaining after the date on which all of the Secured Obligations have been indefeasibly paid in full in cash after the termination of each Lender’s Commitment and each of the Loan Documents, shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.
               (e) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent and the Lenders are legally entitled, the Grantor shall be liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Loan Document for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Collateral Agent to collect such deficiency.

               (f) The Grantor hereby acknowledges that if the Collateral Agent complies with any applicable requirements of law in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.
               (g) The Collateral Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Collateral Agent’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that the Grantor lawfully may, the Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Grantor hereby irrevocably waives the benefits of all such laws.
          SECTION 10. Indemnity and Expenses.
               (a) The Grantor agrees to defend, protect, indemnify and hold harmless each Agent and each other Indemnitee from and against any and all claims, losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees, costs, expenses and disbursements) incurred by such Agent or such Indemnitee to the extent that they arise out of or otherwise result from or relate to or are in connection with this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from such Agent’s or any such Indemnitee’s gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.
               (b) The Grantor agrees to pay to the Agents upon demand the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Agents and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Agents), which the Agents may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Agents hereunder, or (iv) the failure by the Grantor to perform or observe any of the provisions hereof.

          SECTION 11. Notices, Etc. All notices and other communications provided for hereunder shall be given in accordance with the notice provision of the Financing Agreement.
          SECTION 12. Security Interest Absolute; Joint and Several Obligations.
                    (a) All rights of the Secured Parties, all Liens and all obligations of the Grantor hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Financing Agreement or any other Loan Document, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Financing Agreement or any other Loan Document, (iii) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations, or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Grantor in respect of the Secured Obligations. All authorizations and agencies contained herein with respect to any of the Collateral are irrevocable and powers coupled with an interest.
                    (b) The Grantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Obligation by any Borrower, (iii) notice of any actions taken by any Agent, any Lender, any Guarantor or any other Person under any Loan Document or any other agreement, document or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, the omission of or delay in which, but for the provisions of this subsection (b), might constitute grounds for relieving the Grantor of any of Grantor’s obligations hereunder and (v) any requirement that any Agent or any Lender protect, secure, perfect or insure any security interest or other lien on any property subject thereto or exhaust any right or take any action against the Grantor or any other Person or any collateral.
          SECTION 13. Miscellaneous.
               (a) No amendment of any provision of this Agreement (including any Schedule attached hereto) shall be effective unless it is in writing and signed by the Grantor affected thereby and the Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure by the Grantor therefrom, shall be effective unless it is in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
               (b) No failure on the part of the Secured Parties to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Secured Parties provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Secured Parties under any Loan Document against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any other Loan Document against such party or against any other Person, including but not limited to, the Grantor.

               (c) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to paragraph (e) below, until the date on which all of the Secured Obligations have been indefeasibly paid in full in cash after the termination of each Lender’s Commitment and each of the Loan Documents and (ii) be binding on the Grantor all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code, and shall inure, together with all rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Secured Parties may assign or otherwise transfer their respective rights and obligations under this Agreement and any other Loan Document to any other Person pursuant to the terms of the Financing Agreement, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Secured Parties and herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to any Secured Party shall mean the assignee of any such Secured Party. None of the rights or obligations of the Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent, and any such assignment or transfer shall be null and void.
               (d) Upon the date on which all of the Secured Obligations have been indefeasibly paid in full in cash after the termination of each Lender’s Commitment and each of the Loan Documents, (i) subject to paragraph (e) below, this Agreement and the security interests and licenses created hereby shall terminate and all rights to the Collateral shall revert to the Grantor and (ii) the Collateral Agent will, upon the Grantor’s request and at the Grantor’s expense, without any representation, warranty or recourse whatsoever, (A) return to the Grantor (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct) such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.
               (e) This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Grantor for liquidation or reorganization, should the Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
               (f) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR

NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
               (g) In addition to and without limitation of any of the foregoing, this Agreement shall be deemed to be a Loan Document and shall otherwise be subject to all of terms and conditions contained in Sections 12.10 and 12.11 of the Financing Agreement, mutatis mutandi.
               (h) The Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding with respect to this Agreement any special, exemplary, punitive or consequential damages.
               (i) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
               (j) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
               (k) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of such counterparts taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.
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          IN WITNESS WHEREOF, the Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

GRANTOR: IMPERIAL LIFE FINANCING II, LLC
By:	Imperial Premium Finance, LLC, its sole member

By:	Imperial Holdings, LLC, its managing member

By:
	Name:	Jonathan Neuman
	Title:	President
Pledge and Security Agreement

SCHEDULE I
LEGAL NAME; ORGANIZATIONAL IDENTIFICATION NUMBER; STATE OR
JURISDICTION OF ORGANIZATION

Legal Name	Imperial Life Financing II, LLC

State or Jurisdiction of Organization	Georgia

Type of Organization	Limited Liability Company

Organizational Identification Number	09008743

Sched. I-1

SCHEDULE II
INTELLECTUAL PROPERTY; TRADE NAMES
A.	COPYRIGHTS
1.	Registered Copyrights

2.	Copyright Applications
B.	PATENTS
1.	Patents

2.	Patent Applications
C.	TRADEMARKS
1.	Registered Trademarks

2.	Trademark Applications
D.	OTHER PROPRIETARY RIGHTS

E.	TRADE NAMES

F.	NAME OF, AND EACH TRADE NAME USED BY, EACH PERSON FROM WHICH THE GRANTOR HAS ACQUIRED ANY SUBSTANTIAL PART OF THE COLLATERAL WITHIN THE PRECEDING FIVE YEARS

Sched. II-1

SCHEDULE III
LOCATIONS OF GRANTOR

LOCATION	Description of Location (state if Location
(i) contains Collateral
(ii) is chief place of business and chief executive office, or
(iii) contains Records concerning Accounts, Insurance Premium Loans and originals of Chattel Paper)

Chief Place of Business	701 Park of Commerce Blvd., Suite 301 Boca Raton, FL 33487

Chief Executive Office

Location of Records concerning Accounts, Insurance Premium Loans and originals of Chattel Paper	701 Park of Commerce Blvd., Suite 301 Boca Raton, FL 33487

Location of Collateral	701 Park of Commerce Blvd., Suite 301 Boca Raton, FL 33487

Sched. III-1

SCHEDULE IV
DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS AND COMMODITIES ACCOUNTS

Name and Address of Institution Maintaining Account

Account Number

Account Name	Imperial Life Financing II, LLC

Type of Account	Collection

Sched. IV-1

SCHEDULE V
UCC FINANCING STATEMENTS
UCC Financing Statements have been filed in the jurisdictions below against the Grantor:

Name of Grantor	Secretary of State

Sched. V-1

SCHEDULE VI
COMMERCIAL TORT CLAIMS

Sched. VI-1

SCHEDULE VII
PLEDGED DEBT

Principal Amount
Grantor	Name of Maker	Description	Outstanding as of

Sched. VII-1

SCHEDULE VIII
PLEDGED SHARES

	Name of Pledged		Percentage of
Grantor	Issuer	Number of Shares	Outstanding Shares	Class	Certificate Number

Sched. VIII-1

EXHIBIT A
PLEDGE AMENDMENT
     This Pledge Amendment, dated                      ___, ___, is delivered pursuant to Section 4 of the Pledge and Security Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement, dated February ___. 2009, as it may heretofore have been or hereafter may be amended, restated, supplemented, modified or otherwise changed from time to time (the “Security Agreement”) and that the promissory notes or shares listed on this Pledge Amendment shall be hereby pledged and assigned to the Collateral Agent and become part of the Pledged Interests referred to in such Pledge Agreement and shall secure all of the Secured Obligations referred to in such Security Agreement.

Pledged Debt
Grantor	Name of Maker	Description	Principal Amount Outstanding as of

Pledged Shares
	Name of		Percentage of
Grantor	Pledged Issuer	Number of Shares	Outstanding Shares	Class	Certificate Number

[GRANTOR]
By:
Name:
Title:

CTL Holdings II, LLC, as the Collateral Agent
By:
Name:
Title:

Exh. A-1

EXHIBIT B
NOTICE OF BORROWING
[LETTERHEAD OF THE BORROWER]
CTL Holdings II, LLC, as Administrative Agent
under the below-referenced Financing Agreement
701 Park of Commerce Blvd., Suite 301
Boca Raton, FL 33487
Ladies and Gentlemen:
          The undersigned, Imperial Life Financing II, LLC, a Georgia limited liability company (the “Borrower”), refers to the Financing Agreement, dated as of March ___, 2009 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among the Borrower, the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), CTL Holdings II, LLC, a Georgia limited liability company (“CTL”), as collateral agent for the Lenders (in such capacity, the “Collateral Agent”), and CTL, as administrative agent for the Lenders (in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”), and hereby gives you notice pursuant to Section 2.02 of the Financing Agreement that the undersigned hereby requests a Loan under the Financing Agreement, and in that connection sets forth below the information relating to such Loan (the “Proposed Loan”) as required by Section 2.02(a) of the Financing Agreement. All capitalized terms used but not defined herein have the same meanings herein as set forth in the Financing Agreement.
          (i) The aggregate principal amount of the Proposed Loan is $                    .
          (ii) The borrowing date of the Proposed Loan is                     .1
          (iii) The proceeds of the Proposed Loan should be made available to the undersigned by wire transferring such proceeds in accordance with the payment instructions attached hereto as Exhibit A.
[signature page follows]

[1]	This date must be a Business Day and not occur more than once each week.

The undersigned certifies that (i) the representations and warranties contained in Article VI of the Financing Agreement and in each other Loan Document and certificate or other writing delivered to any Agent or any Lender pursuant thereto on or prior to the date hereof are true and correct on and as of the date hereof as though made on and as of the date hereof (except that any representation and warranty made as of a specific date shall be true and correct as of such specific date), (ii) no Default or Event of Default has occurred and is continuing or will result from the making of the Proposed Loan or will occur or will be continuing on the date of the Proposed Loan and (iii) all applicable conditions set forth in Article V of the Financing Agreement have been satisfied as of the date hereof.

Very truly yours, IMPERIAL LIFE FINANCING II, LLC
By:	Imperial Premium Finance, LLC, its sole member

By:	Imperial Holdings, LLC, its managing member

By:
	Name:	Jonathan Neuman
	Title:	President

EXHIBIT A
Payment Instructions

EXHIBIT C
FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
This ASSIGNMENT AND ACCEPTANCE AGREEMENT (“Assignment Agreement”) is entered into as of ______, 20___between                      (“Assignor”) and                                          (“Assignee”). Reference is made to the agreement described in Item 2 of Annex I annexed hereto (as amended, restated, modified or otherwise supplemented from time to time, the “Financing Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Financing Agreement.
          1. In accordance with the terms and conditions of Section 12.07 of the Financing Agreement and Section 7 of this Assignment Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Loan Documents as of the date hereof and the Commitments with respect to the Obligations owing to the Assignor, and the Assignor’s portion of the Loans as specified on Annex I.
          2. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) except as set forth in this Assignment Agreement, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto.
          3. The Assignee (a) confirms that it has received copies of the Financing Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Assignor, or any other Lender, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (c) appoints and authorizes each of the Administrative Agent and the Collateral Agent to take such action as the Administrative Agent or the Collateral Agent (as the case may be) on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent or the Collateral Agent (as the case may be) by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (e) attaches the forms prescribed

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by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Financing Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.
          4. Following the execution of this Assignment Agreement by the Assignor and the Assignee, it will be delivered by the Assignor to the Collateral Agent for recording by the Administrative Agent. The effective date of this Assignment Agreement (the “Settlement Date”) shall be the latest of (a) the date of the execution hereof by the Assignor and the Assignee, (b) the settlement date specified on Annex I, and (c) the_receipt by Assignor of the Purchase Price specified in Annex I. In addition to the Purchase Price, as additional consideration for the sale and purchase set forth in this Assignment Agreement, interest due under the Escrow Interest Letter, dated as of January 30, 2009, between Assignor and Assignee on the principal amount of Loans sold and purchased under this Assignment Agreement for the period from January 1, 2009 and ending on the Settlement Date shall be waived and shall not be required to be paid by Assignor to Assignee.
          5. As of the Settlement Date (a) the Assignee shall be a party to the Financing Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Financing Agreement and the other Loan Documents.
          6. Upon recording by the Administrative Agent, from and after the Settlement Date, the Administrative Agent shall make all payments under the Financing Agreement and the other Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees (if applicable) with respect thereto) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Financing Agreement and the other Loan Documents for periods prior to the Settlement Date directly between themselves on the Settlement Date.
          7. Any purchase and assumption by the Assignee under this Assignment Agreement is subject to (i) the fulfillment, in a manner satisfactory to the Assignee, of each condition precedent in Section 5.02 of the Financing Agreement in connection with each Insurance Premium Loan financed with the proceeds of any Loan to be assigned hereunder, and (ii) receipt by the Assignee, three (3) Business Days prior to the Settlement Date, of copies of all documents required to be delivered to the Administrative Agent pursuant to, or which the Administrative Agent is entitled to receive in accordance with, Section 5.02(e) of the Financing Agreement.
          8. Representations and Warranties of the Assignor. The Assignor hereby represents and warrants to the Assignee as of the Settlement Date-that no amendment, waiver or other modification has been made to any Loan Document or any Transaction Document, unless the Assignee has consented thereto in writing prior to the Settlement Date.

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          9. Remedies.
               (a) Repurchase of interests for Certain Breaches. In the event of a breach of any representations and warranties set forth in Section 8, upon the earlier to occur of the discovery of such breach by the Assignor or receipt by the Assignor of written notice of such breach given by or on behalf of the Assignee, the Assignee’s interest in the Loan relating to such breach shall be repurchased by the Assignor from the Assignee and upon such repurchase the Assignee’s interest shall terminate and be extinguished.
               (b) Reconveyed Insurance Premium Loans. Upon the repurchase by the Assignor of any interest under this Assignment Agreement, then, on the date required for such repurchase, the Assignor shall deposit into the an account identified by the Assignee in immediately available funds an amount equal to the outstanding principal balance of the affected Loans on the date of such repurchase, together with accrued and unpaid interest thereon through such date. Such deposit shall be considered payment in full for such interest.
     In connection with the preceding paragraph, the Assignee shall execute such documents and instruments of transfer or assignment as shall be prepared by the Assignor, and shall take such other actions as shall reasonably be requested by the Assignor, to effect the repurchase of the interests from the Assignee. Upon repurchase of the interests in Loans from the Assignee, the Assignee shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to or upon the order of the Assignor, without recourse, representation or warranty, all the right, title and interest of the Assignee in and to the reconveyed interest and all Collections with respect thereto and all proceeds thereof received after the date of such repurchase.
          10. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          11. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED UPON OR ARISING OUT OF THIS ASSIGNMENT AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
          12. This Assignment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Assignment Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.
[Remainder of page left intentionally blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

[ASSIGNOR]
By:
Name:
Title:
Date:

NOTICE ADDRESS FOR ASSIGNOR [INSERT ADDRESS] Telephone No.: Telecopy No.: [ASSIGNEE]
By:
Name:
Title:
Date:

NOTICE ADDRESS FOR ASSIGNEE

[INSERT ADDRESS]
Telephone No.:
Telecopy No.:

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ANNEX FOR ASSIGNMENT AND ACCEPTANCE
ANNEX I

1.	Borrower: Imperial Life Financing II, LLC

2.	Name and Date of Financing Agreement:

Financing Agreement, dated as of March ________. 2009 by and among Imperial Life Financing II, LLC, a Georgia limited liability company (the “Borrower”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), CTL Holdings II, LLC, a Georgia limited liability company (“CTL”), as collateral agent for the Lenders (in such capacity, the “Collateral Agent”), and CTL, as administrative agent for the Lenders (in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

3.	Date of Assignment Agreement:

4.	Amount of Commitments:

5.	Amount of Loans:

6.	Purchase Price (excluding all interest, including the PIK Interest Amount):

7.	Settlement Date:

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EXHIBIT D
FORM OF INDIVIDUAL GUARANTY
          INDIVIDUAL GUARANTY, dated as of                     , 2009, made by [Jonathan Neuman] [Antony Mitchell], an individual with a principal address at [                                        ] (the “Guarantor”), in favor of each of the Lenders (as hereinafter defined) and CTL Holdings II, LLC (“CTL”), as Collateral Agent for the Lenders (in such capacity, the “Collateral Agent”) pursuant to the Financing Agreement referred to below.
W I T N E S S E T H:
          WHEREAS, Imperial Life Financing II, LLC, an Georgia limited liability company (the “Borrower”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), the Collateral Agent, and CTL, as administrative agent for the Lenders (in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”) are parties to a Financing Agreement, dated as of March ___, 2009 (such agreement, as amended, restated or otherwise modified from time to time, being hereinafter referred to as the “Financing Agreement”);
          WHEREAS, pursuant to the Financing Agreement, the Lenders have agreed to make term loans (each a “Loan” and collectively, the “Loans”) to the Borrower;
          WHEREAS, pursuant to Section 5.01(d) of the Financing Agreement, the Guarantor is required to execute and deliver to the Agents a guaranty guaranteeing the Loans and all other Obligations under the Financing Agreement under certain limited circumstances set forth in this Guaranty; and
          WHEREAS, the Guarantor has determined that his execution, delivery and performance of this Guaranty directly benefit, and are within the purposes and in the best interests of, the Guarantor;
          NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lenders to enter into the Financing Agreement and to make the Loans pursuant thereto, the Guarantor hereby agrees with the Lenders and the Agents as follows:
          SECTION 1. Definitions. Reference is hereby made to the Financing Agreement for a statement of the terms thereof. All terms used in this Guaranty which are defined in the Financing Agreement and not otherwise defined herein shall have the same meanings herein as set forth therein.
          SECTION 2. Guaranty. (a) The Guarantor hereby (i) irrevocably, absolutely and unconditionally guarantees the prompt payment by the Borrower, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all Obligations from time to time owing in respect of the Financing Agreement or any other Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding with respect to the

Borrower, whether or not a claim for post-filing interest is allowed in such proceeding), fees, commissions, expense reimbursements, indemnifications or otherwise, and whether accruing before or subsequent to the commencement of any Insolvency Proceeding with respect to the Borrower (notwithstanding the operation of the automatic stay under Section 362(a) of the U.S. Bankruptcy Code), and the due performance and observance by the Borrower of its other obligations now or hereafter existing in respect of the Loan Documents (the “Guaranteed Obligations”), and (ii) agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Agents and the Lenders in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Agents and the Lenders under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Credit Party.
          (b) Notwithstanding anything contained in this Guaranty, except as provided in clause (ii) of this Section 2(b) and Section 2(c), (x) the Guarantor shall not have any liability under this Guaranty for the payment or performance of the Guaranteed Obligations, (y) the Guarantor shall not have any obligation to expend its own funds in the performance of any provision of any Loan Document, and (z) no Agent nor any Lender shall obtain any deficiency judgment against the Guarantor with respect to any of the foregoing; provided, however, that:
               (i) nothing contained herein shall limit or otherwise restrict (A) any Agent’s or any Lender’s rights and remedies against any of the Collateral under any other Loan Document, either at law or equity, including, without limitation, any rights or remedies with respect to the Equity Interests of the Borrower owned by the Guarantor, (B) the Agent or any Lender from bringing any action, suit or proceeding for specific performance against the Guarantor to perform any obligation imposed on the Guarantor hereunder, (C) recourse to or liability of the Guarantor for any fraud committed by the Guarantor or material misrepresentation by the Guarantor in any Loan Document to which the Guarantor is a party, or (D) the obligations of the Guarantor under any Loan Document which obligations are either directly in favor of any Agent or any Lender or have been assigned to any Agent or any Lender, each of which may be enforced by and for the benefit of the Agents and Lenders, and
               (ii) the Guarantor shall have (A) full liability and responsibility for the Guaranteed Obligations and other obligations hereunder if (x) any act (or omission to act) constituting fraud or willful misconduct on the part of the Guarantor that impairs the Agents’ and the Lenders’ ability to be repaid under the Loan Documents occurs, or (y) the Guarantor authorizes, approves, participates in or assists the Borrower or the Originator in commencing a voluntary or involuntary case under the Bankruptcy Code or any other Insolvency Proceeding, and (B) liability and responsibility for the Guaranteed Obligations and other obligations hereunder if (x) any Collections are not promptly deposited directly into the Collection Account (other than Collections (i) delivered to the Servicer pursuant to the Servicing Agreement or (ii) inadvertently deposited into an account of the Originator or any Affiliate and promptly removed from such account and deposited into the Collection Account); provided, that in the case of this clause (B)(x), such liability and responsibility of the Guarantor shall not exceed the aggregate amount of the Collections not promptly deposited directly into the Collection Account or (y) the Guarantor and/or an agent or employee of Imperial and/or its Subsidiaries or any Person appointed by the Borrower to perform any duties on behalf of the Borrower in connection with the Collateral Value Policy or Contingent Collateral Value Policy shall refer any claim to the Collateral Value Insurer or Contingent Collateral Value Insurer knowing the same to be fraudulent and at the time, the Borrower is not owned by a Lender or its Affiliates; provided, that in the case of this clause (B)(y), such liability and responsibility of the Guarantor shall not exceed the aggregate amount of the loss relating to the applicable Coverage Certificate related to such fraudulent claim and shall only arise if the action involved was taken by the Guarantor and/or an agent or employee of Imperial and/or its Subsidiaries or any Person appointed by the Borrower to perform any duties on behalf of the Borrower in connection with the Collateral Value Policy or the Contingent Collateral Value Policy or (z) the applicable Premium Finance Borrower, the Originator or the Borrower ceases to be the legal owner of a Covered Policy (as defined in the Collateral Value Policy or Contingent Collateral Value Policy) and the Guarantor and/or an employee of Imperial and/or its Subsidiaries (collectively, the “Guarantor Responsible Parties”), directly or indirectly, caused, or assisted another Person in, the transfer of legal title of such Covered Policy from the applicable Premium Finance Borrower, the Originator or the Borrower to another Person other than the Collateral Value Insurer or the Contingent Collateral Value Insurer (or a designee of the Collateral Value Insurer or the Contingent Collateral Value Insurer); provided, that in the case of this clause (B)(z), such liability and responsibility of the Guarantor shall not exceed the aggregate amount of the loss relating to the applicable Coverage Certificate related to such Covered Policy; provided further, and for greater clarity, in the case of this clause (B)(z), any transfer or change in legal ownership caused solely by a Person other than a Guarantor Responsible Party that is permitted by the Transaction Documents shall not result in liability or responsibility hereunder for the Guarantor.
          (c) Nothing in subsection (b) of this Section 2 shall limit or otherwise restrict in any manner the rights, powers and privileges of any Agent against the Guarantor under any other Loan Document to which the Guarantor is a party.
          SECTION 3. Guaranty Absolute; Continuing Guaranty; Assignments.
          (a) Subject to Sections 2(b) and 2(c) of this Agreement, the Guarantor hereby guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agents or the Lenders with respect thereto. The Guarantor agrees that, subject to Sections 2(b) and 2(c) of this Agreement, his guarantee constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by the Agents or the Lenders to any Collateral. The obligations of the Guarantor under this Guaranty are independent of the obligations under the Financing Agreement and the other Loan Documents, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against any Credit Party or whether any Credit Party is joined in any such action or actions. Subject to Sections 2(b) and 2(c) of this Agreement, the liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

               (i) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;
               (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Credit Party or otherwise;
               (iii) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;
               (iv) the existence of any claim, set-off, defense or other right that the Guarantor may have against any Person, including, without limitation, any Agent or any Lender;
               (v) any change, restructuring or termination of the limited liability company structure or existence of the Borrower; or
               (vi) any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by the Agents or the Lenders that might otherwise constitute a defense available to, or a discharge of, any Credit Party or any other guarantor or surety.
This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agents, the Lenders or any other Person upon the insolvency, bankruptcy or reorganization of any Credit Party or otherwise, all as though such payment had not been made.
          (b) This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the later of (x) the cash payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty and (y) the Final Maturity Date, (ii) be binding upon the Guarantor, his heirs, executors, administrators, legal representatives, successors and assigns and (iii) inure to the benefit of and be enforceable by the Agents, the Lenders and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may pledge, assign or otherwise transfer all or any portion of his rights and obligations under any Loan Document to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in the Financing Agreement.
          SECTION 4. Waivers. The Guarantor hereby waives, to the full extent permitted by applicable law, (i) promptness and diligence; (ii) notice of acceptance and notice of the incurrence of any Obligation by the Borrower; (iii) notice of any actions taken by any Agent, the Borrower, any Credit Party or any Lender under any Loan Document or any other agreement or instrument related thereto; (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations or of the obligations of the Guarantor hereunder, the omission of or delay in which, but for the provisions of this Section 4, might constitute grounds for relieving the Guarantor of his obligations hereunder; (v) any right to compel or direct any Agent or any Lender to seek payment or recovery of any amounts owed under this Guaranty from any one particular fund or source; (vi) any requirement that any Agent or any Lender protect, secure, perfect or insure any security interest or Lien or any property subject thereto or exhaust any right or take any action against the Borrower, any other Credit Party or any other Person or any Collateral; and (vii) any other defense available to the Guarantor. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 4 is knowingly made in contemplation of such benefits. The Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.
          SECTION 5. Subrogation. (a) Until the final payment in cash and performance in full of all of the Obligations, the Guarantor shall not exercise any rights against the Borrower or any other guarantor arising as a result of payment by the Borrower or such guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with any Agent or any Lender in respect of any payment hereunder in any Insolvency Proceedings; the Guarantor will not claim any set-off, recoupment or counterclaim against the Borrower or any other guarantor in respect of any liability of the Guarantor to the Borrower or guarantor; and the Guarantor, the Borrower and each guarantor waives any benefit of and any right to participate in any collateral security which may be held by any Agent or any Lender. Anything to the contrary contained in the foregoing notwithstanding, the Guarantor shall not exercise any such rights against the Borrower (including after payment in full of the Obligations) if all or any portion of the Obligations shall have been satisfied in connection with an exercise of remedies by the Collateral Agent in respect of the Equity Interests of the Borrower whether pursuant to the Individual Guarantor Security Agreement or otherwise.
          (b) The payment of any amounts due with respect to any Indebtedness of the Borrower or the Guarantor for money borrowed or credit received now or hereafter owed to the Guarantor is hereby subordinated to the prior payment in full of all of the Obligations. The Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Borrower or other guarantor to the Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Agents and the Lenders and be paid over to the Collateral Agent, for the benefit of the Agents and the Lenders, on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.
          SECTION 6. Representations, Warranties. The Guarantor hereby represents and warrants as follows:
          (a) The Guarantor has the legal capacity and right to execute, deliver and perform this Guaranty and each other Loan Document to which the Guarantor is a party.

          (b) The execution, delivery and performance by the Guarantor of this Guaranty and each other Loan Document to which the Guarantor is a party (i) do not and will not contravene any Requirements of Law or any contractual restriction binding on or otherwise affecting the Guarantor or his properties, (ii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of his properties, and (iii) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to any of his properties.
          (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by the Guarantor of this Guaranty or any of the other Loan Documents to which the Guarantor is a party, except for the filing of any UCC financing statement or such other registrations, filings or recordings as may be necessary to perfect the Lien purported to be created by any Loan Documents to which the Guarantor is a party.
          (d) Each of this Guaranty and the other Loan Documents to which the Guarantor is or will be a party, when delivered, will be, a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.
          (e) There are no pending or written notices threatening any action, suit or proceeding affecting the Guarantor before any court or other Governmental Authority or any arbitrator that (x) if adversely determined could reasonably be expected to have a material adverse effect to the Guarantor’s financial condition or (y) relates to this Guaranty or any of the other Loan Documents to which the Guarantor is a party or any transaction contemplated hereby or thereby.
          (f) The Guarantor is not in violation of any Requirements of Law or any material term of any agreement or instrument (including, without limitation, any contract) binding on or otherwise affecting him or any of his properties.
          (g) The Guarantor is not a party to any agreement or instrument, or subject to any restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which has, or in the future could have, a material adverse effect to the Guarantor’s financial condition.
          (h) The Guarantor has filed or caused to be filed all tax returns which he is required to file and has paid all taxes shown to be due and payable on such returns or on any assessments made against the Guarantor or any of he property by any Governmental Authority except to the extent any such taxes are being contested in good faith. No tax Lien has been filed with respect to any material tax liability against the Guarantor, and, to the knowledge of the Guarantor, no tax assessment is pending against the Guarantor.
          (i) The Guarantor (i) has read and understands the terms and conditions of the Financing Agreement and the other Loan Documents, and (ii) now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Borrower and the other Credit Parties, and has no need of, or right to obtain from any Agent or any Lender, any credit or other information concerning the affairs, financial condition or business of the Borrower or the other Credit Parties that may come under the control of any Agent or any Lender.
          (j) All representations and warranties set forth in this Guaranty are true and correct in all respects at the time as of which such representations were made and on the Effective Date.
          SECTION 7. Covenants. The Guarantor hereby covenants and agrees that, until full and final payment of the Obligations in cash and the termination of the Total Term Loan Commitment, the Guarantor will:
          (a) Not accept or retain any distribution or other payment from the Borrower if the making of such distribution or other payment by the Borrower violates, or may reasonably be expected to result in a violation of, the Financing Agreement or any other Loan Document.
          (b) Comply in all material respects with all Requirements of Law (including any settlement of any claim that, if breached, could give rise to any of the foregoing).
          (c) Promptly notify the Agents of:
               (i) (A) any breach or non-performance of, or any default under, any Contractual Obligation of such Guarantor which could reasonably be expected to have a material adverse effect to the Guarantor’s financial condition, and (B) any action, suit, litigation or proceeding which may exist at any time which could reasonably be expected to have a material adverse effect to the Guarantor’s financial condition; and
               (ii) the occurrence of any event or development that could have a material adverse effect to the Guarantor’s financial condition;
provided that (A) each notice pursuant to this Section 7(c) shall be accompanied by a written statement signed by such Guarantor, setting forth details of the occurrence referred to therein, and stating what action the Guarantors propose to take with respect thereto and at what time. Each notice under Section 7(c)(i) shall describe with particularity the provisions of this Guaranty or other Loan Document that have been breached.
          (d) Pay all taxes, assessments, governmental charges and other obligations when due, except as may be contested in good faith or those as to which a bona fide dispute may exist.
          (e) Execute and deliver to the Agents such further instruments and do such other further acts as the Agent may reasonably request to carry out more effectively the purposes of this Guaranty, the other Loan Documents and any agreements and instruments referred to herein.
          (f) Not knowingly commit, and not knowingly permit any of its Affiliates, including the Borrower, to knowingly commit, a Prohibited Act (as defined in the Collateral

Value Policy or Contingent Collateral Value Policy) or any other act that results in the liability of the Collateral Value Insurer or Contingent Collateral Value Insurer under the Collateral Value Policy or Contingent Collateral Value Policy being reduced or terminated.
          (g) On the Effective Date, deliver to the Agents, for the benefit of the Lenders, a personal financial statement of the Guarantor, in form and substance reasonably satisfactory to the Agents, accompanied by a signed representation by the Guarantor that such personal financial statement is complete and accurate in all material respects and fairly presents the financial condition of the Guarantor as of the Effective Date and that the Guarantor has no contingent obligations or liabilities (for taxes or otherwise) or any unusual long term commitment except as set forth in such financial statement or the notes thereto.
          SECTION 8. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, and subject to Sections 2(b) and 2(c) of this Agreement, the Agents and the Lenders may, and are hereby authorized to, at any time and from time to time, without notice to the Guarantor (any such notice being expressly waived by the Guarantor) and to the fullest extent permitted by law, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any Agent or any Lender to or for the credit or the account of the Guarantor against any and all obligations of the Guarantor either now or hereafter existing under this Guaranty or any other Loan Document, irrespective of whether or not any Agent or any Lender shall have made any demand under this Guaranty or any other Loan Document and although such obligations may be contingent or unmatured. Each of the Agents and Lenders agrees to notify the Guarantor promptly after any such set-off and application made by such Agent or Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents and the Lenders under this Section 8 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agents and the Lenders may have under this Guaranty or any other Loan Document in law or otherwise.
          SECTION 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to the Guarantor, to it at his address set forth on the signature page hereto, or if to the Collateral Agent, to it at its address set forth in the Financing Agreement; or as to either such Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 9. All such notices and other communications shall be effective (i) if mailed (certified mail, postage prepaid and return receipt requested), when received or 3 days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered by hand, Federal Express or other reputable overnight courier, upon delivery.
          SECTION 10. CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE GUARANTOR HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF HIS PROPERTY, GENERALLY

AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE GUARANTOR HEREBY IRREVOCABLY APPOINTS FOLEY & LARDNER LLP AS HIS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, CARE OF THE ADMINISTRATIVE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN THE FINANCING AGREEMENT AND TO FOLEY & LARDNER, 90 PARK AVENUE, NEW YORK, NEW YORK 10016, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY AGENT AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GUARANTOR IN ANY OTHER JURISDICTION. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO HIM OR HIS PROPERTY, THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF HIS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.
          SECTION 11. WAIVER OF JURY TRIAL, ETC. THE GUARANTOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS GUARANTY OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY OR THE OTHER LOAN DOCUMENTS, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE GUARANTOR CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. THE GUARANTOR HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.

          SECTION 12. Miscellaneous.
          (a) The Guarantor will make each payment hereunder in lawful money of the United States of America and in immediately available funds to the Collateral Agent, for the benefit of the Lenders, at such address specified by the Collateral Agent from time to time by notice to the Guarantor.
          (b) No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by the Guarantor and the Collateral Agent, and no waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Guarantor and the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
          (c) No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.
          (d) Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
          (e) This Guaranty shall (i) be binding on the Guarantor and his heirs, executors, administrators, legal representatives, successors and assigns, and (ii) inure, together with all rights and remedies of the Agents and the Lenders hereunder, to the benefit of the Agents and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, to the extent permitted by Section 12.07 of the Financing Agreement, any Lender may assign or otherwise transfer its rights under the Financing Agreement or any other Loan Document to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Lenders herein or otherwise. The Guarantor agrees that each participant shall be entitled to the benefits of Section 8 with respect to its participation in any portion of the Loans as if it was a Lender. None of the rights or obligations of the Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent.
          (f) This Guaranty and the other Loan Documents reflect the entire understanding of the transactions contemplated hereby and thereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

          (g) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
          (h) Delivery of an executed counterpart of this Guaranty by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Guaranty. Any party delivering an executed counterpart of this Guaranty by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Guaranty but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Guaranty.
          (i) This Guaranty and the other Loan Documents (unless expressly provided to the contrary in another Loan Document in respect of such other Loan Document) shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in the State of New York.
[signature page follows]

          IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed by an officer thereunto duly authorized, as of the date first above written.

[Guarantor]

Address:

STATE OF
ss.:
COUNTY OF
    On this                      day of March, 2009, before me personally came                                    , to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say to me that s/he executed the foregoing instrument.

EXHIBIT E
FORM OF GUARANTOR SECURITY AGREEMENT
          PLEDGE AND SECURITY AGREEMENT, dated as of February ___, 2009 (this “Agreement”), made by Imperial Premium Finance, LLC, a Florida limited liability company (the “Pledgor”), in favor of CTL Holdings II, LLC, a Georgia limited liability company (“CTL”), in its capacity as collateral agent (in such capacity, together with any successors or assigns in such capacity, if any, the “Collateral Agent”) on behalf of the Lenders referred to below.
W I T N E S S E T H:
          WHEREAS, Imperial Life Financing II, LLC, a Georgia limited liability company (the “Borrower”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), the Collateral Agent, and CTL, as administrative agent for the Lenders (in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”) are parties to a Financing Agreement, dated as of February ___, 2009 (such agreement, as amended, restated or otherwise modified from time to time, being hereinafter referred to as the “Financing Agreement”);
          WHEREAS, pursuant to the Financing Agreement the Lenders have agreed to make term loans (each a “Loan” and collectively, the “Loans”) to the Borrower in an aggregate principal amount at any one time outstanding not to exceed the Total Term Loan Commitment (as defined in the Financing Agreement);
          WHEREAS, the Pledgor owns 100% of the Equity Interests (as defined in the Financing Agreement) of the Borrower, as set forth in Schedule I hereto;
          WHEREAS, it is a condition precedent to the Lenders making any Loan to the Borrower pursuant to the Financing Agreement that the Pledgor shall have executed and delivered to the Collateral Agent a pledge and security agreement providing for the pledge to the Collateral Agent, for the benefit of the Agents and the Lenders, and the grant to the Collateral Agent, for the benefit of the Agents and the Lenders, of a security interest in and Lien on the outstanding shares of the Equity Interests (as defined in the Financing Agreement) owned by the Pledgor of the Borrower, and in which such Pledgor has any interest at any time;
          WHEREAS, the Pledgor has determined that the execution, delivery and performance of this Agreement directly benefits, and is in the best interest of, the Pledgor.
          NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lenders to make and maintain the Loans to the Borrower pursuant to the Financing Agreement, the Pledgor hereby agrees with the Collateral Agent, for the benefit of the Agents and the Lenders, as follows:
          SECTION 1. Definitions. Reference is hereby made to the Financing Agreement for a statement of the terms thereof. All terms used in this Agreement which are defined in the Financing Agreement or in Article 8 or Article 9 of the Uniform Commercial Code (the “Code”) as in effect from time to time in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided, that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Collateral Agent may otherwise determine.
          SECTION 2. Pledge and Grant of Security Interest. As collateral security for all of the Obligations (as defined in Section 3 hereof), the Pledgor hereby pledges and assigns to the Collateral Agent, and grants to the Collateral Agent, for the benefit of the Agents and the Lenders, a continuing security interest in and Lien on the Pledgor’s right, title and interest in and to the following (collectively, the “Pledged Collateral”):
               (a) the shares of stock, partnership interests, member interests and other equity interests described in Schedule I hereto (the “Pledged Shares”), whether or not evidenced or represented by any stock certificate, certificated security or other instrument, issued by the Borrower described in such Schedule I (the “Pledged Issuers”), the certificates representing the Pledged Shares, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property (including but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;
               (b) all additional shares of stock, partnership interests, member interests or other equity interests from time to time acquired by the Pledgor, of the Pledged Issuers, the certificates representing such additional shares, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares, interests or equity;
               (c) all security entitlements of the Pledgor in any and all of the foregoing; and
               (d) all proceeds (including proceeds of proceeds) of any and all of the foregoing;
in each case, whether now owned or hereafter acquired by the Pledgor and howsoever its interest therein may arise or appear (whether by ownership, security interest, Lien, claim or otherwise).
          SECTION 3. Obligations. (a) The Pledgor hereby (i) irrevocably, absolutely and unconditionally guarantees the prompt payment by the Borrower, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing in respect of the Financing Agreement or any other Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding with respect to the Borrower, whether or not a claim for post-filing interest is allowed in such proceeding), fees, commissions, expense reimbursements, indemnifications or otherwise, and whether accruing before or subsequent to the commencement of any Insolvency Proceeding with respect to the Borrower

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(notwithstanding the operation of the automatic stay under Section 362(a) of the U.S. Bankruptcy Code), and the due performance and observance by the Borrower of its other obligations now or hereafter existing in respect of the Loan Documents (the “Obligations”), and (ii) agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Agents and the Lenders in enforcing any rights under this Agreement.
               (b) The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for (x) Obligations and (y) the due performance and observance by the Pledgor of all of its other obligations from time to time existing in respect of the Loan Documents.
               (c) Notwithstanding anything to the contrary contained in this Agreement, the recourse of the Agent and the Lenders with respect to the liability of the Pledgor under this Agreement solely with respect to the Obligations shall be limited to the Pledged Collateral.
               SECTION 4. Delivery of the Pledged Collateral.
               (a) (i) All certificates currently representing the Pledged Shares shall be delivered to the Collateral Agent contemporaneously with or prior to the execution and delivery of this Agreement. All other certificates and instruments constituting Pledged Collateral from time to time or required to be pledged to the Collateral Agent, pursuant to the terms of this Agreement or the Financing Agreement (the “Additional Collateral”), shall be delivered to the Collateral Agent promptly upon receipt thereof by or on behalf of the Pledgor. All such certificates and instruments shall be held by or on behalf of the Collateral Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent. If any Pledged Collateral consists of uncertificated securities, unless the immediately following sentence is applicable thereto, the Pledgor shall cause the Collateral Agent (or its designated custodian or nominee) to become the registered holder thereof, or cause each issuer of such securities to agree that it will comply with instructions originated by the Collateral Agent with respect to such securities without further consent by the Pledgor. If any Pledged Collateral consists of security entitlements, the Pledgor shall transfer such security entitlements to the Collateral Agent (or its custodian, nominee or other designee), or cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Collateral Agent without further consent by the Pledgor.
                    (ii) Within five (5) days of the receipt by the Pledgor of any Additional Collateral, a Pledge Amendment, duly executed by the Pledgor, in substantially the form of Annex I hereto (a “Pledge Amendment”) shall be delivered to the Collateral Agent, in respect of the Additional Collateral which must be pledged pursuant to this Agreement and the Financing Agreement. The Pledge Amendment shall from and after delivery thereof constitute part of Schedule I hereto. The Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all certificates or instruments listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder constitute Pledged Collateral and such Pledgor shall be deemed upon delivery thereof to have made the

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representations and warranties set forth in Section 5 hereof with respect to such Additional Collateral.
               (b) If the Pledgor shall receive, by virtue of the Pledgor’s being or having been an owner of any Pledged Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off) or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by any such Pledgor pursuant to Section 7 hereof) or in securities or other property or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, the Pledgor shall receive such stock certificate, instrument, option, right, payment or distribution constituting certificated Pledged Collateral in trust for the benefit of the Collateral Agent, shall segregate it from such Pledgor’s other property and shall deliver it forthwith to the Collateral Agent, in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Obligations.
          SECTION 5. Representations and Warranties. The Pledgor represents and warrants as follows:
               (a) The Pledgor is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization as set forth on the first page hereof, and has all the requisite limited liability company power and authority to execute, deliver and perform this Agreement.
               (b) The execution, delivery and performance by the Pledgor of this Agreement (i) have been duly authorized by all necessary limited liability company power and authority, (ii) do not and will not contravene its certificate of formation, operating agreement, any Requirements of Law or any contractual restriction binding on or affecting it or any of its properties, (ii) do not and will not result in or require the creation of any Lien upon or with respect to any of its properties other than pursuant to this Agreement, and (iii) do not and will not results in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to any of its properties.
               (c) Schedule II hereto sets forth (i) the exact legal name of the Pledgor and all other names used by the Pledgor at any time during the five years preceding the Effective Date, and (ii) the Pledgor’s chief executive office and principal place of business and each place of business of the Pledgor during the five years preceding the Effective Date.
               (d) The Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable and the holders thereof are not entitled to any preemptive, first refusal or other similar rights (other than pursuant to a stock transfer agreement entered into

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with the prior written consent of the Collateral Agent). All other shares of stock constituting Pledged Collateral will be duly authorized and validly issued, fully paid and nonassessable.
               (e) The Pledgor is and will be at all times the legal and beneficial owner of the Pledged Collateral free and clear of all Liens except for the Lien created by this Agreement.
               (f) The exercise by the Collateral Agent of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or affecting the Pledgor or any of the properties of the Pledgor and will not result in or require the creation of any Lien upon or with respect to any of the properties of the Pledgor other than pursuant to this Agreement or the other Loan Documents.
               (g) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by the Pledgor for (i) the due execution, delivery and performance by the Pledgor of this Agreement, (ii) the grant by the Pledgor, or the perfection, of the Lien created hereby in the Pledged Collateral, except for the filing in the office described in Schedule III hereto of a UCC financing statement naming the Pledgor as debtor, the Collateral Agent as secured party and describing the Pledged Collateral, to perfect the Collateral Agent’s security interests in items of the Pledged Collateral in which such security interests are not susceptible to perfection by possession of certificates or instruments, which financing statement has been duly filed or (iii) the exercise by the Collateral Agent of any of its rights and remedies hereunder, except as may be required in connection with any sale of any Pledged Collateral by laws affecting the offering and sale of securities generally.
               (h) This Agreement is a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.
               (i) This Agreement creates a valid Lien in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, in the Pledged Collateral as security for the Obligations. The Collateral Agent’s having possession of the certificates representing the Pledged Shares and all other certificates, instruments and cash constituting Pledged Collateral from time to time results in the perfection of such Lien. Such Lien is, or in the case of Pledged Collateral in which the Pledgor obtains rights after the date hereof, will be, a perfected, first priority Lien. All action necessary or desirable to perfect and protect such Lien has been duly taken, except for the Collateral Agent’s having possession of certificates, instruments and cash constituting Pledged Collateral after the date hereof.
               (j) The partnership interests or membership interests of each Pledged Issuer are (i) securities for purposes of Article 8 of the UCC, (iii) investment company securities within the meaning of Section 8-103 of the UCC and (iii) evidenced by a certificate.
               (k) The pledge of the Pledged Collateral pursuant to this Agreement does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

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          SECTION 6. Covenants as to the Pledged Collateral. So long as any of the Obligations shall remain outstanding or prior to the termination of all Commitments, the Pledgor will, unless the Collateral Agent shall otherwise consent in writing:
               (a) keep adequate records concerning the Pledged Collateral and permit the Collateral Agent or any agents, designees or representatives thereof at any time or from time to time to examine and make copies of and abstracts from such records consistent with the terms of the Financing Agreement;
               (b) at the Pledgor’s expense, promptly deliver to the Collateral Agent a copy of each notice or other communication received by it in respect of the Pledged Collateral;
               (c) at the Pledgor’s expense, defend the Collateral Agent’s right, title and security interest in and to the Pledged Collateral against the claims of any Person;
               (d) at the Pledgor’s expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Collateral Agent may reasonably request in order to (i) perfect and protect, or maintain the perfection of, the security interest and Lien created hereby, (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral or (iii) otherwise effect the purposes of this Agreement, including, without limitation, delivering to the Collateral Agent irrevocable proxies in respect of the Pledged Collateral;
               (e) not sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any Pledged Collateral or any interest therein except as expressly permitted by Section 7.02(c) of the Financing Agreement;
               (f) not create or suffer to exist any Lien upon or with respect to any Pledged Collateral except for the Lien created hereby;
               (g) not make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral or enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral other than pursuant to the Loan Documents;
               (h) not vote in favor of the issuance of (i) any additional shares of any class of Equity Interests of each Pledged Issuer, (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non occurrence of any event or condition into, or exchangeable for, any such shares of Equity Interests or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of Equity Interests, except in the case of clauses (i), (ii) and (iii), to the extent any such issuance is expressly permitted by the Financing Agreement;
               (i) not take or fail to take any action which would in any manner impair the value of or the enforceability of the Collateral Agent’s security interest in and Lien on any Pledged Collateral; and

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               (j) cause each interest in each Pledged Issuer controlled by the Pledgor and pledged hereunder to be (i) represented by a certificate, (ii) deemed a “security” within the meaning of Article 8 of the UCC and (iii) governed by Article 8 of the UCC.
          SECTION 7. Voting Rights, Dividends, Etc. in Respect of the Pledged Collateral.
               (a) So long as no Event of Default shall have occurred and be continuing:
                    (i) the Pledgor may exercise any and all voting and other consensual rights pertaining to any Pledged Collateral for any purpose not inconsistent with the terms of this Agreement, the Financing Agreement or the other Loan Documents; provided, however, that (A) the Pledgor will not exercise or will refrain from exercising any such right, as the case may be, if the Collateral Agent gives the Pledgor notice that, in the Collateral Agent’s judgment, such action (or inaction) is reasonably likely to have a material adverse effect to the Pledgor’s financial condition and (B) the Pledgor will give the Collateral Agent at least five (5) Business Days’ notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right which is reasonably likely to have a material adverse effect to the Pledgor’s financial condition;
                    (ii) the Pledgor may receive and retain any and all dividends, interest or other distributions or payments in respect of the Pledged Collateral to the extent permitted by the Financing Agreement; provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, together with any dividend, interest or other distribution or payment which at the time of such payment was not permitted by the Financing Agreement, shall be, and shall forthwith be delivered to the Collateral Agent, if such Collateral constitutes certificated Pledged Collateral, to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Collateral Agent, shall be segregated from the other property or funds of the Pledgor, and shall be forthwith delivered to the Collateral Agent in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Obligations; and
                    (iii) the Collateral Agent will execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7(a)(i) hereof and to receive the dividends, interest and/or other distributions which it is authorized to receive and retain pursuant to Section 7(a)(ii) hereof.

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               (b) Upon the occurrence and during the continuance of an Event of Default:
                    (i) all rights of the Pledgor to exercise the voting and other rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) hereof, and to receive the dividends, distributions, interest and other payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) hereof, shall cease, and all such rights shall thereupon become vested in the Collateral Agent which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments;
                    (ii) without limiting the generality of the foregoing, the Collateral Agent may, at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of each Pledged Issuer, or upon the exercise by each Pledged Issuer of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and
                    (iii) all dividends, distributions, interest and other payments which are received by the Pledgor contrary to the provisions of Section 7(b)(i) hereof shall be received in trust for the benefit of the Collateral Agent shall be segregated from other funds of the Pledgor, and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Obligations.
          SECTION 8. Additional Provisions Concerning the Pledged Collateral.
               (a) To the maximum extent permitted by applicable law, and for the purpose of taking any action which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, the Pledgor (i) authorizes the Collateral Agent to execute any such agreements, instruments or other documents in the Pledgor’s name and to file such agreements, instruments or other documents in the Pledgor’s name and to file such agreements, instruments, or other documents in any appropriate filing office (ii) authorizes the Collateral Agent to file any financing statements required hereunder or under any other Loan Document, and any continuation statements or amendment with respect thereto, in any appropriate filing office without the signature of the Pledgor and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of the Pledgor prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

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               (b) The Pledgor hereby irrevocably appoints the Collateral Agent as the Pledgor’s attorney-in-fact and proxy, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section 7(a) hereof), including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest, distribution or other payment in respect of any Pledged Collateral and to give full discharge for the same. This power is coupled with an interest and is irrevocable until all of the Obligations are indefeasibly paid in full after all Commitments have been terminated.
               (c) If the Pledgor fails to perform any agreement or obligation contained herein, the Collateral Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor pursuant to Section 10 hereof and shall be secured by the Pledged Collateral.
               (d) Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to the Pledgor. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.
               (e) The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for monies actually received by it hereunder, the Collateral Agent shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.
               (f) The Collateral Agent may at any time in its discretion (i) without notice to the Pledgor, transfer or register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights of such Pledgor under Section 7(a) hereof, and (ii) exchange certificates or instruments constituting Pledged Collateral for certificates or instruments of smaller or larger denominations.

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          SECTION 9. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:
               (a) The Collateral Agent may exercise in respect of the Pledged Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code then in effect in the State of New York; and without limiting the generality of the foregoing and without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Collateral Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least five (5) days notice to the Pledgor of the time and place of any public sale of Pledged Collateral owned by the Pledgor or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of whether or not notice of sale has been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
               (b) In the event that the Collateral Agent determines to exercise its right to sell all or any part of the Pledged Collateral pursuant to Section 9(a) hereof, the Pledgor will, upon request by the Collateral Agent: (i) execute and deliver, and vote in favor of causing the issuer of the Pledged Collateral and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Collateral Agent, advisable to register the Pledged Collateral under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto, (ii) vote in favor of causing the issuer of the Pledged Collateral to qualify the Pledged Collateral under the state securities or “Blue Sky” laws of each jurisdiction, and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Collateral Agent, (iii) vote in favor of causing each Pledged Issuer to make available to its securityholders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act, and (iv) do or cause to be done all such other acts and things within its power as may be necessary to make such sale of the Pledged Collateral valid and binding and in compliance with any applicable law.
               (c) Notwithstanding the provisions of Section 9(b) hereof, the Pledgor recognizes that the Collateral Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any other securities constituting Pledged Collateral and that the Collateral Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at

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prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act. The Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610(c) of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that the Collateral Agent may, in such event, bid for the purchase of such securities.
               (d) Any cash held by the Collateral Agent as Pledged Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 10 hereof) in whole or in part by the Collateral Agent against, all or any part of the Obligations in such order as the Collateral Agent shall elect consistent with the provisions of the Financing Agreement. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after indefeasible payment in full of all of the Obligations after all Commitments have been terminated shall be paid over to the Pledgor or to such Person as may be lawfully entitled to receive such surplus.
               (e) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Agents and the Lenders are legally entitled, the Pledgor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Financing Agreement for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the fees, costs and expenses and other client charges of any attorneys employed by the Collateral Agent to collect such deficiency.
          SECTION 10. Indemnity and Expenses.
               (a) The Pledgor agrees to defend, protect, indemnify and hold harmless each Agent and each Lender (and all of their respective officers, directors, employees, attorneys, consultants and agents) from and against any and all claims, damages, losses, liabilities obligations, penalties, fees, costs and expenses (including, without limitation, legal fees, costs and expenses of counsel) to the extent that they arise out of or otherwise result from the enforcement of this Agreement, except, as to any such indemnified Person, claims, losses or liabilities resulting solely and directly from such Person’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

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               (b) The Pledgor agrees to pay to the Collateral Agent upon demand the amount of any and all costs and expenses, including the fees, costs, expenses and disbursements of the Collateral Agent’s counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.
          SECTION 11. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to the Pledgor, to the Pledgor as specified next to such Pledgor’s signature below; if to the Borrower, at its address specified in Section 12.01 of the Financing Agreement; or if to the Collateral Agent, to it at its address specified in Section 12.01 of the Financing Agreement; or as to any such Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 11. All such notices and other communications shall be effective (i) if mailed (certified mail, postage prepaid and return receipt requested), when received or three (3) days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered by hand, Federal Express or other reputable overnight courier, upon delivery.
          SECTION 12. Security Interest Absolute. All rights of the Agents and the Lenders, all Liens and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of the Financing Agreement or any other agreement or instrument relating thereto, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Financing Agreement or any other Loan Document, (iii) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any Guaranty, for all or any of the Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations. All authorizations and agencies contained herein with respect to any of the Pledged Collateral are irrevocable and powers coupled with an interest.
          SECTION 13. Miscellaneous.
               (a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure the Pledgor therefrom, shall be effective unless it is in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
               (b) No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or

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further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under the applicable Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents or the Lenders to exercise any of their rights under any other document against such party or against any other Person, including but not limited to, the Pledgor.
               (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
               (d) This Agreement shall create a continuing security interest in and Lien on the Pledged Collateral and shall (i) remain in full force and effect until the indefeasible payment in full or release of the Obligations after the termination of all of the Commitments and (ii) be binding on each Pledgor and, by its acceptance hereof, the Collateral Agent, and its respective successors and assigns, and shall inure, together with all rights and remedies of the Agents and the Lenders hereunder, to the benefit of each of the Agents and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to the Pledgor, the Agents and the Lenders may assign or otherwise transfer their respective rights and obligations under this Agreement and any other Loan Document to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Agents and the Lenders herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to any such Agent or Lender shall mean the assignee of such Agent or Lender. None of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent, and any such assignment or transfer shall be null and void.
               (e) Upon the satisfaction in full of the Obligations after the termination of all of the Commitments (i) this Agreement and the security interest and Lien created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor, and (ii) the Collateral Agent will, upon the Pledgor’s request and at the Pledgor’s expense, (A) return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to the Pledgor, without recourse, representation or warranty, such documents as the Pledgor shall reasonably request to evidence such termination.
               (f) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

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               (g) This Agreement shall be governed by and construed in accordance with the law of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest and Lien created hereby, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the law of a jurisdiction other than the State of New York.
               (h) ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED THERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS THEREOF, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PLEDGOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION, SUIT OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.
          (i) THE PLEDGOR AND (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS AGREEMENT) THE COLLATERAL AGENT WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR OTHER ACTION OF THE PARTIES HERETO.
[signature page follows]

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          IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be executed and delivered on the date first above written.

PLEDGOR: IMPERIAL PREMIUM FINANCE, LLC
By:	Imperial Holdings, LLC, its managing member

By:
	Name:	Jonathan Neuman
	Title:	President

Address: 701 Park of Commerce Blvd., Suite 301 Boca Raton, Florida 33487 Telecopy No.: (561) 995-4203

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SCHEDULE I
TO
GUARANTOR SECURITY AGREEMENT
Pledged Shares

Pledgor	Name of Issuer	Number of Shares	Class	Certificate Number
Imperial Premium Finance, LLC	Imperial Life Financing II, LLC	100		1

SCHEDULE II
TO
GUARANTOR SECURITY AGREEMENT
Part A
Current Names and Addresses of Pledgor

Exact Name	Address	City	State	Zip Code
Imperial Premium Finance, LLC	701 Park of Commerce Blvd., Suite 301	Boca Raton	FL	33487
Part B
Names and Addresses of Pledgor Used During Last Five Years

Exact Name	Address	City	State	Zip Code
Imperial Premium Finance, LLC	701 Park of Commerce Blvd., Suite 301	Boca Raton	FL	33487

SCHEDULE III
TO
GUARANTOR SECURITY AGREEMENT
Filing Offices

Name	Filing Office
Imperial Premium Finance, LLC

ANNEX I
TO
GUARANTOR SECURITY AGREEMENT
PLEDGE AMENDMENT
          This Pledge Amendment, dated ____________, is delivered pursuant to Section 4 of the Pledge and Security Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Guarantor Security Agreement, dated as of February ______, 2009, as it may heretofore have been or hereafter may be amended or otherwise modified or supplemented from time to time (the “Pledge and Security Agreement”) and that the shares listed on this Pledge Amendment shall be hereby pledged and assigned to the Collateral Agent and become part of the Pledged Collateral referred to in such Pledge and Security Agreement and shall secure all of the Obligations referred to in such Pledge and Security Agreement.

Pledged Shares
		Number		Certificate
Pledgor	Name of Issuer	of Shares	Class	Number(s)

[PLEDGOR]
By:
Name:
Title:

EXHIBIT F
ASSIGNMENT OF BENEFICIAL INTERESTS
     This Assignment of Beneficial Interests is made as of                     , 20___, by [                                        ] (“Beneficiary”) for good and valuable consideration, in favor of Imperial Premium Finance, LLC, a Florida limited liability company (“Lender”) pursuant to a certain Pledge Agreement between Beneficiary and Lender, dated [                    , 20___] (“Pledge Agreement”). All capitalized terms used but not defined herein are defined in the Pledge Agreement.
     Beneficiary hereby assigns, transfers and sets over to Lender, its successors and assigns all of Beneficiary’s right, title and interest in and under the Trust Agreement (and the trust created thereby (the “Trust”)) dated [                    , 20___] of which [                    ] is the settlor or grantor and of which Beneficiary is a beneficiary, including without limitation, ownership of the beneficial ownership interests in or under the Trust Agreement and the Trust, any and all rights to distributions of assets, corpus, income and principal and any rights to amend or terminate the Trust and Trust Agreement.

AUTHORIZATION AND DIRECTION TO PROVIDE DEATH CERTIFICATE
     I hereby authorize and direct my personal representative, family members, funeral service providers, physician or any other person with responsibility for my affairs at the time of and after my death to provide to (i) the [Trust-Name] (the “Trust”) , (ii) [Name of Trustee], as trustee of the Trust (the “Trustee”) and any other person or entity that demonstrates an ownership or security interest in a life insurance policy under which I am designated as the insured (each, a “Policyowner”), one or more original death certificates and any other documents necessary for the Trust or a Policyowner to process a claim for benefits under, or a surrender of, any life insurance policy under which I am designated as the insured.
     If any of the above referenced individuals fails or refuses to provide original death certificates or any other documents necessary to process a claim for benefits under, or a surrender of, any insurance policy under which I am designated as the insured, then this authorization may be used by the Trust, the Trustee any Policyowner and any of their respective agents, designees, successors or assigns to obtain (i) one or more originals of my death certificates directly from the appropriate governmental agency and/or funeral service provider, notwithstanding that such certificate may contain confidential information otherwise protected from dissemination under any state or federal law or (ii) an order from a court of competent jurisdiction requiring (a) specific performance of my directions herein or (b) that the appropriate governmental agency deliver to the Trust, the Trustee or other Policyowner one or more originals of my death certificates.

[INSURED]	Signature

Date of Birth	Social Security Number

STATE OF	)
	:	ss.:
COUNTY OF	)
Sworn to (or affirmed) and subscribed before me this ___ day of                      by                     , who is personally known to me or who produced                                          as identification.

Notary Public

(Print, Type, or Stamp Commissioned Name of Notary Public)
My Commission Expires:

BENEFICIARY PLEDGE AGREEMENT
     THIS BENEFICIARY PLEDGE AGREEMENT (this “Pledge Agreement”) [DATE], is made and executed between [BENEFICIARY-NAME] (“Beneficiary”), a beneficiary of the [TRUST] (the “Trust”) and IMPERIAL PREMIUM FINANCE, LLC, a Florida limited liability company (“Lender”).
RECITALS
     A. Pursuant to the Loan Application and Agreement (the “Loan Agreement”) dated as of the date hereof between Lender and [TRUSTEE], the Trustee of the Trust, Lender has loaned or will loan to Trust an amount under the Loan Agreement to be used by the Trust to pay premiums on a Life Insurance Policy;
     B. The Trust is the sole owner and beneficiary of the Life Insurance Policy, which the Trust holds pursuant to the terms of the Trust Agreement;
     C. The Beneficiary will derive significant benefits from the loan to the Trust under the Loan Agreement by reason of his or her interest in the Trust;
     D. In order to induce the Lender to make the advance contemplated by the Loan Agreement and extend credit to the Trust as provided in the Loan Agreement, the Beneficiary has agreed to grant a security interest in the Beneficiary’s beneficial interest in the Trust to the Lender in accordance with the terms and conditions of this Pledge Agreement.
     NOW, THEREFORE, intending to be legally bound and in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration the receipt and sufficiency of which are acknowledged, Beneficiary and Lender hereby covenant and agree as follows:
          1. GRANT OF SECURITY INTEREST. Beneficiary hereby grants, gives, conveys and pledges to Lender a first priority security interest in all of Beneficiary’s right, title and interest whether now owned or hereafter acquired and wherever located, in and to the Collateral to secure the Obligations and agrees that Lender shall have the rights stated in this Pledge Agreement with respect to the Collateral, in addition to all other rights that Lender may have by law.
          2. COLLATERAL DESCRIPTION. The word “Collateral” means all of the Beneficiary’s right, title and interest in and to the beneficial interests in the Trust, the Trust Agreement and the assets held by the Trust under the Trust Agreement and any Financing Documents, including without limitation the Trust’s entire beneficial interest in and to the Life Insurance Policy and the death benefits payable thereunder, and all proceeds of all of the foregoing.
          3. BENEFICIARY’S REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL. With respect to the Collateral, Beneficiary represents and warrants to Lender that:

               a. Ownership. On and after the Initial Premium Funding Date, the Beneficiary has, and will do nothing to impair, full, complete and absolute ownership of the Collateral and all rights thereunder free and clear of any Encumbrances, options, purchase rights or commitments of any kind except as otherwise contemplated by the Financing Documents. Under the terms of the Trust, the Beneficiary has, and shall do nothing to impair, the sole and absolute right, subject to the terms of the Financing Documents, to pledge or assign such beneficial interests as collateral and receive all proceeds and other amounts now or in the future due and payable in respect to the Collateral. On and after the Initial Premium Funding Date, Beneficiary has not taken and shall not take, any actions to provide any Person other than the Beneficiary any interest in or claim to the Collateral other than as expressly provided in the Financing Documents.
               b. Right to Grant Security Interest. Beneficiary has the full right, power and authority to enter into this Pledge Agreement and to grant a security interest, assignment and pledge of the Collateral to Lender as provided herein, and this Pledge Agreement and the security interest created by Beneficiary hereunder does not violate or breach, or result in the creation of an Encumbrance under, the Trust Agreement or any other document, instrument, mortgage or agreement to which Beneficiary is a party or to which its assets are bound.
               c. Trust Agreement. A true and correct copy of the Trust Agreement, including all amendments, supplements and other modifications thereto, has been previously delivered by Trust to Lender. The Trust Agreement is a legal, valid and binding agreement, enforceable by Beneficiary in accordance with its terms.
               d. Consents. No consent, approval, authorization or other order or other action by, and no notice to or filing with, the trustee of the Trust or any other person is required (i) for the grant of the security interest by Beneficiary in the Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by Beneficiary, or (ii) for the exercise by Lender of any of its rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement.
               e. Due Authorization, Execution and Delivery; Valid and Binding Obligation. This Pledge Agreement has been duly authorized, executed and delivered by Beneficiary and constitutes a legal, valid and binding obligation of Beneficiary enforceable by Lender against Beneficiary in accordance with its terms.
               f. No Prior Assignment. Beneficiary has not previously granted a security interest in any of the Collateral to any other creditor or other person.
               g. No Further Transfer. Beneficiary shall not sell, assign, encumber, or otherwise dispose of any of Beneficiary’s rights in the Collateral except as expressly provided in this Pledge Agreement.
               h. No Defaults. There are no defaults relating to the Collateral, and there are no offsets or counterclaims to the same. Beneficiary will strictly and promptly do everything required of Beneficiary under the terms, conditions, promises, and agreements contained in or relating to the Collateral.

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               i. Proceeds. Any and all replacement or renewal certificates, instruments, or other benefits or proceeds related to the Collateral that are received by Beneficiary shall be held by Beneficiary in trust for Lender and immediately shall be delivered by Beneficiary to Lender to be held as part of the Collateral.
               j. Location. Beneficiary’s primary office and principal place of business or residence if an individual and the place where Beneficiary keeps Beneficiary’s records concerning the Collateral are located at the address set forth in Section 9(i) below. If Beneficiary changes Beneficiary’s name or address, or the name or address of any person granting a security interest under this Pledge Agreement changes, Beneficiary will promptly notify the Lender of such change, but in no event later than thirty (30) days following such change.
               k. Further Acts. Beneficiary will, at its sole expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as Lender from time to time may request in order to ensure to Lender the benefits of its lien in and to the Collateral intended to be created by this Pledge Agreement, including the filing of any necessary financing statements or continuation statements, which may be filed by Lender with or (to the extent permitted by law) without the signature of Beneficiary, and will cooperate with Lender, at Beneficiary’s expense, in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in connection with such lien or any sale or transfer of the Collateral.
          4. PERFECTION AND PROTECTION OF SECURITY. The Beneficiary makes the following representations, warranties and covenants to the Lender from the Execution Date until the Obligations are paid in full:
               a. (i) The pledgor’s right, title and interest in any Collateral is and shall be free from any Encumbrance except for the security interest and lien created hereby and pursuant to the other Financing Documents; and
                    (ii) The Pledgor shall not sell or otherwise dispose of, or pledge, mortgage or create, or suffer to exist a lien on, the Collateral in favor of any person other than the Lender (except as permitted in the Loan Agreement).
               b. The Beneficiary authorizes the Lender to file financing statements relating to the Collateral under the Uniform Commercial Code (“UCC”) containing the information set forth on Schedule B hereto in the jurisdictions indicated in this Pledge Agreement or as otherwise determined by the Lender. Subject to the filing of continuation statements in respect of such financing statements required from time to time under the UCC, (i) the security interest in the Collateral, to the extent the same can be perfected by filing of financing statements under the UCC, constitutes and will constitute a perfected first priority security interest therein, subject to no other Encumbrance which is perfected by filing of financing statements, and (ii) subject further to the Lender’s obtaining and maintaining possession or control over Collateral as to which a security interest can be perfected by possession or control under the UCC, the security interest in the Collateral, to the extent the same can be perfected under the UCC, constitutes and will constitute a perfected first priority security

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interest therein, subject to no other Encumbrance; provided that continuation of such security interest in the proceeds of the Collateral is limited by the provisions of Sections 9-203, 9-315 and 9-322 of the UCC.
               c. There is no financing statement naming the Beneficiary or any of its predecessors in interest as debtor now on file or registered in any public office evidencing any Encumbrance on the Collateral, or intended so to be and the Beneficiary (including any of its predecessors in interest) has not filed or authorized the filing of, any financing statement relating to any of its right, title or interest in or to any of the Collateral, except financing statements filed or to be filed in respect of and covering the security interest and lien of the Lender granted and provided for in this Pledge Agreement and the other Financing Documents.
               d. The Beneficiary shall cause the Trust to annotate its books and records to reflect the pledge of the beneficial interests in the Trust effected by this Pledge Agreement.
               e. The Beneficiary shall ensure at all times that the Lender has “control” for purposes of Section 8-106 of the UCC of all uncertificated instruments included within the Collateral. The Beneficiary has caused the Trust to execute and deliver to the Lender on the date of this Pledge Agreement a consent in the form attached hereto as Schedule C in order to comply with the requirements of Section 8-106(c)(2) of the UCC to the extent beneficial interests in the Trust constitute uncertificated securities for purposes of Article 8 of the UCC.
          5. LENDER’S RIGHTS AND OBLIGATIONS WITH RESPECT TO THE COLLATERAL.
               a. While this Pledge Agreement is in effect, Lender shall retain all of Beneficiary’s rights, title and interest in the Collateral, together with any and all evidence of the Collateral, and this Pledge Agreement will remain in effect until (a) there no longer is any Obligations owing to Lender; and (b) all other obligations secured by this Pledge Agreement have been fulfilled. In furtherance of the foregoing, the Beneficiary shall execute an Assignment of Beneficial Interests in the form attached hereto as Schedule D contemporaneously with the execution of this Pledge Agreement.
               b. Notwithstanding Section 4(a) above, so long as no Event of Default shall have occurred and be continuing, the Beneficiary shall be entitled:
                    (i) to exercise, as it shall think fit, but in a manner not inconsistent with the terms hereof and the terms of the other Financing Documents, any voting power with respect to the Collateral, and for that purpose the Lender shall (if any securities pledged under this Agreement (each, a “Pledged Security”) shall be registered in the name of the Lender or its nominee) execute or cause to be executed from time to time, at the expense of the Beneficiary, such proxies or other instruments in favor of the Beneficiary or its nominee, in such form and for such purposes as shall be reasonably required by the Beneficiary and shall be specified in a written request therefor, to enable it to exercise such voting power with respect to such Pledged Security; and

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                    (ii) except as otherwise provided in Sections 4(c) and 4(d) hereof, to receive and retain for its own account any and all payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights to the extent such are permitted pursuant to the terms of the Loan Agreement, other than (x) stock or liquidating dividends or (y) extraordinary dividends and dividends or other amounts payable under or in connection with any recapitalization, restructuring, or other non ordinary course event (the dividends and amounts in this clause (y) being “Extraordinary Payments”), paid, issued or distributed from time to time in respect of the Collateral.
               c. Extraordinary Payments and Distributions.
                    (i) In case, upon the dissolution or liquidation (in whole or in part) of any issuer of any Collateral, any sum shall be paid or payable as a liquidating dividend or otherwise upon or with respect to any Pledged Security or, in the event any other Extraordinary Payment is paid or payable, then and in any such event, such sum or Extraordinary Payment shall be paid by the Beneficiary over to the Lender promptly, and in any event within ten (10) days after receipt thereof, to be held by the Lender as additional collateral hereunder.
                    (ii) In case any stock dividend shall be declared with respect to any Pledged Security, or any shares of stock or fractions thereof shall be issued pursuant to any stock split involving any Pledged Security, or any distribution of capital shall be made on any of the Collateral, or any shares, obligations or other property shall be distributed upon or with respect to the Collateral, in each case pursuant to a recapitalization or reclassification of the capital of the issuer thereof, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of such issuer, or to the merger or consolidation of such issuer with or into another corporation, the shares, obligations, capital or other property so distributed shall be delivered by the Beneficiary to the Lender promptly, and in any event within ten (10) days after receipt thereof, to be held by the Lender as additional collateral hereunder subject to the terms of this Pledge Agreement, and all of the same shall constitute Collateral for all purposes hereof.
               d. Voting Rights and Ordinary Payments After an Event of Default. Upon the occurrence and during the continuance of any Event of Default, all rights of the Beneficiary to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 4(b)(i) hereof and to receive the payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights that the Beneficiary would otherwise be authorized to receive and retain pursuant to Section 4(b)(ii) hereof shall cease, and thereupon the Lender shall be entitled to exercise all voting power with respect to any Pledged Security and to receive and retain, as additional collateral hereunder, any and all payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights at any time declared or paid upon any of the Collateral during such an Event of Default and otherwise to act with respect to the Collateral as outright owner thereof.
               e. All Payments in Trust. All payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights that are received by the Beneficiary contrary to the provisions of Section 4 hereof shall be received and held in trust

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for the benefit of the Lender, shall be segregated by the Beneficiary from other funds of the Beneficiary and shall be forthwith paid over to the Lender as Collateral in the same form as so received (with any necessary endorsement).
          6. LENDER’S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender’s interest in the Collateral or if Beneficiary fails to comply with any provision of this Pledge Agreement or any Financing Documents, including but not limited to Beneficiary’s failure to discharge or pay when due any amounts Beneficiary is required to discharge or pay under this Pledge Agreement or any Financing Documents, Lender on Beneficiary’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the Interest Rate from the date incurred or paid by Lender to the date of repayment by Trust. All such expenses will become a part of the Obligations and, at Lender’s option, will (A) be payable on demand; (B) be added to the Total Amount Due and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance Life Insurance Policy; or (2) the remaining term of the Loan Agreement; or (C) be treated as a balloon payment which will be due and payable at the Maturity Date. The liens created under this Pledge Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon an Event of Default.
          7. LIMITATIONS ON OBLIGATIONS OF LENDER. Lender shall use ordinary reasonable care in the physical preservation and custody of the Collateral to the extent in the possession of the Lender but shall have no other obligation to protect the Collateral or its value. In particular, but without limitation, Lender shall have no responsibility (A) for the collection or protection of any income on the Collateral (other than any death benefits paid or payable under the Life Insurance Policy and any interest or payments in the nature of interest which may be paid or become due in respect thereto); (B) for the preservation of rights against issuers of the Collateral or against third persons (other than the Insurer); (C) for ascertaining any maturities, conversions, exchanges, offers, tenders, or similar matters relating to the Collateral other than the Life Insurance Policy; nor (D) for informing the Beneficiary about any of the above, whether or not Lender has or is deemed to have knowledge of such matters.
          8. RIGHTS AND REMEDIES ON DEFAULT. Upon the occurrence of an Event of Default, or at any time thereafter, Lender may exercise any one or more of the following rights and remedies in respect of the Collateral, in addition to any rights or remedies that may be available at law, in equity, or otherwise:
               a. Upon the occurrence and during the continuance of any Event of Default, the Lender may exercise, in addition to other rights and remedies provided for herein or otherwise available to it, all rights of voting, exercise and conversion with respect to the Collateral and all of the rights and remedies of a collateral agent on default under the UCC at that time (whether or not applicable to the affected Collateral) and may also, without obligation to resort to other security, at any time and from time to time sell, resell, assign and deliver, in its sole discretion, all or any of the Collateral, in one or more parcels at the same or different times,

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and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which any Collateral may be listed, or at public or private sale, for cash, upon credit or for future delivery, and in connection therewith the Lender may grant options.
               b. If any of the Collateral is sold upon credit or for future delivery, the Lender shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Lender may resell such Collateral. In no event shall the Beneficiary be credited with any part of the proceeds of sale of any Collateral until cash payment therefor has actually been received by the Lender.
               c. The Lender may purchase any Collateral at any public sale and, if any Collateral is of a type customarily sold in a recognized market or is of the type that is the subject of widely distributed standard price quotations, the Lender may purchase such Collateral at private sale, and in each case may make payment therefor by any means, including, without limitation, by release or discharge of Obligations in lieu of cash payment.
               d. The Beneficiary recognizes that the Lender may be unable to effect a public sale of all or part of the Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), or in applicable Blue Sky or other state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Beneficiary agrees that any such Collateral sold at any such private sale may be sold at a price and upon other terms less favorable to the seller than if sold at public sale and that each such private sale shall be deemed to have been made in a commercially reasonable manner. The Lender shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities, even if such issuer would agree, to register such securities for public sale under the Securities Act. The Beneficiary agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.
               e. No demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any sale or other disposition of any part of the Collateral that threatens to decline speedily in value or that is of a type customarily sold on a recognized market; otherwise the Lender shall give the Beneficiary at least ten (10) days’ prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice the Beneficiary agrees is commercially reasonable.
               f. The Lender shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

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               g. The remedies provided herein in favor of the Lender shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of the Lender existing at law or in equity.
               h. To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, the Beneficiary acknowledges and agrees that it is not commercially unreasonable for the Lender (i) to advertise dispositions of Collateral through publications or media of general circulation; (ii) to contact other persons, whether or not in the same business as the Beneficiary, for expressions of interest in acquiring all or any portion of the Collateral; (iii) to hire one or more professional auctioneers to assist in the disposition of Collateral; (iv) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (v) to disclaim disposition warranties, or (vi) to the extent deemed appropriate by the Lender, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Lender in the disposition of any of the Collateral. The Beneficiary acknowledges that the purpose of this clause (h) is to provide non-exhaustive indications of what actions or omissions by the Lender would not be commercially unreasonable in the Lender’s exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this clause (h). Without limiting the foregoing, nothing contained in this clause (h) shall be construed to grant any rights to the Beneficiary or to impose any duties on the Lender that would not have been granted or imposed by this Pledge Agreement or by applicable law in the absence of this clause (h).
               i. The Lender’s prior recourse to any Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Obligations.
          9. MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Pledge Agreement:
               a. Amendments. This Pledge Agreement, together with the Loan Agreement, and all Financing Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Pledge Agreement. No alteration of or amendment to this Pledge Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.
               b. Arbitration. All controversies or disputes arising out of or in connection with this Pledge Agreement (“Disputes”) shall be resolved pursuant to this Section 9a.
                    (i) All Disputes shall in the first instance be discussed amicably between the parties with a view to resolving such Dispute, commencing upon one party giving other parties written notice of such Dispute. In the event that such Dispute is not resolved within thirty (30) days after such notice (or such longer period as the parties may agree in writing with respect to any such Dispute), any party may submit such Dispute to be finally settled by arbitration administered under the Commercial Arbitration Rules of the American Arbitration Association (the “Rules”) by a panel of three arbitrators sitting in [                    ]. One

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arbitrator shall be nominated by the party initiating arbitration at the time of the filing of its demand for arbitration, the second arbitrator shall be nominated by the opposing party(ies) at the time of the filing of its answering statement, and the third arbitrator (who shall act as chairman) shall be jointly nominated by party-nominated arbitrators if they are able to agree. If the first two party nominated arbitrators are unable to agree upon a third within thirty (30) days after the nomination of the second, or if either party fails to nominate an arbitrator as set forth herein, an arbitrator shall be appointed pursuant to the Rules. The award of the arbitrators shall be final and binding upon the parties, and shall not be subject to any appeal or review. The parties agree that such award may be recognized and enforced in any court of competent jurisdiction. The parties agree to submit to the personal jurisdiction of the federal and state courts sitting in [                    ], for the sole purpose of enforcing this Pledge Agreement (including, where appropriate, issuing injunctive relief), the agreement to arbitrate contained herein and any award resulting from arbitration pursuant to this Section and, to the fullest extent permitted by law, waive any objection which they may have at any time to the laying of venue of any proceedings brought in such court and any claim that such proceedings have been brought in an inconvenient forum.
                    (ii) The Lender and Beneficiary further agree that no claim may be brought as a class action, and that the Lender and Beneficiary do not have the right to act, nor shall they attempt to act, as a class representative or participate as a member of a class of claimants with respect to any claim related to or arising out of this Pledge Agreement. To the extent that this arbitration provision is held unenforceable, the Lender and Beneficiary: (i) irrevocably submit to the exclusive jurisdiction of any federal or state court sitting in [                    ] in respect of any action or proceeding arising under or related to in any manner whatsoever this Pledge Agreement or the transactions contemplated under this Pledge Agreement, (ii) agree that this Pledge Agreement and the transactions contemplated by the Financing Arrangement shall in all respects be governed by and construed in accordance with the laws of the State of [                    ] (without reference to conflicts of laws provisions) and (iii) HEREBY WAIVE THE RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, OR (II) IN ANY WAY IN CONNECTION WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES TO THIS AGREEMENT IN CONNECTION WITH THIS PLEDGE AGREEMENT, REPRESENTATIONS AND WARRANTIES, AND CONSENT OR THE EXERCISE OF ANY PARTY’S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. The Parties hereby agree and acknowledge that this provision is intended to encompass any dispute between any Party to this Pledge Agreement and any interested third party.
                    (iii) In any arbitral proceeding arising under this Pledge Agreement, the parties agree that they will engage in cooperative discovery, to be supervised by the arbitral tribunal. In its discretion, the tribunal may order the exchange of documents in the custody or control of parties to this Pledge Agreement, and may order a limited number of party

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depositions of one (1) day’s duration each if requested by the opposing party and if the tribunal finds that such depositions would contribute to the efficient development of evidence.
               c. Attorneys’ Fees; Expenses. Beneficiary agrees to pay upon demand all of Lender’s costs and expenses, including Lender’s reasonable attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Pledge Agreement. Lender may hire or pay someone else to help enforce this Pledge Agreement, and Beneficiary shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s reasonable attorneys’ fees and legal expenses whether or not there is a lawsuit, including reasonable attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Beneficiary also shall pay all court costs and such additional fees as may be directed by the court.
               d. Indemnification. The Beneficiary hereby releases the Lender and its officers, shareholders, directors, employees and agents (each, an “Indemnified Party”) from any claims, causes of action and demands at any time arising out of or with respect to this Pledge Agreement, the Obligations, the Collateral and its use and/or any actions taken or omitted to be taken by such Indemnified Party with respect thereto (except such claims, causes of action and demands arising from the bad faith, gross negligence or willful misconduct of such Indemnified Party) and the Beneficiary hereby agrees to hold each Indemnified Party harmless from and with respect to any and all such claims, causes of action and demands (except such claims, causes of action and demands arising from the gross negligence or willful misconduct of such Indemnified Party).
               e. Caption Headings. Caption headings in this Pledge Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Pledge Agreement.
               f. Governing Law. THIS PLEDGE AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF [                    ] WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS. LENDER HAS ACCEPTED THIS PLEDGE AGREEMENT IN THE STATE OF [                    ].
               g. Marshalling. The Lender shall not be required to marshal any present or future collateral security (including but not limited to this Pledge Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Beneficiary hereby agrees that it shall not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Lender’s rights under this Pledge Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Beneficiary hereby irrevocably waives the benefits of all such laws.

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               h. No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Pledge Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Pledge Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Pledge Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Beneficiary, shall constitute a waiver of any of Lender’s rights or of any of Beneficiary’s obligations as to any future transactions. Whenever the consent of Lender is required under this Pledge Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.
               i. Notices. All demands, notices and communications hereunder will be in writing and will be deemed to have been duly given if personally delivered at, mailed by certified mail, return receipt requested, mailed by a nationally recognized overnight courier or sent via facsimile or email, to each applicable party at the address specified below or, as to any of such parties, at such other address or facsimile number as will be designated by such party in a written notice to the other party. Any party may change its address for notices under this Pledge Agreement by giving written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Beneficiary agrees to keep Lender informed at all times of Beneficiary’s current address. Notice shall be provided as follows:
If to the Beneficiary:
[BENEFICIARY-NAME]
c/o [BENEFICIARY-NAME, ADDRESS]
Telephone:
Facsimile:
If to the Lender:
Imperial Premium Finance, LLC
701 Park of Commerce Blvd, Ste 301
Boca Raton, FL 33487
Facsimile: 1.561.995.4201
               j. Power of Attorney. Beneficiary hereby appoints Lender as its true and lawful attorney-in-fact, irrevocably, with full power of substitution to do the following: (1) to demand, collect, receive, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (2) to execute, sign and endorse any and all claims, instruments, receipts, checks, drafts or warrants issued in payment for the Collateral; (3) to settle or compromise any and all claims arising under the Collateral, and in the place and stead of Beneficiary, to execute and deliver its release and settlement for the claim; (4) to execute and sign any agreements to confirm that ownership of the Collateral has been changed to a third party and (5) to file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of Beneficiary, or otherwise, which in the discretion of Lender may seem to be necessary or advisable. The

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foregoing power of attorney given as security for the Obligations, being coupled with an interest, shall be irrevocable until the Obligations are indefeasibly paid in full and otherwise satisfied and discharged.
               k. Severability. If a court of competent jurisdiction finds any provision of this Pledge Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. To the extent permitted by applicable law, the offending provision shall be considered modified so that it becomes legal, valid and enforceable; however, if the offending provision cannot be so modified, it shall be considered deleted from this Pledge Agreement. Unless otherwise required by law, the validity, invalidity, or unenforceability of any provision of this Pledge Agreement shall not affect the legality, validity or enforceability of any other provision of this Pledge Agreement.
               l. Successors and Assigns. Subject to any limitations stated in this Pledge Agreement on transfer of Beneficiary’s interest, this Pledge Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Beneficiary, Lender, without notice to Beneficiary, may deal with Beneficiary’s successors with reference to this Pledge Agreement and the Obligations by way of forbearance or extension without releasing Beneficiary from the obligations of this Pledge Agreement or liability under the Obligations.
               m. Survival of Representations and Warranties. All representations, warranties, and agreements made by Trust in this Pledge Agreement shall survive the execution and delivery of this Pledge Agreement, shall be continuing in nature, and shall remain in full force and effect until such time as the Obligations shall be paid in full.
               n. Time is of the Essence. Time is of the essence in the performance of this Pledge Agreement.
               o. Waive Jury. ALL PARTIES TO THIS PLEDGE AGREEMENT HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY.
          10. DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Pledge Agreement. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Loan Agreement. Unless specifically stated to the contrary all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require, Words and terms not otherwise defined in this Pledge Agreement shall have the meanings attributed to such terms in the UCC:
               a. Collateral. The word “Collateral” is defined in Section 2 hereof.
               b. Guaranty. The word “Guaranty” means any guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Obligations.

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               c. Lender. The word “Lender” means Imperial Premium Finance, LLC, its successors and assigns.
               d. Pledge Agreement. The words “Pledge Agreement” mean this Pledge Agreement, as amended or modified from time to time, together with all exhibits and schedules attached hereto from time to time.
THE [BENEFICIARY-NAME] HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS PLEDGE AGREEMENT AGREES TO ITS TERMS. THIS PLEDGE AGREEMENT IS DATED [DATE].

BENEFICIARY

[BENEFICIARY-NAME]

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SCHEDULE A
LOAN APPLICATION AND AGREEMENT

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SCHEDULE B
UCC FINANCING STATEMENT DETAILS
Debtor information:
1.	Name of Beneficiary

2.	Street address of principal residence of Beneficiary; cannot be a post-office box or business address, unless beneficiary is a business, in which case, the place of business should be included or, if there is more than one place of business, the chief executive office

3.	If Beneficiary is a business, also include (a) the entity form (e.g., corporation, limited liability company, limited partnership, etc.), (b) its jurisdiction of formation and (c) any organizational identification number issued by such jurisdiction
Secured Party information:
Imperial Premium Finance, LLC
701 Park of Commerce Blvd.
Suite 301
Boca Raton, Florida 33487
Collateral Description:
All of Debtor’s right, title and interest in and to the beneficial interest in [insert name of Trust] (the “Trust”), the Trust’s trust agreement and the assets held by the Trust under such trust agreement and any Financing Documents, including without limitation the Trust’s entire beneficial interest in and to the Life Insurance Policy and the death benefits payable thereunder, and all proceeds of all of the foregoing.
For purposes of the foregoing description of the Collateral, the each of the terms “Financing Documents” and “Life Insurance Policy” shall have the meanings set forth in the Loan Application and Agreement dated as of [insert applicable closing date] between the Trust (through its trustee), as borrower, and the Secured Party, as lender.

SCHEDULE C
CONSENT OF ISSUER OF UNCERTIFICATED SECURITIES
     The undersigned, [NAME OF BORROWER TRUST] (the “Issuer”), hereby acknowledges receipt of the foregoing Pledge Agreement, consents to any transfer of the beneficial interests of the Issuer pursuant to the exercise of remedies thereunder and irrevocably agrees to comply with any instructions originated by the Lender without further consent by [NAME OF BENEFICIARY] or any other Person.

[BORROWER TRUST]
By:
Name:
Title:

SCHEDULE D
FORM OF ASSIGNMENT OF BENEFICIAL INTERESTS

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[DATE]
INSURER: [INSURER]
ASSIGNMENT OF LIFE INSURANCE POLICY AS COLLATERAL
     This ASSIGNMENT OF LIFE INSURANCE POLICY AS COLLATERAL (this “Assignment”) is dated as of [DATE], and is made in favor of [COLLATERAL-AGENT], a                                          , in its capacity as collateral agent (the “Collateral Agent”) by [TRUST-NAME], a [JURISDICTION] life insurance trust (together with its successors and permitted assigns, the “Assignor”).
     WHEREAS, pursuant to a Loan Application and Agreement between [LENDER-NAME], a Florida limited liability company (including any application and assignees thereof, the “Lender”) and Assignor dated [DATE] (the “Loan Agreement”), the Lender has made an initial loan in the amount of [FIRST-YEAR-PREMIUM] (the “Loan”) to the Assignor as evidenced by a Promissory Note dated [DATE] (as amended, supplemented or modified from time to time, the “Promissory Note”);
     WHEREAS, the Assignor is the sole owner of the Life Policy (as defined below);
     WHEREAS, as a condition precedent to the Lender’s obligations under the Promissory Note and Loan Agreement to make the Loan to the Assignor, the Lender requires the Assignor to execute and deliver this Assignment to the Collateral Agent;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1. DEFINITIONS. Capitalized terms used herein and not otherwise defined have the respective meanings specified in the Loan Agreement.
2. COLLATERAL ASSIGNMENT. For value received, the Assignor hereby assigns, transfers, pledges and grants all of the Assignor’s claims, options, privileges, rights, title and interest in, to and under the life insurance policy described below to the Collateral Agent:
Policy No.: [POLICY-NUMBER]
Issued by: [INSURER] (“Insurer”)
Insured: [INSURED] (“Insured”)
and any and all applications, riders, endorsements, supplements, amendments, renewals and all other documents that modify or otherwise affect the terms and conditions of such policy issued in connection therewith, and any and all proceeds thereof (said policy, contracts, other documents and proceeds are hereinafter collectively referred to as the “Life Policy”), subject to all the terms and conditions of this Assignment. This Assignment includes, without limitation, assignment of the following rights:
(a)	the sole right to collect from the Insurer the net proceeds of the Life Policy payable upon the death of the Insured or maturity of the Life Policy;

(b)	the sole right to surrender, in whole or in part, the Life Policy and receive the surrender value thereof at any time provided by the terms of such Life Policy and at such other times as the Insurer may allow, and the sole right to exercise any and all other rights permitted by the terms of the Life Policy or allowed by the Insurer and to receive all benefits and advantages derived therefrom;

(c)	the sole right to obtain any loans or advances on the Life Policy at any time, either from the Insurer or from other persons or entities, and to pledge or assign the Life Policy as security for such loans or advances;

(d)	the sole right to further assign the Collateral Agent’s rights under the Life Policy to any person and for any purpose;

(e)	the sole right to collect and receive all distributions, credited earnings, any shares of surplus, dividend deposits or additions to and other proceeds of the Life Policy now or hereafter made or apportioned thereto, and to exercise any and all rights and options contained in the Life Policy with respect thereto and to determine the amount of premium or other amount paid with respect to any feature of the Life Policy permitting such a right or option;

(f)	the sole right to request that the Insurer amend the Life Policy;

(g)	the sole right to any and all contract rights, arising from or relating to the Life Policy, and any and all payment rights, and the other rights listed above, existing with respect thereto;

(h)	the sole right to exercise any and all amendment, voting, or nonforfeiture rights or privileges to the extent created or endowed by the Life Policy and the right to apply for and maintain waiver of premium or conversion of the Life Policy;

(i)	the sole right to return the Life Policy for cancellation or redemption; and

(j)	the sole right to do or cause to be done all things necessary, proper or advisable to maintain the Life Policy in force.
Notwithstanding the foregoing, the right to elect any optional mode of settlement permitted by the Life Policy or allowed by the Insurer is reserved and excluded from this Assignment and does not pass by virtue hereof, but the reservation of this right shall in no

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way impair the right of the Collateral Agent to surrender the Life Policy completely with all its incidents or impair any other right of the Collateral Agent hereunder, and any election of a mode of settlement shall be made subject to this Assignment and to the rights of the Collateral Agent hereunder.
It is expressly agreed that the following specific rights may not be exercised while this Assignment is in effect, except with the consent of the Assignor and Collateral Agent:
(a)	The right to change the death benefit option;

(b)	The right to change the face amount; or

(c)	The right to add or delete any riders or other policy benefits, which are permitted by the terms of the Life Policy.
It is further agreed that the Collateral Agent will not exercise either the right to surrender the Life Policy or request a partial withdrawal, or otherwise act under this Assignment, until there has been a default in any of the Obligations (as defined below), and the Collateral Agent has mailed, by first class mail to the Assignor to the address set forth in Section 10(f), notice of intention to exercise such right, and three days have elapsed after the date such notice has been mailed by the Collateral Agent.
3. OBLIGATIONS SECURED. This Assignment is made, and the Life Policy is to be held, as collateral security for all present and future obligations of the Assignor to the Lender under the Loan Agreement and Promissory Note (including, without limitation, all rights of the Lender to receive the outstanding principal amounts, accrued interest and other fees and charges due thereunder) and all liabilities, obligations, covenants, duties, and indebtedness owing by the Assignor to the Collateral Agent under this Assignment (all of which obligations of the Assignor to the Lender/Collateral Agent secured or to become secured hereby are herein called the “Obligations”). For purposes of this Assignment, the term “Obligations” shall also include, without limitation, interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding.
4. BENEFITS PAYMENT DIRECTIVE. The Assignor hereby authorizes and directs the Insurer to pay any and all periodic payments and other amounts, including, without limitation, death benefits, due or that become due and payable under or on account of the Life Policy either to the Collateral Agent or as the Collateral Agent directs in writing; provided, however, that nothing in this paragraph entitles the Collateral Agent to retain more than the amount of the Obligations.
5. REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR. The Assignor hereby represents and warrants as follows:
(a)	it is validly existing as a life insurance trust under the laws of the State of [JURISDICTION];

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(b)	the execution, delivery and performance by the Assignor of this Assignment (i) are within the Assignor’s power, (ii) have been duly authorized by all necessary action, and (iii) do not contravene any provision of the Assignor’s trust agreement (“Trust Documents”), any law, rule or regulation applicable to the Assignor or its assets, or conflict with, violate, create a lien or default under, or require a consent under, the Life Policy or other document or agreement to which the Assignor is a party or by which it or its assets are bound;

(c)	this Assignment constitutes a legal, valid and binding obligation of the Assignor enforceable against the Assignor in accordance with the terms hereof (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally);

(d)	as of the date hereof:
     (i) it is the sole and recorded owner of, and the sole and duly designated beneficiary under, the Life Policy;
     (ii) the Assignor has an insurable interest in the life of the Insured under the Life Policy;
     (iii) the Life Policy is in full force and effect and constitutes the valid and binding obligation of the Insurer, enforceable in accordance with its terms;
     (iv) the Life Policy has not lapsed and/or been reinstated;
     (v) the information set forth in Section 2 hereof with respect to the Life Policy is true and correct in all respects;
     (vi) the Life Policy has not been sold to any person or entity, there are no outstanding loans on or encumbering the Life Policy, and the Life Policy is free and clear of any and all Liens other than the interests granted to the Lender and Collateral Agent under this Assignment, the Promissory Note, the Loan Agreement and the other Financing Documents. As used in this Assignment, “Liens” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement, option or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement executed by or on behalf of the debtor named therein under the Uniform Commercial Code or comparable law of any jurisdiction, and any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership);

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     (vii) to the Assignor’s actual knowledge, the Life Policy is not subject to any right of rescission, set-off, recoupment, counterclaim or defense, whether arising out of the transactions concerning such Life Policy between the Lender and the Assignor, the Insured or otherwise, and no such right has been asserted;
     (viii) there is no default, breach or violation under the Life Policy, and no event has occurred that, with notice and/or the expiration of any grace or cure period, would constitute a default, breach or violation under the Life Policy;
     (ix) the Assignor is not subject to any Internal Revenue Service, state or local governmental authority review, notice of deficiency, tax assessment, audit notice or equivalent review regarding the tax benefits or tax payable in connection with the purchase, holding or transfer of the Life Policy;
     (x) there are no governmental orders and no proceedings or investigations pending or, to the actual knowledge of the Assignor, threatened, before any governmental authority asserting the invalidity of the Life Policy, seeking the payment under the Life Policy or seeking any governmental order that could reasonably be expected to adversely affect the validity or enforceability of the Life Policy, or reduce the death benefit or surrender value thereunder;
     (xi) no proceedings in bankruptcy are pending or to the Assignor’s knowledge threatened against the Assignor, its trustee or the Insured (and no grounds exist for such proceedings) and none of the Assignor’s, its trustee’s or the Insured’s property is subject to any assignment for the benefit of creditors; and
     (xii) the Assignor has delivered or caused to be delivered to the Collateral Agent true and correct copies of all necessary or appropriate consents executed by the appropriate persons (including, without limitation, the Insured) authorizing the Lender and each of its representatives to review the Life Policy, all applications, riders, endorsements, supplements, amendments and all other documents that modify or otherwise affect the terms and conditions of the Life Policy, and all medical, psychological and health and/or life expectancy related records regarding the Insured.
6. ACKNOWLEDGEMENTS AND AGREEMENTS. The Assignor hereby acknowledges and agrees as follows:
(a)	any balance of sums received hereunder from the Insurer remaining after payment of the then-existing Obligations, matured or unmatured, shall be paid in full by the Collateral Agent to the persons or entities entitled

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thereto under the terms of the Life Policy as if this Assignment had not been executed;

(b)	the Insurer is hereby authorized and directed to recognize the Collateral Agent’s claims to rights hereunder without investigating the reason for any action taken by the Collateral Agent, or the validity or the amount of the Obligations or the existence of any default therein, or the giving of any notice hereunder, under applicable law or otherwise, or the application to be made by the Collateral Agent of any amounts to be paid to the Collateral Agent; the sole signature of the Collateral Agent shall be sufficient for the exercise of any rights under the Life Policy assigned hereby and the sole receipt by the Collateral Agent of any sums shall be a full discharge and release therefor to the Insurer; wire transfers or checks for all or any part of the sums payable under the Life Policy and assigned herein shall be paid to the Collateral Agent or its designee if, when, and in such amounts as may be requested by the Collateral Agent;

(c)	neither the Lender nor the Collateral Agent shall be under any obligation to pay from their own funds any premium, or the principal of or interest on loans or advances on the Life Policy, if any, whether or not obtained by the Lender or the Collateral Agent, or any other charges on the Life Policy, but such amounts so paid by the Lender or Collateral Agent from their own funds shall become a part of the Obligations hereby secured, shall be due and payable immediately, and shall accrue interest at rate set forth in the Promissory Note;

(d)	the exercise of any right, option, privilege or power given to the Collateral Agent under this Assignment shall be at the option of the Collateral Agent, and the Collateral Agent may exercise any such right, option, privilege or power without notice to, or consent by, or affecting the liability of, or releasing any interest hereby assigned by the Assignor;

(e)	the Assignor shall do or cause to be done all things necessary to preserve and keep in full force and effect the Assignor’s existence; the Assignor shall not distribute, sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired), or terminate, liquidate or dissolve while the Obligations remain outstanding;

(f)	the Assignor shall deliver to the Collateral Agent copies of any and all reports, financial statements, notices, illustrations, projections and other information received from the Insurer in any way related to the Life Policy, and the Assignor shall cooperate with the Collateral Agent in obtaining any additional information from the Insurer that the Collateral Agent may reasonably request from time to time in respect of the Life Policy;

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(g)	the Assignor shall not surrender, cancel or otherwise terminate the Life Policy or allow the Life Policy to lapse or terminate and the Assignor shall, at its sole cost and expense, preserve and keep in full force the Life Policy until the Obligations have been satisfied in full pursuant to the terms of the Promissory Note;

(h)	the Assignor shall not take any action in contravention of the Collateral Agent’s security interest in the Life Policy, or grant or permit to exist any Lien on the Life Policy other than the interests granted to the Lender and Collateral Agent under this Assignment, the Promissory Note, the Loan Agreement and the other Financing Documents.

(i)	the Assignor shall not, directly or indirectly, by operation of law or otherwise, merge, consolidate, or otherwise combine with, any person or entity, unless this Assignment and all obligations hereunder are assumed by such person or entity pursuant to such merger, consolidation or other combination;

(j)	the Assignor shall comply with and enforce all provisions of its Trust Documents;

(k)	Following an Event of Default (as defined in the Loan Agreement), the Assignor shall accept written instructions from the Collateral Agent regarding the disposition of the Life Policy and any other collateral or proceeds covered thereby, including instructions to assign ownership of the Life Policy to the Lender or any third party engaged to dispose of the collateral, or to dispose of the collateral in a commercially reasonable fashion or as otherwise directed in writing by the Collateral Agent; and

(l)	the Assignor shall not take any action under the Life Policy without the written consent of the Lender or Collateral Agent, and agrees to take such actions with respect to the Life Policy as the Lender or Collateral Agent may reasonably request in writing.
7. TERMINATION. Upon the final and irrevocable payment and satisfaction in full of all of the Obligations, this Assignment and the security interests created hereunder shall automatically terminate.
8. LIMITED POWER OF ATTORNEY; STANDARD OF CARE.
(a)	The Assignor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Assignor and in the name of such Assignor or in its own name, from time to time at the Collateral Agent’s discretion, for the limited purpose of carrying out the terms of this Assignment, to take any and all appropriate action and to execute and deliver any and all documents and instruments that the Collateral Agent

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may deem necessary or desirable to accomplish the purposes of this Assignment and to effectuate any right assigned to the Collateral Agent under this Assignment (including, without limitation, the right to transfer or direct the transfer of the Life Policy or the proceeds thereof to the Collateral Agent upon the sole signature of the Collateral Agent) or Lender under the Promissory Note, as the case may be; provided, however, that nothing in this Assignment shall obligate the Collateral Agent to protect the interests of the Assignor or any other person or entity in or under the Life Policy.
(b)	The Assignor hereby ratifies, to the extent permitted by law, all that any said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Assignment, being coupled with an interest, shall be irrevocable until the Obligations are indefeasibly paid in full (in the case of payment obligations) and otherwise satisfied and discharged.

(c)	The powers conferred on the Collateral Agent pursuant to this Section 8 are solely to protect the Collateral Agent’s interests in the Life Policy and shall not impose any duty upon the Collateral Agent to exercise any such powers. For the avoidance of doubt, nothing herein shall obligate the Collateral Agent to take any action with respect to the Life Policy, including, without limitation, selling, transferring or disposing of the Life Policy, and the Collateral Agent shall have the right to do or cause to be done all things necessary, proper or advisable to maintain the Life Policy in full force in accordance with its terms.

(d)	The Collateral Agent’s sole duty with respect to the Life Policy shall be to use reasonable care in the custody and preservation of any documents or instruments in the Collateral Agent’s possession evidencing such Life Policy in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall not be responsible to the Assignor except for the Collateral Agent’s own gross negligence or willful misconduct.

(e)	The Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith. The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent

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such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein or for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral.
9. NO WAIVER. Any forbearance or failure or delay by the Collateral Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof. The Collateral Agent may take or release other security, may release any party primarily or secondarily liable for any of the Obligations, may grant extensions, renewals or indulgences with respect to the Obligations, or may apply to the Obligations in such order as the Collateral Agent shall determine the proceeds of the Life Policy hereby assigned or any amount received on account of the Life Policy by the exercise of any right permitted under this Assignment, without resorting or regard to other security or any guaranty. No waiver of any provision hereof shall be effective unless it shall be in writing and signed by the Collateral Agent.
10. MISCELLANEOUS.
(a)	Counterparts. This Assignment may be executed in any number of counterparts, each of which shall constitute an original and together shall constitute one and the same instrument.

(b)	Assignment. This Assignment shall be binding upon the Assignor and its successors and assigns and shall inure to the benefit of the Collateral Agent and its successors and assigns.

(c)	Arbitration. Any claims, questions or controversies arising under or related to in any manner whatsoever this Assignment or the transactions contemplated hereunder including, but not limited to, any challenge by the Assignor, the Insured, or the Insured’s estate or subrogees (each, a “Assignor Party”) against the Collateral Agent, Lender or any other party with a participation in the loan evidenced under the Promissory Note (each, an “Interested Party”, notwithstanding the fact such parties are not signatories hereto) (a “Dispute”) shall be submitted to arbitration conducted before the American Arbitration Association (the “AAA”). Any Assignor Party or any Interested Party is hereby authorized to invoke this arbitration provision, and any judgment with respect to any award rendered pursuant to this arbitration provision may be entered in any court of competent jurisdiction. Such arbitration will be conducted under the rules of the AAA and the laws of the State of [JURISDICTION] and will be conducted in [TRUST-CITY-STATE]. Each Assignor Party understands that claims submitted to arbitration are not heard by a jury and are not subject to the rules governing the courts. Each Assignor Party further agrees that no claim may be brought as a class action, and that no Assignor Party has the right to act, nor shall they attempt to act, as a class

9

representative or participate as a member of a class of claimants with respect to any claim related to or arising out of this Assignment. To the extent that this arbitration provision is held unenforceable, the Assignor Parties: (a) irrevocably submit to the exclusive jurisdiction of any federal or state court sitting in [TRUST-CITY-STATE] in respect of any action or proceeding arising under or related to in any manner whatsoever this Assignment, (b) agree that this Assignment and the transactions contemplated hereunder shall in all respects be governed by and construed in accordance with the laws of the State of [JURISDICTION] (without reference to conflicts of laws provisions); provided, however, that the rights, protections and immunities of the Collateral Agent shall be governed under the laws of the State of [JURISDICTION]; and (c) HEREBY WAIVE THE RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING OUT OF OR IN ANY WAY RELATED TO THIS ASSIGNMENT OR (II) IN ANY WAY IN CONNECTION WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES TO THIS ASSIGNMENT IN CONNECTION WITH THIS ASSIGNMENT OR THE EXERCISE OF ANY PARTY’S RIGHTS AND REMEDIES UNDER THIS ASSIGNMENT OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. The Assignor Parties hereby agree and acknowledge that this provision is intended to encompass any Dispute between any Assignor Party and any Interested Party. The parties hereby expressly agree, and each Interested Party in receipt of this Assignment acknowledges that the arbitration provision in this Section 10(c) shall not apply to the trustee of the Assignor in respect of its rights, duties, protections and immunities under the Trust Documents.
(d)	Inconvenient Forum. The Assignor hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of any action or proceeding arising out of or related to this Assignment or any other Financing Documents. The Assignor further agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(e)	Disclaimers. THE ASSIGNOR ACKNOWLEDGES AND AGREES THAT THE COLLATERAL AGENT HAS NOT AND WILL NOT PROVIDE ANY ADVICE OR RECOMMENDATIONS IN CONNECTION WITH THIS ASSIGNMENT, INCLUDING, WITHOUT LIMITATION, ADVICE OR RECOMMENDATIONS RELATING TO ESTATE OR FINANCIAL PLANNING, TAXES OR ACCOUNTING OR LEGAL MATTERS. THE ASSIGNOR HAS HAD THE

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OPPORTUNITY TO BE REPRESENTED BY ITS OWN COMPETENT COUNSEL IN CONNECTION WITH THE NEGOTIATION AND EXECUTION OF THIS ASSIGNMENT. THE UNDERSIGNED ACKNOWLEDGES THAT BEFORE SIGNING THIS ASSIGNMENT, THE ASSIGNOR HAS READ THIS ASSIGNMENT IN ITS ENTIRETY AND RECEIVED A LEGIBLE, COMPLETELY FILLED-IN COPY OF THIS ASSIGNMENT.
(f)	Notices. All demands, notices and communications hereunder will be in writing and will be deemed to have been duly given if personally delivered at, mailed by certified mail, return receipt requested, mailed by a nationally recognized overnight courier or sent via facsimile or email, to each applicable party at the address specified below or, as to any of such parties, at such other address or facsimile number as will be designated by such party in a written notice to the other party:
            If to the Assignor:
[TRUST-NAME]
c/o [TRUSTEE-NAME], [TRUST-ADDRESS], [TRUST-CITY-STATE] [TRUST-ZIP]
Telephone:
Facsimile:
            If to the Lender:
[LENDER-NAME]
701 Park of Commerce Blvd, Ste 301
Boca Raton, FL 33487
Facsimile: 1.561.995.4201
            If to the Collateral Agent:
[COLLATERAL-AGENT]
[COLLATERAL-AGENT-STREET-ADDRESS]
[COLLATERAL-AGENT-CITY-STATE-ZIP]
Attention:
Telephone:
Facsimile:
(g)	Severability. In the event any one or more of the provisions contained in this Assignment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Assignment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
(h)	Trustee Recourse. It is expressly understood and agreed by the parties hereto that (i) this Assignment is entered into by [TRUSTEE-NAME],

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not individually or personally, but solely as trustee of the Assignor in the exercise of the powers and authority conferred and vested in [TRUSTEE-NAME] by the Assignor and (ii) in no event shall [TRUSTEE-NAME], in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of the Assignor hereunder, as to all of which recourse shall be had solely to the assets of the Assignor.
[Signature Page Follows]

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     IN WITNESS WHEREOF, the undersigned Assignor has executed this Assignment in favor of the Lender as of the date first written above.
ASSIGNOR:
[TRUST-NAME]

By:		., solely as Trustee

Name: [TRUSTEE-NAME]
Title: TRUSTEE

STATE OF	)
) :
COUNTY OF	)
Sworn to (or affirmed) and subscribed before me this ___day of                      by [TRUSTEE-NAME], who is personally known to me or who produced                      as identification.

Notary Public

(Print, type, or stamp commissioned
Name of Notary Public)
My Commission Expires:

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     IN WITNESS WHEREOF, the undersigned Lender has accepted and acknowledged this Assignment as of the date first written above.
LENDER:
[LENDER-NAME]

By:
Name:
Title:
     IN WITNESS WHEREOF, the undersigned Collateral Agent has accepted and acknowledged this Assignment as of the date first written above.
COLLATERAL AGENT:
[COLLATERAL-AGENT]

By:	[COLLATERAL AGENT]., solely as Collateral Agent

Name:
Title:

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Consent and Acknowledgment
     The undersigned hereby:
(a)	acknowledges its receipt of the attached Assignment of Life Insurance Policy as Collateral (the “Assignment”) with respect to the Life Policy (as defined in such Assignment);

(b)	confirms that it has recorded in its books and records, with respect to the Life Policy, the Assignment of such Life Policy to the Collateral Agent (as defined in the Assignment) in a manner sufficient to cause the Assignment to the Collateral Agent to be recognized in its books and records;

(c)	confirms that it has not previously received notice of any other assignment of or security interest in the Life Policy except for [describe any known prior assignments], securing the Loan Agreement (as defined in the Assignment) and Promissory Note (as defined in the Assignment); and

(d)	agrees to pay all amounts/death benefits due under the Life Policy directly to the Collateral Agent.
[(Name of) Life Insurance Company is not a party to the Assignment and assumes no responsibility for the sufficiency or validity of the Assignment.]

[Name of ] LIFE INSURANCE COMPANY

By:
Signature

Print Name

Title:

Date:

Assigned Life Policy:

Policy Owner:
Policy Number:

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Contacts For [INSURED]

Contact # 1 Name:

Relationship:

Mailing Address:

City, State, Zip:

Phone Number:

Contact # 2 Name:

Relationship:

Mailing Address:

City, State, Zip:

Phone Number:

Contact # 3 Name:

Relationship:

Mailing Address:

City, State, Zip:

Phone Number:

ESCROW AGREEMENT
     This Escrow Agreement (the “Agreement”) is made and entered into by and between, [NAME OF ILIT] (the “Trust”), IMPERIAL PREMIUM FINANCE, LLC, a Florida limited liability company (the “Lender”), and                                          (the “Escrow Agent”) effective as of                                         , 20___.
RECITALS
     A. The Lender and the Trust have entered into a Loan Application and Agreement dated of even date herewith (the “Loan Agreement”), pursuant to which the Lender has advanced certain monies to fund current and future life insurance premiums on the Life Insurance Policy. Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Loan Agreement.
     B. The planned First Year Premium, Second Year Premium and Third Year Premium payments for the Life Insurance Policy, and the Payment Dates with respect to such premium payments, are defined and set forth on Schedule “A” attached hereto.
     C. In connection with the Loan Agreement, the Lender and Trust have agreed that to the extent that monies advanced under the Loan Agreement are to be used to pay Second Year Premiums and Third Year Premiums on the Life Insurance Policy, such additional advanced amounts shall be deposited into escrow and held therein until needed to pay subsequent premiums that may become due under the Life Insurance Policy.
     D. The Lender intends to finance the loans to the Trust in part by an affiliate obtaining loans pursuant to that certain Financing Agreement (the “Financing Agreement”), dated as of                     , 2009, among Imperial Life Financing II, LLC, a Georgia limited liability company, the lenders from time to time party thereto (together with their successors and assigns, the “Financing Lenders”) and CTL Holdings II LLC, as collateral agent and administrative agent for the Financing Lenders (together with its successors and assigns, the “Agent”).
     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Trust, Lender and the Escrow Agent hereby agree as follows:
     1. Escrow Deposits. Promptly following the execution of the Loan Agreement, the Lender shall deposit or cause to be deposited with Escrow Agent funds in the aggregate amount of the Second Year Premium and Third Year Premium, if any, described on Schedule “A” (the “Escrow Amounts”). The Escrow Agent shall hold as part of the Escrow Amounts all dividends, principal, interest, and any other payment or distribution therein paid to Escrow Agent (collectively, the “Escrow Funds”).
     2. Disposition of Escrow Funds. The Escrow Agent shall make disposition of the Escrow Funds deposited and held in escrow pursuant to Section 1 hereof as follows:

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     a. The Escrow Agent hereby agrees to act with respect to the Escrow Funds upon the written instructions of, or with the consent of, the Agent.
     b. If the Escrow Agent receives written notice that the Insured has died or that the Life Insurance Policy has been contested by the Insurer, the Escrow Agent shall retain the Escrow Funds until further instructed in writing by the Agent;
     c. In the absence of contrary written instructions from the Agent, on the Payment Date or within 15 calendar days prior to the Payment Date for Life Insurance Policy premiums set forth on Schedule “A”, the Escrow Agent shall remit the applicable premium amount to the Insurer at (i) the address set forth on Schedule “A” by Federal Express or other reputable overnight courier or (ii) if wiring instructions are set forth on Schedule “A”, by Federal Reserve Bank wire; or
     d. Following payment of all Life Insurance Policy premiums set forth on Schedule “A”, the Escrow Agent shall disburse any remaining Escrow Funds in accordance with the disbursement instructions provided by the Agent.
     3. Investment of Funds. Escrow Agent shall acknowledge in writing receipt of the Escrow Amount upon written request by the Lender or Agent and shall (except when invested as indicated hereinafter) hold the same in a segregated interest bearing escrow or bank account (“Escrow Account”), and the Escrow Agent shall promptly after initial receipt thereof invest the Escrow Funds by purchasing United States Treasury obligations having maturity dates and amounts approximating the Second Year Premium and Third Year Premium due dates and amounts so that the proceeds from the maturity thereof may be used to timely pay the Second Year Premium and Third Year Premium and maintaining such United States Treasury obligations in a type of account acceptable to the Agent with a financial institution acceptable to Agent. Any investment earnings on the Escrow Funds shall become part of the Escrow Funds, and shall be disbursed in accordance with Sections 2 and 15 of this Agreement. The parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice. At any time while the Escrow Funds are held in escrow by Escrow Agent, neither the Lender, the Trust nor the Agent shall have the rights thereto, other than the right to have the Escrow Funds distributed by Escrow Agent in accordance with this Agreement. It is expressly agreed and understood by the parties hereto that Escrow Agent shall not in any way whatsoever be liable for any losses on any investments, including without limitation, losses from market risks due to premature liquidation or resulting from other actions taken pursuant to and consistent with this Agreement, except to the extent that such losses are a result of Escrow Agent’s fraud, willful misconduct, or gross negligence.
     4. Compensation of Escrow Agent. Lender shall pay to Escrow Agent for its services as Escrow Agent hereunder such compensation as may be agreed to from time to time, separately in writing, by Lender and Escrow Agent. Such compensation shall be fully earned when due and non-refundable when paid. Lender shall be solely responsible for and shall reimburse Escrow Agent upon demand for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in connection with this Agreement, including the reasonable fees and expenses of counsel and other professionals to Escrow Agent engaged in connection

2

with the preparation and negotiation of this Agreement. The provisions of this Section 4 shall survive the termination of this Agreement and the resignation or removal of Escrow Agent.
     5. Notices. Any and all notices and other communications that may be required or permitted hereunder shall be in writing, sent by first-class mail, overnight courier, hand-delivery, by facsimile transmission or by other electronic transmission to Lender at 701 Park of Commerce Boulevard, Suite 301, Boca Raton, Florida 33487, Fax Number: 561-995-4203, Attention: President, to 701 Park of Commerce Boulevard, Suite 301, Boca Raton, Florida 33487, Fax Number: 561-995-4203, Attention: President, to the Trust at [                     ] and to Escrow Agent at                                                                                   [                      ], Fax Number: [                     ], Attention: [                     ] or to any address subsequently provided by the parties resulting from a change of address of any party. Copies of any notice or communication given or sent hereunder by any party hereto shall also be sent to each other party.
     6. Escrow Agent’s Liability. The following provisions shall govern Escrow Agent’s rights, powers, obligations, and duties under this Agreement, notwithstanding anything herein to the contrary.
(a) In performing any of its duties hereunder, Escrow Agent shall not incur any liability for any damages, losses or expenses whatsoever, except for its gross negligence, bad faith or willful misconduct; provided, that Escrow Agent shall have no personal liability for any error or judgment made in good faith by any employee or agent of Escrow Agent unless such Person was grossly negligent. The Escrow Agent shall not be liable for the default or misconduct of the Lender, the Trust or the Agent.
(b) Escrow Agent shall not incur any liability with respect to any action taken or omitted in reasonable reliance upon any instrument, including without limitation, any written notice, acknowledgment or instruction expressly provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall reasonably believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.
(c) Without in any way limiting the generality of Section 6(b) above, Escrow Agent shall not, except for its gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction, be liable for any loss of, or delay in the delivery of, any Escrow Funds by any mail, courier or delivery service in accordance with the provisions of this Agreement.
(d) The duties, responsibilities and obligations of Escrow Agent hereunder shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. Escrow Agent shall not be subject to, nor required to comply with, any other agreement between or among any or all of the parties hereto, including the Loan Agreement, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from any party hereto or any entity acting on its behalf.

3

Escrow Agent shall not be required to and shall not expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.
(e) This Agreement is for the exclusive benefit of the parties hereto and such parties’ respective successors, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy or claim to any other entity or person whatsoever; provided, that the parties hereto agree that the Agent and the Financing Lenders and their successors and assigns are third party beneficiaries of this Agreement.
(f) If Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects any Escrow Funds (including but not limited to, orders of attachment or garnishment or other forms of levies or injunctions or stays related to the transfer of any Escrow Funds), Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.
(g) Escrow Agent, at the joint and several expense of Lender and Trust, may consult with legal counsel and other professionals of its selection as to any matter relating to this Agreement, and Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.
(h) Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the reasonable control of Escrow Agent (including but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, terrorism, governmental orders, regulations, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).
(i) Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.
(j) Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.
(k) No provision of this Agreement will require Escrow Agent to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if Escrow Agent will have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it.
(l) Escrow Agent will be under no obligation to appear in, prosecute or defend any action relating to this Agreement.

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(m) The Escrow Agent shall be under no obligation to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement, even if at the request, order or direction of the Lender, the Trust and/or the Agent, unless the Lender, the Trust and/or the Agent, as the case may be, has or have offered to the Escrow Agent security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred by the Escrow Agent therein or thereby.
(n) Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
(o) Escrow Agent shall not be required to take any action hereunder if the Escrow Agent shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Escrow Agent or is contrary to the terms hereof or is otherwise contrary to law.
(p) Without limiting the generality of the foregoing, the Escrow Agent shall have no liability whatsoever for the actions of the Lender, the Trust or the Agent hereunder or under the Loan Agreement and, except as expressly set forth herein, shall have no duty to determine the compliance by either thereof with the terms hereof or thereof.
(q) In the exercise of its rights and powers and in the performance of its duties and obligations under this Agreement, Escrow Agent: (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and although Escrow Agent shall be responsible for all obligations of Escrow Agent hereunder, Escrow Agent shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by Escrow Agent in good faith, and (ii) may consult with counsel, accountants and other skilled professionals to be selected in good faith and employed by it. Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such persons as long as no officer or agent of Escrow Agent has any actual knowledge that such opinion or advice is inappropriate or based on incorrect information.
     7. Escrow Agent’s Right to Request Further Instructions. Whenever the Escrow Agent is unable to decide between alternative courses of action permitted or required by the terms of this Agreement, or is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement, the Escrow Agent shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Lender and Agent requesting instruction as to the course of action to be adopted, and, to the extent the Escrow Agent acts in good faith in accordance with any such instruction received, the Escrow Agent shall not be liable on account of such action to any person or party. In the event that the Escrow Agent receives instructions from both the Lender and the Agent, the instructions from the Agent shall control. If the Escrow Agent shall not have received appropriate instructions within ten (10) calendar days of sending such notice (or within such shorter period of time as reasonably may be specified in such notice

5

or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Agreement, and the Escrow Agent shall have no liability to any party or person for any such action or inaction.
     8. Underlying Disputes Concerning Escrow. Escrow Agent shall not be liable for payment of any interest or any court cost in any action that may be brought to recover the funds held in escrow, except as expressly provided herein. Nothing herein contained shall be deemed to obligate Escrow Agent to deliver any funds unless Escrow Agent pursuant to this Agreement shall have first received the same and not otherwise paid out such funds in accordance with written instruction under this Agreement. In the event of any dispute or other circumstance sufficient in the sole discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled to tender the Escrow Funds and any earnings thereon, into the registry of custody of any court of competent jurisdiction, together with such legal pleadings as it may deem appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. Any such legal action may be brought in such court as Escrow Agent may determine to have jurisdiction thereof.
     9. Indemnification of Escrow Agent.The Lender and the Trust, jointly and severally, agree to hold the Escrow Agent, its officers, directors, shareholders and employees (each, an “Indemnified Person”) harmless and agree, jointly and severally, to indemnify each Indemnified Person from and against any loss, liability, expense (including but not limited to reasonable attorney’s fees and expenses), claims or demands arising out of or in connection with the transactions contemplated hereby, except for the Indemnified Person’s gross negligence or willful misconduct. IT IS THE EXPRESS INTENT OF THE PARTIES THAT, FOR THE PURPOSES OF THIS PARAGRAPH, CLAIMS, AND THE OBLIGATIONS OF LENDER AND TRUST TO DEFEND, PROTECT, INDEMNIFY, AND HOLD HARMLESS, WILL INCLUDE, BUT NOT BE LIMITED TO, CLAIMS ARISING OUT OF OR RESULTING FROM ESCROW AGENT’S SOLE OR CONCURRENT (1) NEGLIGENCE, (2) STRICT LIABILITY, OR (3) OTHER FAULT OF ANY NATURE, provided that there shall be no obligation to defend, indemnify or hold Escrow Agent harmless from any claims arising out of or resulting from Escrow Agent’s gross negligence or willful misconduct. The foregoing indemnity shall survive the resignation or removal of Escrow Agent pursuant hereto and the termination of this Agreement.
     10. Representations and Warranties of Escrow Agent. Escrow Agent represents and warrants to Lender, Trust and Agent, as of the Agreement date, and as of each date it accepts funds to be held in escrow hereunder, as follows:
(a) Escrow Agent is organized and validly existing under the laws of the United States of America, with the right to perform all of its obligations hereunder;
(b) The execution, delivery and performance of this Agreement by Escrow Agent have been duly authorized by all necessary action on the part of Escrow Agent; and
(c) This Agreement is the legal, valid and binding obligation of Escrow Agent enforceable by Lender and Agent against Escrow Agent in accordance with the terms hereof, except as enforceability may be limited by bankruptcy, insolvency,

6

reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general principles of equity.
     11. Resignation, Removal and Replacement of Escrow Agent. Escrow Agent may resign or be removed by Agent and be discharged from performing any future duties hereunder, and a successor Escrow Agent shall be appointed by the Agent. Escrow Agent shall present Lender, Trust and Agent with prompt written notice of such resignation, and Agent shall provide to Escrow Agent prompt written notice of the appointment of each successor Escrow Agent. No resignation or removal of Escrow Agent shall become effective until the appointment of a successor Escrow Agent hereunder and the acceptance by such successor of the duties of Escrow Agent hereunder. Notwithstanding the foregoing, if no replacement Escrow Agent is appointed in accordance with this Section 11 within thirty (30) days after Escrow Agent gives written notice to Lender, Trust and Agent of its resignation or Escrow Agent has been notified of its removal, the Escrow Agent may, at the joint and several expense of the Lender and Trust, petition, any court of competent jurisdiction for the appointment of its successor.
     12. Income Tax Reporting. The parties agree that, for tax reporting purposes, all interest or other income from investment of the Escrow Funds shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service be reported as having been earned by the Trust whether or not income was disbursed during a particular year. The Trust shall provide the Escrow Agent with a certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request. The parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement.
     13. General.
(a) Time is of the essence in this Agreement.
(b) The section headings of this Agreement are for convenience only and shall not limit or otherwise affect any of the terms hereof.
(c) Neither this Agreement nor any term, condition, covenant or agreement hereof may be changed, waived, discharged, or terminated orally but only by an instrument in writing signed by each party hereto and by the Agent. In no event shall Escrow Agent be required to join in any amendment hereto which adversely affects its rights, duties, obligations, privileges, protections, indemnifications or immunities hereunder.
(d) This Agreement, together with all documents referred to herein, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. Notwithstanding anything in this Agreement to the contrary, Escrow Agent shall not be bound by the terms of any documents to which it is not a party.
(e) This Agreement shall be governed by the laws of the State of New York, without regard to the principles of conflict and choice of laws thereof. Each of the parties hereto

7

hereby irrevocably agrees that any action, suit or proceedings against by any of the other parties hereto with respect to this Agreement shall be brought before the exclusive jurisdiction of the federal and state courts located in the County of New York in the State of New York, unless all the parties hereto agree in writing to any other jurisdiction. Each of the parties hereto hereby submit to such exclusive jurisdiction.
(f) If any paragraph or part hereof shall for any reason be held or adjudged to be invalid, illegal, or unenforceable by any court of competent jurisdiction, such paragraph or part thereof so adjudicated invalid, illegal, or unenforceable shall be deemed separate, distinct, and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.
(g) As used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine, or neuter gender shall include all genders, as the context may require.
(h) This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic transmission shall be equally effective as delivery of an original executed counterpart of this Agreement.
(i) EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.
(j) The parties acknowledge and agree that each party has participated equally in the negotiation and preparation of this Agreement and that the rule of law that ambiguities contained in a contract shall be construed against the drafter thereof shall not be applied to this Agreement or the interpretation of any term or provision hereof.
     14. Termination of Escrow. The escrow established pursuant to this Agreement in relation to the Loan Agreement shall terminate upon the earlier to occur of (a) receipt by Escrow Agent of written notice signed by Agent expressly terminating the escrow established pursuant to this Agreement; or (b) payment of all premiums on the Life Insurance Policy scheduled to be paid on Schedule “A”.
     15. Escrow Funds Upon Termination. Upon the termination of the escrow in accordance with Section 14 hereof, Escrow Agent shall pay all remaining funds in the Escrow Account to the account of the [      ] located at [       ], account number                                          with ABA routing number                                         .
     16. United States Patriot Act Compliance. As a condition to the provision of any services hereunder by the Escrow Agent, and notwithstanding anything herein to the contrary, if requested, the Escrow Agent shall have no duties or obligations whatsoever hereunder unless and until the Escrow Agent shall have received a completed document in the form attached hereto as

8

Exhibit B from each of Lender and Trust along with all supporting documentation referred to therein. Escrow Agent shall have the exclusive right in its sole discretion to determine the adequacy of the information supplied by Lender or the Trust. In the event the Lender and Trust shall fail to supply all required documentation to the Escrow Agent but nevertheless have delivered funds or documents to the Escrow Agent, the Escrow Agent shall return all such funds and documents to the party having delivered the same and this Agreement shall be deemed immediately terminated for all purposes except for the obligations of the Lender and Trust under Section 9 hereof.
[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGE FOLLOWS.]

9

     IN WITNESS WHEREOF, the Trust, Agent Lender and the Escrow Agent have executed this escrow agreement as of the day and year first above written.

, as Escrow Agent
By:
Name:
Title:

IMPERIAL PREMIUM FINANCE, LLC
By:
Name:
Title:

[TRUST] By: , solely as trustee
By:
Name:
Title:

10

Schedule “A”
Planned Premiums
:

	Amount of Planned Premiums	Payment Date
First Year Premium:

Second Year Premium:

Third Year Premium

Insurer Address for Transmittal of Planned Premiums:
[insert address]
Wiring Instructions for Insurer:
[insert]

11

Imperial Life & Annuity Services, LLC
701 Park of Commerce Blvd., Suite 301
Boca Raton, FL 33487
FEE AGREEMENT
Date:                    , 2009
                    , hereinafter called the “Agent”, as full consideration and compensation for all services of Imperial Life & Annuity Services LLC (“ILAS”) , agrees to pay to ILAS the following fees (“Fee”), in cash, on or about the following dates (“Fee Due Date”) in connection with the financing provided for the policy years and policy indicated below.
Initial Fee:
Subsequent Fee:
Fee Due Date:
Insured:
Plan:
Insurance Company:
Policy No.:
Should Agent become aware that any Fee will not be paid on the Fee Due Date set forth above, Agent shall immediately (and not more than two (2) days after Agent becomes aware of such non-payment) notify ILAS in writing that said Fee will not be paid on the Fee Due Date, explain the reason that the Fee will not be paid on such date and provide an updated Fee Due Date. Notwithstanding, ILAS reserves the right to charge interest on the Fee up to the maximum amount permitted by law should Agent fail to pay the Fee on the Fee Due Date.
1. This agreement (hereinafter, this “Agreement”) may not be terminated.
2. The Agent and ILAS shall adhere to and be subject to all applicable State, Federal and local laws and regulations.
3. No assignment of this Agreement or any rights and benefits accruing to the ILAS hereunder, shall be valid unless authorized in advance in writing, by an officer of ILAS.
4. ILAS shall have no authority to alter, modify, waive or change any of the terms, rates or conditions of any Insurance Company or Insurance Companies that Agent represents, or their policies or contract, nor to perform any act or make any representations concerning the Insurance Company or Insurance Companies that Agent represents or their policies or contracts other than as expressly authorized in writing by an officer of the Agent, or as authorized or permitted herein. ILAS shall have no authority to endorse checks or other forms of payment payable to the Agent or to the Insurance Company or Insurance Companies that Agent represents, nor to advertise or publish any matter or thing concerning the Agent or its policies without written permission of the Agent, or to do or perform any act or thing other than that which is expressly authorized or permitted herein.
5. This Agreement relates solely to the procurement of premium financing of the above Policy and shall not create, or be construed as creating, a principal-agent, employer-employee or master-servant relationship between the Agent and ILAS, nor shall ILAS hold itself out as a soliciting agent for or on behalf of the Agent.
6. ILAS and Agent acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper to enforce this Agreement or to prevent any violation hereof. In addition, if Agent fails to pay ILAS any amounts due hereunder, Agent agrees to a Consent to Judgment for any amounts due and owing ILAS hereunder and consents to ILAS executing Agent’s name on Agent’s behalf on any documents including, but not limited to, the Consent to Judgment, itself, in order to give full force and effect to said Consent to Judgment. In addition, Agent agrees that ILAS may pursue relief from a court of competent jurisdiction, including but not limited to obtaining an order or writ of attachment (or other pre or post judgment relief in favor of ILAS) on commissions being paid to Agent on all other deals involving Agent, as well as and, to the extent permitted by applicable law, the Agent waives any objection to the imposition of such relief in appropriate circumstances, including but not limited to waives any objection against ILAS to seize Agent’s assets in order to satisfy said Confession of Judgment. In the event ILAS undertakes any collection or other actions to collect the amounts due to ILAS hereunder, Agent agrees to pay upon demand all of ILAS’s costs and expenses, including ILAS’s reasonable attorneys’ fees and ILAS’s legal expenses, incurred in connection with the enforcement of this Agreement.
7. In addition this Agreement shall be construed and governed in accordance with the laws of the State of Florida, without regard to conflict of laws principles. In the event the parties are unable to mediate their dispute to a satisfactory resolution, the parties agree that the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida shall have exclusive jurisdiction to hear and determine any claims or disputes between the parties arising out of or related to this Agreement, unless federal jurisdiction is available, in which case the Southern District of Florida, West Palm Beach Division, shall have exclusive jurisdiction to determine any claims or disputes arising out of or related to this Agreement. The parties expressly submit and consent in advance to such jurisdiction in any action or suit commenced in such court, and each party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens. IN THE EVENT OF ANY LITIGATION PROCEEDINGS AND TO THE EXTENT PERMITTED BY LAW, EACH OF THE PARTIES

HEREBY KNOWINGLY AND WILLINGLY WAIVES AND SURRENDERS SUCH PARTY’S RIGHT TO TRIAL BY JURY AND AGREES THAT SUCH LITIGATION SHALL BE TRIED TO A JUDGE SITTING ALONE AS THE TRIER OF BOTH FACT AND LAW, IN A BENCH TRIAL, WITHOUT A JURY.
8. This Agreement replaces any previous Agreement relating to the above Policy. No change in this Agreement shall bind the Agent unless in writing and signed by an officer of the Agent.
     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date and year first written above.
Imperial Life & Annuities Services, LLC

Signature:

L046727
Current License Number
AGENT INFORMATION:

Agent Signature	Company

Agent Address:

Company Representative

Tax I.D. Number

Current License Number

STATE OF
COUNTY OF
On the                      day of                      , in the year                      before me, the undersigned, personally ap peared                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.
My Commission expires on

Notary

AUTHORIZATION FOR USE AND/OR DISCLOSURE OF HEALTH INFORMATION
I,                     , hereby voluntarily authorize the disclosure of information from my health record including protected health information (“PHI”) as defined in the HIPAA Privacy Regulations. I understand that the disclosing health care provider will not condition treatment, payment, enrollment, or eligibility for benefits on my providing or refusing to provide this authorization.
I hereby authorize the Disclosing Party:
’
;	,
Name of Disclosing Party	Address	City	State	Zip Code
to disclose to Imperial Premium Finance, LLC, 701 Park of Commerce Blvd, Ste. 301, Boca Raton, FL 33487, who may provide the information to the companies listed below, or its reinsurers, any insurance support organizations, and those persons authorized to represent them who may need to collect information on me in regard to proposed coverage, records and information pertaining to:

Allianz Life of North America
AIG
American General Life Ins. Co.
American General Life Ins. Co. of NY
American National
AXA
First Colony Life Ins. Co.
General American Life Ins. Co.
Guarantee Trust Life Ins. Co.
Genworth Financial
IBU, Inc.
Imperial Premium Finance, LLC
ING
Jefferson Pilot Life Ins. Co.
John Hancock Life Ins. Co.
Lexington Insurance Company
Lincoln Benefit Life Ins. Co.
Massachusetts Mutual Life Ins. Co.
Metropolitan Life Ins. Co.
MONY
Nationwide
New York Life Insurance Co.
North American Co. for Life & Health
National Western
PDC Retrievals	Presidential Life Ins. Co.
Principal Insurance
Prudential Life Ins. Co.
Security Life of Denver
State Life Ins. Co.
Sun Life Ins. Co.
The Producer’s Group
TransAmerica Ins. Co.
Transamerica Occidental
United of Omaha Life Ins. Co.
US Financial Life
US Life Ins. Co.
West Coast Life Ins. Co.

Name of Patient/Member (list other names used)	Medical Record Number	Date of Birth

Address	Social Security Number	Telephone Number
DURATION: This authorization shall become effective immediately and shall remain in effect for one year from the date of signature unless a different date is specified here                      (date).
REVOCATION: This authorization is also subject to written revocation by the Patient/Member at any time. The written revocation will be effective upon receipt, except to the extent that the disclosing party or others have acted in reliance upon this authorization and such revocation can be made to Imperial Premium Finance, LLC and the Health Records Department of the Disclosing Party in writing at the addresses stated above.
REDISCLOSURE: I understand that information disclosed by this authorization, except for Alcohol and Drug Abuse as defined in 42 CFR Part 2, may be subject to re-disclosure by the recipient and may no longer be protected by the Health Insurance Portability and Accountability Act Privacy Rule (45 CFR Part 164) and the Privacy Act of 1974 (5 USC 552a).
SPECIFY RECORDS: Check the line, initial and/or sign which type of information is to be disclosed:

☑ Medical Information (Entire Record)	☑ Psychiatric/Mental Health ☑ EKG	☑ Progress Notes

☑ HIV/AIDS Related Treatment	☑ Alcohol/Drug Abuse Treatment/Referral	☑ Billing Statements

☑ Genetic Records	☐ Other Health Information (Specify)
Specify the date of records to be disclosed: Any and all available.
The recipient may use the health information authorized on this form for the following purposes:
at the request of an individual including; but not limited to, insurance application and related business.
I understand that I may revoke this authorization in writing submitted at any time to the Health Records Department of the Disclosing Party except to the extent that action has been taken in reliance on this authorization. If this authorization was obtained as a condition of obtaining insurance coverage or a policy of insurance, other law may provide the insurer with the right to contest a claim under the policy. A copy of this authorization is valid as the original and the Member/Patient and I have received a signed copy of this authorization.

Signature of Patient/Member	Date	Signature of Personal Representative	Date
(State Relationship to Patient/Member)

HOLD HARMLESS AGREEMENT
[TRUST-NAME]
     The undersigned Grantor and each undersigned Beneficiary release and agree to hold harmless the Insurance Agent [AGENT], the Trustee of the [TRUST-NAME], (the “Trust”), for any and all actions, acts or inactions of the Insurance Agent and the Trustee in connection with the issuance and/or maintenance of any insurance policy(ies) acquired or held by the Trust, the administration of the Trust or any other matters related thereto, except for dishonesty or intentional fraud, and understand and agree that in the event the Trust assets are sold or liquidated on account of any default under any loan agreement or other indebtedness (“Policy Loan”) there are no guarantees as to the amount of the net proceeds therefrom except that the Trust shall pay to the Beneficiaries the amounts, if any, in excess of full satisfaction under any loan agreement or indebtedness in the event of (a) the Grantor’s death or (b) the termination of the Trust. NOTWITHSTANDING, THE GRANTOR AND EACH BENEFICIARY UNDERSTAND THAT THERE ARE NO REPRESENTATIONS OR GUARANTEES OF ANY KIND THAT THERE WILL BE ANY FUNDS TO DISTRIBUTE TO THE BENEFICIARIES AFTER THE PAYMENT OF ANY INDEBTEDNESS.
     The Grantor and each Beneficiary understand that neither the Trustee nor the Insurance Agent nor any other person is rendering legal or tax advice by virtue of the Trust or acquisition or financing of the life insurance policy, and that the Grantor and each Beneficiary are urged to consult their own advisors, AS THE TRUST IS NOT A COMPLETE ESTATE PLANNING DOCUMENT.
     The Grantor and each Beneficiary also represent that the only understanding, obligations and representations of any person in connection with the Trust and/or the acquisition and/or financing of the life insurance policy that are of any validity, force or effect are those in writing and that no oral statement or representation to the contrary is of any force or effect, and there are no other terms, conditions, or understandings whatsoever of any kind or nature concerning the purchase, financing, or acquisition of any life insurance policy, the subject matter of the Trust, and that any other such term, condition, or understanding is of no force or effect.
     The Grantor and each Beneficiary also represent that the insurance applied for and owned or to be owned by the Trust was applied for and/or obtained not for investment but rather for estate preservation purposes and the ability to leverage the money of Lender will allow the Trust to purchase the Policy that will have a high death benefit option. This will (a) allow Grantor and the representative of Grantor’s estate the ability to protect against significant estate tax consequences that Grantor’s estate may face given the current state of the law, (b) will provide Grantor’s estate with certain protection in the event estate tax liability should arise, and (c) permit Grantor to be able to protect the Beneficiaries from certain potential expenses that they would otherwise sustain without the liquidity that the Policy will offer.
[Signature pages follow.]

     IN WITNESS WHEREOF the Grantor and the Beneficiary(ies) have executed this Hold Harmless and Disclosure Agreement on this ___day of                     ,                     .

GRANTOR:

[Insured]
STATE OF
COUNTY OF
     This day personally appeared before me, the undersigned authority in and for said County and State, the within named [INSURED] (Grantor) who acknowledged signing and delivering the above and foregoing Hold Harmless Agreement on the day and date therein mentioned as a free and voluntary act and deed and for the purpose therein expressed.
     GIVEN under my hand and official seal of office this the ___day of                     ,                     .

Notary Public
My Commission Expires:

BENEFICIARY:

[Beneficiary]
STATE OF
COUNTY OF
     This day personally appeared before me, the undersigned authority in and for said County and State, the within named [BENEFICIARY] (Beneficiary) who acknowledged signing and delivering the above and foregoing Hold Harmless Agreement on the day and date therein mentioned as a free and voluntary act and deed and for the purpose therein expressed.
     GIVEN under my hand and official seal of office this the ___day of                     ,                     .

Notary Public
My Commission Expires:

GUARANTY
THIS GUARANTY is entered into as of [DATE] by the undersigned (the “Guarantor”), in favor of and for the benefit of [LENDER-NAME], a Florida limited liability company (which for all purposes of this Guaranty shall include any assignees, whether or not by operation of law, and successors thereto, the “Lender”).
RECITALS
Pursuant to a loan agreement between the Lender and [TRUST-NAME] (“Trust” or “Borrower”) dated [DATE] (the “Loan Agreement”), the Lender has made an initial loan in the amount of [FIRST-YEAR-PREMIUM] (the “Loan”) to the Trust as evidenced by the Promissory Note dated [DATE] (as amended, supplemented or modified from time to time, the “Note”). The proceeds of the Loan were used to pay or reimburse for the premiums due under life insurance policy number [POLICY-NUMBER] issued by [INSURER] (the “Insurer”) on the life of [INSURED] in the face amount of [NET-DEATH-BENEFIT] (the “Policy”).
The Guarantor, as grantor of the Borrower, acknowledges and agrees that the Guarantor has received and will receive direct and indirect benefits from the extension of the Loan made to the Borrower. Any capitalized terms used herein and not otherwise defined shall have the definitions accorded to such terms in the Loan Agreement.
     1. Conditions to Liability. Notwithstanding anything herein to the contrary, this Guaranty shall result in liability to the Guarantor only in the event that any of the following shall occur (each of which shall be identified as a “Default”):
          (a) Any act (or omission to act) of fraud or willful misconduct on the part of the Guarantor, or any other action or inaction by the Guarantor, that impairs the Lender’s ability to be repaid under the Note or otherwise under the Loan;
          (b) Any act (or omission to act) of the Guarantor that directly or indirectly impairs the Lender’s rights to the Policy as collateral under the terms of the Loan, the Note, any Financing Document and/or the Collateral Assignment;
          (c) Any failure of the Borrower to use the proceeds of the Loan exclusively as set forth in the Note, the Financing Documents or any other documents related to the Loan;
          (d) Any act by the Borrower or the Guarantor to transfer, amend, change ownership of, cancel, convey, sell or assign the Policy or any interest therein without the express written consent of the Lender;
          (e) Any failure to act by the Borrower or the Guarantor that results, directly or indirectly, in the transfer of the Policy or any interest therein or any amendment, change of ownership, cancellation, conveyance, sale or assignment thereof, except with the express written consent of the Lender;
          (f) [Any default in payment of, or failure to pay any, interest, principal or other amounts which become due under the Note or Loan;] [OPTIONAL]

          (g) The breach of any representation, warranty or covenant by the Guarantor contained in the Collateral Assignment or in any Financing Document;
          (h) Any act or action by any Beneficiary or any other person asserting to be a beneficiary under the Trust Agreement that impairs, delays or interferes with the Lender’s rights to have ownership of the Life Insurance Policy transferred to it or its designee following an Event of Default and a foreclosure by the Lender on the beneficial ownership interests in the Borrower pursuant to the Pledge Agreement; and
          (i) Any failure of the Borrower, the Guarantor or any beneficiary of the Borrower who directly or indirectly receives any payment from the Insurer prior to the repayment of the Loan, to pay or cause to be paid to the Lender all or such portion of such payment necessary to repay the entire outstanding balance of the Loan and any other outstanding amounts under the Financing Documents, together with any accrued and unpaid interest thereon and any other charges and expenses payable to the Lender under the terms of the Note, the Financing Documents and any other documents related to the Loan.
          Upon the occurrence of a Default, the Guarantor hereby irrevocably and unconditionally guarantees to the Lender, the due and punctual payment when due of all liabilities and all other amounts outstanding or due to be paid to the Lender under, in connection with or related to, the Loan and any other agreements entered into with respect thereto (including the Financing Documents), including but not limited to outstanding principal and accrued and unpaid interest under the Note, any early termination fees, costs and expenses payable to the Lender (including, but not limited to, reasonable attorneys’ fees) in the event of an uncured default under the Loan or any Financing Document, as well as any and all costs and expenses of the Lender to enforce this Guaranty (including, but not limited to, reasonable attorneys’ fees), whether or not (i) due or owing to, or in favor or for the benefit of, the Lender, or (ii) ARISING OR ACCRUING BEFORE OR AFTER THE FILING BY OR AGAINST THE GUARANTOR OF A PETITION UNDER THE BANKRUPTCY CODE OR ANY SIMILAR FILING BY OR AGAINST THE GUARANTOR, AS THE CASE MAY BE, UNDER THE LAWS OF ANY JURISDICTION OR (c) ALLOWABLE UNDER SECTION 502(b)(2) OF THE BANKRUPTCY CODE (collectively, the “Guaranteed Obligations”).
          Notwithstanding the foregoing, in the event liability under this Guaranty results solely as a result of a Default as described in Section 1(g), the Guarantor’s liability shall be limited to 100% of the amount outstanding or due under the Guaranteed Obligations.
     2. Waiver.
          (a) The Guarantor unconditionally and irrevocably waives, to the fullest extent permitted by applicable law: (i) notice of any of the matters referred to in Section 1 hereof; (ii) all notices which may be required by statute, rule of law or otherwise to preserve any rights against the Guarantor hereunder, including, without limitation, notice of the acceptance of this Guaranty, or the creation, renewal, extension, modification or accrual of the Guaranteed Obligations or notice of any other matters relating thereto, any presentment, demand, notice of dishonor, protest, nonpayment of any damages or other amounts payable under any Financing Document; (iii) any requirement for the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect of any Financing Document, including, without limitation, diligence in collection or protection of or realization upon the Guaranteed Obligations or any part thereof or any collateral therefor; (iv) any requirement of diligence; (v) any requirement to mitigate the damages resulting from a default by the Borrower under the Note or any Financing Document; (vi) the occurrence of every other condition precedent to which the Guarantor or the Borrower may otherwise be entitled; (vii) the right to require the Lender to proceed against the Borrower or any other person liable on the Guaranteed Obligations, to proceed against or exhaust any security held by the Borrower or any other person, or to pursue any other remedy in the Lender’s power whatsoever; (viii) the right to have the property of the Borrower first applied to the discharge of the Guaranteed Obligations; (ix) any lack of validity or enforceability in the Note or any other Financing Document, (x) any exchange or release of, or non-perfection of any collateral securing, all or any of the Guaranteed Obligations; (xi) any release, amendment or waiver of or consent to departure from any other guaranty or any document relating to any security for or in respect of the Guaranteed Obligations; (xii) any other circumstances which might otherwise constitute a defense available to, or discharge of, the Guarantor; or (xiii) any and all rights it may now or hereafter have under any agreement or at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of the Lender) to assert any claim against or seek contribution, indemnification or any other form of reimbursement from the Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by the Guarantor under or in connection with this Guaranty or otherwise.
          (b) The Lender may, at its election, exercise any right or remedy it may have against the Borrower without affecting or impairing in any way the liability of the Guarantor hereunder and the Guarantor waives, to the fullest extent permitted by applicable law, any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of the Guarantor against the Borrower, whether resulting from such election by the Lender or otherwise. The Guarantor waives any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation for any cause whatsoever of the liability, either in whole or in part, of the Borrower to the Lender for the Guaranteed Obligations.
          (c) The Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and agrees that the Lender shall not have any duty to advise the Guarantor of information regarding any condition or circumstance or any change in such condition or circumstance. The Guarantor acknowledges that the Lender has not made any representations to the Guarantor concerning the financial condition of the Borrower. The value of the consideration received and to be received by the Guarantor is reasonably worth at least as much as the liability and obligation of Guarantor incurred or arising under this Guaranty and all related papers and arrangements.
     3. Parties. This Guaranty shall inure to the benefit of the Lender and its successors, assigns or transferees, and shall be binding upon the Guarantor and his or her respective heirs, successors and assigns; provided, that the Guarantor may not delegate or assign any of the Guarantor’s duties or obligations under this Guaranty without the prior written consent of the Lender.

     4. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by U.S. mail, certified with return receipt requested, or sent by telecopy (with confirmed receipt or followed by overnight delivery) to the addresses (or telecopy numbers) set forth on the signature pages hereto. The Guarantor or the Lender may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given in accordance with the provisions of this Guaranty shall be deemed to have been given on the date of receipt or, if mailed, the fifth (5th) business day following the date so mailed, if earlier, or the next business day if sent by overnight courier.
     5. Right to Deal with the Borrower. At any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of the Guarantor hereunder, the Lender may deal with the Borrower in the same manner and as fully as if this Guaranty did not exist and shall be entitled, among other things, to grant the Borrower, without notice or demand and without affecting the Guarantor’s liability hereunder, such extension or extensions of time to perform, renew, compromise, accelerate or otherwise change the time for payment of or otherwise change the terms of indebtedness or any part thereof contained in or arising under any Financing Document or any other document evidencing Obligations of the Borrower to the Lender, or to waive any obligation of the Borrower to perform, any act or acts as the Lender may deem advisable.
     6. Subrogation. Notwithstanding anything to the contrary contained herein, any and all rights and claims of the Guarantor against the Borrower or any of its property or against any other person, arising by reason of any payment by the Guarantor to the Lender pursuant to the provisions, or in respect, of this Guaranty shall be subordinate, junior and subject in right of payment to the prior and indefeasible payment in full of the Guaranteed Obligations to the Lender, and until such time, the Guarantor shall have no right of subrogation, contribution or any similar right and hereby waive any right to enforce any remedy the Lender may now or hereafter have against the Borrower, any endorser or any other guarantor of all or any part of the Guaranteed Obligations and any right to participate in, or benefit from, any security given to the Lender to secure the Guaranteed Obligations. Any promissory note evidencing such liability of the Borrower to the Guarantor shall be non-negotiable, shall expressly state that it is subordinated pursuant to this Guaranty and shall be immediately assigned (with recourse) and delivered to the Lender. All liens and security interests of the Guarantor, whether now or hereafter arising and howsoever existing, in assets of the Borrower or any assets securing the Guaranteed Obligations shall be and hereby are subordinated to the rights and interests of the Lender in those assets until the prior and indefeasible final payment in full of all of the Guaranteed Obligations to the Lender and termination of all financing arrangements between the Borrower and the Lender. If any amount shall be paid to the Guarantor contrary to the provisions of this Section 6 at any time when all the Guaranteed Obligations shall not have been indefeasibly paid in full, such amount shall be held in trust for the benefit of the Lender and shall forthwith be turned over in kind in the form received to the Lender (duly endorsed if necessary) to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Financing Documents and this Guaranty.
     7. Survival of Representations, Warranties, and Agreements. All representations, warranties, covenants and agreements made herein, including representations and warranties deemed made herein, shall survive any investigation or inspection made by or on behalf of the Lender and shall continue in full force and effect until all of the obligations of the Guarantor under this Guaranty shall be fully performed in accordance with the terms hereof, and until the payment in full of the Guaranteed Obligations.
     8. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF [JURISDICTION-UC]. THE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR ANY DISTRICT OF [JURISDICTION-UC] AND ANY COURT IN THE STATE OF [JURISDICTION-UC] IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST THE GUARANTOR AND RELATED TO OR IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT THE GUARANTOR IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS GUARANTY OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR AGREES (I) NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT AND (II) NOT TO ASSERT ANY COUNTERCLAIM, IN ANY SUCH SUIT, ACTION OR PROCEEDING UNLESS SUCH COUNTERCLAIM COULD NOT, BY REASON OF ANY APPLICABLE FEDERAL OR STATE PROCEDURAL LAWS, BE INTERPOSED, PLEADED OR ALLEGED IN ANY OTHER ACTION. THE GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON THE GUARANTOR BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS GUARANTY OR ANY METHOD AUTHORIZED BY THE LAWS OF [JURISDICTION-UC]. THE GUARANTOR IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
     9. Expenses. The Guarantor hereby agrees to pay on demand, and to hold the Lender harmless against liability for, any and all costs and expenses (including, without limitation, reasonable legal fees, costs and expenses of counsel and fees, costs and expenses incurred in connection with any bankruptcy proceeding) incurred or expended by the Lender in connection with the enforcement, amendment, modification or waiver of or preservation of any rights under this Guaranty, and the collection of amounts payable hereunder, and until so paid, such fees, costs, disbursements and expenses shall be added to, and constitute, Guaranteed Obligations.

     10. Further Assurances. The Guarantor hereby covenants and agrees to execute and deliver to the Lender such additional agreements, instruments and documents as the Lender may reasonably request to give effect to the obligations of the Guarantor under this Guaranty.
     11. Miscellaneous.
          If any term of this Guaranty or any application hereof shall be invalid or unenforceable, the remainder of this Guaranty and any other application of such term shall not be affected thereby.
          Any term of this Guaranty may be amended, waived, discharged or terminated only by an instrument in writing signed by the Guarantor and the Lender. No notice to or demand on the Guarantor shall be deemed to be a waiver of the obligations of the Guarantor or of the right of the Lender to take further action without notice or demand as provided in this Guaranty. No course of dealing between the Guarantor and the Lender shall change, modify or discharge, in whole or in part, this Guaranty or any obligations of the Guarantor hereunder. No waiver of any term, covenant or provision of this Guaranty shall be effective unless given in writing by the Lender and if so given shall only be effective in the specific instance in which given.
          The headings in this Guaranty are for purposes of reference only and shall not limit or define the meaning hereof.
          No delay or failure of the Lender in exercising any right, power or privilege hereunder or under the Financing Documents, shall affect such right, power or privilege nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The Lender’s rights and remedies hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have. Any waiver, permit, consent or approval of any kind or character of the Lender concerning any breach or default by the Guarantor under this Guaranty must be in writing and specifically described.
          All payments made by the Guarantor hereunder to the Lender in respect of the Guaranteed Obligations shall be made to the Lender in U.S. dollars and immediately available funds at an account designated by the Lender, or to such other place as the Lender may hereafter specify in writing.
          The execution and delivery of this Guaranty shall not supersede, terminate, modify or supplement in any manner any other guaranty previously executed and delivered to the Lender by the Guarantor and no release or termination of this Guaranty shall be construed to terminate or release any other guaranty unless such other guaranty is specifically referred to in any such termination.
          The Guarantor’s obligations hereunder shall be the personal obligations of such Guarantor.

          This Guaranty is a continuing guaranty and shall remain in full force and effect without regard to any defenses or counterclaims that the Guarantor or the Borrower may assert on the debt underlying this Guaranty, including, but not limited to, failure of consideration, breach of warranty, fraud, statute of frauds, bankruptcy, statute of limitations, lender liability, accord and satisfaction and usury until (A) all of the Guaranteed Obligations shall have been indefeasibly paid in full and (B) Borrower shall have indefeasibly satisfied all of its Obligations under the Note and the other Financing Documents and notice thereof has been provided by Lender to the Guarantor.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Guaranty as of the day and year first above written.

[INSURED] signature Address: Phone: Fax:

INSURED DISCLOSURE STATEMENT,
REPRESENTATIONS AND WARRANTIES, AND CONSENT
IMPORTANT: PLEASE READ THIS DISCLOSURE STATEMENT AND CONSENT AND CONSULT WITH YOUR ADVISORS BEFORE SIGNING THIS OR ANY OF THE LIFE INSURANCE FINANCING ARRANGEMENT DOCUMENTS

INSURED:	[INSURED], [INSURED-ADDRESS], [INSURED-CITY-STATE]
INSURED’S SPOUSE:	[INSURED-SPOUSE], [INSURED-ADDRESS], [INSURED-CITY-STATE]

GRANTOR:	[INSURED], [INSURED-ADDRESS], [INSURED-CITY-STATE]

LIFE INSURANCE TRUST:	[TRUST-NAME], a [JURISDICTION] trust
TRUSTEE OR LIFE INSURANCE TRUSTEE:	[TRUSTEE-NAME], [TRUST-ADDRESS], [TRUST-CITY-STATE] [TRUST-ZIP]
[LENDER-NAME] (the “Lender”) is offering a life insurance premium financing arrangement (the “Financing Arrangement”) which provides trusts settled by individuals, such as the Grantor, with financing to purchase and maintain a life insurance policy (the “Policy”) on the life of certain qualifying individuals, such as the Insured. To obtain financing under the Financing Arrangement, the Insured or Grantor must settle (or have settled) a life insurance trust (the “Life Insurance Trust” or “Trust”) under [JURISDICTION] law and the Insured must consent (or have consented) to the Life Insurance Trust’s purchase of the Policy. The Grantor must have an insurable interest in the life of the Insured and all beneficiaries of the Life Insurance Trust must be individuals or tax-exempt charities with an insurable interest in the life of the Insured or an estate planning vehicle, all of the owners or beneficiaries of which have an insurable interest in the life of the Insured.
In order to participate in the Financing Arrangement, the Trust will be required to execute a Loan Application and Agreement (the “Loan Agreement”) and a Promissory Note in favor of the Lender. Pursuant to the Loan Agreement, the Lender will, subject to the terms, provisions and conditions of the Loan Agreement, make an advance of funds to, or for the benefit of, the Trust for the purpose of funding premiums under the Policy. The obligations of the Trust under the Loan Agreement may be secured by a collateral assignment of the Life Insurance Trust’s interest in the Policy under a collateral assignment agreement between the Trust and the Collateral Agent (the “Collateral Assignment Agreement”). The obligations under the Loan Agreement will bear periodic interest at a [FIXED-FLOATING] subject to a minimum interest rate of nine percent

(9%) (in the case of a floating rate) and will be due and payable (i) one (1) Business Day after payment of any proceeds of the Policy, and (ii) any other date that the principal and interest shall become due and payable in full under the Loan Agreement, whether at the scheduled maturity under the Promissory Note, by acceleration, notice of prepayment, or otherwise. The Trust may pre-pay the Loan (including any accrued interest), in full but not in part, without penalty other than the payment of the Yield Maintenance Premium in some circumstances, as provided under the Loan Agreement.
Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Loan Agreement.
Each of the following are events of default under the Loan Agreement and Financing Documents:
Payment Default. Trust fails to make any payment within three (3) Business Days after the same becomes due and payable under the Loan Agreement, the Promissory Note or any other Financing Document.
Other Defaults. Trust fails to comply with or to perform any other term, obligation, covenant or condition contained in the Promissory Note, the Loan Agreement or in any of the other Financing Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Trust or a default occurs under the Promissory Note, Loan Agreement, Security Agreement or any other Financing Document.
False Statements. Any warranty, representation or statement made or furnished to Lender by the Trust, the Insured or on Trust’s behalf under the Promissory Note, the Loan Agreement or any other Financing Document is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.
Related Agreements. The Policy, Promissory Note, Loan Agreement, Security Agreement or any other Financing Document ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason; the Trust becomes a revocable trust, contests the validity or enforceability of any Financing Document or denies that it has any further liability under any Financing Document to which it is a party, or cancels or terminates, or attempts to cancel or terminate, the Policy; or the Insurer contests the Policy based on the Trust lacking an insurable interest in the life of the Insured.
Indebtedness, Creditor or Forfeiture Proceedings. Any garnishment of any of Trust’s accounts, attachment, lien, levy, additional encumbrance or additional security interest being placed upon any of the Collateral, or any commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Trust or by any

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governmental agency against any Collateral, and which is not discharged in full within one (1) day of the placement thereof. However, this Event of Default shall not apply if there is a good faith dispute by the Trust as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if the Trust gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.
Insolvency or Default of Trust. The Trust is: (i) dissolved, liquidated or terminated; (ii) is unable to pay its debts as they mature; (iii) makes an assignment for the benefit of creditors; (iv) is bankrupt or insolvent; (v) seeks appointment of, or becomes the subject of an order appointing, a trustee, conservator, liquidator or receiver as to all or part of its assets; (vi) commences, approves or consents to, or is the debtor in, any case or proceeding under any bankruptcy, reorganization or similar law, and in the case of an involuntary case or proceeding, such case or proceeding is not dismissed thirty (30) days following its commencement; (vii) is the subject of an order for relief in an involuntary case under federal bankruptcy law; (viii) the Trust defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Trust’s property or Trust’s ability to repay the Promissory Note or perform Trust’s Obligations under the Promissory Note, the Loan Agreement or any of other Financing Documents; or (ix) Trust violates any Law.
Insolvency or Default of Insured or Guarantor. (i) The Insured or any Guarantor makes an assignment for the benefit of creditors; (ii) The Insured or any Guarantor is adjudicated a bankrupt or insolvent; (iii) The Insured or any Guarantor seeks appointment of, or becomes the subject of an order appointing, a trustee, conservator, or receiver as to all or part of his assets; (iv) The Insured or any Guarantor commences, approves or consents to, or is the debtor in, any case or proceeding under any bankruptcy or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed thirty (30) days following its commencement; (v) The Insured or any Guarantor is the subject of an order for relief in an involuntary case under federal bankruptcy law; (vi) Trust defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Trust’s property or Trust’s ability to repay the Obligations; or (vii) any Guarantor defaults under the terms of the Personal Guaranty.
Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness under the Promissory Note or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by the Promissory Note; in the event of a death, Lender, at its option, may, but shall not be required

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to, permit the Guarantor’s estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.
Adverse Change. A material adverse change occurs in Trust’s financial condition, or Lender believes the prospect of payment or performance of the Obligations is materially impaired.
Cure Provisions. Other than as set forth in the preceding clauses of this Section, failure by the Trust or Beneficiary, as applicable, to perform in any material respect any of its obligations under the Promissory Note, Loan Agreement, Security Agreement or any other Financing Document to which either is a party if such failure is not remedied on or prior to the fifteenth (15th) day after written notice of such failure is given to the Trust or the Beneficiary, respectively, by the Lender.
In connection with, and as a condition precedent to the Trust obtaining a loan from the Lender in connection with the Financing Arrangement, settlement of the Trust and the undersigned Grantor, Insured and, if as of the date hereof the Insured is lawfully married, the Insured’s Spouse1, do each hereby acknowledge, represent, warrant, covenant and agree, jointly and severally, to the following:
1.	The Grantor, the Insured and the Insured’s Spouse with their advisors which they deem appropriate (including, for example, attorneys, tax advisors and accountants), have read and understand the terms of each Financing Arrangement Document, including, without limitation, this Insured Disclosure Statement, Representations and Warranties, and Consent (“Disclosure Statement”), any credit application, the Trust Agreement for the Life Insurance Trust, the Loan Agreement, the Promissory Note, the Collateral Assignment, the Authorization for Disclosure of Protected Health Information and the Authorization and Direction to Provide Death Certificate (collectively, the “Financing Arrangement Documents”). The Insured has specifically received appropriate legal and tax advice regarding the form, substance and drafting of the Trust Agreement for the Life Insurance Trust.
2.	The terms of the Financing Arrangement Documents are fair and reasonable to the Life Insurance Trust, the Insured and the Insured’s Spouse.
3.	The initial contribution of the Insured, if any, to the Life Insurance Trust constitutes the Insured’s separate property and does not constitute the community property or quasi-community property of the Insured and the Insured’s Spouse. The Insured and the Insured’s Spouse hereby agree to execute any additional

[1]	If the Insured is not married as of the date hereof, all references to “Spouse” in this Disclosure Statement and Consent are hereby rendered null and void.

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documentation legally required to commute such property to the separate property of the Insured.
4.	The Insured is financially sophisticated and, individually or together with the Insured’s Spouse, has a net worth of at least [NET-WORTH]. The Insured formed and is the sole grantor of the Life Insurance Trust.
5.	There may be federal, state or local income, gift or estate tax effects of participation in the Financing Arrangement to the Grantor, the Insured, the Insured’s Spouse, the beneficiary(ies) of the Life Insurance Trust (“Beneficiary”) and the Life Insurance Trust. Participation in the Financing Arrangement, and termination of participation, could increase the taxable income, taxable gifts or taxable estate of a participant including the Grantor and Beneficiary. The Grantor, the Insured and the Insured’s Spouse recognize that if the Policy is not held to maturity and is instead surrendered to the issuer or sold on the secondary market, any amounts received in excess of the tax basis or possibly the fair market value, if lower, of the Policy will be taxable income to one or more of the participants. It is unclear under existing tax law whether this income will be treated as ordinary income or capital gain income. Some tax practitioners have suggested that if the surrender or sale proceeds exceed a policy’s cash surrender value, the excess should be taxed as capital gains; and if the cash surrender value exceeds the basis of the policy, a conservative approach is to treat that excess as ordinary income. In addition, it is unclear under federal income tax law how to compute the tax basis in the Policy. Specifically, the Internal Revenue Service has taken the position that an owner’s basis in a policy equals premiums paid minus any nontaxable dividends and minus the value of the life insurance protection the owner has enjoyed. While existing case law does not appear to support this position, there can be no assurances on the outcome of this issue if disputed. The Grantor, the Insured and the Insured’s Spouse recognize that interest incurred on indebtedness the proceeds of which are used to pay premiums on the Policy cannot be deducted for tax purposes and it is unclear whether any non-deductible interest can be added to the tax basis in the Policy. In the event that the Lender forecloses upon the Policy following a default under the Financing Arrangement, the excess of the amount owed over the tax basis in, or possibly the fair market value, if lower, of, the Policy may be ordinary taxable income, unless an exception to recognition applies. In all cases, any income realized upon a sale, surrender, foreclosure upon or other transfer of the Policy may be taxable to the Grantor even through any proceeds may be receivable by the Trustee and be required to be used to satisfy any outstanding indebtedness and then be distributed to the Beneficiary. This will result in the Grantor recognizing income without any cash proceeds (so-called phantom income) from which to pay any related tax. The Grantor may also recognize phantom income annually based on the value of any insurance provided. The Grantor, the Insured, the Beneficiary and the Insured’s Spouse have not relied upon any advice from the Lender, any life agent or other producer, any insurance company that has issued the Policy or any other person associated with the Financing Arrangement regarding any such tax effects.

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The Grantor, the Insured, the Beneficiary and the Insured’s Spouse have consulted with their own legal, tax and accounting advisors to determine the tax effects of the Financing Arrangement on such party.
6.	Insurance companies may only allow any person to purchase, in the aggregate, a limited amount of life insurance on the life of the Insured, and the Trust’s purchase, and the maintenance in force, of the Policy may use all or a part of this limited insurance capacity. Therefore, in the future, the Insured, the Insured’s Spouse, the Trust or any other family members of the Insured may be unable to purchase life insurance on the life of the Insured in the amounts desired as a consequence of the purchase, and the maintenance in force, of the Policy. In the event that the Lender forecloses upon the Policy following an Event of Default under the Loan Agreement and Financing Documents and resells or further assigns the Policy in order to recover on its loan, the Policy may be maintained in force and this could in the future limit or eliminate the ability of the Insured, the Insured’s Spouse, the Trust or any other family members of the Insured to purchase future insurance on the Insured’s life because there is a limit to how much coverage insurers will issue on one life.
7.	Unless otherwise set forth in Schedule A hereto, the only beneficiaries of the Insurance Trust are the Insured, the Insured’s Spouse and/or children or other issue of the Insured or an entity or trust [(a)] the beneficiaries of which are either the Insured’s Spouse or a child or other issue of the Insured [and/or (b) an entity which is qualified as tax-exempt under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended,] and the Grantor is either the Insured, the Insured’s Spouse or a child of the Insured.
8.	Neither the Insured nor the Insured’s Spouse have been paid, directly or indirectly, any inducement (money, property or otherwise) in connection with the Financing Arrangement or to obtain the Policy.
9.	None of the Grantor, the Insured, the Insured’s Spouse or, to the knowledge of the foregoing persons, any beneficiary of the Trust has any present intention to surrender, sell or settle, directly or indirectly, the Policy or any interest therein.
10.	Unless otherwise set forth in Schedule A hereto, no person or entity other than the Life Insurance Trust, the Life Insurance Trustee, the beneficiaries of the Life Insurance Trust, and the Lender has any direct or indirect interest in the Policy.
11.	The Policy application has been completed accurately and there are no material omissions or misstatements in the application.
12.	The Lender, or any subsequent owner of the Loan Agreement, may sell, or sell participations in, the Loan Agreement without the consent of, or prior notice to, the Grantor, the Insured, the Insured’s Spouse or the Life Insurance Trust and the Insured and the Insured’s Spouse agree to take all actions (but at no cost or

6

expense to the Insured or the Insured’s Spouse) requested by the Lender in connection with any such sale or participation.
13.	The Insured agrees to provide certain medical and health information (collectively, “Private Health Information”) as may be reasonably requested, from time to time, by the Life Insurance Trust, the Lender, life expectancy underwriters and any of their respective representatives, agents, designees, third party servicers and purchasers of the Policy following the occurrence of an event of default under the Loan Agreement, successors or assignees (collectively, the “Authorized Recipients”). To facilitate this provision of Private Health Information, the Insured agrees to execute such documents as are necessary to release such information to the relevant parties needing to review such information so as to allow the Life Insurance Trust to obtain a loan from the Lender in connection with the Financing Arrangement or to sell the Policy in connection with a foreclosure or otherwise. The Private Health Information may be used by the Authorized Recipients for the purposes of (i) valuing the Policy as collateral for the loan and (ii) assisting in any disposition of the Policy. The Private Health Information may be maintained and/or processed in any jurisdiction or country. The disclosure of Private Health Information to any of the Authorized Recipients may involve transfers to countries outside the United States which may not have laws comparable to those in the United States to protect personal data.
14.	The Insured understands that the Trust’s obligations under the Loan Agreement are secured or supported by, among other things, the Policy, and that the Lender can properly evaluate the value of the Policy as collateral for the Loan Agreement only by considering the Private Health Information. Absent such information, the Lender would likely deny the Insured’s application because the cash surrender value of the Policy would be inadequate to support the loan requested. Therefore, in order for the Lender to evaluate the collateral value of the Policy, the Insured directs and authorizes the Lender to obtain and consider the Private Health Information.
15.	The Insured represents that all Private Health Information that has been provided by or on behalf of the Insured to the Lender and its designees or third party servicers, the issuer of the Policy and any life expectancy underwriters, at the time so provided, was true and complete in all material respects to the best of the Insured’s knowledge.
16.	The Insured agrees to inform the Trustee, or any designees or agents thereof, within thirty (30) days of any and all changes in contact information of the Insured and the Insured’s Spouse, including home address or telephone number. The Insured and the Insured’s Spouse acknowledge that the Trustee, on behalf of the Trust, the Lender and its designees or third party servicers and any subsequent owner of the Policy, or any of their respective representatives, servicers, agents or designees may, from time to time and at their own discretion, contact the Insured and the Insured’s Spouse for confirmation and update of such information.

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17.	The Policy is being purchased as part of the Insured’s estate planning and for retirement purposes.
18.	To the knowledge of the Insured, the Life Insurance Trust has not entered into any contracts or agreements, other than the Policy and the relevant Financing Arrangement Documents.
19.	If the Insurer of the Policy cancels the Policy prior to the repayment of the obligations of the Trust to Lender under the Financing Arrangement Documents, the obligations of the Insured and the Life Insurance Trust and the rights of Lender with respect to the Financing Arrangement Documents and with respect to the Policy shall continue in full force, unaffected by such cancellation.
20.	Each of the Insured and the Insured’s Spouse is required to take all actions relating to the Financing Arrangement that may be necessary or desirable from time to time in the Life Insurance Trust or Lender’s discretion (but at no cost or expense to the Insured or the Insured’s Spouse), including, but not limited to, executing all such documents as may be required by the Life Insurance Trust, any life agent or other producer or any insurance company that has issued the Policy and/or beneficiary designation if the Lender enforces its security interest, if any, in the Policy, the Life Insurance Trust accounts and all other assets of the Life Insurance Trust following the occurrence of any event of default under the Loan Agreement or the Financing Arrangement Documents.
21.	Any claims, questions or controversies arising under or related to in any manner whatsoever this Disclosure Statement or the transactions contemplated under the Financing Arrangement including, but not limited to, any challenge by the Grantor, the Insured, the Insured’s Spouse or the Insured’s estate, beneficiaries or subrogees (each, a “Insured Party”) against the Lender, its designees and/or third party servicers, the Life Insurance Trust, any broker, any insurance company or any other party interested in or related in any way to the Financing Arrangement (each, an “Interested Third Party”, notwithstanding the fact such parties are not signatories hereto) (a “Dispute”) shall be submitted to arbitration conducted before the American Arbitration Association (the “AAA”). Any Insured Party or any interested third party is hereby authorized to invoke this arbitration provision, and any judgment with respect to any award rendered pursuant to this arbitration provision may be entered in any court of competent jurisdiction. Such arbitration will be conducted under the rules of the AAA and the laws of the State of [JURISDICTION] and will be conducted in [TRUST-CITY-STATE]. Each Insured Party understands that claims submitted to arbitration are not heard by a jury and are not subject to the rules governing the courts. Each Insured Party further agrees that no claim may be brought as a class action, and that no Insured Party has the right to act, nor shall they attempt to act, as a class representative or participate as a member of a class of claimants with respect to any claim related to or arising out of the Financing Arrangement. To the extent that this arbitration

8

provision is held unenforceable, the Insured Parties: (i) irrevocably submit to the exclusive jurisdiction of any federal or state court sitting in [TRUST-CITY-STATE] in respect of any action or proceeding arising under or related to in any manner whatsoever this Disclosure Statement or the transactions contemplated under the Financing Arrangement, (ii) agree that this Disclosure Statement and the transactions contemplated by the Financing Arrangement shall in all respects be governed by and construed in accordance with the laws of the State of [JURISDICTION] (without reference to conflicts of laws provisions) and (iii) HEREBY WAIVE THE RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING OUT OF OR IN ANY WAY RELATED TO THIS DISCLOSURE STATEMENT OR (II) IN ANY WAY IN CONNECTION WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES TO THIS DISCLOSURE STATEMENT IN CONNECTION WITH THIS DISCLOSURE STATEMENT OR THE EXERCISE OF ANY PARTY’S RIGHTS AND REMEDIES UNDER THIS DISCLOSURE STATEMENT OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. The sole exception to this requirement for arbitration involves suits brought on behalf of the Lender seeking a temporary restraining order, preliminary injunction, and/or permanent injunction (“injunctive relief’) based upon (i) any failure of the Trust to use the proceeds of advanced exclusively as set forth in the Loan Agreement, the Promissory Note, the Financing Documents or any other documents related to the Loan Agreement; (ii) any act by the Trust or any Guarantor to transfer, amend, change ownership, cancel, convey, sell or assign the Policy without the express written consent of the Lender; or (iii) any failure to act by the Trust or any Guarantor that results, directly or indirectly, in the transfer of the Policy or any amendment, change of ownership, cancellation, conveyance, sale or assignment thereof, in the event there is immediate and irreparable injury, loss, or damage (which immediate and irreparable injury, loss, or damage may be presumed by law and/or by agreement of the parties). The parties hereby expressly agree, and each Interested Third Party in receipt of this Disclosure Statement acknowledges, that the arbitrartion provisions in this section shall not apply to the Trustee in respect of its rights, duties, protections and immunities.
22.	The Grantor, the Insured and the Insured’s Spouse acknowledge and understand that various charities, educational institutions and federal, state or local governmental entities or agencies may take into account the Life Insurance Trust’s purchase, and the maintenance in force, of the Policy in determining the eligibility of the Insured, the Insured’s Spouse or any other family members of the Insured to receive aid under one or more charitable, educational and federal, state or local governmental programs, including without limitation, Medicaid.

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23.	The Grantor, the Insured and the Insured’s Spouse acknowledge and understand that, due to cost of insurance increases or other factors relating to the Policy, it is possible that the amount of funds advanced under the Loan Agreement may not be sufficient to keep the Policy in force during the term of the Loan Agreement.
24.	The Grantor, the Insured and the Insured’s Spouse are each signing this Disclosure Statement freely and voluntarily and are each of sound mind and not subject to any constraint or undue influence, and neither has ever been the subject of any mental health or mental competency proceeding or any other proceeding or hearing with respect to which such party’s competency or capacity to contract is or was an issue.
25.	Each of the Grantor, the Insured and the Insured’s Spouse has a complete understanding of this Disclosure Statement and has been given the opportunity to ask questions regarding the nature and operation of the Financing Arrangement.
26.	As of the Execution Date and the Initial Premium Funding Date, the Insured is an individual residing in the state designated in the Financing Documents.
27.	This document and the other Financing Documents to which the Insured is a party have been duly executed and delivered by the Insured, and (assuming due authorization, execution and delivery by the other parties thereto) the Financing Documents constitute legal, valid and binding obligations of the Insured, enforceable against the Insured in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and to equitable principles of general application, regardless of whether such principles are considered in a proceeding in equity or at law).
28.	The execution, delivery and performance by the Insured of the Financing Documents to which it is a party do not and will not (i) to the knowledge of the Insured, conflict with or cause a violation by the Insured of (A) any Law or Governmental Order of the Insured’s state of residence applicable to the Insured or to any of the Insured’s assets, properties or business or (B) to the knowledge of the Insured, any other Law or Governmental Order applicable to the Insured or to any of the Insured’s assets, properties or business or (ii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment or acceleration pursuant to any Contract to which the Insured is a party.
29.	No authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority is required to be obtained by the Insured that has not been obtained or is not in full force and effect, and no registration, declaration, or filing with any Governmental Authority is required to be given or made by the

10

Insured to or with, any Governmental Authority that has not been given or made or the applicable waiting period for which has not expired or terminated, each in connection with the execution and delivery of this Disclosure Statement and the other Financing Documents and the consummation of the transactions contemplated hereby and thereby.
30.	No Default or Event of Default with respect to the Insured has occurred and is continuing. The Insured is not in violation of any Law or Governmental Order applicable to it or any of its properties or assets. No judicial, administrative or arbitral proceeding is pending or, to the best knowledge of the Insured, threatened against the Insured, which would have an adverse effect on the Insured’s ability to perform under the Financing Documents.
31.	To the best of the Insured’s knowledge on the Execution Date, and the Initial Premium Funding Date, the Insured does not have a catastrophic or life-threatening illness or condition. The Insured expressly waives any and all rights, claims, interests, powers and privileges that the Insured possesses with respect to the Policy.
32.	The Insured has read, understands, and has signed each document in the Closing Package that is required to be executed by the Insured. The Insured has retained his or her own legal counsel, and has obtained his or her own tax, accounting and financial advice, with respect to this Disclosure Statement and the other Financing Documents and any obligations that the Insured will incur or undertake hereunder or thereunder, including any risks associated herewith or therewith, and is relying solely upon his or her own legal, tax, accounting, financial and other advisers in his or her decision to enter into this Disclosure Statement and any related transactions. The Insured has considered other alternatives for financing the Policy, and has satisfied himself or herself that entering into this Disclosure Statement and the other Financing Documents and consummating the transactions contemplated thereby is in his or her best interest. The Insured acknowledges that he or she has had this Disclosure Statement and the other Financing Documents for an amount of time sufficient to thoroughly analyze, discuss and receive advice from any professionals or anyone else of his or her choosing.
33.	Each of the Insured and Insured’s Spouse has read and understands the Privacy Statement by the Lender set out below (the “Privacy Statement”) and consents to the collection and use of their Private Health Information and Personal Information (as defined below) for the purposes set out in the Privacy Statement and as otherwise described in the Privacy Statement or elsewhere in this Disclosure Statement, and as set forth in Schedule B to the Loan Agreement.
Privacy Statement by [LENDER-NAME]. This section, the Privacy Statement, is provided by [LENDER-NAME] (the “Lender”), and applies only in connection with the financing arrangement set forth herein (the “Financing Arrangement”). In this Privacy Statement, “Insured” means the person who is the Insured of the Policy held by the Life Insurance Trust under the Financing

11

Arrangement. The Lender may collect medical and health information (collectively, “Private Health Information”) from the Insured. The Lender may collect other personally identifiable information (“Personal Information”) about the Insured from the following sources: (i) Personal Information the Lender receives from the Insured or Insured’s spouse on applications or other forms; (ii) Personal Information about transactions with the Lender or other parties; and (iii) Personal Information the Lender receives from third parties, such as consumer reporting agencies.
The Lender will process the Private Health Information and Personal Information for the purposes of: (i) valuing the Policy as collateral for the loan; (ii) assisting in any disposition of the Policy following the occurrence of an event of default under the Loan Agreement; and (iii) as otherwise required to administer, effect or enforce any of the transactions contemplated hereunder.
The Lender may disclose the Private Health Information or other Personal Information to the Life Insurance Trust, life expectancy underwriters, any potential purchaser’s of the Policy following a default under the Loan Agreement and any of their respective representatives, agents, designees, third party servicers, successors or assignees (the “Recipients”), and may also disclose Private Health Information, and other Personal Information to government agencies, fraud prevention agencies, or as required by a court.
The Lender does not disclose any information about its customers or former customers to anyone, except as described herein or as otherwise permitted or required by law. The Lender restricts access to Personal Information to those employees or agents who need to know that information to provide products or services to you.
The Lender maintains physical, electronic and procedural safeguards that comply with requirements under the U.S. federal standards to protect Private Health Information and Personal Information.
34.	The Insured agrees and consents to the Trust and Lender’s use and disclosure of non-public medical, financial and personal information about the Trust and the Insured as necessary, in the opinion of the Lender, to provide funding or insurance for the Lender’s obligations under the Loan Agreement or the other Financing Documents or to effect, administer or enforce the transactions contemplated by the Loan Agreement, the other Financing Documents and any other agreements entered into in connection therewith, including, without limitation, the sale or exercise of rights under the Policy; provided that the Trust and Lender shall keep such information confidential and limit access to such information to those Persons who, in the Lender’s reasonable discretion, require access to such information to provide funding or insurance for the Lender’s obligations under the Loan Agreement or the other Financing Documents or to effect, administer or enforce the transactions contemplated by this Disclosure

12

Statement, the Loan Agreement, the other Financing Documents and any other agreements entered into in connection therewith, including, without limitation, the sale or the exercise of rights under the Policy.
35.	The Insured agrees that he or she shall be liable for damages for any misrepresentation made by him or her in this Disclosure Statement or the other Financing Documents, and for any default by him or her in the performance of any of his or her obligations under this Disclosure Statement or the other Financing Documents, but otherwise shall have no liability under the Financing Documents, except to the extent provided in the personal guaranty, if any, entered into by Insured to provide additional credit support for the Obligations.
36.	For so long as any Obligations remain outstanding, the Insured hereby covenants and agrees as follows:
(a) The Insured shall take such further action and/or execute and deliver all further assurances, documents and/or instruments as may be reasonably requested by the Lender in order to (i) effect, administer or enforce the transactions contemplated by this Disclosure Statement and the other Financing Documents or to sell the Policy in connection with a foreclosure or otherwise, (ii) permit the realization of the benefits of any collateral assignment or pledge of the Policy to the Lender and its assigns and (iii) authorize the provision and/or delivery of medical, financial, personal and other information and documentation about the Insured to the Lender, any affiliate of the Lender, any of their assigns, or any Insurer from any physician, hospital, medical provider, provider of a life expectancy estimate, insurance company or other Person. In addition, the Insured shall cause any Beneficiary of the Life Insurance Trust to take any further action and/or execute and deliver all further assurances, documents and/or instruments as may be reasonably requested by the Lender in order to (i) effect, administer or enforce the transactions contemplated by this Disclosure Statement and the other Financing Documents or to sell the Policy in connection with a foreclosure or otherwise, and (ii) permit the realization of the benefits of any collateral assignment or pledge of the Policy to the Lender and its assigns.
(b) The Insured agrees to notify the Lender in writing of any change of his or her address, telephone number or other contact information provided by the Insured to the Lender. The Insured understands that the Lender or the Lender’s designee may be verifying quarterly his or her current address, contact information and other relevant information by sending the Insured correspondence with a prepaid return response. The Insured covenants and agrees that he or she shall accurately complete and manually execute each such response and return the same to the Lender and/or its designees in a timely manner. The Insured further acknowledges that the Lender or its designee may use other methods to obtain such information, and the Insured agrees to cooperate, and to request that other Persons cooperate, in providing such information.

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     (c) The Insured shall, immediately upon his or her discovery thereof, notify the Lender in writing of any breaches of the representations and warranties of the Insured in this document and the other Financing Documents.
37.	The undersigned hereby acknowledge and agree that (i) [NAME OF TRUSTEE] is acting as a limited service provider in connection with the Financing Arrangement and is acting solely in accordance with the terms of the documents governing its services, (ii) [NAME OF TRUSTEE], in its individual and representative capacities, has not provided any legal or tax advice to the undersigned in connection with the Financing Arrangement, and (iii) [NAME OF TRUSTEE] has not reviewed any Financing Arrangement Document on behalf of the undersigned or any other Person and shall not be responsible for or in respect of and makes no representation as to the validity, accuracy or sufficiency of any provision of this Disclosure Statement or any other Financing Arrangement Document.

38.	[OPTIONAL] ACCREDITED INVESTOR STATUS: The Insured hereby represents and warrants that the Insured is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933 by virtue of meeting one or more of the following qualifications (please check the space to the left of EACH category which is applicable):

[ ]	(1)	The Insured’s net worth, or joint net worth with the undersigned’s spouse, exceeds $1 million on the date hereof;

[ ]	(2)	The Insured had an individual income in excess of $200,000 in each of the two most recent years, or joint income with the Insured’s spouse in excess of $300,000 in each of those years, and the Insured has a reasonable expectation of reaching the same income level in the current year; or

[ ]	(3)	The Insured is a trust with total assets in excess of $5 million, which trust was not formed for the specific purpose of acquiring the securities offered, and whose purchase is directed by a sophisticated person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company.
Notwithstanding anything to the contrary in this Disclosure Statement, the Grantor, the Insured and the Insured’s Spouse (and any representative or agent of the Grantor, the Insured or Insured’s Spouse) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions described in this Disclosure Statement and Consent and all materials of any kind (including opinions or other tax analyses) that are provided to the Grantor, the Insured and the Insured’s Spouse relating to such tax treatment and tax structure. This authorization of tax disclosure is retroactively effective to the commencement of discussions with the Grantor, the Insured and the Insured’s Spouse regarding the transactions contemplated herein.

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*      *      *      *
IRS Circular 230 Disclosure: [LENDER-NAME] and its affiliates do not provide tax advice. Any discussion of United States federal tax issues set forth herein is written in connection with the promotion and marketing of the Financing Arrangement. Such discussion is not intended or written to be legal or tax advice to any person and is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding any United States federal tax penalties that may be imposed on such person. The Grantor, the Insured and the Insured’s Spouse should seek advice based on their particular circumstances from an independent tax advisor.
AGREED TO AND ACKNOWLEDGED BY THE UNDERSIGNED.
INSURED

X
(Signature of Insured)

[INSURED]
(Printed name of Insured)

STATE OF	)
) :
COUNTY OF	)
Sworn to (or affirmed) and subscribed before me this ___day of                                           by [INSURED], who is personally known to me or who produced                      as identification.

Notary Public

(Print, type, or stamp commissioned
Name of Notary Public)
My Commission Expires:

15

AGREED TO AND ACKNOWLEDGED BY THE UNDERSIGNED.
INSURED’S SPOUSE (Unmarried Insureds Please Leave Blank)

X
(Signature of Insured’s Spouse)

[INSURED-SPOUSE]
(Printed name of Insured’s Spouse)

STATE OF	)
) :
COUNTY OF	)
Sworn to (or affirmed) and subscribed before me this ___day of                                          by                                         , who is personally known to me or who produced                      as identification.

Notary Public

(Print, type, or stamp commissioned
Name of Notary Public)
My Commission Expires:
AGREED TO AND ACKNOWLEDGED BY THE UNDERSIGNED.
GRANTOR

X
(Signature of Grantor)

[INSURED]
(Printed name of Grantor)

STATE OF	)
) :
COUNTY OF	)
Sworn to (or affirmed) and subscribed before me this ___day of                                          by [INSURED], who is personally known to me or who produced                                          as identification.

16

Notary Public

(Print, type, or stamp commissioned
Name of Notary Public)
My Commission Expires:

17

Schedule A
Trust Beneficiary(s)/Grantor and relationship to Insured:

Persons with a direct or indirect interest in the Policy:

18

AUTHORIZATION FORM
FOR USE AND DISCLOSURE OF HEALTH INFORMATION
To: Any health plan, physician, health care professional, hospital, clinic, laboratory, pharmacy, medical facility, or other health care provider that has provided payment, treatment or services to me or on my behalf.
Patient’s Name: [INSURED]
Address: [INSURED-ADDRESS], [INSURED-CITY-STATE]

Date of Birth:	Social Security No.:

I, [INSURED], hereby authorize you to release and disclose (in writing and/or verbally) to [LENDER-NAME], its affiliates, including Imperial Finance & Trading, LLC, Imperial Life & Annuity Services or any of their representatives (collectively “Imperial”), 701 Park of Commerce, Suite 301, Boca Raton, FL 33487, 1.561.995.4200, all reports, records, office notes, personal notes, outpatient notes, treatment notes, intake notes, progress notes, any other notes of any kind, discharge summaries, data compilations, treatment plans, test protocols, test results (including but not limited to raw scores, computer print-outs, and documents showing sequence of tests), billing records, documents showing diagnosis and treatment, and all other documents and all other information of any kind in your possession (from whatever source) concerning or in any way referencing me or my physical health, alcohol and drug/substance abuse and/or mental health (including all psychological and psychiatric records and all records relating to HIV/AIDS, HIV/AIDS testing, and /or HIV/AIDS infection status) and treatment.
For the purpose of evaluating my health (and assisting others in evaluating my health) in connection with the issuance, maintenance in force and/or disposition of one or more life insurance policies (individually a “Policy” and collectively, the “Policies”)) on my life by or through Imperial and any financing of the premiums due on the Policy or Policies through one or more premium finance loans provided by Imperial.
This Authorization is effective until [three][four][five] years after the date of signature below.
I understand that I have the right to revoke this Authorization by submitting a written request that clearly specifies my intent to revoke this Authorization to the health care provider or health plan to which this Authorization is addressed. I understand that my written revocation will not affect the ability of the health care provider or health plan to continue to use or disclose my health information to the extent that it has already acted in reliance on this Authorization.
I understand that my ability to receive treatment from the health care provider, to enroll in or receive benefits from the health plan, or to have payments made on my behalf is not conditioned on my signing this Authorization.

I understand that, once disclosed, my health information may not be protected by privacy laws and may be subject to redisclosure by the recipient person or organization.
A photocopy or facsimile copy of this Authorization shall be valid as the original.
Signature:

Signature:

Print Name:	[INSURED]
Address:	[INSURED-ADDRESS]
[INSURED-CITY-STATE]
Date:

If you are completing this form on behalf of another person, please explain your legal authority to sign this Authorization on behalf of such person (parent, guardian, power of attorney, etc.) and attach copies of any supporting documentation:
Witness:

Signature:

Print Name:

Date:

2

ASSIGNMENT OF BENEFICIAL INTERESTS
     This Assignment of Beneficial Interests is made as of                     , 20       , by Imperial Premium Finance, LLC, a Florida limited liability company (“Lender”) for good and valuable consideration, in favor of [Lexington Insurance Company, Inc., a Delaware corporation] (“Insurer”).
     Lender hereby assigns, transfers and sets over to Insurer, its successors and assigns all of Lender’s right, title and interest in and under the Trust Agreement (and the trust created thereby (the “Trust”)) dated [                    , 20       ] of which [                    ] is the settlor or grantor and of which [] [was][were] the initial beneficiar[y][ies] and of which Lender is the current beneficiary (following foreclosure upon the initial beneficiar[y][ies] interests), including without limitation, ownership of the beneficial ownership interests in or under the Trust Agreement and the Trust, any and all rights to distributions of assets, corpus, income and principal and any rights to amend or terminate the Trust and Trust Agreement.

IMPERIAL PREMIUM FINANCE, LLC
By:
Name:
Title:

LIMITED POWER OF ATTORNEY
          Know all by these presents, that the undersigned hereby irrevocably constitutes and appoints [COLLATERAL-AGENT], and any officer or agent thereof, with full power of substitution, the undersigned’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the undersigned and in the name of the undersigned or in its own name, from time to time, for the limited purpose of carrying out the terms of the Collateral Assignment, Loan Agreement or any other documents contemplated by the Loan Agreement (capitalized terms used but not defined herein shall have the meanings assigned thereto in the Loan Application and Agreement between the undersigned and the [LENDER-NAME] dated as of [DATE] (the “Loan Agreement”)) to take any action that the Collateral Agent is required to take and to execute and deliver any and all documents and instruments necessary or desirable to accomplish the purposes of the Collateral Assignment and to effectuate any right assigned to the Collateral Agent under the Collateral Assignment (including, without limitation, the right to transfer or direct the transfer of ownership of the Life Insurance Policy or the proceeds thereof to the Collateral Agent or a third party designed by the Collateral Agent upon the sole signature of the Collateral Agent following an Event of Default) or Lender under the Promissory Note, as the case may be.
          The undersigned hereby ratifies, to the extent permitted by law, all that any said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney given as security for indebtedness by the undersigned to [LENDER-NAME], being coupled with an interest, shall be irrevocable until all Obligations under the Loan Agreement are indefeasibly paid in full (in the case of payment obligations) and otherwise satisfied and discharged.
          The undersigned expressly authorizes any said attorney-in-fact to sign any document on the undersigned’s behalf, either by signing the undersigned’s name or by signing the name of the attorney-in-fact, without the need to disclose the fact that said attorney-in-fact is acting as attorney-in-fact, and in either event such signature shall have the same effect as if the undersigned personally had signed the document. The undersigned specifically authorizes my attorney-in-fact so to sign the undersigned’s name for or in the presence of a notary public as the undersigned’s notarized signature. The undersigned further authorizes and requires all institutions and persons, including banks and insurance companies, to accept the signature of said attorney-in-fact with the same effect as the undersigned’s signature would have.
          The powers conferred on the Collateral Agent pursuant to this Limited Power of Attorney are solely to protect the Collateral Agent’s and [LENDER-NAME]’s interests in the Life Insurance Policy and shall not impose any duty upon the Collateral Agent to exercise any such powers. For the avoidance of doubt, nothing herein shall obligate the Collateral Agent to take any action with respect to the Life Insurance Policy, including, without limitation, selling, transferring or disposing of the Life Insurance Policy, and the Collateral Agent shall have the right to do or cause to be done all things necessary, proper or advisable to maintain the Life Insurance Policy in full force in accordance with its terms.

          It is expressly understood and agreed by any recipient hereof that in no event shall [NAME OF TRUSTEE], as trustee of the [Insert Trust Name] (the “Trust”), in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder or under any schedule, exhibit, appendix or other document in connection with this Limited Power of Attorney, as to all of which recourse shall be had solely to the assets of the Trust, and under no circumstances shall [NAME OF TRUSTEE] as trustee of the Trust be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Limited Power of Attorney or under any schedule, exhibit, appendix or other document in connection with this Limited Power of Attorney.
          IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be signed, and this Limited Power of Attorney shall be effective as of the                      day of                     , 2009.
Signed, sealed and delivered
In the presence of

Witnesses:	[TRUST-NAME]

By:[NAME OF TRUSTEE], solely as Trustee

Name:
[Type or Print Name]

Title:

[Type or Print Name]

STATE OF
COUNTY OF
The foregoing instrument was acknowledged before me this                      day of                     , 2007, by [TRUSTEE-NAME], the trustee of the [TRUST-NAME]. He is personally known to me or produced                      as identification.

Typed or Printed Name
Notary Public, State of
Commission Number
My commission expires:

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LOAN APPLICATION & AGREEMENT
     THIS APPLICATION & AGREEMENT, dated as of [DATE] (this “Agreement”), among [LENDER-NAME]1, a Florida limited liability company, with a principal address at 701 Park of Commerce Blvd., Ste. 301, Boca Raton, FL 33487 (the “Lender”) and [TRUST-NAME], a [JURISDICTION] trust, with a principal address at [TRUST-ADDRESS], [TRUST-CITY-STATE] [TRUST-ZIP] (“Trust” or “Borrower”).
RECITALS
     WHEREAS, the Trust intends to acquire, or has acquired, the Life Insurance Policy and desires to obtain, pursuant to the terms hereof, financing of Premium payments for up to [TWENTY-SIX] months;
     WHEREAS, the Lender has agreed to lend, on the terms and conditions and subject to the limitations set forth herein, funds in the amounts designated in this Agreement to pay Premiums on the Life Insurance Policy owned, or to be owned, by the Trust under the Trust Agreement, together with related Trustee Expenses; and
     [WHEREAS, the Insured is providing additional credit support for the Obligations by delivering the Personal Guaranty.][Optional]
     NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE 1
PAYMENT TERMS
1.1. Loan Payment Amount and Provisions
     The following is a summary of the terms of the Advances to be provided under this Agreement. This Section 1.1 is only a summary and to the extent of any conflict with the balance of this Agreement, the terms and provisions set forth elsewhere shall prevail.
Loan Date: [DATE]
Advance: [FIRST-YEAR-PREMIUM]

[1]	Insert name of Premium Finance Company (i.e., Imperial Premium Finance, LLC or Imperial Specialty Finance, LLC) if loan is in state which requires a premium finance license; insert name of Licensed Insurance Agency (i.e., Imperial Life & Annuity Services, LLC) in state where (a) loan can be made by licensed agency on policies which it writes and (b) Imperial does not have premium finance license.

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Maximum Loan Amount: [PRINCIPAL]
Interest Rate: [FIXED-FLOATING-LONG-FORM]
Principal Amount: Variable based on amount advanced hereunder.
Insured/Borrower Contribution:2
Maturity Date: [MATURITY-DATE].
Loan Number: [LOAN-NUMBER]
Borrower Name and Address: [TRUST-NAME], [TRUST-ADDRESS], [TRUST-CITY-STATE] [TRUST-ZIP]
Lender Name and Address: [LENDER-NAME], 701 Park of Commerce Blvd., Ste. 301, Boca Raton, FL 33487
Life Insurance Policy: (a) Insurer: [INSURER], (b) Policy Number: [POLICY-NUMBER], and (c) Face Amount: [NET-DEATH-BENEFIT] (the “Life Insurance Policy”).
Insurance Agent, Broker and/or Agency for Policy: [AGENT], [AGENT-ADDRESS].
Origination Fees: [ORIGINATION-FEE]
Service Charges: $0
Prepayment: Subject to Section 2.4, the Obligations hereunder may be prepaid in full, but not in part, provided that a Yield Maintenance Premium payment will be required in connection with a voluntary prepayment.
[OPTIONAL] [LENDER PROTECTION INSURANCE CHARGE: AMOUNT-EQUAL-TO-15% x 26 MONTHS PREMIUMS, PLUS INTEREST].

INSURANCE PREMIUM FINANCE AGREEMENT NOTICE: Do not sign this Agreement before you have read it or if it contains any blank spaces. You are entitled to a completely filled in copy of this Agreement. [INSERT STATE SPECIFIC NOTICES NOT APPEARING ELSEWHERE HEREIN].

[2]	The dollar amount that the Borrower has paid towards the Life Insurance Policy Premiums out of his/her own funds (and which is not financed).

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1.2. Premium and Trustee Expense Advances.
     (a) Subject to the terms and conditions hereof, the Lender shall cause to be made and loaned to the Trust, and the Trust shall borrow, the Advance that the Lender may elect to make for the purpose of funding certain Premiums and Trustee Expenses during the Term of this Agreement.
     The Advance shall be made on the Initial Premium Funding Date. The Advance hereunder may be (a) delivered to the Trust or (b) paid directly to the Insurer at the Insurer’s Mailing Address for Payments with respect to the Life Insurance Policy.
     (b) Any Advance for Trustee Expenses may be made at the election of the Lender on the Initial Premium Funding Date. If the Lender elects not to make an Advance for Trustee Expenses, such Trustee Expenses shall be the responsibility of the Trust. The date of any Advance for Trustee Expenses may be changed by the Lender. Any Advance for Trustee Expenses may be applied by the Lender directly to such expenses.
     (c) Any Advance made hereunder by the Lender shall be evidenced by, and repaid with interest in accordance with, the Promissory Note payable to the order of the Lender.
1.3. Total Amount Due.
     (a) Interest due under the Promissory Note shall accrue at the Interest Rate on the aggregate principal amount of the Advance outstanding hereunder on each day from the date of the Advance to the date that the Advance plus accrued interest is paid in full. [At the end of each month, accrued interest shall be added to the principal amount due under the Promissory Note, and interest shall accrue thereafter on such increased principal amount.][DELETE IN GEORGIA AND OTHER STATES NOT PERMITTING COMPOUNDING OF INTEREST.] Such outstanding principal amount plus any accrued and unpaid interest as of any date shall be referred to as the “Total Amount Due.”
     (b) On the Maturity Date, the Trust shall pay to the Lender the Total Amount Due under the Promissory Note plus the Origination Fee [plus the Lender Protection Insurance Charge].
     (c) Anything contained herein or within the Promissory Note to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then the Trust shall be liable only for the payment of such maximum as allowed by law, and any payment received from the Trust in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the amount due hereunder to the extent of such excess or, at the option of the Trust, shall be returned to the Trust.
     (d) The Lender may perform its obligations to compute and determine any amounts under this Agreement directly or through an agent. The Lender shall not be liable to the Trustee in connection with the performance of any such obligations in the absence of willful misconduct or gross negligence.

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1.4. Partial and Surplus Payments.
     If at any time the Lender receives a smaller payment than the Total Amount Due or any other Obligations due under this Agreement, the Promissory Note or the other Financing Documents, it may apply the amount actually received in or towards discharge of the Obligations in the order indicated by the Promissory Note. If the amount realized by the Lender under Article 6 of this Agreement is more than the amount of the Obligations, the Lender shall pay the excess to the Trust.
1.5. Dispute Resolution.
     (a) All controversies or disputes arising out of or in connection with this Agreement (“Disputes”) shall be resolved pursuant to this Section 1.5.
     (b) All Disputes shall in the first instance be discussed amicably between the parties with a view to resolving such Dispute, commencing upon one party giving other parties written notice of such Dispute. In the event that such Dispute is not resolved within thirty (30) days after such notice (or such longer period as the parties may agree in writing with respect to any such Dispute), any party may submit such Dispute to be finally settled by arbitration administered under the Commercial Arbitration Rules of the American Arbitration Association (the “Rules”) by a panel of three arbitrators sitting in [TRUST-CITY-STATE]. One arbitrator shall be nominated by the party initiating arbitration at the time of the filing of its demand for arbitration, the second arbitrator shall be nominated by the opposing party(ies) at the time of the filing of its answering statement, and the third arbitrator (who shall act as chairman) shall be jointly nominated by party-nominated arbitrators if they are able to agree. If the first two party nominated arbitrators are unable to agree upon a third within thirty (30) days after the nomination of the second, or if either party fails to nominate an arbitrator as set forth herein, an arbitrator shall be appointed pursuant to the Rules. The award of the arbitrators shall be final and binding upon the parties, and shall not be subject to any appeal or review. The parties agree that such award may be recognized and enforced in any court of competent jurisdiction. The parties agree to submit to the personal jurisdiction of the federal and state courts sitting in [TRUST-CITY-STATE], for the sole purpose of enforcing this Agreement (including, where appropriate, issuing injunctive relief), the agreement to arbitrate contained herein and any award resulting from arbitration pursuant to this Section and, to the fullest extent permitted by law, waive any objection which they may have at any time to the laying of venue of any proceedings brought in such court and any claim that such proceedings have been brought in an inconvenient forum.
     (c) The Trust further agrees that no claim may be brought as a class action, and that the Insured and Trustee, on behalf of the Trust, do not have the right to act, nor shall they attempt to act, as a class representative or participate as a member of a class of claimants with respect to any claim related to or arising out of this Agreement. To the extent that this arbitration provision is held unenforceable, the Trust: (i) irrevocably submits to the exclusive jurisdiction of any federal or state court sitting in [TRUST-CITY-STATE] in respect of any action or proceeding arising under or related to in any manner whatsoever this Agreement or the transactions contemplated under this Agreement, (ii) agrees that this Agreement and the transactions contemplated by the Financing Documents shall in all respects be governed by and construed in accordance with the laws of the State of [JURISDICTION] (without reference to

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conflicts of laws provisions) and (iii) HEREBY WAIVES THE RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, OR (II) IN ANY WAY IN CONNECTION WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES TO THIS AGREEMENT IN CONNECTION WITH THIS DISCLOSURE STATEMENT, REPRESENTATIONS AND WARRANTIES, AND CONSENT OR THE EXERCISE OF ANY PARTY’S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. The Parties hereby agree and acknowledge that this provision is intended to encompass any dispute between any Party to this Agreement and any interested third party.
     (d) In any arbitral proceeding arising under this Agreement, the parties agree that they will engage in cooperative discovery, to be supervised by the arbitral tribunal. In its discretion, the tribunal may order the exchange of documents in the custody or control of parties to this Agreement, and may order a limited number of party depositions of one (1) day’s duration each if requested by the opposing party and if the tribunal finds that such depositions would contribute to the efficient development of evidence.
     (e) The sole exception to this Section 1.5 involves suits brought on behalf of the Lender seeking a temporary restraining order, preliminary injunction, and/or permanent injunction (“injunctive relief”) based upon (i) any failure of the Borrower to use the proceeds advanced hereunder exclusively as set forth in this Agreement, the Promissory Note, the Financing Documents or any other documents related to this Agreement; (ii) any act by the Borrower or any Guarantor to transfer, amend, change ownership, cancel, convey, sell or assign the Life Insurance Policy without the express written consent of the Lender; or (iii) any failure to act by the Borrower or any Guarantor that results, directly or indirectly, in the transfer of the Life Insurance Policy or any amendment, change of ownership, cancellation, conveyance, sale or assignment thereof, in the event there is immediate and irreparable injury, loss, or damage (which immediate and irreparable injury, loss, or damage may be presumed by law and/or by agreement of the Parties).
     (f) The parties hereby expressly agree, and each interested third party in receipt of this Agreement acknowledges, that the arbitration provisions in this Section 1.5 shall not apply to the Trustee in respect of its rights, duties, protections and immunities under the Trust Agreement.
ARTICLE 2
GENERAL PAYMENT PROVISIONS
2.1. Payments.
     (a) All payments by the Trust of any Obligations shall be made in Dollars in immediately available funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Lender not later than 12:00 p.m. (EST) on the date due by wiring

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such funds to the Lender at such account as the Lender may from time to time designate in writing to the Trust or by payment of bank or certified check to the Lender’s address as it may from time to time provide in writing to the Trust.
     (b) Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.
2.2. Default Interest; Payments Set Aside.
     (a) Any Obligations payable by the Trust under the Promissory Note or any Financing Document not paid when due (whether upon the Maturity Date or otherwise), and any Obligations payable at any time if a Default or an Event of Default shall have occurred and be continuing (without reference to any cure period), shall (to the fullest extent permitted by law) bear interest from the date when due, or the date upon which such Default or Event of Default shall have occurred, until paid in full at a rate per annum equal to the Interest Rate in effect at the time of such due date or Default or Event of Default plus 2% per annum (the “Default Rate”).
     (b) To the extent that the Trust makes a payment to the Lender, or the Lender enforces any security interest or lien, and such payment or proceeds of such enforcement or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy or insolvency law, any other state or federal law, common law or any equitable principles, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Encumbrances, rights and remedies therefor or related thereto, shall, to the fullest extent permitted by law, be revived and continued in full force and effect as if such payment had not been made or such enforcement had not occurred.
2.3. Determinations and Delegation by Lender.
     (a) Any determination by the Lender or a Person retained by the Lender of the principal amount including capitalized interest shall be binding absent manifest error.
     (b) The Lender may retain a servicer, a special servicer, a calculation agent, an actuary or other Person to make any determinations, prepare any calculations, reports and notices, and provide any other services in connection with the Lender’s performance of its obligations, or the exercise of its rights, under this Agreement and the other Financing Documents.
2.4. Prepayment.
No privilege is reserved by Borrower to prepay any principal due hereunder and under the Promissory Note prior to the Maturity Date, except that the Borrower may after giving five (5) days’ prior written notice to Lender, prepay in full, but not in part, all principal and interest to and including the date on which payment is made, along with all sums, amounts, advances, or charges due under this Agreement, the Promissory Note or the other Financing Documents, upon the payment of the Yield Maintenance Premium. Notwithstanding the foregoing, no Yield Maintenance Premium payment shall be required in the event that a full prepayment of the

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Obligations hereunder is made promptly following a death of the Insured under the Life Insurance Policy.
ARTICLE 3
CONDITIONS PRECEDENT
3.1. Conditions Precedent to the Initial Premium Funding Date.
     The Lender in its sole discretion may make the Advance. In addition to any other conditions imposed by the Lender, the Lender shall not make the Advance unless the following conditions have been satisfied or waived:
     (a) The Lender shall have received this Agreement and the other documents described in the Closing Package, each duly executed and dated the Initial Premium Funding Date (or such earlier date as shall be satisfactory to the Lender), and in form and substance satisfactory to the Lender;
     (b) The Lender shall be satisfied that the life insurance illustration corresponds with the policy form number, personal data, underwriting classification and cash surrender value set forth in the Life Insurance Policy to be provided on the Initial Premium Funding Date; and
     (c) The representations and warranties of the Trust contained herein and in the other Financing Documents shall be true and correct on and as of the Initial Premium Funding Date to the same extent as though made on and as of such date (except to the extent such representations and warranties relate to a specified date); all obligations of the Trust in this Agreement and the other Financing Documents required to be performed on or prior to the Initial Premium Funding Date shall have been performed; and no event shall have occurred and be continuing or would result from the making of such Advance or the consummation of the other transactions contemplated hereby that would constitute an Event of Default or a Default under this Agreement or the other Financing Documents.
3.2. Termination.
     From the Execution Date to the Initial Premium Funding Date, this Agreement may be terminated at any time at the Lender’s sole discretion with written notice to the Trust.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
     The Trust represents and warrants to the Lender, as of the Execution Date, the Initial Premium Funding Date and on the dates otherwise specified below, as follows:
     (a) Organization. The Trust Agreement is valid and enforceable and is in full force and effect under the laws of the State of [JURISDICTION] (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and

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to equitable principles of general application, regardless of whether such principles are considered in a proceeding in equity or at law). The Trust has requisite capacity and all requisite power and authority and all requisite authorizations, consents and approvals, in each case, to hold the trust estate, to purchase and own the Life Insurance Policy, to enter into the Financing Documents to which the Trust is a party and to carry out the transactions contemplated thereby.
     (b) Execution. This Agreement and the other Financing Documents to which the Trust is a party have been duly executed and delivered by the Trustee. Assuming due authorization, execution and delivery by the other parties thereto, this Agreement and such other Financing Documents constitute legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and to equitable principles of general application, regardless of whether such principles are considered in a proceeding in equity or at law).
     (c) No Conflict. The execution and performance by the Trust of this Agreement and the other Financing Documents to which it is a party do not (i) violate, conflict with or result in the breach of any provision of its constitutive documents or the Trust Agreement, (ii) conflict with or cause a violation of any Law or Governmental Order applicable to it or to any of the Trust’s assets, properties or business or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment or acceleration pursuant to any Contract to which the Trust is a party.
     (d) Consents. No authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority is required to be obtained by the Trust that has not been obtained or is not in full force and effect, and no registration, declaration, or filing with any Governmental Authority is required to be given or made by the Trust to or with, any Governmental Authority that has not been given or made or the applicable waiting period for which has not expired or terminated, each in connection with the execution and delivery of this Agreement and the other Financing Documents and the consummation of the transactions contemplated hereby and thereby.
     (e) No Default; Compliance and Litigation. No Default or Event of Default under this Agreement or any other Financing Document has occurred and is continuing. The Trust is not in violation of any Law or Governmental Order applicable to it or any of its properties or assets. No judicial, administrative or arbitral proceeding is pending or, to the best knowledge of the Trust, threatened against the Trust, which would have an adverse effect on the Trust’s ability to perform under the Financing Documents.
     (f) Payment of Taxes. The Trust has filed all tax returns and reports of the Trust required to be filed, and all taxes shown on such tax returns to be due and payable, and all assessments, fees and other governmental charges upon the Trust and upon its properties, assets, income, businesses and franchises which are due and payable, have been paid when due and payable.

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     (g) Investment Company Act. The Trust is not subject to regulation under the Investment Company Act of 1940, as amended and is not a “registered investment company” or company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such quoted terms are defined in the Investment Company Act of 1940, as amended.
     (h) Purpose of Loan. The Trust has entered into this Agreement for estate and retirement planning purposes and the Trust has no present intention to transfer the Life Insurance Policy or any interest therein, other than any collateral assignment or pledge made in connection with this Agreement.
     (i) Independent Decision. The Trust has read and understood, and the Trust has signed or caused to be signed by the appropriate Persons (other than Lender), each document in the Closing Package. The Trust has been encouraged by Lender to consult with and has had ample opportunity to receive advice from attorneys, accountants and tax or other financial advisors of its choosing. The Trust has considered other options for financing the Life Insurance Policy, and is satisfied that entering into this Agreement and the other Financing Documents and consummating the transactions contemplated by this Agreement and the other Financing Documents are in the best interests of the Trust. The Trust acknowledges that it has had this Agreement and the other Financing Documents for an amount of time sufficient to thoroughly analyze, discuss and receive advice from any professionals or anyone else of the Trust’s choosing.
     (j) Trustee. At least one trustee of the Borrower is an attorney, certified public accountant or bank or trust company which is authorized to serve as trustee for the Borrower in the state where the Borrower has its situs and has its principal place of administration.
The representations and warranties made by the Trust hereunder shall at all times be true until the termination of this Agreement in accordance with the terms hereof.
ARTICLE 5
COVENANTS
     For so long as any Obligations remain outstanding, the Trust hereby covenants and agrees as follows:
     (a) To take such further action and/or execute and deliver all further assurances, documents and/or instruments as may be reasonably requested by the Lender in order to (i) effect, administer or enforce the transactions contemplated by this Agreement and the other Financing Documents to which the Trust is a party, (ii) permit the realization of the benefits of any collateral assignment or pledge of the Life Insurance Policy to the Lender and its assigns, (iii) execute any documents reasonably requested by the Lender to submit to the Insurer for payment of the Death Benefit, and (iv) authorize the provision and/or delivery of medical, financial, personal and other information and documentation about the Insured to the Lender, any affiliate of the Lender, any of their assigns, or any Insurer from any physician, hospital, medical

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provider, provider of a life expectancy estimate, insurance company or other Person with respect to the Insured.
     (b) To notify the Lender in writing of any change of the address, telephone number or other contact information of the Trust\. The Trust acknowledges that the Lender or its designee may be verifying quarterly the current addresses, contact information and other relevant information of the Trust. The Trust covenants and agrees that it shall accurately complete and manually execute its response and return the same to the Lender and/or its designees in a timely manner. The Trust further acknowledges that the Lender or its designee may use other methods to obtain such information, and the Trust agrees to cooperate, and to request that other Persons cooperate, in providing such information.
     (c) If the Trust receives proceeds derived or to be derived from the Life Insurance Policy [or from the sale of the beneficial interests in the Trust], to (i) hold such proceeds in trust for the benefit of the Lender and its assigns (to the extent of amounts owed hereunder), (ii) notify the Lender of such receipt within three (3) Business Days, (iii) transfer, convey and pay over such proceeds (to the extent of amounts owed hereunder) to the Lender within three (3) Business Days of its receipt of payment instructions from the Lender and (iv) take any and all actions reasonably requested by the Lender, at the expense of the Lender, in order to change the payment instructions with respect to such Life Insurance Policy [or such beneficial interest] such that proceeds therefrom are payable directly to the Lender or any person designated in writing by the Lender.
     (d) The Trust shall preserve its existence as a trust established under the laws of the State of [JURISDICTION], and shall not change its form of organization, amend the Trust Agreement or permit an Encumbrance to the Life Insurance Policy or any Collateral (except as contemplated by this Agreement) without the consent of the Lender. The Trust shall maintain an office located in the State of [JURISDICTION].
     (e) The Trust shall pay all Taxes imposed upon the Trust or any of its properties or assets before any penalty or fine accrues thereon, and shall notify the Lender of any such Taxes as soon as the Trust has actual knowledge thereof.
     (f) The Trust shall notify the Lender in writing of (i) the Insured’s death, and (ii) any breaches of the representations and warranties of the Trust or the Insured in this Agreement or the other Financing Documents within one (1) business day of its actual knowledge thereof.
     (g) The Trust shall not engage in any business or activity other than (i) the acquisition, maintenance and protection of the Life Insurance Policy and (ii) the entering into this Agreement, the Promissory Note and the other Financing Documents contemplated hereby;
     (h) The Trust shall not incur any indebtedness not committed or provided by this Agreement or assume or guaranty directly or indirectly any indebtedness of any other entity, other than Trustee’s fees (and any related costs of counsel and out of pocket expenses and other Trustee Expenses), except with the express written consent of the Lender, which consent shall be granted or withheld in the sole discretion of the Lender;
     (i) The Trustee shall not dissolve or liquidate the Trust, in whole or in part; and

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     (j) Following an Event of Default, the Trust shall accept written instructions from the Collateral Agent under the Collateral Assignment regarding the disposition of the Life Insurance Policy and any other Collateral or proceeds covered thereby, including instructions to assign ownership of the Life Insurance Policy to the Lender or any third party engaged to dispose of the Collateral, or to dispose of the Collateral in a commercially reasonable fashion or as otherwise directed by the Collateral Agent.
     (k) In the event that the Trust elects to sell, assign or settle, or to consider selling, assigning or settling, the Life Insurance Policy when any amounts are outstanding hereunder, the Trust agrees to solicit bona fide offers (each, an “Offer”) from multiple potential buyers (each, a “Bidder”), at least one of which shall be either (a) a duly licensed life settlement provider identified to the Trust by the Lender or (b) a Bidder identified by a duly licensed life settlement broker or life agent identified to the Trust by the Lender, provided that any person identified or referred to the Trust by the Lender under clauses (a) or (b) shall not be affiliated with, or related, to the Lender in any manner. This covenant is designed solely to protect the owners or beneficiaries of the Trust and to ensure that if a sale, assignment or settlement is pursued that at least one bona fide offer is obtained. For avoidance of doubt, the Trust shall not be obligated whatsoever to consummate a sale, assignment or settlement of a Life Insurance Policy with any person identified or referred to the Trust by the Lender.
ARTICLE 6
EVENTS OF DEFAULT AND REMEDIES
6.1. Events of Default.
     The occurrence and continuance of any of the following events shall constitute an “Event of Default”:
     (a) Payment Default. Trust fails to make any payment within three (3) Business Days after the same becomes due and payable under this Agreement, the Promissory Note or any other Financing Document.
     (b) Other Defaults. Trust fails to comply with or to perform any other term, obligation, covenant or condition contained in the Promissory Note, this Agreement or in any of the other Financing Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Trust.
     (c) False Statements. Any warranty, representation or statement made or furnished to Lender by Trust, the Insured, or on Trust’s behalf under the Promissory Note, this Agreement or any other Financing Document is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.
     (d) Related Agreements. The Life Insurance Policy, Promissory Note, this Agreement, Beneficiary Pledge Agreement or any other Financing Document ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason; the Trust becomes a revocable trust,

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contests the validity or enforceability of any Financing Document or denies that it has any further liability under any Financing Document to which it is a party, or cancels or terminates, or attempts to cancel or terminate, the Life Insurance Policy; or the Insurer contests the Life Insurance Policy based on the Trust lacking an insurable interest in the life of the Insured.
     (e) Indebtedness, Creditor or Forfeiture Proceedings. Any garnishment of any of Trust’s accounts, attachment, lien, levy, additional encumbrance or additional security interest being placed upon any of the Collateral, or any commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Trust or by any governmental agency against any Collateral, and which is not discharged in full within one (1) day of the placement thereof. However, this Event of Default shall not apply if there is a good faith dispute by Trust as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Trust gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.
     (f) Insolvency or Default of Trust. The Trust is: (i) dissolved, liquidated or terminated; (ii) is unable to pay its debts as they mature; (iii) makes an assignment for the benefit of creditors; (iv) is bankrupt or insolvent; (v) seeks appointment of, or becomes the subject of an order appointing, a trustee, conservator, liquidator or receiver as to all or part of its assets; (vi) commences, approves or consents to, or is the debtor in, any case or proceeding under any bankruptcy, reorganization or similar law, and in the case of an involuntary case or proceeding, such case or proceeding is not dismissed thirty (30) days following its commencement; (vii) is the subject of an order for relief in an involuntary case under federal bankruptcy law; (viii) the Trust defaults under any loan, extension of credit, Beneficiary Pledge Agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Trust’s property or Trust’s ability to repay the Promissory Note or perform Trust’s Obligations under the Promissory Note, this Agreement or any of other Financing Documents; or (ix) Trust violates any Law.
     (g) Insolvency or Default of Insured or Guarantor. (i) The Insured or any Guarantor makes an assignment for the benefit of creditors; (ii) The Insured or any Guarantor is adjudicated a bankrupt or insolvent; (iii) The Insured or any Guarantor seeks appointment of, or becomes the subject of an order appointing, a trustee, conservator, or receiver as to all or part of his or her assets; (iv) The Insured or any Guarantor commences, approves or consents to, or is the debtor in, any case or proceeding under any bankruptcy or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed thirty (30) days following its commencement; (v) The Insured or any Guarantor is the subject of an order for relief in an involuntary case under federal bankruptcy law; (vi) Trust defaults under any loan, extension of credit, Beneficiary Pledge Agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Trust’s property or Trust’s ability to repay the Obligations; or (vii) any Guarantor defaults under the terms of the Personal Guaranty.
     (h) Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness under the Promissory Note or any Guarantor dies or

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becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by the Promissory Note; in the event of a death, Lender, at its option, may, but shall not be required to, permit the Guarantor’s estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.
     (i) Adverse Change. A material adverse change occurs in Trust’s financial condition, or Lender believes the prospect of payment or performance of the Obligations is materially impaired.
     (j) Cure Provisions. Other than as set forth in the preceding clauses of this Section, failure by the Trust or Insured, as applicable, to perform in any material respect any of its obligations under the Promissory Note, this Agreement, Beneficiary Pledge Agreement or any other Financing Document to which either is a party if such failure is not remedied on or prior to the fifteenth (15th) day after written notice of such failure is given to the Trust or the Insured, respectively, by the Lender.
6.2. Remedies.
     (a) Automatically upon the occurrence of any Event of Default described in Section 6.1, and in the case of any other Event of Default, upon notice from the Lender to the Trust, the Total Amount Due, together with all other Obligations, shall immediately become due and payable, without presentment, demand, protest or other requirements of any kind, all of which are expressly waived by the Trust.
     (b) Upon the occurrence and during the continuance of an Event of Default, in addition to the remedies set forth in Section 6.2(a) above, the Lender and its assigns shall have the right to:
     (i) exercise all rights and remedies provided for herein or in any other Financing Document (including surrendering the Life Insurance Policy) or otherwise available to it at law or in equity, and all rights and remedies of a secured party on default under the Uniform Commercial Code; and
     (ii) execute any instrument and do all other things necessary and proper to protect, preserve and realize upon any Collateral and the other rights contemplated hereunder and under the other Financing Documents.
     (c) Upon the occurrence and during the continuance of an Event of Default, the Trust agrees to accept written instructions from the Collateral Agent regarding the disposition of the Life Insurance Policy and any other Collateral or proceeds thereof, including instructions to assign ownership of the Life Insurance Policy to the Lender or any third party engaged to dispose of the Collateral, or to dispose of the Collateral in a commercially reasonable fashion or as otherwise directed in writing by the Collateral Agent.

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ARTICLE 7
OTHER PROVISIONS
7.1. Notices.
     All notices, requests, claims, demands and other communications required or permitted to be given hereunder shall be in writing, shall be given to the Lender and the Trust (with a copy to the Insured), shall be delivered by hand or telecopied or sent by reputable overnight courier service, and shall be deemed given when so delivered by hand or telecopied (with proof of transmission) or emailed or one (1) Business Day after being sent by reputable overnight domestic courier service, and five (5) Business Days after being sent by reputable overnight international courier service. All such notices, requests, claims, demands and other communications shall be addressed as set forth below, or pursuant to such other instructions as may be designated in writing to the other party in accordance with this Section.

If to the Trust:	[TRUST-NAME]
c/o [TRUSTEE-NAME], trustee
[TRUST-ADDRESS]
[TRUST-CITY-STATE]
Phone:
Fax:
Email:

With a copy to Insured:	[INSURED]
[INSURED-ADDRESS]
[INSURED-CITY-STATE]
Phone:
Fax:
Email:

If to the Lender:	[LENDER-NAME]
701 Park of Commerce Blvd.
Suite 301
Boca Raton, FL 33487
Phone: 561-995-4200
Fax: 561-995-4201
Email:
7.2. Expenses.
     (a) Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby, shall be paid by the party incurring such costs and expenses unless, at any time after the

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Initial Premium Funding Date, the Lender elects in its sole discretion to pay the costs and expenses of any other party hereto.
     (b) The Trust agrees, after the occurrence of a Default or an Event of Default, to pay all costs and expenses incurred by the Lender in enforcing any Obligations of, or in collecting any payments due from, the Trust hereunder or under the other Financing Documents, including reasonable fees and expenses of the Lender’s attorneys (which shall include the allocated costs of internal counsel), financial advisors and accountants within five (5) Business Days after receiving an invoice from the Lender.
     (c) This Section shall survive the payments of all other amounts due hereunder.
7.3. Completeness. Notwithstanding anything else herein to the contrary, if the Life Insurance Policy is not issued at the time this Agreement is executed, the Borrower authorizes the Lender to fill in the name of the insurance company, policy number and face amount of the policy after the Life Insurance Policy directly or indirectly funded hereby is issued.
7.4. Confidentiality.
     (a) The Lender is committed to maintaining the confidentiality, integrity and security of personal information about its current, former and prospective customers. The Trust does not have to contact the Lender to benefit from the Lender’s privacy protections; they apply automatically. By entering into this Agreement, the Trust consents to the collection and use of information as set forth below and in Schedule B.
     (b) The Lender agrees (i) not to use or disclose non-public medical, financial and personal information about the Trust and the Insured except as necessary, in the opinion of the Lender, to secure funding or insurance for its obligations under this Agreement or the other Financing Documents or to effect, administer or enforce the transactions contemplated by this Agreement, the other Financing Documents and any other agreements entered into in connection therewith, including, without limitation, the sale or exercise of rights under the Life Insurance Policy; and (ii) to keep such information confidential and limit access to such information to those Persons who, in the Lender’s reasonable discretion, require access to such information to effect, administer or enforce the transactions contemplated by this Agreement, the other Financing Documents and any other agreements entered into in connection therewith, including, without limitation, the sale or the exercise of rights under the Life Insurance Policy.
     (c) Nothing in this Section shall prohibit disclosure of information that is required or permitted by any Law or regulation, including, but not limited to, the Gramm-Leach-Bliley Act of 1999, or in response to legal process or to the extent that it may otherwise have become publicly available without the fault of the person proposing to disclose. In addition, notwithstanding anything herein to the contrary, in accordance with Section 1.6011-4(b)(3) of the United States Treasury Regulations, the parties (and each employee, representative, or other agent of any party) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the parties relating to such tax treatment and tax structure.

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7.5. Entire Agreement; Effectiveness; Counterparts; Headings; Severability.
     (a) This Agreement, together with the other Financing Documents, embodies the entire agreement and understanding between the Trust and the Lender with respect to the financing hereunder and supersedes all prior, contemporaneous or subsequent oral agreements of the Trust and the Lender.
     (b) This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.
     (c) Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
     (d) In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
7.6. Amendments and Waivers.
     No amendment, waiver, modification or supplement of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Lender and the Trust, provided that no amendment, waiver, modification or supplement of any provision of this Agreement that affects the rights or obligations of the Insured shall be effective until approved in writing by the Insured, and each amendment, waiver, modification, supplement or consent shall be effective only in the specific instance and for the specific purpose for which given. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy. The rights, powers and remedies given to the Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Financing Documents.
7.7. Assignments; Third Party Beneficiaries.
     (a) Except as otherwise expressly provided herein to the contrary, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The rights or obligations hereunder or any interest therein of the Trust may not be assigned or delegated without the prior written consent of the Lender.
     (b) The Lender shall have the right at any time to sell, assign or transfer all or any portion of its rights and obligations under this Agreement and the other Financing Documents, including, without limitation, all or a portion of the financing hereunder or any other of the

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Obligations to (i) any Affiliates of the Lender, including Imperial PFC Financing, LLC, an Illinois limited liability company (“Imperial PFC Financing”) or (ii) to any Wholesale Lender. Further, the Lender shall have the right at any time, with notice to, and the written consent of the Borrower, which consent shall not be unreasonably withheld, delayed or conditioned, to sell, assign or transfer all or any portion of its rights and obligations under this Agreement and the other Financing Documents, including, without limitation, all or a portion of the financing hereunder or any other of the Obligations to any other third party. The Lender shall also have the right at any time, without notice to or consent of any other party, to sell one or more participations to any Person in all or any part of the financing hereunder or in any of the other Obligations on terms and conditions satisfactory thereto.
     (c) The Lender may, without notice to or consent of any other party, pledge, collaterally assign or grant a security interest in the right, title and interest of the Lender in and to this Agreement and the other Financing Documents and its interest in the Collateral. In such case, the Lender shall remain liable for all of its obligations under this Agreement and the other Financing Documents, and the secured party shall not be liable for any obligation of the Lender whether under this Agreement or the other Financing Documents or otherwise.
7.8. Limited Liability of Trustees.
     (a) It is expressly understood and agreed by the parties hereto that in no event shall [Name of Trustee], as trustee of the Trust, in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder or under any schedule, exhibit, appendix or other document in connection with this Agreement, as to all of which recourse shall be had solely to the assets of the Trust, and under no circumstances shall [Name of Trustee] as trustee of the Trust be personally liable for the payment of any indebtedness or expenses of Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Trust under this Agreement or under any schedule, exhibit, appendix or other document in connection with this Agreement.
     (b) In no event shall any officers, directors, employees, agents, accountants, attorneys or service providers of Lender be liable in their personal capacities to any Person for the representations and obligations of the Lender under any Financing Document.
7.9. Survival of Representations, Warranties and Agreements.
     All representations, warranties and agreements made in this Agreement shall survive the execution and delivery hereof, and shall continue in full force and effect, until no Obligation remains outstanding.
7.10. Governing Law.
     THIS AGREEMENT AND ALL MATTERS RELATING THERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LOCAL LAW OF THE STATE OF [JURISDICTION-UC] (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT COULD OR WOULD CAUSE THE APPLICATION OF ANY OTHER LAWS), ALL RIGHTS AND REMEDIES BEING GOVERNED BY SAID LAW.

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ARTICLE 8
DEFINITIONS AND RULES OF INTERPRETATION
8.1. Definitions.
     As used in this Agreement, the following terms shall have the respective meanings set forth in this Section.
     “Advance” means the initial amount advanced as set forth in this Agreement, equal to the sum of Premium plus any amounts advanced for the payment of Trustee Expenses.
     “Advance for Trustee Expenses” means amounts advanced for the payment of Trustee Expenses, subject to such adjustments as the Lender may elect.
     “Beneficiary” means the beneficiary of the Trust.
     “Bidder” has the meaning set forth in Section 5(k).
     “Borrower” has the meaning set forth in the introductory paragraph.
     “Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of [JURISDICTION] or New York, or is a day on which banking institutions located in such states are authorized or required by law or other governmental action to close.
     “Closing Package” means, collectively, the agreements, instruments, certificates, reports and documents set forth in Schedule A to this Agreement, to the extent they are required to be delivered and/or completed on or prior to the Initial Premium Funding Date.
     “Collateral” means the Trust’s entire beneficial interest in and to the Life Insurance Policy and any related documents and security and the death benefits payable under the Life Insurance Policy and all proceeds thereof.
     “Collateral Agent” means such person or entity designated as the collateral agent in the Collateral Assignment.
     “Collateral Assignment” means the agreement under which the Borrower assigns the Life Insurance Policy as collateral to secure the Obligations due or to become due hereunder.
     “Contract” means any contract, agreement, lease, sublease, license, note, bond, mortgage or indenture, permit, franchise, insurance policy or other instrument, whether written or oral.
     “Death Benefit” means the amount paid by any Insurer upon the death of the Insured under the terms of the Life Insurance Policy, including any interest paid by the Insurer attributable to the period beginning on the Death Date.

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     “Death Date” means the date on which the Insured dies.
     “Default” means (i) a condition or event that, after notice or lapse of time or both, would constitute an Event of Default under this Agreement or (ii) any default under any Financing Document.
     “Default Rate” means the rate of interest set forth in Section 2.2(a).
     “Disputes” has the meaning set forth in Section 1.5(a).
     “Dollar” and the sign “$” mean the lawful money of the United States of America.
     “Encumbrance” means any mortgage, pledge, hypothecation, assignment, security interest, charge, lien (statutory or other), or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.
     “Event of Default” means each of the events set forth in Section 6.1.
     “Execution Date” means the date on which this Agreement is fully executed by the Lender and the Trust.
     “Financing Documents” means this Agreement, any pledge or collateral assignment of the Life Insurance Policy, the Disclosure Statement Representations and Warranties and Consent, the Personal Guaranty, the Closing Package and all other documents, instruments or agreements executed and delivered by the Trust for the benefit of the Lender in connection herewith, as the same may be amended or modified with the consent of the Lender.
     “Governmental Authority” means any foreign, or U.S. federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any court or arbitrator.
     “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or administrative ruling or award entered by or with any Governmental Authority.
     “Guarantor” means any person who delivers a Personal Guaranty to guaranty a portion or all of the Obligations due by the Borrower hereunder.
     “Imperial PFC Financing” has the meaning set forth in Section 7.7(b).
     “Initial Premium Funding Date” means the date on which the Lender makes the Advance in its sole discretion pursuant to Section 3.1.
     “Insured” means [INSURED].
     “Insurer” means the issuer of the Life Insurance Policy as identified in this Agreement.

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     “Insurer’s Mailing Address for Payments” is as follows: [INSURER], [INSURER-ADDRESS].
     “Interest Period” means each period commencing on the first day of each calendar month during the term of this Agreement (or, in the case of the first Interest Period, the date the Advance is made) and ending on the last day of each calendar month during the term of this Agreement (or in the case of the final Interest Period, the Maturity Date or such earlier date the Obligations hereunder become due or are pre-paid by the Trust).
     “Interest Rate” means a per annum rate of interest set as follows: [FIXED-FLOATING-LONG-FORM].
     “Interest Determination Date” means, with respect to any Interest Reset Date for an Interest Period, the second London Banking Day prior to such Interest Reset Date.
     “Interest Reset Date” means, with respect to each Interest Period, the first (1st) day of such Interest Period.
     “LIBOR” means, with respect to any Interest Period, the London Interbank Offered Rate (one month) on the Interest Determination Date which is publicly announced in the “Money Rates” section of The Wall Street Journal, Eastern Edition, or such other similar publication, as is reasonably determined by the Lender.
     “Law” means any federal, national, supranational, state, provincial or local statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including, without limitation, common law).
     “Lender” means [LENDER-NAME], a Florida limited liability company authorized to do business in the State of [JURISDICTION].
     [OPTIONAL] [“Lender Protection Insurance Charge” means an amount payable by the Borrower to the Lender to reimburse the Lender for an insurance charge paid, directly or indirectly, by the Lender to a third party insurer to protect the Lender or other interested person against losses resulting from the failure of the Borrower to repay the Obligations hereunder in full and/or a failure of the Lender to realize sufficient funds following an Event of Default from a foreclosure upon all collateral for this Loan, including without limitation, the Life Insurance Policy and collection efforts under any personal guaranties obtained in connection herewith.]
     “Life Insurance Policy” means the life insurance policy or policies identified in this Agreement, including all amendments, modifications and supplements thereto and all restatements and replacements thereof.
     “Loan Date” has the meaning given to such term in Section 1.1 of this Agreement.
     “Loan Term” shall mean the [TWENTY-SIX] month period commencing on and including the Loan Date.

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     “London Banking Day” means a day on which dealings in deposits in United States dollars are transacted on the London Interbank Market.
     “Maturity Date” means the earliest of: (i) one (1) Business Day after payment of any proceeds of the Life Insurance Policy, and (ii) any other date that principal and interest on the Total Amount Due shall become due and payable in full hereunder, whether by acceleration, notice of prepayment, or otherwise.
     “Net Death Benefit” with respect to the financing hereunder means an amount equal to the Death Benefit payable by the Insurer under the Life Insurance Policy less the Total Amount Due and any other Obligations.
     “Obligations” means all payment and performance obligations of every nature of the Trust from time to time owed to the Lender under any Financing Document, including without limitation, the Total Amount Due in connection with the financing hereunder, principal, interest (including interest which, but for the filing of a petition in bankruptcy or the commencement of any insolvency, reorganization, or like proceeding with respect to the Trust would have accrued on any Obligation, whether or not a claim is allowed against the Trust for such interest in such proceeding), the Origination Fee, the Yield Maintenance Premium, [the Lender Protection Insurance Charge], fees, costs, expenses (including the reasonable fees, charges and disbursements of counsel to the Lender), indemnification or otherwise.
     “Offer” has the meaning set forth in Section 5(k).
     “Origination Fee” means an amount equal to [ORIGINATION-FEE].
     “Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, unincorporated associations, companies, trusts, banks, trust companies, business trusts or other entity, or a government or political subdivision or agency thereof.
     “Personal Guaranty” means a guaranty executed by the Insured in favor of the Lender in such form as shall be agreed to by the Lender.
     “Premium(s)” means the premium(s) for the Life Insurance Policy, subject to adjustment with the Lender’s approval, payable on the Initial Premium Funding Date.
     “Promissory Note” shall mean the promissory note from the Borrower to the Lender, executed contemporaneously with this Agreement, evidencing amounts owed and/or to be owed under this Agreement, as such note may be amended, modified or extended.
     “Rules” has the meaning set forth in Section 1.5(b).
     “Beneficiary Pledge Agreement” means each and every Beneficiary Pledge Agreement executed by any beneficiary of the Trust pursuant to which beneficial interests in the Trust are pledged to secure the obligations due by the Borrower to the Lender.

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     “Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, and including interest, additions to tax and penalties.
     “Term” shall mean the period commencing on the date of this Agreement first set forth above and ending on the Maturity Date.
     “Total Amount Due” has the meaning given to such term in clause (b) of Section 1.3 of this Agreement.
     “Trust” has the meaning set forth in the introductory paragraph.
     “Trust Agreement” means the Trust Agreement entered into between the Grantor named therein and the Trustee, dated [TRUST-DATE].
     “Trustee” means [TRUSTEE-NAME].
     “Trustee Expenses” means any fees and expenses of the Trustee which the Lender may elect to advance.
     “Wholesale Lender” means any person or entity that provides or has provided financing to the Lender or its Affiliates to, directly or indirectly, fund the making, continuing or carrying of retail life insurance premium finance loans, including the financing under this Agreement. The term “Wholesale Lender” shall include any Affiliates of a Wholesale Lender as well as agents acting on behalf of one or more Wholesale Lender and named as such in agreements relating to such financings.
     “Yield Maintenance Premium” shall mean the premium calculated as provided in subparagraphs (a) through (c) of this definition below:
     (a) Determine the “Reinvestment Yield.” The Reinvestment Yield will be equal to the yield on the U.S. Treasury Issue (“Primary Issue”)* selected by Lender, published one week prior to the date of prepayment, and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, Lender shall choose a comparable Treasury Bond, Note or Bill (“Secondary Issue”) which Lender reasonably deems to be similar to the Primary Issue’s characteristics (i.e., rate, remaining time to maturity, yield).
     (b) Calculate the “Present Value of the Loan.” The Present Value of the Loan is the present value of the payments to be made in accordance with this Agreement and the Promissory Note (all installment payments and any remaining payment due on the Maturity Date discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date).
     (c) Subtract the amount of the prepaid proceeds (excluding the payment of this Yield Maintenance Premium) from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the yield maintenance premium.

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     * If at this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to the end of the applicable prepayment period.
     The Yield Maintenance Premium shall not be less than zero. Further, notwithstanding anything else herein to the contrary, in no event shall the Yield Maintenance Premium be in an amount which would cause the Borrower to pay more upon prepayment of the loan hereunder than the Borrower would have paid in full satisfaction of the loan hereunder at maturity on the scheduled Maturity Date and to the extent necessary, the Yield Maintenance Premium shall be reduced in the least amount needed to comply with this limit.
8.2. Interpretation.
     (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms or the terms of this Agreement.
     (b) The singular includes the plural and the plural includes the singular.
     (c) A reference to any law includes any amendment or modification to such law.
     (d) A reference to any Person includes its permitted successors and permitted assigns.
     (e) The words “include”, “includes” and “including” are not limiting.
     (f) All terms not specifically defined herein, which terms are defined in the Uniform Commercial Code as in effect in the State of [JURISDICTION], have the meanings assigned to them therein.
     (g) The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of such Agreement.
     (h) This Agreement is the result of negotiation between, and has been reviewed by counsel to, the Lender and the Trust. Accordingly, this Agreement is not intended to be construed against the Lender merely on account of the Lender’s involvement in the preparation of such document.
     IN WITNESS WHEREOF, the parties have executed this Agreement with the effect from the date specified above.

[LENDER-NAME]
By:
Name:
Title:
Place of Execution:

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[TRUST-NAME]
By:	[TRUSTEE-NAME], not in its individual capacity, but solely as Trustee under the Trust Agreement

By:
Name:
Title:
Place of Execution:

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SCHEDULE A
CLOSING PACKAGE
1.	Irrevocable and Durable Limited Power of Attorney signed by the Insured permitting the Lender to review and receive copies of all records protected by the federal Health Insurance Portability and Accountability Act of 1996.

2.	Authorization for Disclosure of Protected Health Information from the Insured.

3.	Authorization and Direction to Provide Death Certificate Form from Insured.

4.	Copy of the Trust Agreement as in effect on the Initial Premium Funding Date, together with any other documents affecting the Trust requested by the Lender.

5.	A copy of the driver’s license of the Insured or other proof of the Insured’s age and sex reasonably satisfactory to the Lender, and confirmation of the Insured’s social security number and address.

6.	The original, executed Life Insurance Policy, or a complete copy thereof.

7.	The original of the application for the Life Insurance Policy, or a complete copy thereof.

8.	Life insurance illustration signed by the Trust reasonably satisfactory to the Lender.

9.	Risk and Disclosure Statement executed by the Insured.

10.	Risk and Disclosure Statement executed by the Trust.

11.	Acknowledgment for the Life Insurance Policy from the Insurer that the Trust is the sole recorded owner of and duly designated beneficiary under such Life Insurance Policy.

12.	Notice from the life insurance agent/broker confirming that medical records provided to the Lender are true and accurate and that no form of rebating has occurred.

13.	Fully Executed Personal Guaranty of the Insured in such form as shall be approved by the Lender.

14.	Beneficiary Pledge Agreement.

15.	Promissory Note.

16.	A Collateral Assignment of the Life Insurance Policy.

17.	Such other documents, instruments, or opinions as the Lender may reasonably request.

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SCHEDULE B
GRAMM-LEACH-BLILEY PRIVACY NOTICE
     The Lender knows that you, as the Borrower or Trust, are concerned with how personal information is treated. This notice is designed to help describe what personal information is collected and how such information is used with respect to current and former customers. Terms used, but not defined herein, shall have the meanings given to them in the Agreement to which this schedule is annexed.
Categories of nonpublic personal information collected by the Lender:
     Nonpublic personal information may be collected from the following sources:
     (i) information we received from the Trust or the Insured, including information received on applications or other forms, such as name, address, social security number, assets and income;
     (ii) information about transactions with us, our affiliates, or others, including other parties to this transaction; such as account balances, payment history, assets purchased and sold; and
     (iii) information we received from a consumer reporting agency, such as your credit history and creditworthiness.
Disclosure of nonpublic personal information:
     (i) The Lender does not disclose any nonpublic personal information about the Trust or the Insured to anyone, except as permitted or required by law. The Lender may disclose the information described above to firms that perform services on our behalf in connection with maintaining or servicing an account of the Trust or the Insured, or in connection with processing products or services at the request of the Trust or the Insured.
     (ii) In addition, the Lender reserves the right to disclose nonpublic personal information to any person or entity, including without limitation any governmental agency, regulatory authority or self-regulatory organization having jurisdiction over the Lender or an affiliate of the Lender, if (i) the Lender determines in our discretion that such disclosure is necessary or advisable pursuant to or in connection with any United States federal, state or local, or non-U. S., law, rule, regulation, executive order or policy, including without limitation any anti-money laundering law or the USA PATRIOT Act of 2001, and (ii) such disclosure is not otherwise prohibited by law, rule, regulation, executive order or policy.

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Confidentiality and security
THE LENDER RESTRICTS ACCESS TO NONPUBLIC PERSONAL INFORMATION ABOUT THE TRUST AND THE INSURED TO THOSE EMPLOYEES AND AGENTS WHO NEED TO KNOW THAT INFORMATION TO PROVIDE PRODUCTS OR SERVICES TO THE TRUST OR THE INSURED, AND AS ALLOWED BY APPLICABLE LAW OR REGULATION, AND DOES NOT PERMIT IT TO BE SHARED OR USED FOR ANY OTHER PURPOSE. THE LENDER MAINTAINS PHYSICAL, ELECTRONIC, AND PROCEDURAL SAFEGUARDS TO GUARD THE NONPUBLIC PERSONAL INFORMATION OF THE TRUST AND THE INSURED.

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Notifier Name

Notifier Address

Notifier City, State, Zip

Notifier Phone Number

Dear :
A company called Imperial Premium Finance, LLC has allowed me to buy an insurance policy with me as the insured by lending to me money to pay the premium on the Policy.
As a condition to the loan and as a part of the on-going obligations thereunder, I am asking you to notify Imperial Premium Finance, LLC of my passing. Please contact Imperial Premium Finance, LLC, Attention: General Counsel at 701 Park of Commerce Boulevard, Ste. 301, Boca Raton, Florida 33487, telephone number (888) 364-6775 immediately upon my death.
Thank you in advance for assisting me in this process.
Sincerely,

[INSURED]
Insurance Company: [INSURER]
Policy #: [POLICY-NUMBER]

LIMITED SPECIFIC POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that [INSURED] hereinafter called “Principal” does hereby make, constitute, and appoint IMPERIAL PREMIUM FINANCE, LLC, a Florida limited liability company hereinafter called “Agent”, my true and lawful attorney-in-fact, for me and in my name and on my behalf, giving and granting onto the Agent full power and authority to act as to limited matters stated below pertaining to the loan and trust documents herein described and no others.
Name of Lender: IMPERIAL PREMIUM FINANCE, LLC
Name of Life Insurance Trust: [TRUST-NAME]
Name of Trustee: [TRUSTEE-NAME]
Name of Borrower: [TRUST-NAME]
Name of Grantor: [INSURED]
PURPOSE: In the event of a clerical or typographical error is discovered on any document involving the loan of monies by Agent to the Life Insurance Trust to fund the payment of life insurance premiums, my Agent is hereby authorized to correct any clerical or typographical error and to initial, sign and deliver, any instrument which my Agent determines to be necessary to effectuate a correction. Specifically my Agent may make a correction limited to the matters stated below. The undersigned declared that any and all corrections made by my Agent shall be as valid as if they had been initialed, signed and delivered by me personally. The undersigned ratifies whatsoever my said Agent shall lawfully do or cause to be done in the correction of typographical errors as limited below.
SPECIFIC DUTIES:
My Agent is authorized to correct clerical and typographical errors as to my name, address, or information concerning my loan documents that are subject to the loan transaction between the Life Insurance Trust, the Insured and the Lender, if such correction is deemed verified and necessary to process loan documents and/or the life insurance trust. My agent may make the corrections, initial the instruments and process as it sees fit.
My Agent shall notify in writing [Name of Trustee], as Trustee of the Life Insurance Trust, of any actions taken by the Agent pursuant to this Limited Specific Power of Attorney.

It is expressly understood and agreed by any recipient hereof that in no event shall [Name of Trustee], as trustee of the [Insert Trust Name] (the “Trust”), in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder or under any schedule, exhibit, appendix or other document in connection with this Limited Specific Power of Attorney, as to all of which recourse shall be had solely to the assets of the Trust, and under no circumstances shall [Name of Trustee] as trustee of the Trust be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Limited Specific Power of Attorney or under any schedule, exhibit, appendix or other document in connection with this Limited Specific Power of Attorney.
IN WITNESS WHEREOF, the Principal has hereunto set his/her hand and seal, on the day and year first above written.
[Signatures Follow on Next Pages]

[INSURED]
First Witness:
Second Witness:
STATE OF
COUNTY OF
     This day personally appeared before me, the undersigned authority in and for said County and State, the within named who acknowledged signing and delivering the above and foregoing on the day and date therein mentioned as a free and voluntary act and deed and for the purposes therein expressed.
     GIVEN under my hand and official seal of office this the — day of                     , 2007.

Notary Public

My Commission Expires:

PROMISSORY NOTE

Maximum Principal [PRINCIPAL]	Loan Date [DATE]	Maturity [MATURITY-DATE]	Loan No. [LOAN-NUMBER]	Fixed/Variable Rate [FIXED-FLOATING]	Account ******
References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any items above containing ***** or left blank have been omitted due to text length limitations

Borrower:	[TRUST-NAME]	Lender:	[LENDER-NAME], LLC
	[TRUST-ADDRESS]		701 Park of Commerce Blvd.
	[TRUST-CITY-STATE] [TRUST-ZIP]		Suite 301
Boca Raton, FL 33487
Maximum Principal Amount: [PRINCIPAL], Initial Loan Amount Advanced: [FIRST-YEAR-PREMIUM], Initial Rate: [INTEREST-RATE], Date of Note: [DATE]
PROMISE TO PAY. [TRUST-NAME] (“Borrower”) promises to pay to the order of [LENDER-NAME] (“Lender”) in lawful money of the United States of America, all principal, together with accrued interest and all other charges, owed under the terms of this Promissory Note as hereinafter set forth and the Loan Agreement (as defined below). The maximum principal that may be advanced to Borrower shall be [PRINCIPAL], or such lesser amount as determined in accordance with that certain Loan Application and Agreement (the “Loan Agreement”) of even date herewith between Borrower and Lender and Lender shall have no obligation to make any advance in excess of that amount. Any advance shall be made under, and in accordance with, the Loan Agreement. In the event the unpaid balance of this Promissory Note ever is greater than the maximum principal advance, Borrower agrees to repay immediately the excess upon Lender’s written demand. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Loan Agreement.
PAYMENT. The principal amount of this Promissory Note, together with all accrued but unpaid interest and all other charges, shall be due and payable in full in one lump sum on [MATURITY-DATE], or if earlier, either: (a) one (1) Business Day after payment of any proceeds of the Life Insurance Policy to or for the benefit of the Borrower; or (b) if the Life Insurance Policy is rescinded for any reason, one (1) Business Day after the return of any Life Insurance Policy premium. All payments shall be applied in the following order: (i) to any collection costs Lender may have incurred in procuring Borrower’s performance on this Promissory Note; (ii) to any fees due under the Loan Agreement; (iii) to the outstanding interest which has accrued on the balance of the Promissory Note; and (iv) to the outstanding principal balance of the Promissory Note. All interest under the Promissory Note shall be calculated on the basis of a 360-day year for the actual number of days elapsed in an interest period (actual/360 method). Determination of a rate of interest by the Lender shall, in the absence of manifest error, be conclusive and binding upon the Borrower. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing. All payments shall be made in lawful money of the United States to Lender at the address set forth above or at such other place as the Lender under this Promissory Note may designate in writing (“Payment Address”).
INTEREST RATE. The Interest Rate on this Promissory Note shall be set (or initially set) at [INTEREST-RATE] per annum [and shall compound on a monthly basis][delete in [GEORGIA and other states not permitting compounding of interest] and substitute “on a simple interest basis”]. The interest rate on this Promissory Note shall be a [FIXED-FLOATING]. If a fixed rate, it shall be fixed at the Interest Rate set forth in the preceding sentence; if a floating or variable rate, it shall be reset periodically as follows. If the interest rate on this Promissory Note is set as variable/floating and not fixed, the Interest Rate shall initially be as set forth in the first sentence of this paragraph and shall be adjusted thereafter on the first day of each month during the term of this Promissory Note. Each date on which the interest rate could vary or change is called a “Change Date.” Beginning with the first Change Date, the Interest Rate will be based on an Index plus the Spread. The “Index” is the [INDEX] on the

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Change Date which is publicly announced in the “Money Rates” section of The Wall Street Journal, Eastern Edition, or such other similar publication, as is reasonably determined by the Lender. If the Index is no longer available, the Lender will choose a new index which is based upon comparable information. If the Change Date is not a Business Day, the rate as announced on the next Business Day shall be used.
On each Change Date, the Lender will calculate the new interest rate by adding [SPREAD] basis points (the “Spread”) to the Index. Subject to the limits set forth herein, this amount will be the new interest rate until the next Change Date. The interest rate the Borrower is required to pay under this Promissory Note will not be greater than 16% or less than 9%. Any new interest rate will become effective on each Change Date.
[At the end of each month, accrued interest as calculated above shall be added to the principal amount due under the Promissory Note, and interest shall accrue thereafter on such increased principal amount.][DELETE IN GA and other states not permitting the compounding of interest]
NOTICE: Under no circumstances will the effective rate of interest on this Promissory Note be more than the maximum rate allowed by applicable law.
PREPAYMENT. Borrower agrees that all loan fees, including the Origination Fee and the Yield Maintenance Premium, and other prepaid finance charges are earned fully as of the date of this Promissory Note and will not be subject to refund upon early payment (whether voluntary or as a result of default), except: (i) in the case of death of the Insured prior to maturity, the Yield Maintenance Premium will be waived, or (ii) as otherwise required by law. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Promissory Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to the Payment Address. No privilege is reserved by Borrower to prepay any principal due hereunder and under the Loan Agreement prior to the Maturity Date, except that the Borrower may after giving five (5) days’ prior written notice to Lender, prepay in full, but not in part, all principal and interest to and including the date on which payment is made, along with all sums, amounts, advances, or charges due under the Loan Agreement, this Promissory Note or the other Financing Documents, upon the payment of the Yield Maintenance Premium.
LATE CHARGE. Borrower shall pay to Lender a “late charge” in an amount equal to three percent (3%) of any amounts that are not paid within five (5) days after the due date thereof to cover the extra expense involved in handling delinquent payments. Lender’s collection of a late charge hereunder shall not be deemed a waiver by Lender of any of its rights under this Promissory Note, or any other document between Borrower and Lender.
SECURITY. This Promissory Note is entitled to the benefit of, among other things, that certain Assignment Of Life Insurance Policy As Collateral (“Collateral Assignment”) made by Borrower in favor of [________], as collateral agent for the Lender (the “Collateral Agent”), pursuant to which the Collateral Agent is granted a first priority security interest in the Life Policy (as such term is defined in the Collateral Assignment). This Promissory Note shall be subject to the terms and conditions set forth in such Collateral Assignment, the Loan Agreement, and the other Financing Documents.
INTEREST AFTER DEFAULT. Upon default, all amounts due under this Promissory Note shall bear interest from the date of acceleration or maturity at the interest rate set forth in this Promissory Note (as it may be adjusted from time to time) plus 2% per annum.
DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Promissory Note:
Payment Default. Borrower fails to make any payment within three (3) Business Days after the same becomes due and payable under this Promissory Note, the Loan Agreement, or any other Financing Document.

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Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Promissory Note, the Loan Agreement or in any of the other Financing Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.
False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower, the Insured or on Borrower’s behalf under this Promissory Note, the Loan Agreement or any other Financing Document is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.
Related Agreements. The Life Insurance Policy, Promissory Note, Loan Agreement, Security Agreement or any other Financing Document ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason; the Borrower becomes a revocable trust, contests the validity or enforceability of any Financing Document or denies that it has any further liability under any Financing Document to which it is a party, or cancels or terminates, or attempts to cancel or terminate, the Life Insurance Policy; or the Insurer contests the Life Insurance Policy based on the Borrower lacking an insurable interest in the life of the Insured.
Indebtedness, Creditor or Forfeiture Proceedings. Any garnishment of any of Borrower’s accounts, attachment, lien, levy, additional encumbrance or additional security interest being placed upon any of the Collateral, or any commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any Collateral, and which is not discharged in full within one (1) day of the placement thereof. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.
Insolvency or Default of Borrower. The Borrower is: (i) dissolved, liquidated or terminated; (ii) is unable to pay its debts as they mature; (iii) makes an assignment for the benefit of creditors; (iv) is bankrupt or insolvent; (v) seeks appointment of, or becomes the subject of an order appointing, a trustee, conservator, liquidator or receiver as to all or part of its assets; (vi) commences, approves or consents to, or is the debtor in, any case or proceeding under any bankruptcy, reorganization or similar law, and in the case of an involuntary case or proceeding, such case or proceeding is not dismissed thirty (30) days following its commencement; (vii) is the subject of an order for relief in an involuntary case under federal bankruptcy law; (viii) the Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Promissory Note or perform Borrower’s Obligations under this Promissory Note, the Loan Agreement or any of other Financing Documents; or (ix) Borrower violates any Law.
Insolvency or Default of Insured or Guarantor. (i) The Insured or any Guarantor makes an assignment for the benefit of creditors; (ii) The Insured or any Guarantor is adjudicated a bankrupt or insolvent; (iii) The Insured or any Guarantor seeks appointment of, or is the subject of an order appointing, a trustee, conservator, or receiver as to all or part of his assets (iv) The Insured or any Guarantor commences, approves or consents to, or is the debtor in, any case or proceeding under any bankruptcy or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed thirty (30) days following its commencement; (v) The Insured or any Guarantor is the subject of an order for relief in an involuntary case under federal bankruptcy law; (vi) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay the Obligations; or (vi) any Guarantor defaults under the terms of the Personal Guaranty.
Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness under this Promissory Note or any Guarantor dies or becomes incompetent, or revokes or

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disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Promissory Note; in the event of a death of a Guarantor, Lender, at its option, may, but shall not be required to, permit the Guarantor’s estate to assume unconditionally the obligations arising under the Personal Guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.
Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of the Obligations is materially impaired.
Cure Provisions. Other than as set forth in the preceding clauses of this Section, failure by the Borrower or Insured, as applicable, to perform in any material respect any of its obligations under this Promissory Note, Loan Agreement, Security Agreement or any other Financing Document to which either is a party if such failure is not remedied on or prior to the fifteenth (15th) day after written notice of such failure is given to the Borrower or the Insured, respectively, by the Lender.
LENDER’S RIGHTS. It is stipulated and agreed in the event one or more installments are not paid when the same falls due, or in default of any covenant herein, then the entire balance of the indebtedness shall at once or at any time thereafter, at the option of the payee of this Promissory Note, become due, payable and collectible. Demand, protest, and notice of demand, protest, and non-payment are hereby waived by the undersigned.
ATTORNEYS’ FEES: EXPENSES. Lender may hire or pay someone else to help collect this Promissory Note if Borrower does not pay. Borrower will pay Lender the amount of these costs and expenses, which includes, subject to any limits under applicable law, Lender’s reasonable attorneys’ fees and Lender’s legal expenses whether or not there is a lawsuit including reasonable attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.
JURY WAIVER. LENDER AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR BORROWER AGAINST THE OTHER.
GOVERNING LAW. THIS PROMISSORY NOTE WILL BE GOVERNED BY THE LAWS OF THE STATE OF [JURISDICTION-UC] WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS. THIS PROMISSORY NOTE HAS BEEN ACCEPTED BY LENDER IN THE STATE OF [JURISDICTION-UC]. BORROWER AGREES TO BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF [TRUST-CITY-STATE-UC] CONCERNING ANY DISPUTES ARISING OUT OF OR RELATING TO THIS PROMISSORY NOTE AND HEREBY SUBMITS TO SUCH JURISDICTION.
REQUESTS FOR SPECIAL SERVICES. In general, there are no borrower-paid fees associated with the routine servicing of a loan. Borrower, however, may occasionally find it necessary to request services for which there is a charge. The services that fall outside of routine servicing include, without limitation, providing the following documents upon request: duplicate year-and statements, copies of loan documents or periodic statements, payment histories, and replacement coupon books. Borrower agrees to pay the fees imposed by Lender in connection with providing the requested services, as in effect from time to time. Borrower also agrees to pay facsimile or other fees imposed by Lender if these services are requested on an expedited basis. All such fees shall be fully earned and non-refundable and shall be paid upon Lender’s demand (provided, that Lender, in its discretion, may add the fees to the principal indebtedness due, and accrue interest thereon, and the same shall be due, if not sooner demanded by Lender upon the maturity of the indebtedness without further demand). The fees shall not be deemed to be interest or charges for the use of money.
SUCCESSOR INTERESTS. The terms of this Promissory Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representative, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.
GENERAL PROVISIONS. If any part of this Promissory Note cannot be enforced, this fact will not affect the rest of this Promissory Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to

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contract for, charge, collect, take, reserve or receive (collectively referred to herein as charge or collect), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of [JURISDICTION] (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of the amounts due hereunder to the extent of such excess or, at the option of the Borrower, shall be returned to the Borrower. Lender may delay or forgo enforcing any of its rights or remedies under this Promissory Note without losing them. Borrower and any other person who signs, guarantees or endorses this Promissory Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. This Promissory Note is the Promissory Note referred to in, and is entitled to the benefits of, the Loan Agreement and the other Financing Documents.
PRIOR TO SIGNING THIS PROMISSORY NOTE BORROWER HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS PROMISSORY NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE PROMISSORY NOTE.
It is expressly understood and agreed by any recipient hereof that in no event shall [Name of Trustee], as trustee of the Borrower, in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Borrower hereunder or under any schedule, exhibit, appendix or other document in connection with this Promissory Note, as to all of which recourse shall be had solely to the assets of the Borrower, and under no circumstances shall [Name of Trustee] as trustee of the Borrower be personally liable for the payment of any indebtedness or expenses of the Borrower or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Borrower under this Promissory Note or under any schedule, exhibit, appendix or other document in connection with this Promissory Note.
BORROWER:
[TRUST-NAME]
BY: [Name of Trustee], solely as Trustee

By:
Name:
Title:

     On                      ___, 2008, before me, the undersigned, personally appeared                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and he or she acknowledged to me that he or she is a                      of [Name of Trustee], which executed the foregoing instrument as Trustee of the [Life Insurance Trust Name]; and that he or she was authorized by general signing authority resolutions adopted by [Name of Trustee] to execute documents such as this instrument.

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OUT OF STATE CLOSING AFFIDAVIT
STATE OF
COUNTY OF
     BEFORE ME, the undersigned, a Notary Public in and for the State aforesaid, personally appeared [TRUSTEE-NAME], the Trustee of the [TRUST-NAME] (collectively, the “Borrower”), who, being by me first duly sworn, stated:
     1. On the date hereof, the Borrower executed a promissory note (the “Note”) of even date herewith in the principal amount of [FIRST-YEAR-PREMIUM] in favor of [LENDER-NAME], LLC, a Florida limited liability company (collectively, the “Lender”) in                      County,                     .
     2. The Borrower personally delivered the Note to Lender, and Lender accepted the Note on the date hereof in                      County,                     .
DATED this                      day of                                         , 2007.

Signature of Borrower: [TRUST-NAME]
Name: [TRUSTEE-NAME] Title: Trustee

Signature of Lender (or Authorized Agent): [LENDER-NAME], LLC
Name: Title: Authorized Agent

Sworn to and subscribed before me
this                      day of                                         , 2007.

Notary Public
Print Name:
State and County Aforesaid
My Commission Expires:

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REPRESENTATIONS, WARRANTIES AND COVENANTS OF AGENT
          The undersigned (the “Agent(s)”), hereby makes the following representations, warranties and covenants in favor of IMPERIAL PREMIUM FINANCE, LLC AND IMPERIAL FINANCE & TRADING, LLC, each a Florida limited liability company and [Name of Trustee], as trustee (collectively, the “Reliance Parties”), knowing that the Reliance Parties have and shall rely thereon in making certain financial accommodations relating to the financing of that certain life insurance policy or policies (the “Policy”) identified by the insured’s name and policy number on Exhibit “A” hereto, which Exhibit shall be amended from time to time by executing a new Exhibit “A,” which shall be attached to and incorporated into the prior Exhibit “A,” and to which each and every one of the representations, warranties and covenants herein shall apply. The Agent shall not be responsible for the inaccuracies and/or omissions on the part of the insured, with the exception of those of which the Agent had or should have had knowledge.
a)	To the best of my knowledge, insured[1] is the grantor under that certain irrevocable life insurance trust (the “Trust”) that has been formed to own the Policy.

b)	Other than any pledge or (collateral) assignment interest of the Policy granted to the Reliance Parties to secure the financing provided to the Trust, no person or entity other than the Trust and the beneficiaries of the Trust have an interest in the Policy, except as provided on Schedule I. I have not paid, loaned or otherwise advanced to the Trust, the insured, the insured’s spouse or the Policy’s issuing insurance company (the “Carrier”) any funds for the purpose of paying premium payments on the Policy. To the best of my knowledge, except as provided on Schedule I, no person other than the insured, the insured’s spouse or the Reliance Parties has paid, loaned or otherwise advanced to the Trust or the Carrier any funds for the purpose of paying any portion of any premium payment due with respect to the Policy.

c)	To the best of my knowledge, I have completed the Policy application and all related documents accurately and completely and there are no material omissions in the application or related documents.

d)	I currently hold all licenses required to be the writing Agent on the referenced Policy, and all such licenses are current and in full force and effect.

e)	Any information provided to the Carrier in connection with applying for and/or obtaining the Policy is complete and current including, but not limited to, providing the Carrier with copies of the irrevocable life insurance trust and the loan documents and any subsequent changes thereto, if requested by the Carrier. Furthermore, the Agent has accurately and thoroughly provided any and all other information requested by the Carrier.

[1]	If grantor is a person other than insured, state name of such person and their relationship to the insured.

f)	The Reliance Parties may call [___], an employee of the Carrier (the “Insurance Company”), at [(___) ___ — ___] to confirm that the Policy was issued on a form approved by the [JURISDICTION] Department of Insurance and that the Policy has been collaterally assigned as contemplated under the financing arrangement.

g)	The Agent has not paid or offered, directly or indirectly, any inducement, nor is the Agent aware of any inducement paid or offered, to the Insured or any other party affiliated with the Insured.

h)	To the best of the Agent’s knowledge, the entire application for the Policy is accurate and contains no omissions or errors, and all questions posed by the Carrier in connection with the application for the Policy have been answered truthfully and without omission, including, but not limited to insured’s net worth and other financial representations.

i)	I am aware of the written and unwritten guidance and corresponding questionnaires provided by the Carrier in connection with the application for the Policy where premiums are financed, and have provided full and correct copies of same to the Reliance Parties. The application and financing arrangement for the Policy are compliant with the Carrier’s instructions and all related questionnaires have likewise been provided to the Carrier and to the best of my knowledge, same has been fully and accurately completed.

j)	The Agent shall promptly, within two (2) business days, upon receipt of any notice in connection with the Policy, deliver such notice to the Reliance Parties via fax and United States Postal Service and shall use its best efforts to make the Reliance Parties aware of any correspondence or other action by the Carrier which could cause the coverage to lapse, to be rescinded, or impacted in any other material way whatsoever.

k)	The Agent agrees that a breach of this agreement shall result in damages that are not quantifiable and agrees to liquidated damages in the amount of [2XLOANAMOUNT], in the event of a breach by the Agent. The liquidated damages shall not be construed as a penalty or forfeiture.

l)	Agent shall execute and deliver to the Reliance Parties that certain “Authorization to Conduct Credit and Criminal Background Checks,” annexed hereto as Exhibit “B.”
These representations, warranties and covenants shall survive until the tenth (10th) anniversary of this agreement.
This agreement shall be governed by the laws of the State of Florida.
Any and all controversies, claims, disputes, rights, interests, suits or causes of action arising out of or relating to this agreement and the negotiations relating thereto, or the breach thereof, shall be brought in any court of competent jurisdiction located in Palm

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Beach County, Florida and the parties consent to such exclusive jurisdiction and exclusive venue in said county.

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Wherefore, the Agent executes this agreement this ___day of _______, 2007, in favor of the Reliance Parties.

[AGENT], Agent

ACKNOWLEDGED BY:

IMPERIAL PREMIUM FINANCE, LLC
By:
	Name:	Jonathan Neuman
	Title:	President

IMPERIAL FINANCE & TRADING, LLC
By:
	Name:	Jonathan Neuman
	Title:	President

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Schedule I
EXHIBIT “A”

Insured:	[INSURED]
Policy Number:	[POLICY-NUMBER]
Insurer:	[INSURER]
To the best of the Agent’s knowledge, the Insured is obtaining this Policy for estate planning and/or preservation purposes. Any other purpose should be stated below:

[AGENT], Agent

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EXHIBIT “B”
Authorization to Conduct Credit and Criminal Background Checks
     I, [AGENT], residing at [AGENT-ADDRESS], hereby authorize The Reliance Parties or any of their agents or designees, to conduct any and all criminal background reports, searches or checks and any and all credit history reports, searches or checks which it in its sole discretion and judgment deems necessary or advisable.

Dated:
Agent Signature

Social Security #

STATE OF
COUNTY OR CITY OF
     On the                      day of                     , in the year ___before me, the undersigned, personally appeared [AGENT], personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary

My Commission expires on                                                             .

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BROKERS RIGHTS OF AGENT
Policy # [POLICY-NUMBER] (the “Policy”)
Insurance Company: [INSURER]
Policy Owner: [TRUST-NAME] (the “Policy Owner”)
Insured: [INSURED]
Agent: [AGENT] (the “Agent”)
                                              (collectively, the “Agent” if multiple “Agents”)
WHEREAS, the Policy as identified by the insured name and policy number on Exhibit “A” hereto, which Exhibit shall be amended from time to time by executing a new Exhibit “A” hereto, which shall be attached to and incorporated into the prior Exhibit “A,” to which this Brokers Rights of Agent shall apply, is being purchased or financed with the assistance of the Agent with financing or other financial accommodations (the “Loan”) being provided or arranged by Imperial Premium Finance, LLC (“Imperial”);
WHEREAS, Imperial has agreed to lend, on the terms and conditions and subject to the limitations set forth in the Loan Application and Agreement, dated as of [DATE] between Imperial and the Policy Owner (the “Loan Agreement”), funds in the amounts designated in the Loan Agreement to pay premiums on the Policy;
WHEREAS, the Agent has agreed to limit any compensation that the Agent may be entitled to in connection with a future sale of the Policy, if any.
NOW THEREFORE, in consideration of the premises set forth herein and other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
a)	Agent understands and acknowledges that in certain circumstances the Policy may be sold, and in such event, the Agent and/or his affiliates shall not, under any circumstances, be entitled to receive compensation in excess of the lesser of (i) two percent (2%) of the net death benefit of the Policy, and (ii) the proceeds of such sale to be received by the Policy Owner after deducting from the gross proceeds (a) the Policy amount required to fully satisfy the Loan, and (b) the Agent’s compensation. Agent further understands that Agent shall not be entitled to any compensation in connection with a sale except to the extent Agent has all applicable licenses and appointments required to receive such compensation under applicable law, Agent participates and renders services in connection with such sale, the Policy Owner agrees to the payment of such compensation and the payment of such compensation is permitted under applicable law.

b)	Upon the request of Policy Owner, Agent shall cooperate fully with Policy Owner and Imperial to facilitate the sale, if any, of the Policy and shall in no event take any action which could be construed as acting as the broker for the sale of such Policy or in any way interfering with, or obstructing the sale of such Policy;

c)	Cooperation shall include, but not be limited to, assisting a prospective purchaser of the Policy with (i) obtaining: (a) illustrations, (b) verifications of coverage, and (c) duplicate policies, (ii) having any documents reviewed or executed by the insured, and (iii) obtaining any other information reasonably requested by a prospective purchaser or by Imperial, as the case may be, and shall also include using Agent’s best efforts to obtain any executed documents or information provided or the possible future sale of the Policy,

d)	Agent agrees that a breach of this agreement shall result in damages that are not quantifiable and agrees to liquidated damages in the amount of [2XLOANAMOUNT], in the event of a breach by the Agent. The liquidated damages shall not be construed as a penalty or forfeiture.
This Brokers Rights of Agent shall be governed by the laws of the State of Florida.
Any and all controversies, claims, disputes, rights, interests, suits, or causes of action arising out of or relating to this Brokers Rights of Agent and the negotiations relating thereto, or the breach thereof, shall be brought in any court of competent jurisdiction located in Palm Beach County, Florida and the parties consent to such exclusive jurisdiction and exclusive venue in said county.
Wherefore, the Agent executes this Brokers Rights of Agent this                      day of                                          , 200___.

[AGENT], Agent
ACKNOWLEDGED BY:
Imperial Premium Finance, LLC

By:
Name:
Title:

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EXHIBIT “A”

Insured:	[INSURED]
Policy Number:	[POLICY-NUMBER]
Insurer:	[INSURER]

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Mandatory Trust Agreement Provisions
Ability to Surrender Assets to Satisfy Policy Loan
Notwithstanding any provision contained herein to the contrary:
          1. In the event that a Policy Loan is outstanding, is scheduled to mature within 60 days (based upon the maturity date specified in the Loan Application and Agreement and the Promissory Note executed by the Trust) and there are insufficient funds in the Trust to fully satisfy the obligations under the Policy Loan, the Trustee shall deliver written notice to the Grantor1 and the beneficiaries of the Trust at the addresses set forth in the Trust Agreement (provided, however, that if beneficiaries are listed by class, the Trustee shall only be required to deliver such notice to the members of such class of beneficiaries identified in a written statement received by the Trustee from the grantor) stating (a) that the Policy Loan is maturing and the amount due (or projected to be due) on the maturity date thereof, as specified to the Trustee in a written notice delivered to the Trustee by the Lender, (b) the amount of funds insufficient in the Trust, or otherwise unavailable, to fully satisfy the obligations under the Policy Loan and (c) that unless the grantor and/or beneficiaries contribute funds to the Trust on or before three (3) Business Days prior to the maturity date sufficient to permit the Trust to pay the Policy Loan in full, that the Trustee is hereby directed to and shall have no discretion not to unconditionally and irrevocably transfer and assign the Policy to the lender under the Policy Loan (the “Lender”2) or to a designee of the Lender if such designee is specified by the Lender in a written notice delivered prior to such transfer and assignment to the Trustee (the “Designee”). If on or before three (3) Business Days prior to the maturity date the grantor and/or beneficiaries contribute any funds to the Trust, the Trustee shall, within three (3) Business Days after the receipt of any funds identified as being contributed by the grantor and/or a beneficiary, pay such funds to the Lender. In the event that the insured and/or beneficiaries fail to contribute funds to the Trust on or prior to such three (3) Business Day period in an amount sufficient to permit the Trust to pay all obligations scheduled to be due with respect to the Policy Loan on such maturity date (as specified to the Trustee in a written notice delivered to the Trustee by the Lender or the Designee), the Trustee is hereby directed to and shall have no discretion not to as soon as is commercially reasonably practicable thereafter unconditionally and irrevocably transfer and assign the Policy and any cash or other assets of the Trust to the Lender or the Designee. For purposes hereof, the term “Policy Loan” shall refer to the borrowing effected by the Trust under the loan documents referenced in Section [ ] of this Trust Agreement.
          2. Following the maturity of the Policy Loan (whether at stated maturity, by acceleration following an event of default or otherwise), if (a) the grantor and/or beneficiaries have not contributed funds to the Trust on or before three (3) Business Days prior to the maturity date in an amount sufficient to permit the Trustee to pay the amount due on the Policy Loan in full at the maturity date, as specified to the Trustee in a written notice delivered to the Trustee by the Lender, and (b) the Trust does not otherwise have sufficient funds to satisfy the Policy Loan in full, immediately following receipt by the Trustee of a notice of default from the Lender and a written demand for the assignment or transfer of the Policy to the Lender or the Designee, the Trustee is hereby directed to and shall have no discretion not to as soon as is commercially reasonably practicable thereafter unconditionally and irrevocably transfer and assign the Policy and any cash or other assets of the Trust to the Lender or the Designee.
          3. Any such transfer and assignment of the Policy shall be effected by the Trustee executing and delivering on behalf of the Trust to the Lender or the Designee as aforesaid (i) a change of owner

[1]	Substitute “Settlor” for “Grantor” if state trust law uses Settlor in lieu of Grantor.

[2]	For avoidance of doubt, the term Lender shall include any person that acquires the Policy Loan, either via purchase and assignment or via a participation interest in the loan.

form changing the owner of the Policy to the Lender or the Designee, (ii) a change in beneficiary form changing the beneficiary of the Policy to the Lender or the Designee and (iii) such other documents or instruments as shall be reasonably requested by the Lender for the purpose of effecting such changes in owner and beneficiary and the transfer and assignment of all right, title and interest in and to the Policy, each of such forms, documents or instruments to be in the form provided by Lender to the Trustee. Any funds in the Trust to be transferred shall be transferred by wire transfer of immediately available funds to the account specified in writing by the Lender to the Trustee.
          4. At any time following the receipt of a written notice from the Lender stating that an event of default has occurred under the Policy Loan and requesting a delivery to the Lender or the Designee of the original Policy and all amendments and endorsements thereto and any other documents related to such Policy, the Trustee is hereby directed to and shall have no discretion not to unconditionally and irrevocably deliver the original Policy and such other documents to the Lender or the Designee. If requested in writing at any time by the Lender after the execution and delivery of the change in owner and change in beneficiary forms referred to in paragraph 3 of this Article, the Trustee shall execute all documents presented to it for execution by Lender to cause the relevant insurance carrier to issue a verification of coverage form indicating that ownership of the Policy and the beneficiary under the Policy have been changed to the Lender or the Designee.
          5. After the transfer of the Policy and Trust assets as provided in Paragraphs (1), (2), (3) and (4) of this Article, the Trustee shall thereafter arrange for any filings to be made or actions to be taken by the Trustee or the Trust that are required prior to the termination of the Trust, including without limitation, the making of any tax or other filings required by law. Upon the completion of such filing and the taking of such actions, the Trust shall, subject to obtaining the consent of the Lender and any Designee, terminate and the Trustee thereafter shall have no further duties, obligations or liabilities whatsoever to the grantor or beneficiaries hereunder or in connection with or relating to such transfer and assignment. The Trustee shall engage, at the expense of the Trust, a firm of independent public accountants (the “Accountants”) to prepare any and all tax returns of the Trust that may be required. The Trustee shall have no liability with respect to the negligence or misconduct of the Accountants and shall only be obligated to (a) execute tax returns presented to it by the Accountants and file the same with the appropriate tax authorities and (b) pay the tax shown to be due on such tax returns, to the to the extent of available funds in the Trust. The Grantor agrees to contribute sufficient funds to the Trust to provide for the payment of the Accountants’ tax return preparation fees and to pay any tax shown to be due on such tax returns, to the extent that the Trust has insufficient funds therefore.
          6. The grantor acknowledges that in the event that the Trustee is required to transfer and assign all of the Trust’s assets to the Lender under the circumstances described above in Paragraphs (1), (2), (3) and (4) of this Article, the beneficiaries shall receive no benefits under the Trust or any Policy owned by the Trustees.
Spendthrift Clause
Notwithstanding any provision contained herein to the contrary:
          1. Except as may be required in conjunction with any Policy Loan or as otherwise provided herein, the interest of any beneficiary in any trust created hereunder shall not be transferred, assigned or conveyed and shall not be subject to the claims of any creditors of such beneficiary and any attempted transfer, assignment or conveyance shall be void and of no effect, and the Trustee shall continue distributing trust property directly to or for the benefit of such beneficiary as provided for hereunder notwithstanding any transfer, assignment or conveyance, and notwithstanding any action by creditors.

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          2. Notwithstanding the foregoing, the interest of any beneficiary in any trust created hereunder may be pledged to the Lender pursuant to the Policy Loan. In addition, notwithstanding the foregoing, immediately upon the receipt by the Trustee of a notice of default from the Lender stating that the interest of a beneficiary in the Trust has been pledged to the Lender pursuant to the Policy Loan and that an event of default has occurred under the Policy Loan, and that pursuant to an assignment of beneficial interest previously delivered pursuant to a security agreement, the interest of the beneficiary in the Trust has been unconditionally and irrevocably assigned and transferred to the Lender or the Designee, the Trustee shall immediately thereafter reflect on the books and records of the Trust the assignment and transfer of such beneficial interest to, and the ownership of such beneficial interest by, the Lender or the Designee.
          3. From and after the recordation of such transfer of the beneficial interests in the Trust to the Lender or the Designee, the Trustee is directed unconditionally and irrevocably not to take any action with regard to the Trust or the Policy without the prior written consent of the Lender and any such Designee.
          4. In the event the interest of any beneficiary in the Trust created hereunder is transferred, assigned and re-titled in the name of the Lender or the Designee, as required by paragraph 2 of this clause, the Lender or Designee shall have the power and right to direct that the Trust be terminated, after which all of the principal thereof, together with accumulated income (including any Policy), shall be immediately thereafter unconditionally and irrevocably paid and distributed to, or re-titled in the name of, the Lender or the Designee by the Trustee.
Authorization for Life Insurance Premium Financing Transaction
The Trustee, on behalf of the Trust, is hereby directed to, and shall cause the Trust to enter into the following Policy Loan documents:
1.	Loan Application and Agreement.

2.	Risk and Disclosure Statement.

3.	Promissory Note.

4.	A Collateral Assignment of the Life Insurance Policy.

5.	Such other documents or instruments as the Lender may reasonably request in writing and as presented to it for execution.
Subject to [section/article where main protective provisions in the Trust Agreement will be placed], the Trustee shall, at the written direction of the Lender, cause the Trust to take such actions as the Lender shall specify in connection with the matters set forth in Article 5(a) of the Loan Application and Agreement and shall pursuant to such written directions cause the Trust to comply with the remaining covenants set forth in Article 5 of the Loan Application and Agreement.
Subject to [section/article where main protective provisions in the Trust Agreement will be placed], for so long as the Policy Loan remains outstanding, the Trustee shall cause the Trust to:
     (a) upon written direction from the Lender, take such further action and/or execute and deliver all further assurances, documents and/or instruments as may be reasonably requested in writing by the Lender in order to (i) effect, administer or enforce the transactions contemplated by the Policy Loan

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documents, and (ii) permit the realization of the benefits of any collateral assignment or pledge of the Policy to the Lender and its assigns.
     (b) within one (1) Business Day of its discovery thereof, notify the Lender in writing of any breaches of the representations and warranties of the Trust under any Policy Loan document.
Insurance On The Life Of The Grantor
          1. During the lifetime of the Grantor, the Trustee may receive, as owner and/or beneficiary, any policy or policies of insurance on the life of the Grantor or the joint lives of the Grantor and any other person (a “Policy”), and may apply for, purchase or enter into any agreement for the purchase of any Policy.
          2. The Trustee, on behalf of the Trust, is vested with all right, title and interest in and to the life insurance policies which may compose part of the Trust estate and is authorized and empowered to exercise as absolute owner all of the rights, powers, interests, privileges, and benefits of every kind which may accrue on account of any Policy or interest therein.
          3. The Grantor shall have no incidents of ownership, interest or rights of any kind in or to any of the said Policies which may be included within the Trust estate, or any other property of the Trust. The Grantor hereby relinquishes all rights and powers in any Policy included within the Trust estate which are not assignable, and will, at the request of the Trustee, execute all other instruments reasonably required to effectuate this relinquishment.
          4. The Grantor hereby authorizes and directs any insurance company issuing any Policy now or hereafter included within the Trust estate to recognize the Trustee as the absolute owner of such Policy, fully entitled to all options, rights, privileges and interests under such Policy.
          5. In the event that the Trustee receives written notice that a Policy is being contested or rescinded by a life insurance carrier, the Trustee shall, within three (3) business days of its receipt thereof, forward such communications and all documents relating to such contest or rescission action to the Grantor and Lender. If directed in writing by the Lender, the Trustee shall at the expense of the Trust and Lender cause the Trust to defend any actions by a life insurance carrier to rescind or contest any Policy.
          6. Without limiting the generality of any other provision of this Trust Agreement, it is expressly understood and agreed by the parties hereto (i) that in no event shall [Name of Trustee], in its individual capacity have any liability for any representations or warranties in any Policy application or any document submitted to an insurance company in connection with any Policy, and (ii) [Name of Trustee], in its individual and representative capacities shall have no duty or obligation, and the parties hereto have no expectation that it shall, and it shall not undertake, to inquire into or independently verify the accuracy or completeness in any manner of the representations or warranties made in any Policy application or any document submitted to an insurance company in connection with any Policy.
          7. The Grantor hereby agrees and, as evidenced by its acceptance of any benefits hereunder, any Beneficiary agrees that the Trustee in any capacity has not provided and will not provide in the future, any advice, counsel or opinion regarding the tax, financial, investment or insurance implications and consequences of the formation, funding and ongoing administration of the Trust, including, but not limited to, income, gift, and estate tax issues, insurable interest issues, and the initial and ongoing selection and monitoring of annuity product and financing arrangements.

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TRUST DISCLOSURE STATEMENT,
REPRESENTATIONS AND WARRANTIES, AND CONSENT
IMPORTANT: PLEASE READ THIS DISCLOSURE STATEMENT AND CONSENT AND CONSULT WITH YOUR ADVISORS BEFORE SIGNING THIS OR ANY OF THE LIFE INSURANCE FINANCING ARRANGEMENT DOCUMENTS

INSURED:	[INSURED], [INSURED-ADDRESS], [INSURED-CITY-STATE]

INSURED’S SPOUSE:	[INSURED-SPOUSE], [INSURED-ADDRESS], [INSURED-CITY-STATE]

GRANTOR:	[INSURED], [INSURED-ADDRESS], [INSURED-CITY-STATE]

LIFE INSURANCE TRUST:	[TRUST-NAME], a [JURISDICTION] Trust

TRUSTEE OR LIFE INSURANCE TRUSTEE:	[TRUSTEE-NAME], [TRUST-ADDRESS], [TRUST-CITY-STATE] [TRUST-ZIP]
[LENDER-NAME] (the “Lender”) is offering a life insurance premium financing arrangement (the “Financing Arrangement”) which provides trusts settled by individuals, such as the Grantor, with financing to purchase and maintain a life insurance policy (the “Policy”) on the life of certain qualifying individuals, such as the Insured. To obtain financing under the Financing Arrangement, the Insured or Grantor must settle (or have settled) a life insurance trust (the “Life Insurance Trust”) under [JURISDICTION] law and the Insured must consent (or have consented) to the Life Insurance Trust’s application for the Policy. The Grantor must have an insurable interest in the life of the Insured and all beneficiaries of the Life Insurance Trust must be individuals or tax-exempt charities with an insurable interest in the life of the Insured or an estate planning vehicle, all of the owners or beneficiaries of which have an insurable interest in the life of the Insured.

In order to participate in the Financing Arrangement, the Life Insurance Trust was required to execute a Loan Application and Agreement (the “Loan Agreement”) and a Promissory Note in favor of the Lender. Pursuant to the Loan Agreement, the Lender will, subject to the terms, provisions and conditions of the Loan Agreement, make an advance of funds to, or for the benefit of, the Life Insurance Trust for the purpose of funding premiums under the Policy. The obligations of the Life Insurance Trust under the Loan Agreement are secured by a collateral assignment of the Life Insurance Trust’s interest in the Policy under a collateral assignment agreement between the Life Insurance Trust and the Collateral Agent (the “Collateral Assignment Agreement”). The obligations under the Loan Agreement bear a periodic interest at a [FIXED-FLOATING] subject to a minimum interest rate of nine percent (9%) (in the case of a floating rate) and will be due and payable upon any date that the principal and interest shall become due and payable in full under the Loan Agreement, whether at the scheduled maturity under the Promissory Note, by acceleration, notice of prepayment, or otherwise. The Life Insurance Trust may pre-pay the Loan (including any accrued interest), in full but not in part, without penalty other than the payment of the Yield Maintenance Premium in some circumstances, as provided under the Loan Agreement.
Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Loan Agreement.
Each of the following are events of default under the Loan Agreement and Financing Documents:
Payment Default. Life Insurance Trust fails to make any payment within three (3) Business Days after the same becomes due and payable under the Loan Agreement, the Promissory Note or any other Financing Document.
Other Defaults. Life Insurance Trust fails to comply with or to perform any other term, obligation, covenant or condition contained in the Promissory Note, the Loan Agreement or in any of the other Financing Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Life Insurance Trust or a default occurs under the Promissory Note, Loan Agreement, Security Agreement or any other Financing Document.
False Statements. Any warranty, representation or statement made or furnished to Lender by the Life Insurance Trust, the Insured or on Life Insurance Trust’s behalf under the Promissory Note, the Loan Agreement or any other Financing Document is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.
Related Agreements. The Policy, Promissory Note, Loan Agreement, Security Agreement or any other Financing Document ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected

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security interest or lien) at any time and for any reason; the Life Insurance Trust becomes a revocable trust, contests the validity or enforceability of any Financing Document or denies that it has any further liability under any Financing Document to which it is a party, or cancels or terminates, or attempts to cancel or terminate, the Policy; or the Insurer contests the Policy based on the Life Insurance Trust lacking an insurable interest in the life of the Insured.
Indebtedness, Creditor or Forfeiture Proceedings. Any garnishment of any of Life Insurance Trust’s accounts, attachment, lien, levy, additional encumbrance or additional security interest being placed upon any of the Collateral, or any commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Life Insurance Trust or by any governmental agency against any Collateral, and which is not discharged in full within one (1) day of the placement thereof. However, this Event of Default shall not apply if there is a good faith dispute by the Life Insurance Trust as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Life Insurance Trust gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.
Insolvency or Default of Life Insurance Trust. The Life Insurance Trust is: (i) dissolved, liquidated or terminated; (ii) is unable to pay its debts as they mature; (iii) makes an assignment for the benefit of creditors; (iv) is bankrupt or insolvent; (v) seeks appointment of, or becomes the subject of an order appointing, a trustee, conservator, liquidator or receiver as to all or part of its assets; (vi) commences, approves or consents to, or is the debtor in, any case or proceeding under any bankruptcy, reorganization or similar law, and in the case of an involuntary case or proceeding, such case or proceeding is not dismissed thirty (30) days following its commencement; (vii) is the subject of an order for relief in an involuntary case under federal bankruptcy law; (viii) the Life Insurance Trust defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Life Insurance Trust’s property or Life Insurance Trust’s ability to repay the Promissory Note or perform Life Insurance Trust’s Obligations under the Promissory Note, the Loan Agreement or any of other Financing Documents; or (ix) Life Insurance Trust violates any Law.
Insolvency or Default of Insured or Guarantor. The Insured or any Guarantor: (i) makes an assignment for the benefit of creditors; (ii) is adjudicated a bankrupt or insolvent; (iii) seeks appointment of, or becomes the subject of an order appointing, a trustee, conservator, or receiver as to all or part of his assets; (iv) commences, approves or consents to, or is the debtor in, any case or proceeding under any bankruptcy or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed thirty (30) days following its

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commencement; (v) is the subject of an order for relief in an involuntary case under federal bankruptcy law; (vi) Life Insurance` Trust defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Trust’s property or Trust’s ability to repay the Obligations; or (vii) any Guarantor defaults under the terms of the Guaranty.
Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness under the Promissory Note or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by the Promissory Note; in the event of a death, Lender, at its option, may, but shall not be required to, permit the Guarantor’s estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.
Adverse Change. A material adverse change occurs in Life Insurance Trust’s financial condition, or Lender believes the prospect of payment or performance of the Obligations is materially impaired.
Cure Provisions. Other than as set forth in the preceding clauses of this Section, failure by the Life Insurance Trust or Beneficiary, as applicable, to perform in any material respect any of its obligations under the Promissory Note, Loan Agreement, Security Agreement or any other Financing Document to which either is a party if such failure is not remedied on or prior to the fifteenth (15th) day after written notice of such failure is given to the Life Insurance Trust or the Beneficiary, respectively, by the Lender.
In connection with, and as a condition precedent to the Life Insurance Trust obtaining a loan from the Lender in connection with the Financing Arrangement, the undersigned on behalf of the Life Insurance Trust hereby acknowledges, represents, warrants, covenants and agrees to the following:
1.	The Trustee has not taken any action to dissolve the Life Insurance Trust, and to the actual knowledge of the Trustee, no voluntary, involuntary or judicial actions have been taken to dissolve the Life Insurance Trust.

2.	In the event the Trustee receives written notice that the Policy is Contested (as defined below) at any time that any amount remains owing under the Loan Agreement, the Trustee shall, within three (3) business days of its receipt thereof, forward such communications and all documents relating to such Contest to the Lender. The Life Insurance Trust agrees to cooperate fully in a defense against any Contest. “Contested” means, with respect to a Policy, the denial of a claim for benefits under, or the assertion of a right by the issuer of such Policy to cancel

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or rescind the Policy pursuant to the suicide or contestability provisions thereof or otherwise.
3.	The copy of the trust agreement of the Life Insurance Trust (the “Trust Agreement”) attached hereto as “Exhibit A” is true, complete and accurate, and has not been amended, revoked or otherwise changed since the date adopted.

4.	The execution, performance and delivery of the Financing Arrangement Documents are in accordance with, and do not violate, the Trust Agreement. Amounts received by the Trustee under the Life Insurance Trust may be used or applied only in accordance with the Trust Agreement.

5.	There may be federal, state or local income, gift or estate tax effects of participation in the Financing Arrangement to the Life Insurance Trust. Participation in the Financing Arrangement, and termination of participation, could increase the taxable income, taxable gifts or taxable estate of a participant. The Life Insurance Trust has not relied upon any advice from the Lender, any life agent or other producer, any insurance company that has issued the Policy or any other person associated with the Financing Arrangement regarding any such tax effects.

6.	The Life Insurance Trust and the Trustee have not been paid, directly or indirectly, any inducement (money, property or otherwise) in connection with the Financing Arrangement or to obtain the Policy other than reasonable and customary fees for services as Trustee.

7.	None of the Life Insurance Trust, to the actual knowledge of the Trust, the Grantor, the Insured, the Insured’s Spouse or any beneficiary of the Life Insurance Trust has any present intention to surrender, sell or settle, directly or indirectly, the Policy or any interest therein.

8.	To the knowledge of the Life Insurance Trust, the Policy application has been completed accurately and to the knowledge of the Life Insurance Trust there are no material omissions or misstatements in the application.

9.	The Lender, or any subsequent owner of the Loan Agreement, may sell, or sell participations in, the Loan Agreement without the consent of, or prior notice to, the Grantor, the Insured, the Insured’s Spouse or the Life Insurance Trust and the Life Insurance Trust agrees to take all actions (but at no cost or expense to the Life Insurance Trust) requested by the Lender in connection with any such sale or participation.

10.	The Life Insurance Trust (i) has not entered into any contracts or agreements, other than the Policy and the Financing Arrangement Documents and (ii) after the date hereof, will not, without the prior written consent of Lender (such consent not to be unreasonably withheld) enter into any contract or agreement which

5

could be expected to have a material adverse effect on the Life Insurance Trust’s ability to perform its obligations under any Financing Arrangement Document or which could adversely effect Lender’s rights under any Financing Arrangement Documents (as determined by Lender).
11.	Any claims, questions or controversies arising under or related to in any manner whatsoever this Disclosure Statement or the transactions contemplated under the Financing Arrangement including, but not limited to, any challenge by the Life Insurance Trust against the Lender, its designees and/or third party servicers, any broker, any insurance company or any other party interested in or related in any way to the Financing Arrangement (each, an “Interested Third Party”, notwithstanding the fact such parties are not signatories hereto) (a “Dispute”) shall be submitted to arbitration conducted before the American Arbitration Association (the “AAA”). The Life Insurance Trust is hereby authorized to invoke this arbitration provision, and any judgment with respect to any award rendered pursuant to this arbitration provision may be entered in any court of competent jurisdiction. Such arbitration will be conducted under the rules of the AAA and the laws of the State of [JURISDICTION] and will be conducted in [TRUST-CITY-STATE]. The Life Insurance Trust understands that claims submitted to arbitration are not heard by a jury and are not subject to the rules governing the courts. The Life Insurance Trust further agrees that no claim may be brought as a class action, and that the Life Insurance Trust has no right to act, nor shall attempt to act, as a class representative or participate as a member of a class of claimants with respect to any claim related to or arising out of the Financing Arrangement. To the extent that this arbitration provision is held unenforceable, the Life Insurance Trust: (i) irrevocably submits to the exclusive jurisdiction of any federal or state court sitting in [TRUST-CITY-STATE] in respect of any action or proceeding arising under or related to in any manner whatsoever this Disclosure Statement or the transactions contemplated under the Financing Arrangement, (ii) agrees that this Disclosure Statement and the transactions contemplated by the Financing Arrangement shall in all respects be governed by and construed in accordance with the laws of the State of [JURISDICTION] (without reference to conflicts of laws provisions) and (iii) HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING OUT OF OR IN ANY WAY RELATED TO THIS DISCLOSURE STATEMENT, OR (II) IN ANY WAY IN CONNECTION WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS TO THIS DISCLOSURE STATEMENT IN CONNECTION WITH THIS DISCLOSURE STATEMENT OR THE EXERCISE OF ANY OF ITS RIGHTS AND REMEDIES UNDER THIS DISCLOSURE STATEMENT OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. The sole exception to this requirement for arbitration involves suits brought on behalf of the Lender seeking a temporary

6

restraining order, preliminary injunction, and/or permanent injunction (“injunctive relief’) based upon (i) any failure of the Life Insurance Trust to use the proceeds of advanced exclusively as set forth in the Loan Agreement, the Promissory Note, the Financing Documents or any other documents related to the Loan Agreement; (ii) any act by the Life Insurance Trust or any Guarantor to transfer, amend, change ownership, cancel, convey, sell or assign the Policy without the express written consent of the Lender; or (iii) any failure to act by the Life Insurance Trust or any Guarantor that results, directly or indirectly, in the transfer of the Policy or any amendment, change of ownership, cancellation, conveyance, sale or assignment thereof, in the event there is immediate and irreparable injury, loss, or damage (which immediate and irreparable injury, loss, or damage may be presumed by law and/or by agreement of the parties). The parties hereby expressly agree and each Interested Third Party in receipt of this Disclosure Statement acknowledges, that the arbitration provisions of this section shall not apply to the Trustee in respect of its rights, duties, protections and immunities under the Trust Agreement.

12.	The Lender and any purchaser of the Policy in the event of a disposition of the Policy following the occurrence of an event of default under the Loan Agreement or Financing Arrangement Documents shall be entitled to rely on the acknowledgments, representations, warranties and agreements of the Life Insurance Trust herein and in any other Financing Arrangement Documents.

13.	This document and the other Financing Arrangement Documents to which the Life Insurance Trust is a party have been duly executed and delivered by the Life Insurance Trust, and (assuming due authorization, execution and delivery by the other parties thereto) the Financing Arrangement Documents constitute legal, valid and binding obligations of the Life Insurance Trust, enforceable against the Life Insurance Trust in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and to equitable principles of general application, regardless of whether such principles are considered in a proceeding in equity or at law).

14.	No authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority is required to be obtained by the Life Insurance Trust that has not been obtained or is not in full force and effect, and no registration, declaration, or filing with any Governmental Authority is required to be given or made by the Life Insurance Trust to or with, any Governmental Authority that has not been given or made or the applicable waiting period for which has not expired or terminated, each in connection with the execution and delivery of this and the other Financing Arrangement Documents and the consummation of the transactions contemplated hereby and thereby. “Governmental Authority” means any foreign, or U.S. federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or

7

instrumentality thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any court or arbitrator.

15.	No Default or Event of Default with respect to the Life Insurance Trust has occurred and is continuing. The Life Insurance Trust is not in violation of any Law or Governmental Order applicable to it or any of its properties or assets. No judicial, administrative or arbitral proceeding is pending or, to the best knowledge of the Life Insurance Trust, threatened against the Life Insurance Trust, which would have an adverse effect on the Life Insurance Trust’s ability to perform under the Financing Arrangement Documents. “Law” means any federal, national, supranational, state, provincial or local statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including, without limitation, common law). “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or administrative ruling or award entered by or with any Governmental Authority.

16.	Following an Event of Default, the Trustee shall accept instructions from the Collateral Agent regarding the disposition of the Policy and any other Collateral or proceeds covered thereby, including instructions to assign ownership of the Policy to the Lender or any third party engaged to dispose of the Collateral, or to dispose of the Collateral in a commercial reasonable fashion or as otherwise directed by the Collateral Agent.

17.	For so long as any Indebtedness remains outstanding, the Life Insurance Trust hereby covenants and agrees as follows:
     (a) The Life Insurance Trust shall take such further action and/or execute and deliver all further assurances, documents and/or instruments as may be reasonably requested by the Lender in order to (i) effect, administer or enforce the transactions contemplated by this Disclosure Statement and the other Financing Arrangement Documents, and (ii) permit the realization of the benefits of any collateral assignment or pledge of the Policy to the Lender and its assigns.
     (b) The Life Insurance Trust shall, immediately upon its discovery thereof, notify the Lender in writing of any breaches of the representations and warranties of the Life Insurance Trust in this document and the other Financing Arrangement Documents.
Notwithstanding anything to the contrary in this Disclosure Statement, this Disclosure Statement and the representations and warranties contained herein shall at all times be subject to the Trustee rights, protections and immunities set forth in the Trust Agreement of the Life Insurance Trust.
Notwithstanding anything to the contrary in this Disclosure Statement, the Life Insurance Trust may disclose to any and all persons, without limitation of any kind,

8

the tax treatment and tax structure of the transactions described in this Disclosure Statement and all materials of any kind (including opinions or other tax analyses) that are provided to the Life Insurance Trust relating to such tax treatment and tax structure. This authorization of tax disclosure is retroactively effective to the commencement of discussions with the Grantor, the Insured and the Insured’s Spouse regarding the transactions contemplated herein.
It is expressly understood and agreed by any recipient hereof that (i) in no event shall [Name of Trustee], as Trustee of the Life Insurance Trust, in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Life Insurance Trust hereunder or under any schedule, exhibit, appendix or other document in connection with this Disclosure Statement, as to all of which recourse shall be had solely to the assets of the Life Insurance Trust, (ii) under no circumstances shall [Name of Trustee] as Trustee of the Life Insurance Trust be personally liable for the payment of any indebtedness or expenses of the Life Insurance Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Life Insurance Trust under this Disclosure Statement or under any schedule, exhibit, appendix or other document in connection with this Disclosure Statement, and (iii) the Trustee of the Life Insurance Trust has not reviewed any Financing Arrangement Document on behalf of the Life Insurance Trust or any other Person and shall not be responsible for or in respect of and makes no representation as to the validity or sufficiency of any provision of this Disclosure Statement or any other Financing Arrangement Document.
*      *      *      *
IRS Circular 230 Disclosure: [LENDER-NAME] and its affiliates do not provide tax advice. Any discussion of United States federal tax issues set forth herein is written in connection with the promotion and marketing of the Financing Arrangement. Such discussion is not intended or written to be legal or tax advice to any person and is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding any United States federal tax penalties that may be imposed on such person. The Grantor, the Insured and the Insured’s Spouse should seek advice based on their particular circumstances from an independent tax advisor.
AGREED TO AND ACKNOWLEDGED BY THE UNDERSIGNED.

9

[TRUST-NAME] By [Name of Trustee], solely as Trustee
By:
Name:
Title:

10

STATE OF	)
) :
COUNTY OF	)
Sworn to (or affirmed) and subscribed before me this ___day of                                         , 200___by [TRUSTEE-NAME], who is personally known to me or who produced                                          as identification.

Notary Public

(Print, type, or stamp commissioned Name of Notary Public)
My Commission Expires:

11

EXHIBIT A
[Trust Agreement]

12

EXHIBIT G
FORM OF BORROWING BASE CERTIFICATE
Date:                      , ___
          This Borrowing Base Certificate (this “Certificate”) is given by Imperial Life Financing II, LLC, a Georgia limited liability company (the “Borrower”) pursuant to the Financing Agreement, dated as of March 13, 2009 (as amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, the “Financing Agreement”), by and among the Borrower, the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), CTL Holdings II, LLC, a Georgia limited liability company (“CTL”), as collateral agent for the Lenders (in such capacity, the “Collateral Agent”), and CTL, as administrative agent for the Lenders (in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”). Capitalized terms defined in the Financing Agreement and not otherwise defined herein are used herein as defined in the Financing Agreement.
          The individual executing this Certificate on behalf of the Borrower is an Authorized Officer and, as such, is duly authorized to execute and deliver this Certificate on behalf of the Borrower. By executing this Certificate such Authorized Officer hereby certifies to the Agents and the Lenders that:
(a)	Attached hereto as Exhibit A is a schedule of the Borrowing Base as of the date set forth above and the calculations made with respect thereto; and

(b)	Based on such schedule:
(i)	the Borrowing Base as of the date set forth above is $ ; and

(ii)	[no prepayment of the principal amount of the Loans is required pursuant to Section 2.05(c)(ii) of the Financing Agreement] [$ of the principal amount of the Loans is required to be prepaid pursuant to Section 2.05(c)(ii) of the Financing Agreement].

          Additionally, the undersigned hereby certifies, represents and warrants to the Agents and the Lenders that (i) as of the date hereof, each representation and warranty contained in or made pursuant to any Loan Document is true and correct in all material respects (except to the extent such representation or warranty expressly relates to an earlier date, in which case, such representation or warranty was true and correct as of such earlier date), (ii) each of the covenants and agreements contained in any Loan Document have been performed (to the extent required to be performed on or before the date hereof), (iii) no Default or Event of Default has occurred and is continuing on the date hereof, and (iv) all of the calculations set forth on Exhibit A have been made in accordance with the requirements of the Financing Agreement.
[Signature page follows]

          IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed by one of its Authorized Officers this                      day of                      , 200___.

IMPERIAL LIFE FINANCING II, LLC
By:	Imperial Premium Finance, LLC, its sole member

By:	Imperial Holdings, LLC, its managing member

By:
	Name:	Jonathan Neuman
	Title:	President

EXHIBIT A
Effective Date of Calculation: ________________
A.	Borrowing Base Calculation

1.	Covered Loan Amount Limit

	(a)	Eligible Insurance Premium Loans financed under the Financing Agreement	$

	(b)	Aggregate Origination Fees with respect to such Insurance Premium Loans (but not to exceed that portion of the Origination Fee payable by the Premium Finance Borrower	$

(c)
Aggregate of the Collateral Value Policy and Contingent Collateral Value Policy premiums reimbursement amounts payable, directly or indirectly, by the Premium Finance Borrowers to the Originator or the Borrower in respect of such Insurance Premium Loans, to the extent financed under the Financing Agreement (but not to exceed that portion of the premium cost passed through to the Premium Finance Borrower)
$

	(d)	Amount of interest that is reasonably expected to be due on the scheduled maturity dates of the Eligible Insurance Premium Loans financed under the Financing Agreement	$

(e)
The sum of 1(a), 1(b), 1(c) and 1(d) determined by discounting each to present value by using an interest rate equal to 22.025% and such amounts shall be present valued back to the effective date of this calculation
$

2.	Borrowing Base Limit

(a)
Aggregate of the Covered Loan Amount of all Eligible Insurance Premium Loans owned (actually, beneficially or through a participation) by the Borrower and pledged as Collateral for the Loans under the Financing Agreement and the Loan Documents and in which the Collateral Agent has for the benefit of the Agents and the Lenders a perfected first priority lien
$

	(b)	Aggregate Interest Amount of each Insurance Premium Loan at the maturity date of each such Insurance Premium Loan	$

(c)
The sum of 2(a) and 2(b) determined by discounting each to present value by using an interest rate equal to 22.025% and such amounts shall be present valued back to the effective date of this calculation
$

3.	Borrowing Base (the lesser of 1 and 2)			$

EXHIBIT H

ATTORNEYS AT LAW
ONE INDEPENDENT DRIVE, SUITE 1300
JACKSONVILLE, FL 32202-5017
P. O. BOX 240
JACKSONVILLE, FL 32201-0240
904.359.2000 TEL
904.359.8700 FAX
foley.com

CLIENT/MATTER NUMBER
084091-0102
March 13, 2009
To the Agents and each of the Lenders party
to the Financing Agreement referred to below
Re:	Imperial Life Financing II, LLC, a Georgia limited liability company (the “Borrower”)
Ladies and Gentlemen:
     We have acted as special counsel for the Borrower, Imperial Premium Finance, LLC, a Florida limited liability company (“Imperial”) and Jonathan Neuman and Antony Mitchell (each an “Individual Guarantor” and collectively, the “Individual Guarantors” and together with the Borrower and Imperial, each a “Credit Party”, and collectively, the “Credit Parties”) in connection with the making by the Lenders (as defined herein) of the term loans (the “Term Loans”) to the Borrower pursuant to the Financing Agreement, dated as of March 13, 2009 (the “Financing Agreement”), by and among the Borrower, the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”) and CTL Holdings II LLC, a Georgia limited liability company (“CTL”), as collateral agent for the Lenders (in such capacity, the “Collateral Agent”), and CTL, as administrative agent for the Lenders (in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”). This opinion is being delivered to you pursuant to Section 5.01(d) of the Financing Agreement. All capitalized terms used and not defined herein have the same meanings herein as set forth in the Financing Agreement.
     With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, except to the extent, if any, otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of the assumptions or items upon which we have relied.
     In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. We have examined, among other documents, the following documents which are, unless otherwise indicated, dated as of the date hereof:
(a)	the Financing Agreement;

BOSTON	JACKSONVILLE	NEW YORK	SAN FRANCISCO	TOKYO
BRUSSELS	LOS ANGELES	ORLANDO	SHANGHAI	WASHINGTON, D.C.
CENTURY CITY	MADISON	SACRAMENTO	SILICON VALLEY
CHICAGO	MIAMI	SAN DIEGO	TALLAHASSEE
DETROIT	MILWAUKEE	SAN DIEGO/DEL MAR	TAMPA

The Agents and each of the Lenders party to the
Financing Agreement
March 13, 2009

(b)	the Security Agreement;

(c)	the Guarantor Security Agreement executed by Imperial (the “Imperial Security Agreement”);

(d)	the Individual Guaranty executed by Jonathan Neuman;

(e)	the Individual Guaranty executed by Antony Mitchell;

(f)	the Collateral Agency Agreement;

(g)	the Fee Letter;

(h)	the UCC Filing Authorization Letter;

(i)	the SunTrust Bank Restricted (Blocked) Account Agreement in favor of Collateral Agent executed by SunTrust Bank, Borrower and Collateral Agent (the “Restricted Account Agreement”);

(j)	a copy of a UCC-1 FINANCING STATEMENT filed with the Florida Secured Transaction Registry naming Imperial as debtor and the Collateral Agent as the secured party (the “Imperial Financing Statement”) a copy of which is attached hereto as Exhibit “A”;

(k)	the Master Participation Agreement;

(l)	the form of Insurance Premium Loan Assignment Agreement;

(m)	the Initial Servicing Agreement; and

(n)	the Collateral Value Policy and the Contingent Lender Protection Insurance Policy.
     The documents referred to in items (a) through (h) above, inclusive, and items (k) through (l) above, inclusive, are referred to herein collectively as the “Opinion Documents”. The documents referred to in items (a) through (m) above, inclusive, are referred to herein collectively as the “Documents”.
     In addition to the Documents and the Collateral Value Policy and the Contingent Lender Protection Insurance Policy, we have also examined and relied upon the original or certified copies of the documents relating to the creation and organization of the Credit Parties, described herein below, and such other certificates and documents with respect to the Credit Parties and the Term Loans as we have deemed necessary or appropriate for the purposes of this opinion:

The Agents and each of the Lenders party to the
Financing Agreement
March 13, 2009

     1. A copy of the Articles of Organization of Borrower, filed with the Secretary of State of Georgia on February 5, 2009, and certified as of a recent date;
     2. A copy of the Articles of Organization of Imperial, filed with the Secretary of State of Florida on December 14, 2006, and certified as of a recent date;
     3. A certificate issued by the Office of the Secretary of State of Florida, dated as of a recent date, indicating that Imperial is duly formed, in good standing and validly existing as of such date;
     4. A copy of Limited Liability Company Agreement of Borrower; and
     5. A copy of Limited Liability Company Agreement of Imperial.
     As to questions of fact material to this opinion, we have relied upon statements and certificates of the Credit Parties and public officials. We have made no independent investigation of the warranties and representations made by the Credit Parties in the Documents or of any related matters.
     Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:
     1. Imperial is a duly formed and validly existing limited liability company under the laws of the State of Florida, with the limited liability company power under the Florida Limited Liability Company Act and its Limited Liability Company Agreement to execute and deliver the Documents to which it is a party and to perform Imperial’s obligations thereunder.
     2. Based solely on the good standing certificate issued by the Utah Department of Commerce, Imperial is duly qualified and in good standing as a foreign corporation qualified to do business in Utah.
     3. The execution, delivery and performance of the Documents and the Collateral Value Policy and the Contingent Lender Protection Insurance Policy have been duly authorized by all necessary limited liability company action on the part of Imperial under the Limited Liability Company Agreement of Imperial and have been duly executed and delivered by the Credit Parties party thereto.
     4. The execution and delivery by the Credit Parties of the Documents to which they are a party and the performance of their respective obligations thereunder (a) do not violate such Credit Party’s certificate of formation or its limited liability company agreement; (b) do not violate, breach or result in a default under any Transaction Document listed on Exhibit “B” hereof to which such Credit Party is bound, (c) to our knowledge, do not result in the creation or imposition of a lien, charge or encumbrance upon such Credit Party or any of the property or assets of such Credit Party (other than pursuant to the Loan Documents), (d) do not violate the Florida Limited Liability

The Agents and each of the Lenders party to the
Financing Agreement
March 13, 2009

Company Act, any New York statute or regulation (excluding however any insurance or premium finance laws) or any federal statute or regulation (including Regulations T, U, or X of the Board) that we have, in the exercise of customary professional diligence, recognized as directly applicable to such Credit Party or to transactions of the type contemplated by the Documents; (e) to our knowledge, do not violate any judgment, writ, injunction, decree, order or ruling that is specifically directed to such Credit Party or its properties; and (f) will not, to our knowledge, result in any suspension, revocation, impairment, forfeiture or nonrenewal of any material permit or license applicable to its operations or any of its properties.
     5. The execution and delivery by the Borrower of the Collateral Value Policy and the Contingent Lender Protection Insurance Policy and the performance of its obligations thereunder (a) do not violate the Borrower’s certificate of formation or its limited liability company agreement; (b) do not violate, breach or result in a default under any Transaction Document listed on Exhibit “B” hereof to which the Borrower is bound, (c) to our knowledge, do not result in the creation or imposition of a lien, charge or encumbrance upon the Borrower or any of the property or assets of the Borrower (other than pursuant to the Loan Documents), (d) to our knowledge, do not violate the Florida Limited Liability Company Act, any New York statute or regulation (excluding however any insurance or premium finance laws) or any federal statute or regulation (including Regulations T, U, or X of the Board) that we have, in the exercise of customary professional diligence, recognized as directly applicable to the Borrower or to transactions of the type contemplated by the Collateral Value Policy and the Contingent Lender Protection Insurance Policy; (e) to our knowledge, do not violate any judgment, writ, injunction, decree, order or ruling that is specifically directed to the Borrower or its properties; and (f) will not, to our knowledge, result in any suspension, revocation, impairment, forfeiture or nonrenewal of any material permit or license applicable to its operations or any of its properties.
     6. No consent, authorization or approval by, and no notice to or filing with, any Federal, Florida or New York governmental authority is required (a) in connection with the due execution, delivery and performance by any Credit Party of any Document to which such Person is a party, or (b) for the grant by any Credit Party pursuant to any Loan Document, or the perfection, of any lien or security interest purported to be created thereby in any Collateral, other than (i) the filing of the Imperial Financing Statement, which has been filed, and (ii) those which have already been obtained.
     7. Each Opinion Document constitutes the legal, valid and binding obligation of the Credit Party which is a party thereto, enforceable against such Credit Party in accordance with its terms, except as they may be qualified below.
     8. To the extent a security interest may be created under Article 9 of the Uniform Commercial Code as currently in effect in the State of New York (the “New York UCC”), the Security Agreement creates a valid security interest in favor of the Collateral Agent for the benefit of the Agents and the Lenders in the Collateral purported to be covered thereby. To the extent a security interest may be created under Article 9 of the New York UCC, the Imperial Security

The Agents and each of the Lenders party to the
Financing Agreement
March 13, 2009

Agreement creates a valid security interest in favor of the Collateral Agent for the benefit of the Agents and the Lenders in the Collateral purported to be covered thereby.
     9. The Imperial Financing Statement is in appropriate form for filing with the Florida Secured Transaction Registry (the “Imperial Filing Office”). The description of the Collateral set forth in the Imperial Financing Statement is sufficient to perfect a security interest in the items and types of Collateral in which a security interest may be perfected by the filing of a financing statement under Article 9 of the Uniform Commercial Code as currently in effect in the State of Florida (the “Florida UCC”).
     10. With respect to that portion of the collateral described in the Imperial Security Agreement in which a security interest may be perfected by the filing of a financing statement with the Imperial Filing Office, the filing and recording of the Imperial Financing Statement results in the perfection of a security interest in Imperial’s interest in such collateral under Article 9 of the Florida UCC.
     11. Other than nominal recording or filing fees, no fees, taxes or other charges are due or payable in the State of Florida in connection with the execution, delivery, filing or recordation of Imperial Financing Statement.
     12. Assuming (i) that the Collateral Agent has taken and is retaining possession in the State of New York of (a) the stock certificates evidencing the Pledged Shares, together with properly completed stock powers endorsing the Pledged Shares and executed by the pledgors owning such stock in blank, and (b) the promissory notes representing the Pledged Debt (as defined in the Security Agreement) and such promissory notes have been properly endorsed, and (ii) the Collateral Agent has taken such Pledged Shares and Pledged Debt in good faith without notice having been acquired by the Collateral Agent or any Lender of any adverse claim within the meaning of the New York UCC, there has been created under the Security Agreement and Imperial Security Agreement, and there has been granted to the Collateral Agent, a valid and perfected security interest in the Pledged Shares and Pledged Debt prior to all other security interests. The opinions in this paragraph 12 with respect to Pledged Debt is limited solely to Pledged Debt in the form of promissory notes meeting all of the requirements set forth in paragraph (xviii) below.
     13. We have no actual knowledge of any pending or threatened action, suit or proceeding affecting any Credit Party before any court, arbitrator, or Governmental Authority which may materially and adversely affect (i) the financial condition, business, performance, properties, operations or prospects of any Credit Party, (ii) the ability of any Credit Party to perform the obligations of such Person under any Document to which it is a party, (iii) the legality, validity or enforceability of any Document, (iv) the rights and remedies of any Agent or any Lender under any Opinion Document, or (v) the creation, perfection or priority of the Lien of the Collateral Agent on any of the Collateral securing the Obligations.

The Agents and each of the Lenders party to the
Financing Agreement
March 13, 2009

     14. None of the Credit Parties is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, or controlled by such a company.
     15. Assuming that the Opinion Documents are governed by the law of the State of Florida for the purpose of the opinion set forth in this paragraph, and assuming further that all interest, including all charges, fees and penalties in the nature of interest, charged or paid in respect of the Term Loan will not exceed, in the aggregate, 25% per annum simple interest on the actual principal outstanding from time to time, the Loan Documents do not violate any usury laws of the State of Florida.
     The opinions set forth above are subject to the following qualifications:
     In rendering the foregoing opinions, we have assumed the following to be true:
          (i) That the signatures on all documents and certificates examined by us are genuine, and that where any such signature purports to have been made in a corporate, governmental, fiduciary, or other capacity, the person who affixed such signature to such document or certificate had authority to do so;
          (ii) The authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies;
          (iii) Regarding documents (including but not limited to the Documents and the Collateral Value Policy and the Contingent Lender Protection Insurance Policy) executed by parties other than the Credit Parties, that such other parties have the corporate or other entity power to enter into and perform all obligations under such documents, the due authorization by all requisite corporate or other entity action of the execution, delivery and performance of the documents by such other parties, and the validity, enforceability and binding effect of those documents as and to and on such other parties; and that the execution and delivery of such documents by such other parties was unconditional, except for conditions to closing expressly set forth within such documents;
          (iv) All applicable Documents have been or will be duly filed, indexed, and recorded among the appropriate official records, with all fees, charges and taxes having been paid.
          (v) The parties to the Documents and their successors and assigns will (i) act in good faith and in a commercially reasonable manner in the exercise of any rights or enforcement of any remedies under the Documents; (ii) not engage in any conduct in the exercise of such rights or enforcement of such remedies that would constitute other than fair dealing; and (iii) comply with all requirements of applicable procedural and substantive law in exercising any rights or enforcing any remedies under the Documents.

The Agents and each of the Lenders party to the
Financing Agreement
March 13, 2009

          (vi) Borrower has the title or other interest in each item of personal property described in the Security Agreement in which a security interest is purported to be granted under the Security Agreement free and clear of any claims, liens, restrictions, security interests, or other interests or rights of any person, other than Lender and other than as set forth in the Documents.
          (vii) Imperial has the title or other interest in each item of personal property described in the Imperial Security Agreement in which a security interest is purported to be granted under the Imperial Security Agreement free and clear of any claims, liens, restrictions, security interests, or other interests or rights of any person, other than Lender and other than as set forth in the Documents.
          (viii) The Documents accurately describe and contain the complete and mutual understanding of the parties, and there are no oral or written statements or agreements that modify, amend, or vary, or purport to modify, amend, or vary, any of the terms of the Documents.
          (ix) No interest, charges, fees, or other benefits or compensation in the nature of interest will be paid or charged in connection with the Term Loans, other than those that Borrower has specifically agreed in writing in the Documents to pay to Lenders.
          (x) Each of the parties has complied with the requirement and implied covenant of good faith and fair dealing.
          (xi) There has not been any mutual mistake of fact or misunderstanding, fraud, concealment, misrepresentation, duress or undue influence, or criminal activity with respect to the transactions contemplated by the Documents.
          (xii) Lenders have complied with all applicable laws.
          (xiii) The Documents will be enforced in circumstances and in a manner which are commercially reasonable.
          (xiv) The execution of the Documents by each of the parties, in the form in which the Documents have been executed by each of the parties, is sufficient to bind such parties and be legal, valid, binding, and enforceable against each of the parties under the laws of any jurisdiction other than the State of New York that may be determined to govern any aspect of the interpretation, construction, or enforcement of the Loan Documents or any right or obligation thereunder.
          (xv) Each Credit Party has, or has the power to transfer, rights in its interest in the Collateral, and value (as described in Section 679.2031 of the Florida UCC or Section 9-203 of the New York UCC) has been given.

The Agents and each of the Lenders party to the
Financing Agreement
March 13, 2009

          (xvi) Each party to the Documents is receiving adequate consideration with respect to the execution and delivery of the Documents to which it is a party.
          (xvii) The Credit Parties have complied, and each Document complies, with any applicable statutory licensing provisions and regulations relating to premium finance companies and premium finance loans.
          (xviii) The promissory notes representing the Pledged Debt are negotiable instruments and such promissory notes will be taken by the Collateral Agent for the benefit of the Lenders (a) for value, (b) in good faith, (c) without notice that the instrument is overdue or has been dishonored or of any defense against or claim to it on the part of any person.
     In addition to the assumptions set forth above, the opinions set forth above are also subject to the following qualifications:
          i. The enforceability of the Documents and the availability of certain remedies thereunder, including but not limited to, specific performance and injunctive relief, may be subject to or limited by (a) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or transfer, equitable subordination, or other similar laws relating to or affecting the rights of creditors generally; (b) general equitable principles and the exercise of judicial discretion in the application thereof, regardless of whether such enforceability is considered in a proceeding at law or in equity; and (c) in that certain of the remedial provisions may be limited by applicable law, provided that such limitations of the remedial provisions do not make the remedies provided for therein inadequate for the practical realization of the benefits of the security intended to be afforded thereby.
          ii. Anything in this opinion to the contrary notwithstanding, we express no opinion whatsoever concerning (a) any agreement, document, or instrument, other than the Documents and the Collateral Value Policy and the Contingent Lender Protection Insurance Policy (“Other Documents”), regardless of whether such agreement, document, or instrument is related to, referenced in or a condition of or requirement to the Documents; (b) any term, condition, or provision of or reference in the Documents that is governed in whole or in part by any of the Other Documents; and (c) the performance of any obligation or the compliance with any term of the Documents after the date of this opinion.
          iii. The enforceability of the Documents is further subject to the qualification that certain waivers (including, without limitation, waivers of jury trial, waivers of stay, waivers of counterclaims, notice, and rights of redemption, unknown future rights, or defenses to obligations), procedures, remedies, grants, claims, actions, consents to jurisdiction and other provisions of the Documents may be unenforceable under, or limited by, in whole or in part, the law of the State of New York or by Federal law. However, such

The Agents and each of the Lenders party to the
Financing Agreement
March 13, 2009

limitations do not, in our opinion, substantially prevent the practical realization of the benefits intended by the Documents.
          iv. Any provision of the Documents granting so-called “self-help” or extrajudicial remedies may not be enforceable.
          v. Any provision of the Documents regarding delegation of authority by Lenders to a trustee, or any waiver by Borrower of its rights against a trustee, may not be enforceable.
          vi. The award and amount of attorneys’ fees are subject to the discretion of the court before which any proceeding involving the Documents may be brought.
          vii. Provisions in the Documents which provide that the filing of a petition under 11 U.S.C. Sections 101, et seq. (the “Bankruptcy Code”), shall constitute a default or event of default or that such a filing under the Bankruptcy Code shall result in conversion of the Term Loans to a recourse liability, may not be enforceable.
          viii. The opinions expressed above concern only the effect of laws (excluding the principles of conflicts of laws) as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date of this opinion, or if we become aware of any facts that might change the opinions expressed above after the date of this opinion.
          ix. We express no opinion as to (i) pension and employee benefit laws and regulations, (ii) antitrust and unfair competition laws and regulations, or (iii) environmental laws.
          x. We limit our opinion on the security interest granted with respect to commercial tort claims to those commercial tort claims identified with specificity in the Security Agreement, if any.
     Statements in this letter qualified by our “knowledge” are based upon the current, actual knowledge of Robert S. Bernstein, the attorney in our firm who has rendered services to the Credit Parties in connection with the Term Loans. Such statements are not intended to, and do not, suggest any review of records, public filings or other inquiry, search or investigation whatsoever.
     We are licensed to practice law in the State of Florida and no part of this opinion shall be construed to opine on any laws other than those of the State of Florida, the State of New York (with respect to the opinions set forth in paragraphs 4, 5, 6, 7, 8 and 12), and the laws of the United States of America. We express no opinion as to the compliance or noncompliance, or the effect of the compliance or noncompliance, of any addressee or any other person or entity with any state or federal laws or regulations applicable to each of them by reason of their status as or affiliation with a

The Agents and each of the Lenders party to the
Financing Agreement
March 13, 2009

federally insured-depository institution. Our opinions are limited to those expressly set forth herein, and we express no opinions by implication. Our opinions are specifically qualified by reference to and are based upon laws, rulings and regulations in effect on the date hereof, and are subject to modification to the extent such laws, rulings and regulations may be changed in the future. We make no undertaking to update, reissue, or amend our opinions after the date hereof.
     The opinions expressed herein are solely for the benefit of the addressees hereof and their successors and assigns in connection with the transaction referred to herein and may not be relied on by such addressees for any other purpose or in any manner or for any purpose by any other person or entity, except that this opinion letter may be relied upon by any nationally-recognized rating agency that assigns a rating to any securities issued in connection with the Assumption, but it may not be quoted in whole or in part or referred to in any offering document relating to any such securities. Notwithstanding the foregoing, the addressee hereof and their successors and assigns may disclose the contents of this opinion to satisfy any regulatory requirements applicable thereto and may disclose the contents of this opinion to their attorneys and auditors.
Very truly yours,
FOLEY & LARDNER LLP

EXHIBIT A
Imperial Financing Statement

EXHIBIT B
Material Transaction Documents
     The Initial Servicing Agreement
     The form of documents contained in the Loan Document Package attached as Exhibit F to the Financing Agreement

EXHIBIT I
FORM OF INSURANCE PREMIUM LOAN SALE AND ASSIGNMENT AGREEMENT
     This INSURANCE PREMIUM LOAN SALE AND ASSIGNMENT AGREEMENT (“Assignment Agreement”) is entered into as of _____, 20___between Imperial Premium Finance, LLC, a Florida limited liability company (“Assignor”) and Imperial Life Financing II, LLC, a Georgia limited liability company (“Assignee”). Reference is made to the agreement described in Item 2 of Annex I annexed hereto (as amended, restated, modified or otherwise supplemented from time to time, the “Financing Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Financing Agreement.
               1. Interests. The Assignor hereby sells, transfers and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, all of the Assignor’s right, title and interest in and to the Insurance Premium Loan identified on Annex I together with the Loan Documentation Package as of the date hereof with respect to such Insurance Premium Loan originated in an Applicable Non-Licensed State as specified on Annex I.
               2. Representations and Warranties of the Assignor. The Assignor hereby represents and warrants to the Assignee as of the Settlement Date (or such other date as expressly provided below) that:
          (a) Organization and Good Standing. The Assignor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the state of its incorporation or formation, and has power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted.
          (b) Due Qualification. The Assignor is duly qualified to do business (or is exempt from such qualification requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses or approvals would have a material adverse effect on the Assignor’s ability to perform its obligations as an Assignor under this Assignment Agreement.
          (c) Due Authorization. The Assignor’s execution, delivery and performance of this Assignment Agreement and the other agreements and instruments executed or to be executed by the Assignor contemplated by this Assignment Agreement, and the consummation of the transactions contemplated by this Assignment Agreement, have been duly and validly authorized by all necessary action on the part of the Assignor.
          (d) Binding Obligation. This Assignment Agreement constitutes the legal, valid and binding obligation of the Assignor enforceable against the Assignor in accordance with its terms, except as enforceability may be limited by insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general principles of equity whether considered in a suit at law or in equity.
          (e) No Conflict. The Assignor’s execution and delivery of this Assignment Agreement, its performance of the transactions contemplated hereby and its fulfillment of the terms hereof applicable to the Assignor do not (i) contravene the Assignor’s organizational or

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governing documents, (ii) conflict with or violate any applicable law, (iii) violate any provision of, or require any filing, registration, consent or approval under, any law presently in effect having applicability to the Assignor, except for such filings, registrations, consents or approvals as have already been obtained or made and are in full force and effect, (iv) conflict with, result in any breach of (A) any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under any Insurance Premium Loan or (B) any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Assignor is a party or by which it or its properties or assets are bound.
          (f) No Proceedings. There are no proceedings, injunctions, writs, restraining orders or investigations pending or, to the best knowledge of the Assignor, threatened against the Assignor before any governmental authority (i) asserting the illegality, invalidity or unenforceability, or seeking any determination or ruling that would affect the legality, validity or enforceability, of the Loan Documents, this Assignment Agreement or any other Transaction Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Loan Documents, this Assignment Agreement or any other Transaction Document, (iii) seeking any determination or ruling that, if adversely determined, could have a material and adverse effect on the financial condition or operations of the Assignor or the validity or enforceability of, or the performance by the Assignor of its obligations under, this Assignment Agreement or (iv) seeking to affect adversely the income tax attributes or other tax attributes of the Assignor under the U.S. federal or the State of Florida, as applicable, tax systems. There are no proceedings, injunctions, writs, restraining orders or investigations pending with respect to any Insurance Premium Loan an interest in which is being sold to the Assignee, or the related Life Insurance Policy, before any governmental authority asserting the illegality, invalidity or unenforceability, or seeking any determination or ruling that would affect the legality, validity or enforceability, of any such Insurance Premium Loan or the related Life Insurance Policy.
          (g) No Consents. No authorization, consent, license, order or approval of, or registration or declaration with, any Person, including any governmental authority, is required for the Assignor in connection with the execution and delivery of this Assignment Agreement by the Assignor or the performance of its obligations under this Assignment Agreement, except for the exercise by the Assignee or its assigns of the rights provided for in this Assignment Agreement or the remedies in respect of any Insurance Premium Loans an interest in which is sold, transferred, assigned or otherwise conveyed by the Assignor to the Assignee pursuant to this Assignment Agreement.
          (h) Liens. Each Insurance Premium Loan which has been sold and transferred hereunder is owned by the Assignor free and clear of any Lien, and the Assignor has not either created or consented to the creation of any Lien affecting any Insurance Premium Loan sold and transferred hereunder or any related Life Insurance Policy other than the Liens contemplated by the Transaction Documents.
          (i) Valid Transfers. This Assignment Agreement constitutes a valid sale, transfer and assignment to the Assignee of an interest in the Assignor’s entire right, title and interest in and to the Insurance Premium Loans sold and transferred hereunder, whether now existing or hereafter created (including all monies due or to become due with respect to such Insurance

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Premium Loans, all proceeds (including “proceeds” as defined in the UCC of the jurisdiction whose law governs the perfection of an interest in such Insurance Premium Loans) of such Insurance Premium Loans and all cash proceeds of any related security).
          (j) Solvency. The Assignor is solvent and will not become insolvent after giving effect to the transactions contemplated by this Assignment Agreement.
          (k) Compliance. The Assignor has complied with all Requirements of Law with respect to it, its business and properties and all Insurance Premium Loans and the Life Insurance Policy related thereto. The Assignor has obtained all applicable permits, certifications and licenses (including all licenses to originate Insurance Premium Loans) necessary with respect to its business and properties and all Insurance Premium Loans and the Life Insurance Policy related thereto.
          (l) No Rescission. Neither any Insurance Premium Loans sold hereunder nor the related Life Insurance Policy has been subordinated or rescinded or, except as disclosed in writing to the Assignee, amended in any manner
          (m) No Event of Bankruptcy. No Event of Bankruptcy has occurred with respect to the Assignor. An “Event of Bankruptcy” means an Event of Default under Sections 9.01(f) or (g) of the Financing Agreement.
          (n) Fraudulent Conveyance. The Assignor is not entering into the transactions contemplated hereby with any intent of hindering, delaying or defrauding creditors.
          (o) Insurance Premium Loans.
     (i) As of the Settlement Date, each Insurance Premium Loan sold by the Assignor hereunder is an Eligible Insurance Premium Loan and the grant, sale and purchase hereunder of such Insurance Premium Loans and Collections arising thereunder do not conflict with, result in a breach of any of the provisions of, or constitute (with or without notice or lapse of time or both) a default under, any agreements evidencing such Insurance Premium Loan;
     (ii) As of the Settlement Date, each Insurance Premium Loan on such date is the valid, binding and enforceable obligation of each obligor thereunder;
     (iii) As of the Settlement Date, each Insurance Premium Loan on such date was originated by the Assignor in the ordinary course of the Assignor’s premium finance lending activities and in accordance with all Requirements of Law;
     (iv) As of any Settlement Date, the information set forth in this Assignment Agreement with respect to each Insurance Premium Loan therein is correct;
     (v) With respect to each Insurance Premium Loan sold by the Assignor, the Assignor represents and warrants that each such Insurance Premium Loans has been originated in accordance with the applicable criteria set forth in the Transaction Documents;

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     (vi) As of the Settlement Date, no payment default exists with respect to any Insurance Premium Loan;
     (vii) As of the Settlement Date, no event or circumstance under Section V.A or Section V.B of the Collateral Value Policy or Contingent Collateral Value Policy has occurred;
     (viii) As of the Settlement Date, the Assignor (A) has not committed a Prohibited Act (as defined in the Collateral Value Policy or Contingent Collateral Value Policy) and (B) is not aware that any Prohibited Act has been committed by any Person with respect to an Insurance Premium Loan in which an interest is sold by the Assignor hereunder; and
     (ix) As of the Settlement Date, no policy loan, cash withdrawal or surrender has occurred with respect to the Life Insurance Policy related to the Insurance Premium Loan in which an interest is sold by the Assignor hereunder.
          (p) Legal Names. As of the Settlement Date, the legal name of the Assignor is as set forth on the signature pages of this Assignment Agreement.
          (q) Margin Regulations. The Assignor will not use any of the proceeds of the purchase price for any purpose which will conflict with or contravene any of Regulations T, U or X promulgated by the Federal Reserve Board from time to time.
          (r) Reasonably Equivalent Value. The Assignee has given reasonably equivalent value to the Assignor in consideration for each purchase under this Assignment Agreement, no such transfer has been made for or on account of an antecedent debt owed by the Assignor to the Assignee, and no such transfer is or may be voidable or subject to avoidance under any applicable bankruptcy, insolvency or other similar law.
          (s) Accuracy of Information. All certificates, reports, statements, documents and other information furnished to the Assignee by or on behalf of the Assignor pursuant to any provision of this Assignment Agreement, or in connection with or pursuant to any amendment or modification of, or waiver under, this Assignment Agreement are, and shall, at the time the same are so furnished, be complete and correct in all material respects on the date the same are furnished.
          (t) Taxes. The Assignor has filed or has caused to be filed all federal, state and local tax returns which it is required to file and has paid all Taxes, assessments and other governmental charges due in respect of its respective returns, except to the extent that any such Taxes, assessments or other governmental charges are being contested in good faith and as to which the Assignor has set aside on its books adequate reserves and in respect of which no Liens have attached to or been filed against the Assignor or any of its properties. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of the Assignor for any period.
          (u) Investment Company Act. The Assignor is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

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          (v) Quality of Title. No effective financing statement or other similar instrument is in effect covering any of the Insurance Premium Loans that have been transferred hereunder or any interest therein that has been filed, authorized, acknowledged or otherwise permitted by the Assignor or any Affiliate thereof in any recording office except for financing statements that may be filed (x) in favor of the Collateral Agent in accordance with the Security Agreement, and/or (y) in favor of the Assignor under the related Loan Document Package.
               3. Representations and Warranties of the Assignee. The Assignee hereby represents and warrants to the Assignor as of the Settlement Date that:
          (a) Organization and Good Standing. The Assignee has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Illinois, and has power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted.
          (b) Power and Authority. The Assignee shall have the power and authority to execute and deliver this Assignment Agreement and to carry out its terms; the Assignee shall have full power and authority to purchase the property to be purchased and shall have duly authorized such purchase; and the execution, delivery and performance of this Assignment Agreement shall have been duly authorized by the Assignee by all necessary action.
          (c) Binding Obligation. This Assignment Agreement shall constitute a legal, valid and binding obligation of the Assignee enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general principles of equity.
     The representations and warranties set forth in Section 2 and Section 3 of this Assignment Agreement shall survive the sale of the interests by the Assignor to the Assignee pursuant to this Assignment Agreement. Upon discovery by the Assignor or the Assignee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.
               4. Remedies.
          (a) Repurchase of interests for Certain Breaches. In the event of a breach of any representations and warranties set forth in Section 2(e), (f), (g), (h), (k), (o) or (v), upon the earlier to occur of the discovery of such breach by the Assignor or receipt by the Assignor of written notice of such breach given by or on behalf of the Assignee, the Assignee’s interest in each Insurance Premium Loan relating to such breach shall be repurchased by the Assignor from the Assignee and upon such repurchase shall terminate and be extinguished.
          (b) Reconveyed Insurance Premium Loans. Upon the repurchase by the Assignor of any interest under this Assignment Agreement, then, on the date required for such repurchase, the Assignor shall deposit into the Collection Account in immediately available funds an amount equal to the outstanding principal balance of the affected Insurance Premium Loans on the date of such repurchase, together with accrued and unpaid interest thereon through such date at the interest rate per annum on the Loans under the Financing Agreement. Such deposit shall be considered payment in full for such interest.

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          In connection with the preceding paragraph, the Assignee shall execute such documents and instruments of transfer or assignment as shall be prepared by the Assignor, and shall take such other actions as shall reasonably be requested by the Assignor, to effect the repurchase of the interests from the Assignee. Upon repurchase of the interests in Insurance Premium Loans from the Assignee, the Assignee shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to or upon the order of the Assignor, without recourse, representation or warranty, all the right, title and interest of the Assignee in and to the reconveyed interest and all Collections with respect thereto and all proceeds thereof received after the date of such repurchase.
               5. Covenants of the Assignor. The Assignor hereby covenants that:
(a) No Impairment. Except in accordance with, or as contemplated by, the Loan Documents and the Transaction Documents, the Assignor shall take no action, nor omit to take any action, which would impair the rights of the Assignee in any Insurance Premium Loan in which an interest has been transferred hereunder.

(b) Compliance with Law. The Assignor will comply in all material respects with all Requirements of Law with respect to it, its business and properties and the Insurance Premium Loans and related Life Insurance Policies. The Assignor will maintain all applicable permits, certifications and licenses (including all licenses to originate Insurance Premium Loans) necessary with respect to its business and properties and all Insurance Premium Loans and the Life Insurance Policy related thereto.

(c) Preservation of Existence. The Assignor will preserve and maintain its existence, rights, franchises and privileges as a limited liability company or corporation, as applicable, and become and remain licensed in each jurisdiction where the failure to maintain such license would materially and adversely affect (A) the interests of the Assignee hereunder or (B) the collectibility of any Insurance Premium Loans in which an interest has been transferred hereunder or the related Life Insurance Policies; and the Assignor shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person without the prior written consent of the Assignee.

(d) Performance and Compliance with Insurance Premium Loans. The Assignor will, at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it hereunder. The Assignor shall comply with and perform its obligations with respect to any Insurance Premium Loan.

(e) Collections and Payments. Except as otherwise provided in this Assignment Agreement, the Assignor will cause any Collections received by it to be deposited in the Collection Account no later than the Business Day following the receipt and identification of proceeds.

(f) Arm’s-Length Relationship; Separate Existence. The Assignor will maintain an arm’s-length relationship with the Assignee. Any transaction between the Assignee on the one hand and the Assignor or any respective Affiliates thereof, on the other hand, will, in the

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reasonable judgment of the Assignor, be fair and equitable to the Assignee. The Assignor shall not acquire any obligations of the Assignee.
          (g) Responsibility of Assignor. The Assignor will not agree to be, or hold itself out to be, responsible for the debts of the Assignee or for the decisions or actions with respect to the daily business and affairs of the Assignee.
          (h) Reporting Requirements.
     (i) As soon as possible and in any event within ten (10) Business Days after the Assignor obtains knowledge thereof, the Assignor shall notify the Assignee of any litigation, investigation or proceeding that could reasonably be expected to impair in any material respect the ability of the Assignor to perform its obligations under this Assignee Agreement.
     (ii) The Assignor shall promptly deliver to the Assignee such other information, documents, records or reports regarding the Insurance Premium Loans in which an interest has been transferred hereunder and related Life Insurance Policies as the Assignee may from time to time reasonably request in order to protect the Assignee’s interests under or as contemplated by this Assignment Agreement..
          (i) No Bankruptcy Filing Against Assignee. The Assignor will not commence, institute or cause to be commenced or instituted any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law, against the Assignee or join in the commencement of any proceeding against the Assignee under any such law.
          (j) Insurance Premium Loans. After the Effective Date, the Assignor will not sell or assign any interests in more than two (2) out of every three (3) Insurance Premium Loans to any Person other than the Assignee until the Commitments under the Financing Agreement have been terminated; provided, that the Assignor is acting in good faith in connection with such sales or assignments and has not selected the Insurance Premium Loans to be sold and assigned to the Assignee based on the perceived quality of credit of any Insurance Premium Loan.
               6. Sale. It is the intention of the parties that the conveyance of the Insurance Premium Loans hereunder constitute a sale and not pledges of security for a loan and the parties will treat such conveyance as a sale for tax and accounting purposes. The parties acknowledge and agree that the transactions contemplated by this Assignment Agreement shall be, and shall be treated as a purchase by the Assignor and a sale by the Assignee of the Insurance Premium Loans hereunder, and not as a lending transaction or the grant of a security interest in the Insurance Premium Loans hereunder, such that the Insurance Premium Loans hereunder shall not be part of the bankruptcy estate of the Assignor under Section 541 of the Bankruptcy Code or subject to the automatic stay under Section 362 of the Bankruptcy Code or any similar law. However, if the conveyances of such Insurance Premium Loans were not characterized by a court of law as sales of Insurance Premium Loans or a court of law determined that the consideration for the conveyance of the Insurance Premium Loans hereunder did not represent fair value, then such conveyances of such Insurance Premium Loans shall be considered a capital contribution to the Assignee (or, in the case where the consideration for the conveyances of the

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Insurance Premium Loans did not represent fair value, capital contributions to the extent of any shortfall in fair value).
               7. Settlement Date. Following the execution of this Assignment Agreement by the Assignor and the Assignee, it will be delivered by the Assignor to the Collateral Agent and the Insurance Collateral Agent. The effective date of this Assignment Agreement (the “Settlement Date”) shall be the latest of (a) the date of the execution hereof by the Assignor and the Assignee, (b) the date this Assignment Agreement has been delivered to the Collateral Agent and the Insurance Collateral Agent, (c) the settlement date specified on Annex I, and (d) the receipt by Assignor of the Purchase Price specified in Annex I.
               8. Rights. As of the Settlement Date (a) the Assignee shall be a party to the Loan Documentation Package and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, subject to the provisions of any Servicing Agreement, relinquish its rights and be released from its obligations under the Loan Documentation Package.
               9. Adjustments. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Loan Documentation Package for periods prior to the Settlement Date directly between themselves on the Settlement Date.
               10. Governing Law. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
               11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED UPON OR ARISING OUT OF THIS ASSIGNMENT AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
               12. Counterparts. This Assignment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Assignment Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.
               13. Indemnification. Without limiting any other rights that the Assignee may have hereunder or under any applicable law, the Assignor hereby agrees to indemnify the Assignee and the Indemnitees from and against any and all amounts awarded against or incurred by any of them, and arising out of or resulting from this Assignment Agreement or the activities of the Assignor in connection herewith or in respect of any Insurance Premium Loan in which an interest has been transferred hereunder or related Life Insurance Policy that are sustained as a result of:

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     (i) any representation, warranty or covenant made by the Assignor under this Assignment Agreement, or any other document, certificate or report delivered by the Assignor hereunder that was incorrect in any material respect when made or deemed made or that the Assignor failed to perform;
     (ii) the failure by the Assignor to comply with this Assignment Agreement, the Transaction Documents, the Loan Documents, or any Requirement of Law with respect to any Insurance Premium Loan or Life Insurance Policy;
     (iii) any commingling by the Assignor of Collections with other funds of the Assignor or any of its Affiliates; or
     (iv) any breach by the Assignor of any obligation under any Insurance Premium Loan in which an interest has been transferred hereunder or related Life Insurance Policy.
     The foregoing indemnity excludes (a) losses on Insurance Premium Loans in which an interest has been transferred hereunder to the extent reimbursement therefor would constitute credit recourse to the Assignor for nonpayment of any Insurance Premium Loan in which an interest has been transferred hereunder by the related obligor and (b) any income or franchise taxes or similar taxes (or any interest or penalties on them).
               14. Amendment. This Assignment Agreement may be amended from time to time by the Assignor and the Assignee in writing with the prior written consent of the Agents and the Required Lenders. Notwithstanding the foregoing, the parties hereby agree that no amendment, modification or waiver of, or consent with respect to, any provision of this Assignment Agreement that (a) prior to the occurrence of a Credit Event (as defined in the Collateral Value Insurance Policy) would, in the reasonable belief of any party hereto, be likely to adversely affect the interests of the Collateral Value Insurer shall in any event be made or become effective unless the same shall be consented to by the Collateral Value Insurer in writing or (b) following the occurrence of a Credit Event, would, in the reasonable belief of any party hereto, be likely to adversely affect the interests of the Contingent Collateral Value Insurer shall in any event be made or become effective unless the same shall be consented to by the Contingent Collateral Value Insurer in writing. In all events, copies of any amendments to this Agreement shall be promptly provided to (x) the Collateral Value Insurer prior to the occurrence of a Credit Event and (y) the Contingent Collateral Value Insurer following the occurrence of a Credit Event, by the Assignee following execution thereof. Each of the parties hereto agrees that the Collateral Value Insurer and the Contingent Collateral Value Insurer are third party beneficiaries solely with respect to this Section 14, and shall have no rights with respect to any other provisions of this Assignment Agreement. Each of the parties hereto agrees that the each of the Agents and the Lenders is a third party beneficiary with respect to this Assignment Agreement.
[Remainder of page left intentionally blank.]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

ASSIGNOR: IMPERIAL PREMIUM FINANCE, LLC By: Imperial Holdings, LLC, its managing member
By:
Name:
Title:
Date:

NOTICE ADDRESS FOR ASSIGNOR 701 Park of Commerce Blvd., Suite 301 Boca Raton, Florida 33487 Telephone No.: (561) 995-4202 Telecopy No.: (561) 995-4203 ASSIGNEE: IMPERIAL LIFE FINANCING II, LLC
By:	Imperial Premium Finance, LLC, its sole member

By:	Imperial Holdings, LLC, its managing member

By:
	Name:	Jonathan Neuman
	Title:	President
Date:

NOTICE ADDRESS FOR ASSIGNEE 191 Peachtree Street, Suite 3300 Atlanta, Georgia 30303 Telephone No.: Telecopy No.:

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ANNEX FOR INSURANCE PREMIUM LOAN SALE AND ASSIGNMENT AGREEMENT
ANNEX I
1.	Assignee/Purchaser: Imperial Life Financing II, LLC, a Georgia limited liability company

2.	Name and Date of Financing Agreement:
Financing Agreement, dated as of March ___, 2009, by and among Imperial Life Financing II, LLC, a Georgia limited liability company (the “Borrower”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), CTL Holdings II, LLC, a Georgia limited liability company (“CTL”), as collateral agent for the Lenders (in such capacity, the “Collateral Agent”), and CTL, as administrative agent for the Lenders (in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

3.	Date of Assignment Agreement:

4.	Premium Finance Borrower:

5.	Insurance Premium Loan Number:

6.	Loan Documentation:

7.	Insurance Premium Loan Agreement Date:

8.	Life Insurance Policy Number:

9.	Amount of Insurance Premium Loan:

10.	Purchase Price:

11.	Final Maturity Date of Insurance Premium Loan:

12.	Settlement Date:

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EXHIBIT J
FORM OF MASTER PARTICIPATION AGREEMENT
          This MASTER PARTICIPATION AGREEMENT, dated as of March _____, 2009 (the “Agreement”), between Imperial Premium Finance, LLC, a Florida limited liability company (the “Originator”) and Imperial Life Financing II, LLC, a Georgia limited liability company (the “Participant”).
          In consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereby agree as follows:
ARTICLE I.
DEFINITIONS
          SECTION 1.01 Definitions. Capitalized terms used herein and not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Financing Agreement or, if not in the Financing Agreement, in the Glossary of Defined Terms attached hereto as Exhibit A.
          SECTION 1.02 Usage of Terms.
               (a) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement, including the Glossary of Defined Terms, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; article, section, subsection, exhibit and schedule references contained in this Agreement are references to articles, sections, subsections, exhibits and schedules in or to this Agreement unless otherwise specified; with respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto; and the term “including” means “including without limitation.”
          SECTION 1.03 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

ARTICLE II.
TRANSFERS OF INTERESTS IN INSURANCE PREMIUM LOANS
          SECTION 2.01 Transfers of Interests in Insurance Premium Loans. On the terms and subject to the conditions of this Agreement, the Originator shall, on the Effective Date and from time to time thereafter, sell and transfer to the Participant without recourse, and the Participant shall, on the Effective Date and from time to time thereafter purchase from the Originator (any such sale, transfer, purchase and acquisition is herein referred to as a “Transfer”), a participation interest in each Insurance Premium Loan originated by the Originator in an Applicable Licensed State.
ARTICLE III.
PARTICIPATIONS
          SECTION 3.01 Transfers. (a) On the terms and conditions set forth herein, during the Effective Period and on and as of the related Transfer Effective Date, the Originator hereby sells, transfers and assigns to the Participant, and the Participant hereby purchases and acquires from the Originator, with respect to each Insurance Premium Loan made by the Originator in an Applicable Licensed State identified in a Participation Certificate (as defined herein), a participation evidencing a 100% undivided beneficial ownership interest (each, a “Participation”) in all of the Originator’s right, title and interest in, to and under (i) such Insurance Premium Loan, the related promissory note and all other documents in the Loan Documentation Package for such Insurance Premium Loan and all right, title and interest of the Originator in the Collateral (including any related Life Insurance Policies) and (ii) all Collections thereon received by the Originator on or after the Transfer Effective Date, including all cash proceeds received with respect to such Insurance Premium Loans and all related security (including “proceeds” as defined in the UCC of the jurisdiction whose law governs the perfection of an interest in such Insurance Premium Loans). On each Transfer Effective Date, the Participant and the Originator shall execute a participation certificate in the form of Exhibit B attached hereto (each a “Participation Certificate”). Each Participation Certificate shall be deemed to incorporate in its entirety, the terms and conditions of this Agreement and all representations, warranties, agreements and covenants made hereunder shall be deemed to have been made in respect of the Insurance Premium Loans the subject of the Participation Certificate as of the applicable Transfer Effective Date.
               (b) The parties acknowledge and agree that (i) the conveyance of the Insurance Premium Loans is being effected hereunder by Participations instead of outright assignments and (ii) accordingly, the sale, transfer, assignment and conveyance of the Participations in the Insurance Premium Loans hereunder shall have the consequence that the Originator holds legal title and not an equitable interest in such Insurance Premium Loans and the Participant holds 100% of the equitable interest in such Insurance Premium Loans. The Originator acknowledges and agrees that, to the fullest extent permitted by applicable law, it holds legal title to such Insurance Premium Loans as trustee for the benefit of the Participant and its successors and assigns. However, notwithstanding any other provision herein, the Originator and the Participant agree and acknowledge that the Originator shall remain the lender of record on all Insurance Premium Loans in which a Participation has been transferred hereunder. The

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parties acknowledge and agree that the transactions contemplated by this Agreement shall be, and shall be treated as a purchase by the Participant and a sale by the Originator of Participations in the Insurance Premium Loans hereunder, and not as a lending transaction or the grant of a security interest in Participations in the Insurance Premium Loans hereunder, such that the Participations in the Insurance Premium Loans hereunder shall not be part of the bankruptcy estate of the Originator under Section 541 of the Bankruptcy Code or subject to the automatic stay under Section 362 of the Bankruptcy Code or any similar law.
               (c) Subject to Section 5.03, the Participations sold, transferred, assigned and conveyed hereunder in such Insurance Premium Loans are final and irrevocable from and after the Transfer Effective Date, and neither the Participant nor the Originator shall have any right to require that any such Participation terminate or be repurchased by the Originator from the Participant and be extinguished.
               (d) It is the intention of the parties that the conveyance of the Insurance Premium Loans to the Participant effected by this Agreement constitute sales of Participations in such Insurance Premium Loans and not pledges of security for a loan. However, if the conveyances of such Insurance Premium Loans were not characterized by a court of law as sales of Participations or a court of law determined that the consideration for the Participations did not represent fair value, then such conveyances of such Insurance Premium Loans shall be considered a capital contribution to the Participant (or, in the case where the consideration for the Participations did not represent fair value, capital contributions to the extent of any shortfall in fair value).
          SECTION 3.02 Payment of Purchase Price. In consideration of the Transfer of each Participation from the Originator to the Participant as provided in Section 3.01, on each Transfer Effective Date the Participant agrees to pay the Originator an amount equal to the Purchase Price for each such Participation purchased by the Participant hereunder.
               (a) Initial Purchase Price Payment. On the terms and subject to the conditions set forth in this Agreement, the Participant agrees to pay to the Originator the Purchase Price in cash for the purchase to be made from the Originator on the Effective Date.
               (b) Subsequent Purchase Price Payments. On each Transfer Effective Date subsequent to the Effective Date, on the terms and subject to the conditions set forth in this Agreement, the Participant shall pay to the Originator the Purchase Price for the Participations being sold by the Originator on such Transfer Effective Date in cash.
          SECTION 3.03 Payments to Participant. Whenever the Originator receives or collects a payment in respect of any Insurance Premium Loan subject to a Participation, it will pay over the same to the Participant in the same funds as received promptly after its receipt thereof and in any event within one Business Day of its receipt thereof.

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ARTICLE IV.
CONDITIONS TO EFFECTIVENESS AND PURCHASES
          SECTION 4.01 Conditions Precedent to Initial Transfer. The initial Transfer hereunder is subject to the condition precedent that the Participant shall have received, on or before the date hereof, the following, each in form and substance satisfactory to the Participant:
               (a) A certified copy of the organizational or governing documents of the Originator.
               (b) Evidence reasonably satisfactory to the Participant of (i) due authorization by the Originator of the transactions contemplated by this Agreement and (ii) due execution of this Agreement (including the names and true signatures of the officers of the Originator authorized to execute this Agreement and any other documents contemplated hereunder and appropriate documentation evidencing the incumbency of such officers).
               (c) Written search reports certified by a search service acceptable to the Participant, listing all effective financing statements that name the Originator as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to clause (d) below and in such other jurisdictions that the Participant shall reasonably request, together with copies of such financing statements (none of which shall cover any Collateral or interests therein or proceeds of any thereof), and tax, ERISA and judgment lien search reports from a Person satisfactory to the Participant showing no evidence of such lien filed against the Originator.
               (d) Copies of proper amendment or termination statements, if any, necessary to release all security interests and other rights of any Person in the Collateral previously granted by the Originator.
               (e) The Agreement and the other Transaction Documents and all documentation to be delivered in connection therewith shall have been executed and delivered, and all conditions thereto shall have been satisfied.
               (f) An opinion of Foley & Lardner, LLP, counsel to the Participant and the Originator, in form and substance satisfactory to the Agents, and as to such other matters as the Collateral Agent may reasonably request, including, without limitation, non-consolidation, true sale and true participation opinions.
               (g) All legal matters incident to the execution and delivery of this Agreement and to the purchases by the Participant of a Participation from the Originator shall be satisfactory to counsel for the Participant.
          SECTION 4.02 Conditions Precedent to All Transfers. The Transfer to take place on the initial Transfer Effective Date and each Transfer to take place on a subsequent Transfer Effective Date hereunder shall be subject to the further conditions precedent that:
               (a) On or prior to such Transfer Effective Date, the Originator (or the Servicer on its behalf) shall, at its own expense, have marked its records related to each Insurance Premium Loan in which a Participation has been transferred hereunder with a notation,

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acceptable to the Participant, stating that a Participation in such Insurance Premium Loan, the related promissory note and all other documents in the Loan Documentation Package for such Insurance Premium Loan and Collections with respect thereto and other proceeds thereof, has been sold in accordance with this Agreement, and the Originator further agrees not to alter such file designation with respect to any applicable Insurance Premium Loan in which a Participation has been transferred hereunder during the term of this Agreement;
               (b) On each Transfer Effective Date, the following statements shall be true:
               (i) all of the Originator’s representations and warranties contained in Section 5.01 are correct on and as of such date as though made on and as of such date; and
               (ii) no event has occurred and is continuing, or would result from such Transfer, that constitutes an Event of Termination or would constitute an Event of Termination but for the requirement that notice be given or that time elapse or both;
               (c) On each Transfer Effective Date, the Originator and the Participant shall have executed a Participation Certificate for each Insurance Premium Loan for which a Participation has been transferred hereunder;
               (d) On each Transfer Effective Date, the Originator shall have complied with all of its covenants hereunder and shall have fulfilled in all material respects all of its obligations hereunder;
               (e) As of each Transfer Effective Date, no Originator shall be insolvent;
          The acceptance by the Originator of the Purchase Price for any Participation shall be deemed to be a representation and warranty by the Originator as to the matters set forth in this Section.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
          SECTION 5.01 Representations and Warranties of the Originator. The Originator hereby represents and warrants as to itself to the Participant as of the Effective Date and each Transfer Effective Date (or such other date as expressly provided below) that:
               (a) Organization and Good Standing. The Originator has been duly organized and is validly existing as a limited liability company in good standing under the laws of the state of its incorporation or formation, and has power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted.

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               (b) Due Qualification. The Originator is duly qualified to do business (or is exempt from such qualification requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses or approvals would have a material adverse effect on the Originator’s ability to perform its obligations as the Originator under this Agreement.
               (c) Due Authorization. The Originator’s execution, delivery and performance of this Agreement and the other agreements and instruments executed or to be executed by the Originator contemplated by this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary action on the part of the Originator.
               (d) Binding Obligation. This Agreement constitutes the legal, valid and binding obligation of the Originator enforceable against the Originator in accordance with its terms, except as enforceability may be limited by insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general principles of equity whether considered in a suit at law or in equity.
               (e) No Conflict. The Originator’s execution and delivery of this Agreement, its performance of the transactions contemplated hereby and its fulfillment of the terms hereof applicable to the Originator do not (i) contravene the Originator’s organizational or governing documents, (ii) conflict with or violate any applicable law, (iii) violate any provision of, or require any filing, registration, consent or approval under, any law presently in effect having applicability to the Originator, except for such filings, registrations, consents or approvals as have already been obtained or made and are in full force and effect, (iv) conflict with, result in any breach of (A) any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under any Insurance Premium Loan or (B) any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Originator is a party or by which it or its properties or assets are bound.
               (f) No Proceedings. There are no proceedings, injunctions, writs, restraining orders or investigations pending or, to the best knowledge of the Originator, threatened against the Originator before any governmental authority (i) asserting the illegality, invalidity or unenforceability, or seeking any determination or ruling that would affect the legality, validity or enforceability, of the Loan Documents, this Agreement or any other Transaction Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Loan Documents, this Agreement or any other Transaction Document, (iii) seeking any determination or ruling that, if adversely determined, could have a material and adverse effect on the financial condition or operations of the Originator or the validity or enforceability of, or the performance by the Originator of its obligations under, this Agreement or (iv) seeking to affect adversely the income tax attributes or other tax attributes of the Originator under the U.S. federal or the State of Florida, as applicable, tax systems. There are no proceedings, injunctions, writs, restraining orders or investigations pending with respect to any Insurance Premium Loan a Participation in which is being sold to the Participant, or the related Life Insurance Policy, before any governmental authority asserting the illegality, invalidity or unenforceability, or seeking any determination or ruling that would affect the

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legality, validity or enforceability, of any such Insurance Premium Loan or the related Life Insurance Policy.
               (g) No Consents. No authorization, consent, license, order or approval of, or registration or declaration with, any Person, including any governmental authority, is required for the Originator in connection with the execution and delivery of this Agreement by the Originator or the performance of its obligations under this Agreement, except for (i) the filing of the financing statements or other documents required to have been filed on or prior to the Effective Date or applicable Transfer Effective Date pursuant to Section 4.01, all of which were so filed and are in full force and effect, (ii) the filing from time to time of any amendments, assignments or continuation statements which may become applicable pursuant to this Agreement or (iii) the exercise by the Participant or its assigns of the rights provided for in this Agreement or the remedies in respect of any Insurance Premium Loans a Participation in which is sold, transferred, assigned or otherwise conveyed by the Originator to the Participant pursuant to this Agreement.
               (h) Liens. Each Insurance Premium Loan in which a Participation has been transferred hereunder is owned by the Originator free and clear of any Lien (subject to the Participations therein), and the Originator has not either created or consented to the creation of any Lien affecting any Insurance Premium Loan in which a Participation has been transferred hereunder or any related Life Insurance Policy other than the Liens contemplated by this Agreement and the other Transaction Documents.
               (i) Location. As of the Effective Date, the chief executive office of the Originator, and the office where the Originator keeps its copy of the Transaction Documents and Records, is located at the Originator’s address specified in Section 9.03.
               (j) Valid Transfers. This Agreement constitutes a valid sale, transfer and assignment to the Participant of Participations in the Originator’s entire right, title and interest in and to the Insurance Premium Loans in which a Participation has been transferred hereunder, whether now existing or hereafter created (including all monies due or to become due with respect to such Insurance Premium Loans, all proceeds (including “proceeds” as defined in the UCC of the jurisdiction whose law governs the perfection of an interest in such Insurance Premium Loans) of such Insurance Premium Loans and all cash proceeds of any related security). If an Event of Bankruptcy were to occur with respect to the Originator, the right to retain the Insurance Premium Loans (including all monies due or to become due with respect to such Insurance Premium Loans, all proceeds of such Insurance Premium Loans and all cash proceeds of any related security) would not be deemed to be property of the Originator. If and to the extent the sale of the Participations in the Insurance Premium Loans under this Agreement is not deemed to be or is not recognized as a sale by a court of law, the conveyance of the interest in the Insurance Premium Loans created on or after the applicable Transfer Effective Date, shall to the extent set forth in Section 3.01(d) be considered a capital contribution to the Participant.
               (k) Solvency. The Originator is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement. The Originator is currently repaying all of its indebtedness as such indebtedness becomes due; and, after giving

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effect to the transactions contemplated by this Agreement, the Originator will have adequate capital to conduct its business as presently conducted and as contemplated by this Agreement.
               (l) Compliance. The Originator has complied, and will comply on each Transfer Effective Date, with all Requirements of Law with respect to it, its business and properties and all Insurance Premium Loans and the Life Insurance Policy related thereto. The Originator has obtained and will maintain all applicable permits, certifications and licenses (including all licenses to originate Insurance Premium Loans) necessary with respect to its business and properties and all Insurance Premium Loans and the Life Insurance Policy related thereto.
               (m) No Rescission. Neither any Insurance Premium Loans in which a Participation is sold hereunder nor the related Life Insurance Policy has been subordinated or rescinded or, except as disclosed in writing to the Participant, amended in any manner.
               (n) No Event of Bankruptcy. No Event of Bankruptcy has occurred with respect to the Originator.
               (o) Fraudulent Conveyance. The Originator is not entering into the transactions contemplated hereby with any intent of hindering, delaying or defrauding creditors.
               (p) Insurance Premium Loans.
               (i) As of each Transfer Effective Date, each Insurance Premium Loan in which a Participation is granted or sold by the Originator hereunder is an Eligible Insurance Premium Loan and the grant, sale and purchase hereunder of a Participation in such Insurance Premium Loans and Collections arising thereunder do not conflict with, result in a breach of any of the provisions of, or constitute (with or without notice or lapse of time or both) a default under, any agreements evidencing such Insurance Premium Loan;
               (ii) As of any Transfer Effective Date, each Insurance Premium Loan on such date is the valid, binding and enforceable obligation of each Obligor thereunder;
               (iii) As of any Transfer Effective Date, each Insurance Premium Loan on such date was originated by the Originator in the ordinary course of the Originator’s premium finance lending activities and in accordance with all Requirements of Law;
               (iv) As of any Transfer Effective Date, the information set forth in the applicable Participation Certificate with respect to each Insurance Premium Loan therein was correct;
               (v) With respect to each Insurance Premium Loan in which a Participation is granted or sold by the Originator, the Originator represents and warrants that each such Insurance Premium Loans has been originated in accordance with the applicable criteria set forth in the Transaction Documents;

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               (vi) As of any Transfer Effective Date, no payment default exists with respect to any Insurance Premium Loan;
               (vii) As of any Transfer Effective Date, no event or circumstance under Section V.A or Section V.B of the Collateral Value Policy or Contingent Collateral Value Policy has occurred;
               (viii) As of any Transfer Effective Date, the Originator (A) has not committed a Prohibited Act (as defined in the Collateral Value Policy or Contingent Collateral Value Policy) and (B) is not aware that any Prohibited Act has been committed by any Person with respect to an Insurance Premium Loan in which a Participation is granted or sold by the Originator; and
               (ix) As of any Transfer Effective Date, no policy loan, cash withdrawal or surrender has occurred with respect to the Life Insurance Policy related to the Insurance Premium Loan in which a Participation is granted or sold by the Originator.
               (q) Legal Names. As of the Effective Date, the legal name of the Originator is as set forth on the signature pages of this Agreement.
               (r) ERISA. With respect to any Plan maintained or participated in during the past six years by the Originator or any of its ERISA Affiliates, (i) such Plan complied and complies in all material respects with all Requirements of Law, (ii) a Reportable Event has not occurred with respect to any such Plan, (iii) such Plan has not been terminated and (iv) no funding deficiency has occurred in respect of any such Plan, except, in each case, where the occurrence of any of the foregoing could not be reasonably expected to result in liability to such Seller or any such ERISA Affiliate in excess of $50,000 or result in a Lien against the Participations, or any related Insurance Premium Loans or related Life Insurance Policies (or any portion thereof). With respect to any such Plan that is intended to qualify for special tax treatment under Sections 401(a) or 403(a) of the Code, such Plan is in compliance with the applicable requirements of the Code for such qualifications.
               (s) Margin Regulations. The Originator will not use any of the proceeds of the Purchase Price for any purpose which will conflict with or contravene any of Regulations T, U or X promulgated by the Federal Reserve Board from time to time.
               (t) Reasonably Equivalent Value. The Participant has given reasonably equivalent value to the Originator in consideration for each purchase of a Participation under this Agreement, no such transfer has been made for or on account of an antecedent debt owed by the Originator to the Participant, and no such transfer is or may be voidable or subject to avoidance under any applicable bankruptcy, insolvency or other similar law.
               (u) Accuracy of Information. All certificates, reports, statements, documents and other information furnished to the Participant by or on behalf of the Originator pursuant to any provision of this Agreement, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement are, and shall, at the time the

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same are so furnished, be complete and correct in all material respects on the date the same are furnished.
               (v) Taxes. The Originator has filed or has caused to be filed all federal, state and local tax returns which it is required to file and has paid all Taxes, assessments and other governmental charges due in respect of its respective returns, except to the extent that any such Taxes, assessments or other governmental charges are being contested in good faith and as to which the Originator has set aside on its books adequate reserves and in respect of which no Liens have attached to or been filed against the Originator or any of its properties. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of the Originator for any period.
               (w) Investment Company Act. The Originator is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
               (x) Quality of Title. No effective financing statement or other similar instrument is in effect covering any of the Insurance Premium Loans in which a Participation has been transferred hereunder or any interest therein that has been filed, authorized, acknowledged or otherwise permitted by the Originator or any Affiliate thereof in any recording office except for financing statements that may be filed (x) in favor of the Collateral Agent in accordance with the Security Agreement, (y) in favor of the Participant under this Agreement, and/or (z) in favor of the Originator under the related Loan Document Package.
          SECTION 5.02 Representations and Warranties of the Participant. The Participant hereby represents and warrants to the Originator as of the Effective Date and each Transfer Effective Date that:
               (a) Organization and Good Standing. The Participant has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Georgia, and has power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted.
               (b) Power and Authority. The Participant shall have the power and authority to execute and deliver this Agreement and to carry out its terms; the Participant shall have full power and authority to purchase the property to be purchased and shall have duly authorized such purchase; and the execution, delivery and performance of this Agreement shall have been duly authorized by the Participant by all necessary action.
               (c) Binding Obligation. This Agreement shall constitute a legal, valid and binding obligation of the Participant enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general principles of equity.
          The representations and warranties set forth in this Section 5.02 and in Section 5.01 shall survive the sale of the Participations by the Originator to the Participant pursuant to this Agreement. Upon discovery by the Originator or the Participant of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

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          SECTION 5.03 Remedies.
               (a) Repurchase of Participations for Certain Breaches. In the event of a breach of any representations and warranties set forth in Sections 5.01(e), (f), (g), (h), (l), (p) or (x), upon the earlier to occur of the discovery of such breach by the Originator or receipt by the Originator of written notice of such breach given by or on behalf of the Participant, the Participant’s Participation in each Insurance Premium Loan relating to such breach shall be repurchased by the Originator from the Participant and upon such repurchase shall terminate and be extinguished.
               (b) Reconveyed Insurance Premium Loans. Upon the repurchase by the Originator of any Participation under this Agreement, then, on the date required for such repurchase, the Originator shall deposit into the Collection Account in immediately available funds an amount equal to the outstanding principal balance of the affected Insurance Premium Loans on the date of such repurchase, together with accrued and unpaid interest thereon through such date at the interest rate per annum on the Loans under the Financing Agreement. Such deposit shall be considered payment in full for such Participation.
          In connection with the preceding paragraph, the Participant shall execute such documents and instruments of transfer or assignment as shall be prepared by the Originator, and shall take such other actions as shall reasonably be requested by the Originator, to effect the repurchase of Participations from the Participant. Upon repurchase of Participations in Insurance Premium Loans from the Participant, the Participant shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to or upon the order of the Originator, without recourse, representation or warranty, all the right, title and interest of the Participant in and to the reconveyed Participations and all Collections with respect thereto and all proceeds thereof received after the date of such repurchase.
          SECTION 5.04 Covenants of the Originator. The Originator hereby covenants that:
               (a) Security Interests. Except for the Transfers hereunder and the Liens contemplated by the Loan Documents and the Transaction Documents, the Originator will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Insurance Premium Loan in which a Participation has been transferred hereunder, whether now existing or hereafter created, or any interest therein, the Originator will promptly notify the Participant upon its knowledge of the existence of any such Lien on any such Insurance Premium Loan, and the Originator shall defend the Participation interest of the Participant in the Insurance Premium Loans transferred hereunder, whether now existing or hereafter created, against all claims of third parties claiming through or under the Originator.
               (b) No Impairment. Except in accordance with, or as contemplated by, the Loan Documents and the Transaction Documents, the Originator shall take no action, nor omit to take any action, which would impair the rights of the Participant in any Insurance Premium Loan in which a Participation has been transferred hereunder, nor shall the Originator, except as expressly provided in the Servicing Agreement, reschedule, revise or defer payments due on any Insurance Premium Loan in which a Participation has been transferred hereunder.

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               (c) Compliance with Law. The Originator will comply in all material respects with all Requirements of Law with respect to it, its business and properties and the Insurance Premium Loans and related Life Insurance Policies. The Originator will maintain all applicable permits, certifications and licenses (including all licenses to originate Insurance Premium Loans) necessary with respect to its business and properties and all Insurance Premium Loans and the Life Insurance Policy related thereto.
               (d) Preservation of Existence. The Originator will preserve and maintain its existence, rights, franchises and privileges as a limited liability company or corporation, as applicable, and become and remain licensed in each jurisdiction where the failure to maintain such license would materially and adversely affect (A) the interests of the Participant hereunder or (B) the collectibility of any Insurance Premium Loans in which a Participation has been transferred hereunder or the related Life Insurance Policies; and the Originator shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person without the prior written consent of the Participant.
               (e) Keeping of Records and Books of Account. The Originator (or the Servicer on its behalf) will maintain and implement administrative and operating procedures (including, without limitation, the ability to recreate the records related to any items comprising a Loan Documentation Package in the event of the destruction of the originals thereof) and keep and maintain all such records and other documents, books, records and information reasonably necessary or advisable for the collection of the Insurance Premium Loans and related Life Insurance Policy (including, without limitation, records adequate to permit the daily identification of each Insurance Premium Loan and related Life Insurance Policy and all Collections of and adjustments to each such Insurance Premium Loan and related Life Insurance Policy).
               (f) Performance and Compliance with Insurance Premium Loans. The Originator will, at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it hereunder, The Originator shall comply with and perform its obligations with respect to any Insurance Premium Loan.
               (g) Collections and Payments. Except as otherwise provided in this Agreement, the Originator will cause any Collections received by it to be deposited in the Collection Account no later than the Business Day following the receipt and identification of proceeds.
               (h) Protection of the Participant’s Interest in Insurance Premium Loans.
               (i) Except as provided in Article VII, the Originator covenants and agrees that it will not convey, assign, exchange or otherwise transfer its rights under the Insurance Premium Loan in which a Participation has been transferred hereunder to any Person prior to the termination of this Agreement pursuant to Section 7.01.
               (ii) The Originator will advise the Participant promptly, in reasonable detail, (A) of any Lien or claim asserted against any of the Insurance Premium

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Loans in which a Participation has been transferred hereunder or related Life Insurance Policy, other than the Liens created hereby, (B) of the occurrence of any breach by the Originator of any of its representations, warranties and covenants contained herein, (C) of the occurrence of any other event that would materially and adversely affect the value of any of the Insurance Premium Loans in which a Participation has been transferred hereunder, (D) of the occurrence of any event or circumstance under Section V.A or Section V.B of the Collateral Value Policy or Contingent Collateral Value Policy, (E) of the occurrence of a Prohibited Act (as defined in the Collateral Value Policy or Contingent Collateral Value Policy) by the Originator or knowledge of the commission of a Prohibited Act by any Person with respect to an Insurance Premium Loan in which a Participation is granted or sold by the Originator, and (F) of the occurrence of any policy loan, cash withdrawal or surrender with respect to the Life Insurance Policy related to the Insurance Premium Loan in which a Participation is granted or sold by the Originator.
               (iii) The Originator will not, without providing 45 days’ prior written notice to the Participant and without filing such amendments to any previously filed financing statements as may be required by law to fully preserve and protect the interests of the Participant hereunder in and to the Insurance Premium Loans Participations in which are conveyed hereby, (i) change its jurisdiction of organization, (ii) change the location of its chief executive office in the United States or the location of where records related to the Insurance Premium Loans are kept or (iii) change its name, identity or business structure in any manner that would, could or might make any financing statement or continuation statement filed by the Originator in accordance with this Agreement “seriously misleading” within the meaning of Section 9-402(7) of any applicable enactment of the UCC.
               (i) Arm’s-Length Relationship; Separate Existence. The Originator will maintain an arm’s-length relationship with the Participant. Any transaction between the Participant on the one hand and the Originator or any respective Affiliates thereof, on the other hand, will, in the reasonable judgment of the Originator, be fair and equitable to the Participant. The Originator shall not acquire any obligations of the Participant.
               (j) Responsibility of Originator. The Originator will not agree to be, or hold itself out to be, responsible for the debts of the Participant or for the decisions or actions with respect to the daily business and affairs of the Participant.
               (k) Reporting Requirements.
               (i) As soon as possible and in any event within ten (10) Business Days after the Originator obtains knowledge thereof, the Originator shall notify the Participant of any litigation, investigation or proceeding that could reasonably be expected to impair in any material respect the ability of the Originator to perform its obligations under this Agreement.
               (ii) The Originator shall promptly deliver to the Participant such other information, documents, records or reports regarding the Insurance Premium Loans in which a Participation has been transferred hereunder and related Life Insurance

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Policies as the Participant may from time to time reasonably request in order to protect the Participant’s interests under or as contemplated by this Agreement.
               (l) Extension, Renewal, Waiver or Amendment of Insurance Premium Loans. Except as otherwise permitted under this Agreement, Originator will not without the consent of the Participant (i) renew, extend, amend, waive or otherwise modify the terms of any Insurance Premium Loan in which a Participation has been transferred hereunder or other item comprising a component of any Loan Documentation Package or (ii) rescind, cancel, terminate or sell any Insurance Premium Loan in which a Participation has been transferred hereunder or other item comprising a component of any Loan Documentation Package except as ordered by a court of competent jurisdiction or other governmental authority.
               (m) No Actions Against Obligors. The Originator will not, without the consent of the Participant, commence or settle any legal action to enforce collection of any Insurance Premium Loan in which a Participation has been transferred hereunder.
               (n) No Bankruptcy Filing Against Participant. The Originator will not commence, institute or cause to be commenced or instituted any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law, against the Participant or join in the commencement of any proceeding against the Participant under any such law.
               (o) ERISA. The Originator will not maintain any Plans in its own name or otherwise agree to make contributions to any Plan. The Originator will not allow any Plan maintained by any of its ERISA Affiliates to incur any “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived. The Originator will not allow any of its ERISA Affiliates to fail to timely make all contributions required to be made by it to any Plans.
               (p) Taxes. The Originator will file or will cause to be filed all federal, state and local tax returns which it is required to file and will pay promptly when due all Taxes, assessments and other governmental charges due in respect of its respective returns, except to the extent that any such Taxes, assessments or other governmental charges are being contested in good faith and as to which the Originator has set aside on its books adequate reserves and in respect of which no Liens have attached to or been filed against the Originator or any of its properties.
               (q) Insurance Premium Loans. After the Effective Date, the Originator will not sell or assign any interests in more than two (2) out of every three (3) Insurance Premium Loans to any Person other than the Participant until the Commitments under the Financing Agreement have been terminated; provided, that the Originator is acting in good faith in connection with such sales or assignments and has not selected the Insurance Premium Loans to be sold and assigned to the Participant based on the perceived quality of credit of any Insurance Premium Loan.

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ARTICLE VI.
CONFIDENTIALITY
          SECTION 6.01 General Duty. Each party hereto agrees that (i) each of the Transaction Documents and its contents, (ii) each Loan Documentation Package and its contents, (iii) all medical and personal information concerning the Underlying Lives and Premium Finance Borrowers, (iv) the identity of and information concerning payments to brokers or other similar parties involved in the sourcing, negotiation and funding of any Insurance Premium Loan, (v) any information supplied by either party and marked confidential, restricted or proprietary or that otherwise reasonably could be expected to be confidential in nature regarding its customers and prospective customers, account information, products and services, vendors, financial, technical or marketing information, business or marketing strategies, operating policies and procedures, in whatever form, in each case to the extent not in the public domain when transmitted by one party to another, not published or otherwise become part of the public domain (through no fault of the receiving party) after transmission, not known to the receiving party prior to transmission or through disclosure by a third party with a lawful right to make such disclosure (and not to the knowledge of the recipient of such information bound by any duty to the transmitting party to keep such information confidential) and not independently developed by the receiving party, comprise “Confidential Information”.
          SECTION 6.02 Reasonable Precautions. Each party hereto shall safeguard and hold as confidential all Confidential Information, and shall use such information solely for the purposes contemplated by the Transaction Documents, in each case other than its own Confidential Information to the extent appropriately disclosed to others in connection with its business unrelated to the transactions contemplated by the Transaction Documents. Each party hereto shall take such precautions as may be lawful and reasonably necessary to restrain its officers, directors, employees, agents or representatives from disclosure of all Confidential Information to any other Person other than to its own officers, directors, employees, agents or representatives that have a need to know such information in order for such party to perform its obligations under the Transaction Documents, other than its own Confidential Information to the extent appropriately disclosed to others in connection with its business unrelated to the transactions contemplated by the Transaction Documents. If any party reasonably and in good faith determines that it is required by law (or by subpoena, discovery request, search warrant or similar legal process) to disclose any Confidential Information to a third party (other than a regulator that regulates the Originator or any of its Affiliates), such party promptly shall notify the other of such situation or of its receipt of such legal process and shall reasonably cooperate with such other party in an effort to quash such legal process or to seek a protective order or other appropriate relief. Upon the termination or expiration of this Agreement, each party hereto promptly shall return to the other all Confidential Information of such other party that is within its custody and control. Each party hereto agrees that legal remedies may be insufficient for a breach of the duties specified in this Section 6.02, and that each party shall be entitled to injunctive relief to prevent disclosure of and cause the return of Confidential Information as contemplated herein, in addition to any other legal or equitable remedies available to such party.
          SECTION 6.03 Dissemination of Certain Information. Each party hereto shall at all times comply with all laws and regulations applicable to it in the performance of its duties hereunder and affecting the Insurance Premium Loans and related Collateral (including any Life

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Insurance Policies) and the negotiation, documentation, funding and servicing thereof, including laws and regulations regarding the privacy of any Underlying Life or Premium Finance Borrower and the maintenance of all information obtained by the Originator and/or the Participant in the performance of their duties in accordance with applicable laws and regulations concerning the dissemination of such information; provided that any party may disclose such information to competent judicial or regulatory authorities in response to a written request therefrom for such information or as otherwise reasonably and in faith determined to be required by law; provided, however, that (i) no party shall disclose such information to such judicial or regulatory authorities before the date set forth in such request therefor and (ii) each party shall provide the other with prompt notice to the extent permitted by law or regulation of such request, in order to permit such other party, at its own expense, to seek judicial or other relief before such information is disclosed.
          SECTION 6.04 Monitoring. In recognition of the Originator’s responsibilities under the Gramm Leach Bliley Act, Section 501(b) (15 U.S.C. 6801) and the Interagency Guidelines Establishing Standards for Safeguarding Customer Information (the “Guidelines”), the Participant represents and warrants that it maintains an information security program designed to: (i) ensure the security and confidentiality of customer information, (ii) protect against any anticipated threats or hazards to the security or integrity of customer information, (iii) protect against unauthorized access to or use of customer information that could result in substantial harm or inconvenience to any customer of the Originator and (iv) ensure proper disposal of consumer and customer information as required by applicable law, in each case only with respect to customer information actually in the possession and control of the Participant received in connection with an Insurance Premium Loan. The Participant agrees promptly to notify the Originator of any security breaches that relate to Confidential Information supplied by the Originator.
ARTICLE VII.
EVENTS OF TERMINATION
          SECTION 7.01 Termination.
          If any of the following events (each, an “Event of Termination”) shall have occurred:
               (a) any failure by the Originator to make any payment, transfer or deposit required to be paid, effected or made by it hereunder on or before the date occurring two (2) Business Days after the date such payment, transfer or deposit is required to be made hereunder; or
               (b) any representation (other than any representation as to an Insurance Premium Loan the breach of which is cured by repurchase pursuant to Section 5.03), warranty, certification or written statement made or deemed made by the Originator under or in connection with this Agreement or in any statement, record, certificate, financial statement or other document delivered pursuant hereto or in connection herewith shall prove to have been incorrect in any material respect on or as of the date made or deemed made which continues

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unremedied for 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Originator by the Participant; or
               (c) the Originator shall fail to observe or perform in any covenant or agreement applicable to it contained herein (other than as specified in clause (a) or (b) above) which continues unremedied for 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Originator by the Participant; or
               (d) an Event of Bankruptcy shall occur with respect to the Originator; or
               (e) the Participant shall fail for any reason to have a valid sale, transfer and assignment of the Participations and a beneficial ownership of the Originator’s right, title and interest in and to the Insurance Premium Loans in which a Participation has been transferred hereunder, Collections related thereto, all proceeds of such Insurance Premium Loans and all cash proceeds of any related security; or
               (f) this Agreement shall cease to be in full force and effect except in accordance with its terms; or
               (g) the Originator shall become required to register as an “investment company” under the Investment Company Act of 1940, as amended; or
               (h) a Servicer Default shall have occurred; or
               (i) an “Event of Default” shall have occurred under the Financing Agreement;
then, if the event set forth in paragraph (d) above shall have occurred, an Event of Termination shall occur without any notice, demand, protest or other requirement of any kind immediately upon the occurrence of such event, and the Participant may, by notice to the Originator, declare that an Event of Termination shall occur as of the date set forth in such notice. Upon the occurrence of an Event of Termination, the Effective Period shall automatically terminate (any such termination of the Effective Period, an “Early Termination”).
          Upon the occurrence of an Early Termination, the Participant shall have, in addition to the rights and remedies set forth above and any other rights and remedies under this Agreement, the following rights and remedies:
          (1) The Participant may require the Originator to assign all of the Originator’s right, title and interest in and to the Insurance Premium Loans in which a Participation has been transferred hereunder, the related promissory note and all other documents in the Loan Documentation Package for such Insurance Premium Loan and any Collateral therefor (including any related Life Insurance Policy) to a Person designated by the Participant; and
          (2) The Participant shall have all other rights and remedies with respect to the Insurance Premium Loans in which a Participation has been transferred hereunder and related

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Life Insurance Policies provided after default under the UCC of the applicable jurisdiction and under other applicable laws, which rights and remedies shall be cumulative.
ARTICLE VIII.
INDEMNIFICATION AND LIMITATION ON LIABILITY
          SECTION 8.01 Originator Indemnification.
          Without limiting any other rights that the Participant may have hereunder or under any applicable law, the Originator hereby agrees to indemnify the Participant and the Indemnitees from and against any and all amounts awarded against or incurred by any of them, and arising out of or resulting from this Agreement or the activities of the Originator in connection herewith or in respect of any Insurance Premium Loan in which a Participation has been transferred hereunder or related Life Insurance Policy that are sustained as a result of:
               (a) any representation, warranty or covenant made by the Originator under this Agreement, or any other document, certificate or report delivered by the Originator hereunder that was incorrect in any material respect when made or deemed made or that the Originator failed to perform;
               (b) the failure by the Originator to comply with this Agreement, the Transaction Documents, the Loan Documents, or any Requirement of Law with respect to any Insurance Premium Loan or Life Insurance Policy;
               (c) any commingling by the Originator of Collections with other funds of the Originator or any of its Affiliates;
               (d) any breach by the Originator of any obligation under any Insurance Premium Loan in which a Participation has been transferred hereunder or related Life Insurance Policy; or
               (e) the failure to vest and maintain vested in the Participant a first priority perfected ownership interest in any Participation or Collections or a first priority perfected security interest in the Insurance Premium Loans in which a Participation has been transferred hereunder and Collections.
          The foregoing indemnity excludes (a) losses on Insurance Premium Loans in which a Participation has been transferred hereunder to the extent reimbursement therefor would constitute credit recourse to the Originator for nonpayment of any Insurance Premium Loan in which a Participation has been transferred hereunder by the related Obligor and (b) any income or franchise taxes or similar taxes (or any interest or penalties on them).

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ARTICLE IX.
MISCELLANEOUS PROVISIONS
          SECTION 9.01 Amendment. This Agreement may be amended from time to time by the Participant and the Originator in writing with the prior written consent of the Agents and the Required Lenders. Notwithstanding the foregoing, the parties hereby agree that no amendment, modification or waiver of, or consent with respect to, any provision of this Agreement that (a) prior to the occurrence of a Credit Event (as defined in the Collateral Value Insurance Policy) would, in the reasonable belief of any party hereto, be likely to adversely affect the interests of the Collateral Value Insurer shall in any event be made or become effective unless the same shall be consented to by the Collateral Value Insurer in writing, or (b) following to the occurrence of a Credit Event, would, in the reasonable belief of any party hereto, be likely to adversely affect the interests of the Contingent Collateral Value Insurer shall in any event be made or become effective unless the same shall be consented to by the Contingent Collateral Value Insurer in writing. In all events, copies of any amendments to this Agreement shall be promptly provided to (x) the Collateral Value Insurer prior to the occurrence of a Credit Event and (y) the Contingent Collateral Value Insurer following the occurrence of a Credit Event, by the Participant following execution thereof. Each of the parties hereto agrees that the Collateral Value Insurer and the Contingent Collateral Value Insurer are third party beneficiaries solely with respect to this Section 9.01, and shall have no rights with respect to any other provisions of this Agreement. Each of the parties hereto agrees that the each of the Agents and the Lenders is a third party beneficiary with respect to this Agreement.
          SECTION 9.02 Governing Law; Submission to Jurisdiction; Waiver.
               (a) THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
               (b) EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN THE COUNTY AND STATE OF NEW YORK IN RESPECT OF ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDINGS IN ANY SUCH COURT AND ANY CLAIM THAT ANY PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
               (c) EACH PARTY HERETO HEREBY WAIVES THE RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OTHER TRANSACTION

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DOCUMENTS, OR (B) IN ANY WAY IN CONNECTION WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES TO THIS AGREEMENT WITH RESPECT TO THE TRANSACTION DOCUMENTS OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF ANY PARTY’S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.
          SECTION 9.03 Notices. All demands, notices, reports and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, delivered by electronic mail to, mailed by certified mail, return receipt requested, mailed by a nationally recognized overnight courier or sent via facsimile, to (a) in the case of the Participant, to such party’s address specified in the Financing Agreement or (b) in the case of the Originator, to the address specified for the Originator in the signature pages attached hereto; or, as to any of such Persons, at such other address, facsimile number or electronic mail address as shall be designated by such Person in a written notice to the other Persons. Notices, demands and communications hereunder given shall be effective, (1) if personally delivered, when received, (2) if sent by certified mail, three (3) Business Days after having been deposited in the mail, postage prepaid, (3) if sent by overnight courier, one (I) Business Day after having been given to such courier, and (4) if transmitted by facsimile or electronic mail, upon oral confirmation of receipt by the addressee or upon the sender’s receipt of an affirmative confirmation of receipt thereof by the addressee. Notwithstanding the foregoing, notice of breach, service of legal process or other similar communications shall not be given by electronic mail and will not be deemed duly given under this Agreement if delivered by such means.
          SECTION 9.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.
          SECTION 9.05 Further Assurances. The Originator and the Participant agree to do and perform, from time to time, any and all acts and to authorize and execute any and all further documents and instruments reasonably and in good faith determined to be required by law or reasonably requested by the other party hereto to more fully to effect the purposes of this Agreement. The Originator authorizes the Participant to file any financing statements or continuation statements relating thereto and to the Insurance Premium Loans in which a Participation has been transferred hereunder and related Life Insurance Policy under the provisions of the UCC, or any similar law, of any applicable jurisdiction.
          SECTION 9.06 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Participant or the Originator, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

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          SECTION 9.07 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.
          SECTION 9.08 Merger and Integration. Except as specifically stated otherwise herein and in the other Transaction Documents and in the Loan Documents to which the parties hereto are a party, this Agreement sets forth the entire understanding of the parties hereto relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein. Except for items specifically required to be delivered hereunder, the Participant shall not have any duty or responsibility to provide the Originator or any of their respective affiliates any information that comes into the possession of the Participant or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.
          SECTION 9.09 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
          SECTION 9.10 No Petition. The Originator, by entering into this Agreement, hereby covenants and agrees that it will not at any time institute against the Participant, or solicit or incite any other Person to institute for the purpose of joining in any such institution against the Participant, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law. This Section will survive the termination of this Agreement.
          SECTION 9.11 Tax Classification. Nothing contained in this Agreement shall be deemed or construed by the parties hereto or by any third person to create the relationship of a partnership or joint venture. The parties hereto agree that they will not take any action contrary to the foregoing intention and agree to report the transaction for all tax purposes consistent with the foregoing intention unless and until determined to the contrary by an applicable tax authority.
          SECTION 9.12 Electronic Communications. Unless otherwise provided herein, communications may be via e-mail; provided that if communication by e-mail is required under this Agreement, but is not available for any reason, any other suitable means of written communication providing for same or next day delivery shall be used in lieu thereof, including by facsimile transmission or personal delivery.
          SECTION 9.13 Participations. THE PARTIES HERETO ARE PARTICIPATING IN INSURANCE PREMIUM LOANS AND ARE NOT INVESTING IN A BUSINESS ENTERPRISE.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

IMPERIAL PREMIUM FINANCE, LLC,
as the Originator

By: Imperial Holdings, LLC, its managing member

By:
Name:	Jonathan Neuman
Title:	President
Address:	701 Park of Commerce Blvd., Suite 301
Boca Raton, FL 33487
Telecopy No.: (561) 995-4203

IMPERIAL LIFE FINANCING II, LLC,
as Participant

By: Imperial Premium Finance, LLC, its sole member

By: Imperial Holdings, LLC, its managing member

By:
Name:	Jonathan Neuman
Title:	President
Address:	191 Peachtree Street NE, Suite 3300
Atlanta, GA 30303
Telecopy No.:

22

EXHIBIT A
Glossary of Defined Terms
          “Agents” means CTL Holdings II, LLC, as collateral agent and administrative agent under the Financing Agreement, together with its successors and assigns.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Collection Account” means that certain bank account, referenced as the “Imperial Life Financing II, LLC Collection Account” and pledged pursuant to the Security Agreement, maintained at the Cash Management Bank, for the purpose of receiving Collections and which is subject to a blocked account agreement, or with respect to which a security interest has otherwise been created and perfected.
          “Early Termination” is defined in Section 7.01 of the Master Participation Agreement.
          “Effective Period” means the period beginning on the Effective Date and terminating on the close of business on the date on which an Early Termination occurs.
          “ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a “controlled group” within the meaning of Sections 414(b), (c), (m) and (o) of the Code.
          “Event of Bankruptcy” means an Event of Default under Sections 9.01(f) or (g) of the Financing Agreement.
          “Event of Termination” is defined in Article VII of the Master Participation Agreement.
          “Financing Agreement” means the Financing Agreement, dated on or about the Effective Date, by and among the Participant, the lenders from time to time party thereto and CTL Holdings II, LLC, as administrative agent and collateral agent, as the same may be amended, modified, restated, supplemented, refinanced, extended, refunded or replaced (in whole or in part) from time to time.
          “Funding Date” means for each Insurance Premium Loan the date on which the Participant pays the Originator the Purchase Price.
          “Lenders” means the lenders from time to time party to the Financing Agreement, together with their successors and assigns.
          “Lien” means any interest in property securing an obligation owed to, or a claim by, a Person, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, judgment, pledge, conditional sale or trust receipt for a lease, consignment or bailment for security purposes, but, with respect to a Life Insurance Policy, does not include the interest of the

A-1

Life Insurance Carrier therein if such interest arises solely from or with respect to a related policy loan.
          “Life Insurance Carrier” means the issuer of a Life Insurance Policy.
          “Master Participation Agreement” means the Master Participation Agreement, dated as of the Effective Date, between the Originator and the Participant.
          “Originator” means Imperial Premium Finance, LLC.
          “Participant” means Imperial Life Financing II, LLC, a Georgia limited liability company, in its capacity as participant under the Master Participation Agreement, and its successors and permitted assigns in that capacity.
          “Participation” has the meaning set forth in the Master Participation Agreement.
          “Purchase Price” means, with respect to each 100% participation in an Insurance Premium, acquired or purported to be acquired by the Participant under the Master Participation Agreement or any similar sale or purchase agreement, the initial outstanding principal balance of such Insurance Premium Loan.
          “Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to or binding upon such Person.
          “Transfer Effective Date” means, with respect to any Insurance Premium Loan in which a Participation has been transferred, the related Funding Date.

A-2

EXHIBIT B
FORM OF PARTICIPATION CERTIFICATE
          AGREEMENT, dated as of ________________, 200__, by and between Imperial Premium Finance, LLC, a Florida limited liability company (in such capacity, the “Seller”) and Imperial Life Financing II, LLC, a Georgia limited liability company (“Purchaser”).
          Reference is made to that certain Master Participation Agreement dated as of March ___, 2009 by and between Seller and Purchaser (the “Master Participation Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Master Participation Agreement.
          This Participation Certificate shall be deemed to be a Participation Certificate as described in the Master Participation Agreement and with respect to the sale by Seller to Purchaser of a participation interest in certain Insurance Premium Loans described below. As set forth in Section 3.01 of the Master Participation Agreement, the terms and conditions of the Master Participation Agreement shall be deemed incorporated herein.
          The parties hereto hereby agree that the Seller has sold a Participation (subject to the receipt of funds in the amount of the Participation in accordance with the provisions of the Master Participation Agreement), and the Participant has purchased from the Seller (and forwarded to the Seller funds in the amount of the Participation in accordance with the terms of the Master Participation Agreement), a Participation in the Insurance Premium Loan:
Item 1. Transfer Effective Date:
Item 2. Borrower:
Item 3. Insurance Premium Loan Number:
Item 4. Loan Documentation:
Item 5. Insurance Premium Loan Agreement Date:
Item 6. Life Insurance Policy Number:
Item 7. Amount of Participation in Outstanding Insurance Premium Loan:
Item 8. Insurance Premium Loan:
Item 9. Purchase Price:
Item 10: Final Maturity Date of Insurance Premium Loan:

B-1

          IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Participation Certificate this ___ day of__________, 200___.

SELLER

IMPERIAL PREMIUM FINANCE, LLC

By: Imperial Holdings, LLC, its managing member

By:
Name: Jonathan Neuman
Title: President

PURCHASER

IMPERIAL LIFE FINANCING II, LLC

By: Imperial Premium Finance, LLC, its sole member

By: Imperial Holdings, LLC, its managing member

By:
Name: Jonathan Neuman
Title: President

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